     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 29, 2001


                                                      REGISTRATION NO. 333-60182
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------
                                   FORM S-4/A

                                AMENDMENT NO. 2

                                       TO
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                           CARAUSTAR INDUSTRIES, INC.
             (Exact name of Registrant as specified in its charter)

        NORTH CAROLINA                        2631                          58-1388387
(State or other jurisdiction of   (Primary Standard Industrial           (I.R.S. Employer
incorporation or organization)     Classification Code Number)          Identification No.)

                        TABLE OF ADDITIONAL REGISTRANTS

EXACT NAME OF REGISTRANT AS SPECIFIED IN    STATE OR OTHER   PRIMARY STANDARD
ITS CHARTER; ADDRESS, INCLUDING ZIP CODE;  JURISDICTION OF      INDUSTRIAL      IRS EMPLOYER
  AND TELEPHONE NUMBER, INCLUDING AREA     INCORPORATION OR   CLASSIFICATION   IDENTIFICATION
  CODE, OF PRINCIPAL EXECUTIVE OFFICES       ORGANIZATION      CODE NUMBER         NUMBER
-----------------------------------------  ----------------  ----------------  --------------
Austell Box Board Corporation                  Georgia             2631         58-0543540
 3100 Joe Jerkins Boulevard
 Austell, Georgia 30106-3227
 (770) 948-3100
Austell Holding Company, LLC                   Georgia             6719         58-2592463
 3100 Joe Jerkins Boulevard
 Austell, Georgia 30106-3227
 (770) 948-3101
Buffalo Paperboard Corporation                 New York            2631         16-1422055
 470 Ohio Street
 Lockport, New York 14094
 (716) 434-2045
Camden Paperboard Corporation                 New Jersey           2631         22-2906400
 3100 Joe Jerkins Boulevard
 Austell, Georgia 30106
 (770) 948-3101
Caraustar, G.P. (a general partnership)     South Carolina         6719         58-1388387
 2031 Carolina Place
 Fort Mill, South Carolina 29708
 (803) 548-5100
Caraustar Custom Packaging Group, Inc.         Delaware            2657         58-2467838
 3100 Joe Jerkins Boulevard
 Austell, Georgia 30106-3227
 (770) 948-3101
Caraustar Custom Packaging Group               Maryland            2657         52-0269940
 (Maryland), Inc.
 3100 Joe Jerkins Boulevard
 Austell, Georgia 30106-3227
 (770) 948-3101
Caraustar Industrial & Consumer Products       Delaware            2655         34-1662420
 Group, Inc.
 2031 Carolina Place
 Fort Mill, South Carolina 29708
 (803) 548-5100
Caraustar Paperboard Corporation                 Ohio              2631         58-2260608
 100 Industrial Drive
 Rittman, Ohio 44270-1573
 (330) 927-7230
Caraustar Recovered Fiber Group, Inc.          Delaware            7389         52-2207418
 531 Roselane Street, NW
 Suite 650
 Marietta, Georgia 30060
 (770) 745-3760
Carolina Component Concepts, Inc.           North Carolina         2631         56-2129326
 302 Rolling Hills Road
 Mooresville, North Carolina 28115
 (704) 662-3080
Carolina Converting Incorporated            North Carolina         2631         56-1923944
 107 Tom Starling Road
 Fayetteville, North Carolina 28306
 (910) 424-1111
Carolina Paper Board Corporation            North Carolina         2631         56-0232737
 443 S. Gardner Ave.
 Charlotte, North Carolina 28208
 (704) 376-7474
Carotell Paper Board Corporation            South Carolina         2631         57-0427763
 873 Alexander Drive
 Taylors, South Carolina 29687
 (864) 244-6221
Chattanooga Paperboard Corporation            Tennessee            2631         62-1205378
 2100 Rossville Ave.
 Chattanooga, Tennessee 37408
 (423) 267-3801

EXACT NAME OF REGISTRANT AS SPECIFIED IN    STATE OR OTHER   PRIMARY STANDARD
ITS CHARTER; ADDRESS, INCLUDING ZIP CODE;  JURISDICTION OF      INDUSTRIAL      IRS EMPLOYER
  AND TELEPHONE NUMBER, INCLUDING AREA     INCORPORATION OR   CLASSIFICATION   IDENTIFICATION
  CODE, OF PRINCIPAL EXECUTIVE OFFICES       ORGANIZATION      CODE NUMBER         NUMBER
-----------------------------------------  ----------------  ----------------  --------------
Chicago Paperboard Corporation                 Illinois            2631         36-3307876
 555 North Tripp Avenue
 Chicago, Illinois 60624
 (773) 722-0555
Cincinnati Paperboard Corporation                Ohio              2631         31-1104889
 5500 Wooster Road
 Cincinnati, Ohio 45226
 (513) 871-7112
Columbus Recycling, Inc.                       Georgia             2631         58-1329334
 756 Lindsey Drive
 Columbus, Georgia 31906
 (706) 323-6306
Federal Transport, Inc.                          Ohio              4213         23-2187126
 702 E. Main Street
 Saint Paris, Ohio 43072
 (937) 663-4142
Gypsum MGC, Inc.                               Delaware            3275         58-2592488
 3100 Joe Jerkins Boulevard
 Austell, Georgia 30106
 (770) 948-3101
Halifax Paper Board Company, Inc.           North Carolina         2631         62-1778263
 440 Hwy. 48 North
 Roanoke Rapids, North Carolina 27870
 (252) 537-4127
McQueeney Gypsum Company                       Delaware            3275         76-0177025
 3100 Joe Jerkins Boulevard
 Austell, Georgia 30106
 (770) 948-3101
McQueeney Gypsum Company, LLC                  Delaware            3275         58-2592489
 3100 Joe Jerkins Boulevard
 Austell, Georgia 30106
 (770) 948-3101
New Austell Box Board Company                  Georgia             6719         58-2592483
 3100 Joe Jerkins Boulevard
 Austell, Georgia 30106-3227
 (770) 948-3100
Paper Recycling, Inc.                          Georgia             2631         58-1382480
 4069 Winters Chapel Road
 Doraville, Georgia 30360
 (770) 451-1334
PBL Inc.                                       Delaware            2631         58-2475016
 2585 E. 200 North
 Cayuga, Indiana 47928-8153
 (765) 492-3341
Reading Paperboard Corporation               Pennsylvania          2631         23-2402145
 3110 Papermill Rd., Rt. #5
 Sinking Spring, Pennsylvania 19608
 (610) 375-8404
Richmond Paperboard Corporation                Virginia            2631         54-1079973
 17 East 2nd Street
 Richmond, Virginia 23224
 (804) 233-1274
Sprague Paperboard, Inc.                     Connecticut           2631         06-1544472
 130 Inland Road
 Versailles, Connecticut 06383
 (860) 823-3600
Sweetwater Paper Board Company, Inc.           Georgia             2631         58-1389379
 3500 Joe Jerkins Boulevard
 Austell, Georgia 30106-3227
 (770) 944-9350

                                                                        H. LEE THRASH, III
             3100 JOE JERKINS BOULEVARD                     VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
             AUSTELL, GEORGIA 30106-3227                            CARAUSTAR INDUSTRIES, INC.
                   (770) 948-3101                                   3100 JOE JERKINS BOULEVARD
 (Address, including zip code, and telephone number,                AUSTELL, GEORGIA 30106-3227
   including area code, of Registrant's principal                         (770) 948-3101
                  executive offices)                     (Name, address, including zip code, and telephone
                                                                              number,
                                                            including area code, of agent for service)

                             ---------------------

                                WITH A COPY TO:

                               PATRICK S. BRYANT
                       ROBINSON, BRADSHAW & HINSON, P.A.
                       101 NORTH TRYON STREET, SUITE 1900
                        CHARLOTTE, NORTH CAROLINA 28246
                                 (704) 377-2536

                             ---------------------

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF SECURITIES TO THE
PUBLIC: As soon as practicable after this registration statement becomes effective.
   If the securities being registered on this form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
   If this form is filed to register additional securities for any offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE TIME UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                   PROSPECTUS



                                (CARAUSTAR LOGO)

                           CARAUSTAR INDUSTRIES, INC.

                               OFFER TO EXCHANGE

                $29,000,000 OF OUR 7 1/4% SENIOR NOTES DUE 2010
                                      AND
         $285,000,000 OF OUR 9 7/8% SENIOR SUBORDINATED NOTES DUE 2011

                               ------------------

- The terms of the exchange notes we will issue in the exchange offer will be substantially identical to the terms of the original notes, except that transfer restrictions and registration rights relating to the original notes will not apply to the exchange notes.


- The exchange offer expires at 5:00 p.m., New York City time, July 30, 2001, unless we extend it.


- All original notes that are validly tendered in the exchange offer and not withdrawn will be exchanged.

- Tenders of original notes may be withdrawn at any time before the expiration of the exchange offer.

- There is no public market for the exchange notes.

                               ------------------

     BEFORE PARTICIPATING IN THIS EXCHANGE OFFER, PLEASE REFER TO THE SECTION IN THIS PROSPECTUS ENTITLED "RISK FACTORS" BEGINNING ON PAGE 11.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE EXCHANGE NOTES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                               ------------------


                 THE DATE OF THIS PROSPECTUS IS JUNE 29, 2001.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
INCORPORATION OF DOCUMENTS BY REFERENCE.....................   ii
WHERE YOU CAN FIND MORE INFORMATION.........................   ii
FORWARD-LOOKING STATEMENTS..................................  iii
SUMMARY.....................................................    1
RISK FACTORS................................................   11
USE OF PROCEEDS.............................................   20
CAPITALIZATION..............................................   21
SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA.............   22
THE EXCHANGE OFFER..........................................   25
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS.................................   36
BUSINESS....................................................   52
MANAGEMENT..................................................   59
DESCRIPTION OF CERTAIN INDEBTEDNESS.........................   68
DESCRIPTION OF THE SENIOR EXCHANGE NOTES....................   71
DESCRIPTION OF THE SENIOR SUBORDINATED EXCHANGE NOTES.......   81
REGISTERED EXCHANGE OFFER; REGISTRATION RIGHTS..............  114
BOOK-ENTRY, DELIVERY AND FORM...............................  116
CERTAIN U.S. FEDERAL TAX CONSIDERATIONS.....................  119
PLAN OF DISTRIBUTION........................................  125
LEGAL MATTERS...............................................  126
EXPERTS.....................................................  126
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS..................  F-1

     This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any note offered by this prospectus by any person in any jurisdiction in which it is unlawful for that person to make an offer or solicitation. Neither the delivery of this prospectus nor any sale made under this prospectus will under any circumstances imply that there has been no change in our affairs or that the information set forth in this prospectus is correct as of any date subsequent to the date of this prospectus.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

     Important business and financial information about our company is "incorporated by reference" into this prospectus. This means that we are disclosing important information to you by referring you to certain documents we have filed with the Securities and Exchange Commission rather than including the information in this prospectus. The information in the documents incorporated by reference is considered to be part of this prospectus. We incorporate by reference the documents listed below and any future filings we may make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination or expiration of this exchange offer:

     - our annual report on Form 10-K for the fiscal year ended December 31, 2000;

     - our quarterly report on Form 10-Q for the quarter ended March 31, 2001;
       and

     - our current reports on Form 8-K dated April 12, 2001 and May 9, 2001.

     Information contained in this prospectus supplements, modifies or supersedes, as applicable, the information contained in earlier-dated documents incorporated by reference. Information in documents that we file with the Securities and Exchange Commission after the date of this prospectus will automatically update and supersede information in this prospectus or in earlier-dated documents incorporated by reference.


     WE WILL PROVIDE A COPY OF THE DOCUMENTS WE INCORPORATE BY REFERENCE, AT NO COST, TO ANY PERSON WHO RECEIVES THIS PROSPECTUS. TO REQUEST A COPY OF ANY OR ALL OF THESE DOCUMENTS, YOU SHOULD WRITE OR TELEPHONE US AT: P.O. BOX 115, AUSTELL, GEORGIA 30168-0115, (770) 948-3101, ATTENTION: INVESTOR RELATIONS. IN ORDER TO OBTAIN TIMELY DELIVERY OF THE DOCUMENTS, YOU MUST REQUEST THE INFORMATION NO LATER THAN FIVE BUSINESS DAYS BEFORE THE EXPIRATION DATE OF THE EXCHANGE OFFER. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JULY 30, 2001. SEE "THE EXCHANGE OFFER" FOR ADDITIONAL INFORMATION.


                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information on file at the Securities and Exchange Commission's public reference room at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of those documents upon payment of a duplicating fee to the Securities and Exchange Commission. You may also review a copy of those documents at the Securities and Exchange Commission's regional offices in Chicago, Illinois and New York, New York. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. You can review our Securities and Exchange Commission filings by accessing the Securities and Exchange Commission's Internet site at http://www.sec.gov.

     In addition, you may request a copy of any of these filings, at no cost, by writing or telephoning us at the following address or telephone number: P.O. Box 115, Austell, Georgia 30168-0115, (770) 948-3101, Attention: Investor Relations.

     This document contains summaries of the terms of certain agreements that we believe to be accurate in all material respects. However, we refer you to the actual agreements for complete information relating to those agreements. All summaries are qualified in their entirety by this reference. We will make copies of those documents available to you upon your request to us.

     We have filed with the Securities and Exchange Commission in Washington, D.C., a registration statement on Form S-4 under the Securities Act with respect to the exchange notes offered by this prospectus. This prospectus does not include all of the information included in the registration statement, as permitted by the rules and regulation of the Securities and Exchange Commission.

                           FORWARD-LOOKING STATEMENTS

     We have made and incorporated by reference forward-looking statements in this prospectus. Forward-looking statements include statements regarding our goals, beliefs, plans or current expectations, taking into account the information currently available to our management. Forward-looking statements are not statements of historical fact. For example, when we use words such as "believe," "anticipate," "expect," "estimate," "intend," "should," "would," "could," or "may," or other words that convey uncertainty of future events or outcome, we are making forward-looking statements. Forward-looking statements include statements concerning:

     - future results of operations;

     - raw materials and energy costs;

     - liquidity, cash flow and capital expenditures;

     - acquisition activities and the effect of completed acquisitions;

     - pending or anticipated litigation;

     - debt levels and the ability to obtain additional financing or make payments on our debt;

     - the effectiveness and enforceability of the subsidiary guarantees of the notes;

     - regulatory developments, industry conditions and market conditions; and

     - general economic conditions.

     Our forward-looking statements are subject to risks and uncertainties. You should note that many important factors, some of which are discussed elsewhere in this prospectus or in the documents we have incorporated by reference, could affect us in the future and could cause our results, performance and financial condition to differ materially from those expressed in our forward-looking statements. For a discussion of some of these factors, please read carefully the information under "Risk Factors." We do not undertake any obligation to update our forward-looking statements.

     In this prospectus, unless otherwise indicated, references to the "senior notes" mean the original 7 1/4% senior notes due May 1, 2010; references to the "senior exchange notes" mean the 7 1/4% senior exchange notes due May 1, 2010; references to the "senior subordinated notes" mean the original 9 7/8% senior subordinated notes due April 1, 2011; references to the "senior subordinated exchange notes" mean the 9 7/8% senior subordinated exchange notes due April 1, 2011; references to the "notes" mean collectively, the senior notes, the senior exchange notes, the senior subordinated notes and the senior subordinated exchange notes; references to the "original notes" mean collectively, the senior notes and the senior subordinated notes; and references to the "exchange notes" mean collectively, the senior exchange notes and the senior subordinated exchange notes.

                                    SUMMARY

     This summary includes selected information about us, our business and the exchange offer and summary financial information. This summary is not complete and may not contain all of the information that you should consider before exchanging your original notes for exchange notes. You should read this entire prospectus carefully, including "Risk Factors," and the documents that we have filed with the Securities and Exchange Commission and incorporated by reference into this prospectus.

                                  OUR COMPANY

     We were incorporated in North Carolina in 1980 through the consolidation of six corporations in the recycled paperboard industry that were previously related by common ownership and administration. Our company is a holding company that currently operates its business through 34 subsidiaries. Our principal executive offices are located at 3100 Joe Jerkins Boulevard, Austell, Georgia 30106. Our telephone number is (770) 948-3101.

     We are a major manufacturer of 100% recycled paperboard and converted paperboard products. We manufacture products primarily from recovered fiber, which is derived from recycled paper. We operate in three business segments:

     - Paperboard

     - Tube, core and composite container

     - Carton and custom packaging

     Paperboard. Our principal manufacturing activity is the production of uncoated and clay-coated recycled paperboard. In this manufacturing process, we reduce paperstock to pulp, clean and refine it and then process it into various grades of paperboard for internal consumption by our converting facilities or sale to external customers in the following four end-use markets:

     - Tube, core and composite containers

     - Folding cartons

     - Gypsum wallboard facing paper

     - Other specialty products

     We currently operate a total of 15 paperboard mills, including one owned in a joint venture. In 2000, we produced approximately 999,100 tons of recycled paperboard (excluding tonnage produced by the joint venture). Approximately 38% of the recycled paperboard sold by our paperboard mills in 2000 was consumed internally by our converting facilities, and the remainder was sold to external customers. Three of our paperboard mills operate specialty converting facilities that supply other specialty converted and laminated products to the bookbinding, game, puzzleboard, printing and furniture industries. We also operate two specialty converting facilities that supply die cut and foam laminated products and manufacture jigsaw puzzles, coin folders and other specialty products.

     Tube, Core and Composite Container. Our largest converting operation is the production of tubes and cores. The principal applications of these products are cloth cores, paper mill cores, yarn carriers, carpet cores and film, foil and metal cores. In 2000, our 31 tube and core converting plants obtained approximately 89% of their paperboard needs from our paperboard mills and the remaining 11% from other manufacturers. Paper tubes are designed to provide specific physical strength properties, resistance to moisture and abrasion, and resistance to delamination at extremely high rotational speeds. Because of the relatively high cost of shipping tubes and cores, most of our tube and core converting plants are located close to concentrations of customers. In addition to tube and core converting facilities, within this business segment, we operate the following other converting facilities: four facilities that produce specialty converted products used in industrial packaging protection applications (edge protectors); three plants that produce composite containers used in the adhesive, sealant, food and food service markets, as well as grease cans, tubes, cartridges and other components; and three plants (one of which is 80% owned) that produce injection-molded and extruded plastic products, including plastic cores for the textile industry, plastic cores for the film, paper and other industries, and other specialized products.

     Carton and Custom Packaging. Our other converting operation produces folding cartons and rigid set-up boxes at 16 plants. In 2000, these plants obtained approximately 44% of their paperboard needs from our paperboard mills and the remaining 56% from other manufacturers. Our cartons and boxes are used principally as containers for hosiery, hardware, candy, sports-related items, cosmetics, dry food, film and various other industrial applications, including textile and apparel applications. We operate eight specialty packaging facilities. These facilities perform contract manufacturing and custom contract packaging for a variety of consumer product companies. In addition, we operate a digital imaging facility and a prepress reproduction facility.

     Our net sales and adjusted EBITDA (as defined herein) for the twelve months ended December 31, 2000 were $963.4 million and $121.4 million, respectively. We estimate that our three business segments accounted for the following percentages of net sales for the twelve months ended December 31, 2000:

     - Paperboard -- 41%

     - Tube, core and composite container -- 27%

     - Carton and custom packaging -- 32%

     Joint Ventures. We have two joint ventures with Temple-Inland, Inc., in which we own 50% interests. One of the joint ventures, Premier Boxboard Limited LLC, produces a new, lightweight gypsum facing paper, along with other containerboard grades. The other joint venture, Standard Gypsum, L.P., manufactures gypsum wallboard. We manage the day-to-day operations of Premier Boxboard. Temple-Inland manages the day-to-day operations of Standard Gypsum.

     Raw Materials. Recovered fiber, derived from recycled paperstock, is the only significant raw material we use in our mill operations. Each of our paperboard mills and most of our converting plants have onsite recovered fiber facilities that collect and bale recycled paperstock. We also operate nine stand-alone paperstock recycling and brokerage facilities. We purchase approximately 69% of our paperstock requirements from independent sources, such as major retail stores, distribution centers and manufacturing plants. We obtain the balance from a combination of other collection activities.

     We closely monitor our recovered fiber costs, which can fluctuate significantly. Historically, we have raised the price of our products in response to raw material price increases. However, even if we are able to recover price increases, our operating margins and results of operations may still be materially and adversely affected by time delays in the implementation of price increases.

     Demand for our products in our four principal end-use markets is primarily driven by the following factors:

     - Tube, core and composite containers -- industrial production, construction spending and consumer nondurable consumption

     - Folding cartons -- consumer nondurable consumption and industrial production

     - Gypsum wallboard facing paper -- single and multifamily construction, repair and remodeling construction and commercial construction

     - Other specialty products -- consumer nondurable consumption and consumer durable consumption

                         SUMMARY OF THE EXCHANGE OFFER

     The following summary is provided solely for your convenience. This summary is not intended to be complete. You should read the full text and more specific details contained in "The Exchange Offer" section of this prospectus. For a more detailed description of the exchange notes, see "Description of the Senior Exchange Notes" and "Description of the Senior Subordinated Exchange Notes."

     On March 29, 2001, we completed the private offerings of the senior notes and the senior subordinated notes, which we may refer to as the original notes. In this exchange offer, we are offering to exchange, for the original notes, exchange notes that are identical in all material respects to the original notes, except that the exchange notes have been registered under the Securities Act.

     Any original notes that you do not tender or we do not accept will, following the exchange offer, continue to be restricted securities. Therefore, you may transfer or resell them only in a transaction registered under or exempt from the Securities Act and applicable state securities laws. We will issue the exchange notes in exchange for the original notes under the exchange offer only following the satisfaction of the procedures and conditions described in "The Exchange Offer."

     Because we anticipate that most holders of the original notes will elect to exchange their original notes, we expect that the liquidity of the markets, if any, for any original notes remaining after the completion of the exchange offer will be substantially limited. Any original notes tendered and exchanged in the exchange offer will reduce the aggregate principal amount outstanding of the original notes.

Registration Rights
Agreement..................  We sold the original notes on March 29, 2001 to the initial purchasers -- Credit Suisse First Boston Corporation, Banc of America Securities LLC, Deutsche Banc Alex. Brown Inc. and SunTrust Equitable Securities Corporation. In connection with the sale of the original notes, we entered into a registration rights agreement that provides for the exchange offer.

                             You may exchange your original notes for exchange notes that have substantially identical terms as the original notes. The exchange offer satisfies your rights under the registration rights agreement. After the exchange is over, you will not be entitled to any exchange or registration rights with respect to your original notes.

The Exchange Offer.........  We are offering to exchange:

                             - up to $29,000,000 aggregate principal amount of
                               our 7 1/4% senior notes due 2010 for up to $29,000,000 aggregate principal amount of our 7 1/4% senior exchange notes due 2010; and

                             - up to $285,000,000 aggregate principal amount of
                               our 9 7/8% senior subordinated notes due 2011 for up to $285,000,000 aggregate principal amount of our 9 7/8% senior subordinated exchange notes due 2011.

Purpose and Effect.........  The purpose of the exchange offer is to give you the opportunity to exchange your original notes for exchange notes that have been registered under the Securities Act. We are subject to the informational requirements of the Exchange Act and file reports and other information with the Securities and Exchange Commission to which each holder of original notes, if any are outstanding after the exchange offer, and exchange notes will have access.

Resale.....................  We believe that the exchange notes may be offered for resale, resold and otherwise transferred by you (unless you are our "affiliate" within the meaning of Rule 405 under the Securities Act) without compliance with the registration or prospectus delivery provisions of the Securities Act if:

                             - you are acquiring the exchange notes in the
                               ordinary course of your business; and

                             - you are not participating, do not intend to
                               participate, and have no arrangement or
                               understanding with any person to participate, in a distribution of the exchange notes.

                             Each participating broker-dealer that receives exchange notes for its own account under the exchange offer in exchange for original notes that were acquired by the broker-dealer as a result of market-making or other trading activity must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. See "Plan of Distribution."

                             Any holder of original notes who:

                             - is our affiliate;

                             - does not acquire exchange notes in the ordinary
                               course of its business; or

                             - exchanges original notes in the exchange offer
                               with the intention to participate, or for the purpose of participating, in a distribution of exchange notes must, in the absence of an exemption, comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of the exchange notes.


Expiration Date............  The exchange offer will expire at 5:00 p.m., New
                             York City time, on July 30, 2001, unless we decide to extend the expiration date. We do not currently intend to extend the expiration of the exchange offer.


Withdrawal Rights..........  You may withdraw the tender of your original notes at any time before the expiration date of the exchange offer.

Conditions to the Exchange
Offer......................  The exchange offer is subject to customary conditions, which we may waive. Please refer to the
                             section in this prospectus entitled "The Exchange Offer -- Conditions to the Exchange Offer."

Procedures for Tendering
  Outstanding Notes........  To participate in the exchange offer, you must tender your original notes following the procedures for book-entry transfer described in "The Exchange Offer -- The Depository Trust Company Book-Entry Transfer."

Special Procedures for
Beneficial Owners..........  If you hold original notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee, you should contact that person promptly if you wish to tender original notes. Please refer to the section in this prospectus entitled, "The Exchange Offer -- Procedures for Tendering Original Notes."

Guaranteed Delivery
  Procedures...............  If you wish to tender your original notes and you cannot complete the procedure for book-entry transfer on time, you may tender your original notes according to the guaranteed delivery procedures described in this prospectus under the heading "The Exchange Offer -- Procedures for Tendering Original Notes."

Effect on Holders of
  Original Notes...........  If you are a holder of original notes and you do not tender your original notes in the exchange offer, you will continue to hold your original notes and will be entitled to all the rights and subject to all the limitations applicable to the original notes in the indentures.

                             The trading market for original notes could be adversely affected if some but not all of the original notes are tendered and accepted in the exchange offer.

Consequences of Failure to
  Exchange Your Original
  Notes....................  All untendered original notes will remain subject to the restrictions on transfer provided for in the original notes and in the indentures. Generally, the original notes that are not exchanged for exchange notes pursuant to the exchange offer will remain restricted securities and may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we do not currently anticipate that we will register the original notes under the Securities Act.

                             Because we anticipate that most holders of the original notes will elect to exchange their original notes, we expect that the liquidity of the markets, if any, for any original notes remaining after the completion of the exchange offer will be substantially limited.

Use of Proceeds............  We will not receive any cash proceeds from the exchange offer.

Federal Income Tax
  Consequences.............  The exchange of the original notes for exchange notes will not be a taxable event to you for U.S. federal income tax purposes. Please refer to the section in this prospectus entitled "Certain U.S. Federal Tax Considerations."

Exchange Agent.............  The Bank of New York is serving as exchange agent in the exchange offer. Please refer to the section in this prospectus entitled "The Exchange
                             Offer -- Exchange Agent."

                         SENIOR EXCHANGE NOTES DUE 2010

Issuer.....................  Caraustar Industries, Inc.

Notes Offered..............  $29,000,000 aggregate principal amount of 7 1/4%
                             senior exchange notes due 2010 and registered under the Securities Act.

Interest...................  7 1/4% per annum on the principal amount, payable semiannually in arrears in cash on May 1 and November 1 of each year, beginning November 1, 2001.

Maturity Date..............  May 1, 2010.

Ranking....................  The senior exchange notes will be general senior unsecured obligations. The senior exchange notes will rank equally in right of payment with any existing or future senior indebtedness, including our new senior credit facility and our obligations under our 7 3/8% senior notes due 2009. The senior exchange notes will be structurally subordinated to all present and future indebtedness of our joint ventures and non-guarantor subsidiaries.

Guarantee..................  The senior exchange notes will be unconditionally guaranteed on an unsecured, senior basis, jointly and severally, by all of our domestic subsidiaries, except for one subsidiary that is not wholly owned. The senior guarantees will rank equally in right of payment with any guarantees of any of our existing and future senior indebtedness.

Optional Redemption........  We may redeem the senior exchange notes prior to maturity, in whole or in part, at a redemption price equal to the greater of the principal amount of the senior exchange notes and the make-whole price described in this prospectus. We will also pay accrued interest to the date of redemption. See "Description of the Senior Exchange
                             Notes -- Optional Redemption."

Restrictive Covenants......  The indenture governing the senior exchange notes will contain covenants, that will, among other things, limit our ability to:

                             - incur, or permit our domestic subsidiaries to
                               incur, secured indebtedness;

                             - engage, or permit our domestic subsidiaries to
                               engage, in certain sale-leaseback transactions;
                               and

                             - enter into certain mergers or consolidations or
                               dispose of stock or certain assets.

Absence of Established
  Market for the Senior
  Exchange Notes...........  The senior exchange notes will constitute a new class of securities with no established trading market.

                  SENIOR SUBORDINATED EXCHANGE NOTES DUE 2011

Issuer.....................  Caraustar Industries, Inc.

Notes Offered..............  $285,000,000 aggregate principal amount of 9 7/8%
                             senior subordinated exchange notes due 2011.

Interest...................  9 7/8% per annum on the principal amount, payable semiannually in arrears in cash on April 1 and October 1 of each year, beginning October 1, 2001.

Maturity Date..............  April 1, 2011.

Ranking....................  The senior subordinated exchange notes will be general unsecured obligations, subordinated to all of our existing and future senior indebtedness, including our and our subsidiaries' obligations under our new senior credit facility, our 7 3/8% senior notes due 2009 and the senior exchange notes. The senior subordinated exchange notes will also be subordinated to our guarantees of certain indebtedness of our joint ventures. As of March 29, 2001, as adjusted for the original note offering and the application of estimated net proceeds therefrom as described under "Use of Proceeds," we had approximately $232.2 million of senior debt outstanding and guarantees of approximately $43.1 million of outstanding debt of two joint ventures. The senior subordinated exchange notes will also be structurally subordinated to all present and future indebtedness of our joint ventures and non-guarantor subsidiaries. The senior subordinated exchange notes will rank equally in right of payment with any future senior subordinated indebtedness.

Guarantee..................  The senior subordinated exchange notes will be unconditionally guaranteed on an unsecured, senior subordinated basis, jointly and severally, by all of our domestic subsidiaries, except for one subsidiary that is not wholly owned. The senior subordinated guarantees will be subordinated to all existing and future senior indebtedness of our subsidiary guarantors, including any indebtedness they guarantee under our new senior credit facility, under our 7 3/8% senior notes due 2009 and under the senior exchange notes. The senior subordinated guarantees will rank equally in right of payment with any guarantees of any of our future senior subordinated indebtedness.

Change of Control..........  If a change of control of our company occurs, we must give holders of the senior subordinated notes an opportunity to sell us their senior subordinated exchange notes at a purchase price of 101% of the principal amount of the senior subordinated exchange notes, plus accrued and unpaid interest, if any. The term "change of control" is defined in the "Description of the Senior Subordinated Exchange Notes" section of this prospectus.

Optional Redemption........  Prior to April 1, 2004, we can choose to redeem up to 35% of the original principal amount of the senior subordinated exchange notes with money we raise in certain equity offerings, so long as:

                             - we pay the holders of the senior subordinated
                               exchange notes a redemption price of 110.50% of the principal amount of the senior subordinated exchange notes, plus accrued and unpaid interest, if any, to the date of redemption; and

                             - at least 65% of the original aggregate principal
                               amount of the senior subordinated exchange notes remains outstanding after each such redemption.

                             - On or after April 1, 2006, we can choose to
                               redeem the senior subordinated exchange notes, in whole or in part, at the redemption prices described in the "Description of the Senior Subordinated Exchange Notes" section of this prospectus, plus accrued and unpaid interest, if any, to the date of redemption.

Restrictive Covenants......  The indenture governing the senior subordinated exchange notes will limit what we may do in the operation of our business. The provisions of the indenture will limit our ability to:

                             - incur more debt or guarantee indebtedness;

                             - create liens;

                             - pay dividends on our capital stock, redeem,
                               repurchase or retire our capital stock or subordinated indebtedness or make distributions;

                             - create restrictions on the payment of dividends
                               or other amounts to us from our restricted subsidiaries;

                             - make investments;

                             - merge, consolidate or sell assets;

                             - enter into transactions with affiliates;

                             - enter into sale-lease back transactions; and

                             - sell or issue capital stock of certain
                               subsidiaries.

                             These covenants are subject to a number of important exceptions and qualifications that are described in the "Description of the Senior Subordinated Exchange Notes -- Certain Covenants" section of this prospectus.

Absence of Established
Market for the Senior
  Subordinated Exchange
  Notes....................  The senior subordinated exchange notes will constitute a new class of securities with no established trading market.

                 SUMMARY CONSOLIDATED HISTORICAL FINANCIAL DATA

     We have derived the following summary consolidated historical financial data for the years ended December 31, 1996, 1997, 1998, 1999 and 2000 from our audited financial statements and for the three-month periods ended March 31, 2000 and March 31, 2001 from our unaudited consolidated financial statements. You should read the summary consolidated historical financial data set forth below in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Description of Certain Indebtedness," our historical consolidated financial statements and the related notes to those financial statements included in this prospectus, and the documents that we have filed with the Securities and Exchange Commission and incorporated by reference into this prospectus.

     The as adjusted financial data may not reflect our capitalization or financial condition had the offering of the original notes and the application of proceeds from the offering of original notes actually occurred on the date specified. Results for the three-month periods ended March 31, 2000 and March 31, 2001 are not necessarily indicative of results that may be expected for any other interim period or for the year as a whole. In the opinion of our management, all adjustments (which include normal recurring adjustments) necessary to arrive at a fair statement of interim results have been included. Finally, historical results are not necessarily indicative of future financial condition or results of operations.

                 SUMMARY CONSOLIDATED HISTORICAL FINANCIAL DATA
                       (IN THOUSANDS, EXCEPT RATIO DATA)

                                                                                                             THREE-MONTH
                                                                                                            PERIODS ENDED
                                                                YEARS ENDED DECEMBER 31,                      MARCH 31,
                                                  ----------------------------------------------------   -------------------
                                                    1996       1997       1998       1999       2000       2000       2001
                                                  --------   --------   --------   --------   --------   --------   --------
                                                                                                             (UNAUDITED)
INCOME STATEMENT DATA:
Net sales.......................................  $602,695   $668,138   $736,858   $890,089   $963,431   $248,553   $220,102
Cost of sales...................................   422,783    482,964    536,925    683,576    759,572    194,416    178,437
Gross profit....................................   179,912    185,174    199,933    206,513    203,859     54,137     41,665
Selling, general and administrative expenses....    81,003     88,978    105,052    125,784    145,268     38,490     36,717
Restructuring and other nonrecurring costs(1)...        --         --         --         --     16,777      6,913      7,083
Operating income (loss).........................    98,909     96,196     94,881     80,729     41,814      8,734     (2,135)
Interest expense................................    10,698     14,111     16,072     25,456     34,063      7,787      9,210
Interest income and other (expense), net........     4,865       (362)       (99)       144       (506)       106        366
Equity in income (loss) of unconsolidated
  affiliates....................................     2,154      1,665      4,308      9,224      6,533      2,910     (1,585)
Income (loss) before minority interest, income
  taxes and extraordinary loss..................    95,230     83,388     83,018     64,641     13,778      3,963    (12,564)
Minority interest...............................      (754)    (1,721)      (730)      (356)      (169)       (75)       (28)
Provision (benefit) for income taxes............    36,574     30,543     30,470     23,216      5,467      1,746     (4,443)
Extraordinary loss from early extinguishment of
  debt, net of tax benefit......................         0          0          0          0          0          0     (2,695)
Net income (loss)...............................    57,902     51,124     51,818     41,069      8,142      2,142    (10,844)
OTHER DATA:
EBITDA(2).......................................  $132,242   $131,160   $137,795   $142,838   $108,699   $ 26,608   $ 12,044
Adjusted EBITDA(1)(3)...........................   132,242    131,160    137,795    142,838    121,433     32,304     16,031
Depreciation and amortization...................    26,314     33,661     38,705     52,741     60,858     14,858     15,398
Capital expenditures............................    32,059     36,275     40,716     35,696     58,306     17,151     11,826
Ratio of adjusted EBITDA to interest expense....      12.4x       9.3x       8.6x       5.6x       3.6x       4.2x       1.7x
Ratio of adjusted EBITDA to interest expense, as
  adjusted for the offering(4)..................        --         --         --         --        2.5x        --         --
Ratio of earnings to fixed charges(5)...........       8.4x       6.0x       5.3x       3.1x       1.2x      1.44x     (0.45)x

                                                     AS OF DECEMBER 31, 2000      AS OF MARCH 31, 2001
                                                   ----------------------------   --------------------
                                                               (AS ADJUSTED)(7)       (UNAUDITED)
BALANCE SHEET DATA:
Cash and cash equivalents(6)...................    $  8,900        $ 36,446             $ 22,229
Working capital................................      99,442         126,988              138,018
Total assets...................................     932,827         960,373              953,882
Total debt(6)..................................     468,072         507,238              506,494
Shareholders' equity...........................     279,050         276,801              284,436

---------------

(1) In 2000, we recorded restructuring and other nonrecurring costs associated with the closing of two mills ($15.5 million) and a nonoperating litigation settlement ($1.3 million). Of the total costs, approximately $12.7 million represented noncash costs. During the three-month period ending March 31, 2000, we recorded restructuring costs of $6.9 million associated with the closing of a paperboard mill. Of the total costs, approximately $5.7 million were noncash. During the three-month period ending March 31, 2001, we recorded restructuring costs of $7.1 million associated with the closing of one mill and the consolidation of two folding carton facilities. Of the total costs, approximately $4.0 million were noncash. See Notes 12 and 14 to the consolidated financial statements.
(2) EBITDA is defined as income before income taxes and minority interests, plus interest expense, depreciation and amortization. EBITDA is presented because we believe it is a useful indicator of our ability to meet debt service and capital expenditure requirements. It is not, however, intended as an alternative measure of operating results or cash flow from operations as determined in accordance with generally accepted accounting principles. EBITDA is not necessarily comparable to similarly titled measures for other companies.

(3) Adjusted EBITDA is defined as EBITDA, as adjusted to exclude the noncash portion of any restructuring and other nonrecurring costs.
(4) The ratio of adjusted EBITDA to interest expense, as adjusted for the offering, means adjusted EBITDA divided by interest expense, assuming the offering of the original notes had been completed as of January 1, 2000. For purposes of this ratio we did not include an assumption for interest income earned on the estimated excess funds. This ratio would have been 2.6x if we had assumed interest income on the excess funds at a 5% return.
(5) For purposes of computing the ratio of earnings to fixed charges, earnings consist of net income, plus fixed charges, minus equity in income of less-than-50%-owned entities. Fixed charges consist of interest costs (whether expensed or capitalized), amortization of debt issuance costs and an estimate of the interest cost in rental expense.
(6) As of March 29, 2001, the borrowings under our senior credit facility were $210.0 million. As of March 31, 2001, as adjusted for the application of the net proceeds from the offering of the original notes as described under "Use of Proceeds," cash and cash equivalents were $22.2 million, and total debt was $506.4 million. The foregoing does not give effect to our obtaining our new senior credit facility.
(7) Adjusted to reflect consummation of the offering as of December 31, 2000 and application of the net proceeds from the sale of the notes as described under "Use of Proceeds."

                                  RISK FACTORS

     You should consider the following risk factors, in addition to the other information presented in this prospectus and the documents incorporated by reference into this prospectus, in evaluating us, our business and an investment in the notes. Any of the following risks, as well as other risks and uncertainties, could harm our business and financial results and cause the value of the notes to decline, which in turn could cause you to lose all or part of your investment. The risks below are not the only ones facing our company. Additional risks not currently known to us or that we currently deem immaterial also may impair our business.

          RISKS RELATED TO OUR SUBSTANTIAL INDEBTEDNESS AND THE NOTES

OUR SUBSTANTIAL INDEBTEDNESS COULD ADVERSELY AFFECT OUR CASH FLOW AND OUR ABILITY TO FULFILL OUR OBLIGATIONS UNDER THE NOTES.

     We have a substantial amount of outstanding indebtedness. The following chart shows some of our important credit statistics and assumes we completed the offering as of the date or at the beginning of the period specified and applied the proceeds as we indicate in this prospectus:

                                                     AT DECEMBER 31, 2000   AT MARCH 31, 2001
                                                     --------------------   -----------------
Total debt.........................................        $507,238             $506,494
Shareholders' equity...............................        $276,801             $284,436
Debt to equity ratio...............................             1.8x                 1.8x

                                                                              FOR THE THREE
                                                                                 MONTHS
                                                      FOR THE YEAR ENDED     ENDED MARCH 31,
                                                      DECEMBER 31, 2000           2001
                                                     --------------------   -----------------
Ratio of earnings to fixed charges.................             1.2x               (0.45)x

     Our substantial level of indebtedness increases the possibility that we may be unable to generate cash sufficient to pay when due the principal of, interest on or other amounts due in respect of the notes and our other indebtedness. We recently have obtained a new senior credit facility, and may obtain additional long-term debt, increasing the risks discussed below. Our substantial leverage could have significant consequences to you. For example, it could:

     - make it more difficult for us to satisfy our obligations with respect to the notes;

     - increase our vulnerability to general adverse economic and industry conditions;

     - limit our ability to obtain additional financing;

     - require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, reducing the amount of our cash flow available for other purposes, including capital expenditures and other general corporate purposes;

     - require us to sell debt or equity securities or to sell some of our core assets, possibly on unfavorable terms, to meet payment obligations;

     - restrict us from making strategic acquisitions, introducing new technologies or exploiting business opportunities;

     - limit our flexibility in planning for, or reacting to, changes in our business and our industry; and

     - place us at a possible competitive disadvantage compared to our competitors that have less debt.

DESPITE CURRENT INDEBTEDNESS LEVELS, WE AND OUR SUBSIDIARIES MAY STILL BE ABLE TO INCUR SUBSTANTIALLY MORE DEBT, WHICH COULD FURTHER EXACERBATE THE RISKS DESCRIBED ABOVE.

     We and our subsidiaries may be able to incur substantial additional indebtedness in the future. The terms of the indentures do not fully prohibit our subsidiaries or us from incurring additional indebtedness. We recently obtained a new senior credit facility under which we may incur significant additional indebtedness and under which our subsidiaries have provided guarantees. All such indebtedness and subsidiary guarantees under this new senior credit facility will be senior to the senior subordinated exchange notes and the senior subordinated subsidiary guarantees of the senior subordinated exchange notes and will rank equally in right of payment with the senior exchange notes and with the senior subsidiary guarantees of the senior exchange notes. If new debt is added to our and our subsidiaries' current debt levels, the related risks that we now face could intensify. See "Capitalization," "Selected Consolidated Historical Financial Data," "Description of the Senior Exchange Notes," "Description of the Senior Subordinated Exchange Notes" and "Description of Certain Indebtedness -- Senior Credit Facility."

TO SERVICE OUR INDEBTEDNESS, WE WILL REQUIRE A SIGNIFICANT AMOUNT OF CASH. OUR ABILITY TO GENERATE CASH DEPENDS ON MANY FACTORS BEYOND OUR CONTROL.

     Our ability to make payments on and to refinance our indebtedness, including the notes, and to fund planned capital expenditures will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

     We cannot assure you that our business will generate sufficient cash flow from operations, that currently anticipated cost savings and operating improvements will be realized on schedule or that future borrowings will be available to us under our new credit facility or otherwise in amounts sufficient to enable us to pay our indebtedness, including the notes, or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness, including the notes, on or before maturity. We cannot assure you that we will be able to refinance any of our indebtedness, including our new senior credit facility and the notes, on commercially reasonable terms or at all.

RESTRICTIVE COVENANTS IN THE NOTES AND OUR OTHER INDEBTEDNESS COULD ADVERSELY AFFECT OUR BUSINESS BY LIMITING OUR OPERATING AND STRATEGIC FLEXIBILITY.

     The senior subordinated indenture for the senior subordinated exchange notes contains restrictive covenants that limit our ability to:

     - incur more debt or guarantee indebtedness;

     - create liens;

     - pay dividends on our capital stock or redeem, repurchase or retire our capital stock or subordinated indebtedness or make distributions;

     - create restrictions on the payment of dividends or other amounts to us from our restricted subsidiaries;

     - make investments;

     - enter into transactions with affiliates;

     - enter into sale-leaseback transactions;

     - merge, consolidate or sell assets; and

     - sell or issue capital stock of certain subsidiaries.

     The senior indenture for the senior exchange notes contains restrictive covenants that limit our ability to:

     - create liens; and

     - enter into sale-leaseback transactions.

     These covenants could have an adverse effect on our business by limiting our ability to take advantage of financing, merger and acquisition or other corporate opportunities. In addition, our new senior credit facility contains other and more restrictive covenants that may prohibit us from prepaying our other indebtedness, including the notes. Our new senior credit facility requires us to maintain specified financial ratios. These financial ratios will become more restrictive over the life of the senior credit facility. Our ability to meet those financial ratios can be affected by events beyond our control, and we cannot assure you that we will meet those ratios. A breach of any of these covenants, ratios or restrictions could result in an event of default under our senior credit facility and any of our other indebtedness that may be cross-defaulted to our senior credit facility. Upon the occurrence of an event of default under the senior credit facility or such other indebtedness, the lenders could elect to declare all amounts outstanding under such indebtedness, together with accrued interest, to be immediately due and payable. If these lenders accelerate the payment of that indebtedness, we cannot assure you that our assets would be sufficient to repay in full that indebtedness and any other debt, including the notes. See "Description of Certain Indebtedness," "Description of the Senior Exchange Notes -- Certain Covenants" and "Description of the Senior Subordinated Exchange Notes -- Certain Covenants."

     THE SENIOR SUBORDINATED EXCHANGE NOTES AND THE SENIOR SUBORDINATED SUBSIDIARY GUARANTEES ARE JUNIOR TO OUR AND OUR SUBSIDIARY GUARANTORS' SENIOR INDEBTEDNESS, AND WE MAY NOT BE PERMITTED TO PAY PRINCIPAL OR INTEREST ON THE SENIOR SUBORDINATED NOTES WHEN IT BECOMES DUE. FURTHERMORE, CLAIMS OF CREDITORS OF OUR NON-GUARANTOR SUBSIDIARIES WILL HAVE PRIORITY WITH RESPECT TO THE ASSETS AND EARNINGS OF SUCH SUBSIDIARIES OVER YOUR CLAIMS.

     The senior subordinated exchange notes and the senior subordinated subsidiary guarantees will be subordinated to the prior payment in full of our and our subsidiary guarantors', as the case may be, current and future senior indebtedness. As of March 31, 2001, after completion of the original note offering and application of net proceeds therefrom as described under "Use of Proceeds," the amount of our and our subsidiary guarantors' outstanding senior indebtedness was approximately $232.2 million. The senior subordinated indenture relating to the senior subordinated exchange notes will permit us and our subsidiaries to incur certain additional indebtedness, which may be senior indebtedness.

     We may not be permitted to pay principal, premium, if any, interest or other amounts on the senior subordinated exchange notes in the event of a payment default in respect of senior indebtedness, unless the senior indebtedness has been paid in full or the default has been cured or waived. In addition, if certain other defaults regarding senior indebtedness occur, we may not be permitted to pay any amount regarding the senior subordinated exchange notes or any senior subordinated subsidiary guarantees for a designated period of time. If we or any of our subsidiary guarantors are declared bankrupt or insolvent, or if there is a payment default under, or an acceleration of, any senior indebtedness, we may be required to pay the lenders under our senior indebtedness in full before we use any of our assets to pay holders of our senior subordinated exchange notes. Accordingly, we may not have enough assets to pay holders of our senior subordinated exchange notes after paying the holders of our senior indebtedness.

     Future senior indebtedness, including our new senior credit facility, may prohibit us from repurchasing any senior subordinated exchange notes prior to maturity, even though the indenture requires us to offer to repurchase the senior subordinated exchange notes in some circumstances. If we consummate restricted asset sales or if a change of control occurs when we are prohibited from repurchasing the senior subordinated exchange notes, we could ask our lenders under any senior indebtedness for permission to repurchase the senior subordinated exchange notes or we could attempt to refinance the borrowings that contain these prohibitions. If we do not obtain a consent to repurchase the senior subordinated exchange notes or if we are unable to refinance the borrowings, we would be unable to repurchase the senior subordinated exchange notes. Our failure to repurchase tendered senior subordinated exchange notes at a time when repurchase is required by the senior subordinated indenture would constitute an event of default under the senior subordinated indenture, which, in turn, may constitute an event of default any or all of our senior indebtedness. In these circumstances, the subordination provisions in the senior subordinated indenture would restrict payments to you. See "Description of Certain Indebtedness," "Description of the Senior Subordinated Exchange Notes -- Subordination" and "Description of the Senior Subordinated Exchange Notes -- Repurchase at the Option of Holders."

     Neither Paragon Plastics, Inc. nor any of our foreign subsidiaries will guarantee the notes, and the notes will be structurally subordinated to the prior payment in full of all indebtedness and other liabilities of our non-guarantor subsidiaries. As of March 31, 2001, our non-guarantor subsidiaries had approximately $600,000 of third-party indebtedness outstanding. Our right to receive assets from any of our non-guarantor subsidiaries upon the liquidation or reorganization of those non-guarantor subsidiaries will be subordinated to the claims of the creditors of these non-guarantor subsidiaries, including trade creditors, except to the extent that we are recognized as a creditor of those non-guarantor subsidiaries. The non-guarantor subsidiaries generated approximately 2.5% of our adjusted EBITDA (as defined herein) during the year ended December 31, 2000 and comprised approximately 1.8% of our total assets at December 31, 2000.

FEDERAL AND STATE STATUTES ALLOW COURTS, UNDER SPECIFIC CIRCUMSTANCES, TO VOID GUARANTEES AND REQUIRE NOTE HOLDERS TO RETURN PAYMENTS RECEIVED FROM GUARANTORS. AS A RESULT, THE GUARANTEES FROM OUR SUBSIDIARIES MAY NOT BE ENFORCEABLE.

     Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

     - received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee; or

     - was insolvent or rendered insolvent by reason of such incurrence; or

     - was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

     - intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

     In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor.

     The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer occurred. Generally, however, a guarantor would be considered insolvent if:

     - the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets; or

     - if the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

     - it could not pay its debts as they become due.

     On the basis of historical financial information, recent operating history and other factors, we believe that each guarantor, after giving effect to its guarantee of these notes, will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not have incurred debts beyond its ability to pay such debts as they mature. There can be no assurance, however, as to what standard a court would apply in making such determinations or that a court would agree with our conclusions in this regard.

OUR JOINT VENTURES ARE NOT SUBSIDIARIES AND ARE NOT SUBJECT TO CERTAIN RESTRICTIVE COVENANTS IN THE INDENTURES, AND THE SENIOR SUBORDINATED EXCHANGE NOTES WILL BE JUNIOR TO OUR GUARANTEES OF THE INDEBTEDNESS OF OUR JOINT VENTURES. FURTHERMORE, CLAIMS OF CREDITORS OF OUR JOINT VENTURES WILL HAVE PRIORITY WITH RESPECT TO THE ASSETS AND EARNINGS OF SUCH JOINT VENTURES OVER YOUR CLAIMS.

     Our joint ventures, including Premier Boxboard Limited LLC and Standard Gypsum, L.P., which together accounted for approximately 5.4% of our adjusted EBITDA (as defined herein) for the year ended December 31, 2000, are not considered subsidiaries under the indentures for the notes because we do not control a majority of voting power in any of them. Only subsidiaries that are "restricted subsidiaries" are subject to various restrictive covenants in the indentures. For example:

     - the restrictions on asset sales do not apply to any sale of the capital stock of any of our joint ventures or to asset sales by any joint venture; and

     - the restrictions on the incurrence of indebtedness do not apply to the joint ventures.

     Further, the joint ventures are not guaranteeing the notes. As such, creditors of our joint ventures will have claims to the assets and earnings of our joint ventures that are prior to your claims. However, our pro rata portion of consolidated net income and consolidated cash flow of the joint ventures are included for certain covenants of the senior subordinated exchange notes whether or not distributions are actually paid to the partners of the joint venture. See "Description of the Senior Subordinated Exchange Notes." In addition, our ability to utilize cash flow from our joint ventures to pay any amounts due on the notes will be restricted if there exist any defaults under any of the joint ventures' indebtedness, whether or not we have guaranteed that indebtedness. Even if any of our joint ventures were to become a subsidiary, we would have the option (subject to certain conditions) to designate it as an "unrestricted subsidiary," in which case it would not be subject to the restrictive covenants in the senior subordinated indenture and would not have an obligation to guaranty the notes. See "Description of the Senior Exchange Notes" and "Description of the Senior Subordinated Exchange Notes" for a summary of the covenants that apply to restricted and unrestricted subsidiaries.

     As of March 31, 2001, our Premier Boxboard and Standard Gypsum joint ventures had approximately $136.2 million in aggregate principal amount of outstanding indebtedness, consisting of $50.0 million in senior notes, $56.2 million in undrawn letters of credit, which support industrial revenue bonds obligations, and $30.0 million in revolving loans and undrawn letters of credit under bank credit facilities. In addition, approximately $15.0 million in aggregate principal amount is available to be borrowed under those credit facilities. We have guaranteed a portion of this indebtedness totaling $43.1 million of the outstanding principal amount and $7.5 million of the principal amount available but not yet borrowed. Our guarantees of this indebtedness rank senior in right of payment to the senior subordinated exchange notes. In addition, the debt that we have guaranteed is cross-defaulted to the other outstanding debt of the joint ventures and may be cross-defaulted to additional future debt of the joint ventures. Subject to the terms of the senior subordinated indenture, we may also guarantee additional indebtedness of our joint ventures, and those guarantees would also rank senior to the senior subordinated exchange notes.

     We may not be permitted to pay principal, premium, if any, interest or other amounts on the senior subordinated exchange notes in the event of a default in respect of our guarantees, unless the guaranteed indebtedness has been paid in full or the default has been cured or waived.

FUTURE LIQUIDITY AND CASH FLOW DIFFICULTIES COULD PREVENT US FROM REPAYING THE NOTES WHEN DUE OR REPURCHASING THE NOTES WHEN WE ARE REQUIRED TO DO SO.

     At final maturity of the notes or in the event of acceleration of the notes following an event of default, the entire outstanding principal amount of the notes will become due and payable. In addition, if a change of control occurs, holders of the notes may require us to repurchase all or a portion of their notes.

We may not have sufficient funds or may be unable to arrange for additional financing to pay these amounts when they become due.

YOU WILL GENERALLY BE REQUIRED TO INCLUDE AMOUNTS IN GROSS INCOME FOR FEDERAL INCOME TAX PURPOSES IN ADVANCE OF RECEIVING CASH.

     The original notes were issued at a substantial discount from the stated principal amount thereof and, as a result, purchasers of the original notes and purchasers who exchange notes for exchange notes generally will be required to include the accrued portion of such discount in gross income, as interest, for federal tax purposes in advance of the receipt of cash payments of such interest. See "Certain U.S. Federal Tax Considerations" for a more detailed discussion of certain U.S. federal income tax consequences to you of the purchase, ownership and disposition of the notes.

                         RISKS RELATED TO OUR BUSINESS

OUR BUSINESS AND FINANCIAL PERFORMANCE MAY BE HARMED BY FUTURE INCREASES IN RAW MATERIAL COSTS.

     Our primary raw material is recycled paper, which is known in our industry as "recovered fiber." The cost of recovered fiber has, at times, fluctuated greatly because of factors such as shortages or surpluses created by market or industry conditions. Although we have historically raised the selling prices of our products in response to raw material price increases, sometimes raw material prices have increased so quickly or to such levels that we have been unable to pass the price increases through to our customers on a timely basis, which has adversely affected our operating margins. We cannot assure you that we will be able to pass such price changes through to our customers on a timely basis and maintain our margins in the face of raw material cost fluctuations in the future.

OUR OPERATING MARGINS MAY BE ADVERSELY AFFECTED BY RISING ENERGY COSTS.

     Excluding labor, energy is our most significant manufacturing cost. We use energy to generate steam used in the paper making process and to operate our paperboard machines and all of our other converting machinery. Our energy costs increased steadily throughout 2000 due primarily to increases in natural gas and fuel oil costs. In 1999, the average energy cost in our mill system was approximately $45 per ton. Average energy costs increased by 15.5% to $52 per ton in 2000, and rose to $66 per ton in the first quarter of 2001. Until recently, our business had not been significantly affected by energy costs, and we historically have not passed energy costs through to our customers. We were not able to pass through to our customers all of the energy cost increases we incurred in 2000. We continue to evaluate our energy costs and consider ways to factor energy costs into our pricing. However, we cannot assure you that our operating margins and results of operations will not continue to be adversely affected by rising energy costs.

OUR BUSINESS AND FINANCIAL PERFORMANCE MAY BE ADVERSELY AFFECTED BY DOWNTURNS IN INDUSTRIAL PRODUCTION, HOUSING AND CONSTRUCTION AND THE CONSUMPTION OF NONDURABLE AND DURABLE GOODS.

     Demand for our products in our four principal end use markets is primarily driven by the following factors:

     - Tube, core and composite container -- industrial production, construction spending and consumer nondurable consumption

     - Folding cartons -- consumer nondurable consumption and industrial production

     - Gypsum wallboard facing paper -- single and multifamily construction, repair and remodeling construction and commercial construction

     - Other specialty products -- consumer nondurable consumption and consumer durable consumption

     Downturns in any of these sectors will result in decreased demand for our products. In particular, our business has been adversely affected in recent periods by the general slow down in industrial demand and softness in the housing markets. These conditions are beyond our ability to control, but have had, and will continue to have, a significant impact on our sales and results of operations.

WE ARE ADVERSELY AFFECTED BY THE CYCLES, CONDITIONS AND PROBLEMS INHERENT IN OUR INDUSTRY.

     Our operating results tend to reflect the general cyclical nature of the business in which we operate. In addition, our industry has suffered from excess capacity. Our industry also is capital intensive, which leads to high fixed costs and generally results in continued production as long as prices are sufficient to cover marginal costs. These conditions have contributed to substantial price competition and volatility within our industry. In the event of a recession, demand and prices are likely to drop substantially. Our profitability historically has been more sensitive to price changes than to changes in volume. Future decreases in prices for our products would adversely affect our operating results. These factors, coupled with our substantially leveraged financial position, may adversely affect our ability to respond to competition and to other market conditions or to otherwise take advantage of business opportunities.

THE LINGERING EFFECTS OF OUR TENTATIVELY SETTLED DISPUTE WITH GEORGIA-PACIFIC MAY CONTINUE TO MATERIALLY AND ADVERSELY AFFECT OUR OPERATING RESULTS AND FINANCIAL CONDITION.

     We have been in litigation with Georgia-Pacific Corporation over Georgia-Pacific's refusal to continue purchasing its requirements of gypsum facing paper for certain plants pursuant to the terms of a long-term supply contract. As a result of the dispute, by the end of the third quarter of 2000, Georgia-Pacific's purchases fell by more than 80% from an average of 7,000 tons per month during the first half of 2000, and fell to approximately 300 tons per month in the fourth quarter of 2000. As a result of this loss in volume, we have closed our Camden, New Jersey paperboard mill and lost volume amounting to approximately 40% of the capacity of our Buffalo, New York paperboard mill. As we recently announced, however, we have reached a tentative settlement pursuant to which we have entered into a new supply agreement with G-P Gypsum, a subsidiary of Georgia-Pacific, which we expect will become effective upon the completion of a transition period. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Georgia-Pacific Litigation." We can give no assurance, however, that the conditions to the new agreement will be satisfied (or that G-P Gypsum will determine or agree that the conditions have been satisfied), or that the new agreement will be implemented and the pending litigation will be dismissed. Even if the new agreement is implemented, it could be at least 45 days before we are supplying tonnage equal to at least 50% of the 7,000 tons per month levels purchased by Georgia-Pacific during the first half of 2000 before the dispute arose. Accordingly, we believe that our operating results and financial condition will continue to be materially and adversely affected by the loss of contract volume from Georgia-Pacific unless and until the new supply agreement is implemented, and until the new supply agreement has been effective long enough to generate a substantial volume of required purchases from Georgia-Pacific.

OUR BUSINESS MAY SUFFER FROM RISKS ASSOCIATED WITH GROWTH AND ACQUISITIONS.

     Historically, we have grown our business, revenues and production capacity to a significant degree through acquisitions. In the current difficult operating climate facing our industry, we anticipate that the pace of our acquisition activity will slow significantly as we focus on conserving cash and maximizing the productivity of our existing facilities. However, we expect to continue evaluating and pursuing acquisition opportunities on a selective basis, subject to available funding and credit flexibility. Growth through acquisitions involves risks, many of which may continue to affect us based on acquisitions we have completed in the past. For example, we have suffered significant unexpected losses at our Sprague mill in Versailles, Connecticut, which we acquired from International Paper Company in 1999, resulting from unfavorable fixed price contracts, low capacity utilization and higher recovered fiber costs that we were unable to pass through to our customers. Sprague incurred operating losses of $9.3 million in 1999, $17.2 million in 2000 and $5.1 million in the first quarter of 2001. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources." We cannot assure you that our acquired businesses will achieve the same levels of revenue, profit or productivity as our existing locations or otherwise perform as we expect.

     Acquisitions also involve specific risks. Some of these risks include:

     - assumption of unanticipated liabilities and contingencies;

     - diversion of management's attention; and

     - possible reduction of our reported earnings because of:

      - increased goodwill write-offs;

      - increased interest costs;

      - issuances of additional securities or debt; and

      - difficulties in integrating acquired businesses.

     As we grow, we can give no assurance that we will be able to:

     - use the increased production capacity of any new or improved facilities;

     - identify suitable acquisition candidates;

     - complete additional acquisitions; or

     - integrate acquired businesses into our operations.

IF WE CANNOT RAISE THE NECESSARY CAPITAL FOR, OR USE OUR STOCK TO FINANCE, ACQUISITIONS, EXPANSION PLANS OR OTHER SIGNIFICANT CORPORATE OPPORTUNITIES, OUR GROWTH MAY BE IMPAIRED.

     Without additional capital, we may have to curtail any acquisition and expansion plans or forego other significant corporate opportunities that may be vital to our long-term success. Although we expect to use borrowed funds to pursue these opportunities, we must continue to comply with financial and other covenants in order to do so. If our revenues and cash flow do not meet expectations, then we may lose our ability to borrow money or to do so on terms that we consider favorable. Conditions in the capital markets also will affect our ability to borrow, as well as the terms of those borrowings. In addition, our financial performance and the conditions of the capital markets will also affect the value of our common stock, which could make it a less attractive form of consideration in making acquisitions. All of these factors could also make it difficult or impossible for us to expand in the future.

WE ARE SUBJECT TO MANY ENVIRONMENTAL LAWS AND REGULATIONS THAT REQUIRE SIGNIFICANT EXPENDITURES FOR COMPLIANCE AND REMEDIATION EFFORTS, AND CHANGES IN THE LAW COULD INCREASE THOSE EXPENSES AND ADVERSELY AFFECT OUR OPERATIONS.

     Compliance with the environmental requirements of international, federal, state and local governments significantly affects our business. Among other things, these requirements regulate the discharge of materials into the water, air and land and govern the use and disposal of hazardous substances. Under environmental laws, we can be held strictly liable if hazardous substances are found on real property we have ever owned, operated or used as a disposal site. In recent years, we have adopted a policy of assessing real property for environmental risks prior to purchase. We are aware of issues regarding hazardous substances at some facilities, and we have put into place a remedial plan at each site where we believe such a plan is necessary. We regularly make capital and operating expenditures to stay in compliance with environmental laws. Despite these compliance efforts, risk of environmental liability is part of the nature of our business. We cannot assure you that environmental liabilities, including compliance and remediation costs, will not have a material adverse effect on us in the future. In addition, future events may lead to additional compliance or other costs that could have a material adverse effect on our business. Such future events could include changes in, or new interpretations of, existing laws, regulations or enforcement policies or further investigation of the potential health hazards of certain products or business activities.

                      RISKS RELATED TO THE EXCHANGE OFFER

IF YOU DO NOT EXCHANGE YOUR ORIGINAL NOTES FOR EXCHANGE NOTES, YOUR NOTES WILL CONTINUE TO HAVE RESTRICTIONS ON TRANSFER.

     If you do not exchange your original notes for exchange notes in the exchange offer, or if your original notes are tendered but not accepted, your notes will continue to have restrictions on transfer. In general, you may offer or sell any original notes only if the notes are registered under the Securities Act and applicable state laws, or resold under an exemption from these laws. We do not intend to register the original notes under the Securities Act, other than in the limited circumstances described in the registration rights agreement discussed in the section "Registered Exchange Offer; Registration Rights."

THE ISSUANCE OF THE EXCHANGE NOTES MAY ADVERSELY AFFECT THE MARKET FOR ORIGINAL NOTES.

     If original notes are tendered for exchange, the trading market for untendered and tendered but unaccepted original notes could be adversely affected. See "The Exchange Offer -- Consequences of Failure to Exchange."

YOU MAY FIND IT DIFFICULT TO SELL YOUR EXCHANGE NOTES BECAUSE NO PUBLIC TRADING MARKET FOR THE EXCHANGE NOTES EXISTS.

     The exchange notes are a new issue of securities for which there is currently no active trading market. The exchange notes will be registered under the Securities Act, but will constitute a new issue of securities with no established trading market. We do not intend to list the exchange notes on any national securities exchange or to seek the admission of the exchange notes for quotation through the Nasdaq Stock Market, Inc. In addition, the exchange notes will not be eligible for trading in The Portal(SM) Market. If the exchange notes are traded after their initial issuance, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities and other factors, including general economic conditions and our financial condition, performance and prospects.

     Accordingly,

     - a market for the exchange notes may not develop;

     - you may not be able to sell your exchange notes; and

     - you may not be able to sell your exchange notes at any particular price.

                                USE OF PROCEEDS

     This exchange offer is intended to satisfy certain of our obligations under the registration rights agreement entered into in connection with the offering of the original notes. We will not receive any proceeds from the exchange offer. In consideration for issuing the exchange notes, we will receive in exchange original notes of like principal amount, the terms of which are identical in all material respects to the exchange notes. The original notes surrendered in exchange for exchange notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the exchange notes will not result in any increase in our indebtedness. We have agreed to bear the expenses of the exchange offer. No underwriter is being used in connection with the exchange offer.

     The net proceeds that we received from the sale of the original notes on March 29, 2001 (after deduction of discounts, fees and certain other expenses associated with the sale of the original notes) were approximately $291.2 million. We used the net proceeds to repay all amounts outstanding under our senior credit facility due July 2002 (approximately $210.4 million) and our 7.74% senior notes due October 2004 (approximately $72.2 million). We have cancelled all commitments associated with the repaid indebtedness and will use the remaining proceeds for general working capital needs.

                                 CAPITALIZATION

     The following table shows our actual historical cash and cash equivalents and capitalization as of December 31, 2000 and as of March 31, 2001 (unaudited), and as adjusted to give effect to the offering of the original notes issued on March 29, 2001 and the application of the proceeds therefrom, as if we had completed the offerings on December 31, 2000.

     We believe that the assumptions used provide a reasonable basis on which to present our as adjusted capitalization. You should read the capitalization table below in conjunction with our consolidated financial statements and the related notes to those financial statements and the information presented under "Selected Consolidated Historical Financial Data" that is included in this prospectus. The as adjusted financial information included in the capitalization table below is not necessarily indicative of our capitalization or financial condition had we completed the offering of the original notes and the application of net proceeds therefrom on the date assumed. It is also not necessarily indicative of our future capitalization or future financial condition.

                                                         AS OF                           AS OF
                                                   DECEMBER 31, 2000                 MARCH 31, 2001
                                            --------------------------------   --------------------------
                                                          (IN THOUSANDS, EXCEPT SHARE DATA)
                                                                                       HISTORICAL
                                               HISTORICAL        AS ADJUSTED          (UNAUDITED)
CASH AND CASH EQUIVALENTS(1)..............      $  8,900          $ 36,446              $ 22,229
                                                --------          --------              --------
LONG-TERM DEBT, INCLUDING CURRENT
  MATURITIES:
  Senior credit facility(1)...............       194,000                --                    --
  7 3/8% senior notes.....................       198,791           198,791               198,817
  7.74% senior notes......................        66,200                --                    --
  Senior notes issued March 29, 2001......            --            25,242                25,243
  Senior subordinated notes issued March
     29, 2001.............................            --           274,124               274,128
  Other long-term debt....................         9,081             9,081                 8,306
                                                --------          --------              --------
          Total debt(1)...................       468,072           507,238               506,494
                                                --------          --------              --------
SHAREHOLDERS' EQUITY:
  Preferred stock, $0.10 par value;
     5,000,000 shares authorized; none
     issued...............................            --                --                    --
  Common stock, $0.10 par value;
     60,000,000 shares authorized;
     26,204,567 and 27,850,814 shares
     issued and outstanding as of December
     31, 2000 and March 31, 2001,
     respectively.........................         2,620             2,620                 2,785
  Additional paid-in capital..............       160,824           160,824               179,543
  Retained earnings(2)....................       116,359           114,110               102,999
  Accumulated other comprehensive loss....          (753)             (753)                 (891)
                                                --------          --------              --------
          Total shareholders' equity......       279,050           276,801               284,436
                                                --------          --------              --------
          Total capitalization............      $747,122          $784,039              $790,930
                                                ========          ========              ========

---------------

(1) As of March 29, 2001, the borrowings under our old senior credit facility were $210.0 million. As of March 31, 2001, as adjusted for the application of the net proceeds from the offerings of the original notes as described under "Use of Proceeds," total debt was $506.4 million, and cash and cash equivalents were $22.2 million. The foregoing does not give effect to our obtaining the new senior credit facility described under "Description of Certain Indebtedness -- Senior Credit Facility."

(2) As adjusted, retained earnings give effect to the prepayment penalty associated with the payoff of our 7.74% senior notes, net of related income tax benefit.

                SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA

     We have derived the following selected consolidated historical financial data for the years ended December 31, 1996, 1997, 1998, 1999 and 2000 from our audited consolidated financial statements and for the three-month periods ended March 31, 2000 and March 31, 2001 from our unaudited consolidated financial statements. You should read the selected consolidated historical financial data in conjunction with our "Management's Discussion and Analysis of Financial Condition and Results of Operations," the historical consolidated financial statements and the related notes to those financial statements included in this prospectus, and the reports that we filed with the Securities and Exchange Commission and incorporated by reference into this prospectus.

     The as adjusted financial data may not reflect our capitalization or financial condition had the offering of the original notes and the application of proceeds from the offering of original notes actually occurred on the date specified. Results for the three-month periods ended March 31, 2000 and March 31, 2001 are not necessarily indicative of results that may be expected for any other interim period or for the year as a whole. In the opinion of our management, all adjustments (which include normal recurring adjustments) necessary to arrive at a fair statement of interim results have been included. Finally, historical results are not necessarily indicative of future financial condition or results of operations.

                           CARAUSTAR INDUSTRIES, INC.

                SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA
                       (IN THOUSANDS, EXCEPT RATIO DATA)

                                                                                                            THREE-MONTH
                                                                                                           PERIODS ENDED
                                                          YEARS ENDED DECEMBER 31,                           MARCH 31,
                                           ------------------------------------------------------   ---------------------------
                                             1996       1997       1998       1999        2000          2000           2001
                                           --------   --------   --------   --------   ----------   -------------   -----------
                                                                                                            (UNAUDITED)
INCOME STATEMENT DATA:
Sales....................................  $629,674   $696,093   $774,312   $936,928   $1,014,615     $260,850       $233,088
Freight..................................    26,979     27,955     37,454     46,839       51,184       12,297         12,986
Net sales................................   602,695    668,138    736,858    890,089      963,431      248,553        220,102
Cost of sales............................   422,783    482,964    536,925    683,576      759,572      194,416        178,437
Gross profit.............................   179,912    185,174    199,933    206,513      203,859       54,137         41,665
Selling, general and administrative
  expenses...............................    81,003     88,978    105,052    125,784      145,268       38,490         36,717
Restructuring and other nonrecurring
  costs(1)...............................        --         --         --         --       16,777        6,913          7,083
Operating income (loss)..................    98,909     96,196     94,881     80,729       41,814        8,734         (2,135)
Interest expense.........................    10,698     14,111     16,072     25,456       34,063        7,787          9,210
Interest income and other (expense),
 net.....................................     4,865       (362)       (99)       144         (506)         106            366
Equity in income (loss) of unconsolidated
 affiliates..............................     2,154      1,665      4,308      9,224        6,533        2,910         (1,585)
Income (loss) before minority interest,
 income taxes and extraordinary loss.....    95,230     83,388     83,018     64,641       13,778        3,963        (12,564)
Minority interest........................      (754)    (1,721)      (730)      (356)        (169)         (75)           (28)
Provision (benefit) for income taxes.....    36,574     30,543     30,470     23,216        5,467        1,746         (4,443)
Extraordinary loss from early
 extinguishment of debt, net of tax
 benefit.................................         0          0          0          0            0            0         (2,695)
Net income (loss)........................    57,902     51,124     51,818     41,069        8,142        2,142        (10,844)
OTHER DATA:
EBITDA(2)................................  $132,242   $131,160   $137,795   $142,838   $  108,699     $ 26,608       $ 12,044
Adjusted EBITDA(1)(3)....................   132,242    131,160    137,795    142,838      121,433       32,304         16,031
Depreciation and amortization............    26,314     33,661     38,705     52,741       60,858       14,858         15,398
Capital expenditures.....................    32,059     36,275     40,716     35,696       58,306       17,151         11,826
Ratio of adjusted EBITDA to interest
 expense.................................      12.4x       9.3x       8.6x       5.6x         3.6x         4.2x           1.7x
Ratio of adjusted EBITDA to interest
 expense, adjusted for the offering(4)...        --         --         --         --          2.5x          --             --
Ratio of earnings to fixed charges(5)....       8.4x       6.0x       5.3x       3.1x         1.2x        1.44x         (0.45)x

                                                                AS OF DECEMBER 31, 2000      AS OF MARCH 31, 2001
                                                              ----------------------------   --------------------
                                                                          (AS ADJUSTED)(7)       (UNAUDITED)
BALANCE SHEET DATA:
Cash and cash equivalents(6)................................  $  8,900        $ 36,446             $ 22,229
Working capital.............................................    99,442         126,988              138,018
Property, plant and equipment, net..........................   483,309         483,309              476,400
Total assets................................................   932,827         960,373              953,882
Total debt(6)...............................................   468,072         507,238              506,494
Shareholders' equity (deficit)..............................   279,050         276,801              284,436
Total Capital...............................................   747,122         784,039              790,930

---------------

(1) In 2000, we recorded restructuring and other nonrecurring costs associated with the closing of two mills ($15.5 million) and a nonoperating litigation settlement ($1.3 million). Of the total costs, approximately $12.7 million represented noncash costs. During the three-month period ending March 31, 2000, we recorded restructuring costs of $6.9 million associated with the closing of a paperboard mill. Of the total costs, approximately $5.7 million were noncash. During the three-month period ending March 31, 2001, we recorded restructuring costs of $7.1 million associated with the closing of one mill and the consolidation of two folding carton facilities. Of the total costs, approximately $4.0 million were noncash. See Notes 12 and 14 to the consolidated financial statements.
(2) EBITDA is defined as income before income taxes and minority interests, plus interest expense, depreciation and amortization. EBITDA is presented because we believe it is a useful indicator of our ability to meet debt service and capital expenditure requirements. It is not, however, intended as an alternative measure of operating results or cash flow from operations as determined in accordance with generally accepted accounting principles. EBITDA is not necessarily comparable to similarly titled measures for other companies.
(3) Adjusted EBITDA is defined as EBITDA, as adjusted to exclude the noncash portion of any restructuring and other nonrecurring costs.
(4) The ratio of adjusted EBITDA to interest expense, adjusted for the offering, means adjusted EBITDA divided by interest expense, assuming the offering of the original notes had been completed as of January 1, 2000. For purposes of this ratio, we did not include an assumption for interest income earned on the estimated excess funds. This ratio would have been 2.6x if we had assumed interest income on the excess funds at a 5% return.
(5) For purposes of computing the ratio of earnings to fixed charges, earnings consist of net income, plus fixed charges, minus equity in income of less-than-50%-owned entities. Fixed charges consist of interest costs (whether expensed or capitalized), amortization of debt issuance costs and an estimate of the interest cost in rental expense.
(6) As of March 29, 2001, the borrowings under our revolving credit facility were $210.0 million. As of March 31, 2001, as adjusted for the application of the net proceeds from the offering of the original notes as described under "Use of Proceeds," cash and cash equivalents were $22.2 million, and total debt was $506.4 million. The foregoing does not give effect to our obtaining our new senior credit facility.
(7) As adjusted to reflect consummation of the offering of the original notes as of December 31, 2000 and application of the estimated net proceeds from the sale of the original notes as described under "Use of Proceeds."

                               THE EXCHANGE OFFER

GENERAL

     We are offering to exchange (1) up to $29,000,000 in aggregate principal amount of senior exchange notes due 2010 for the same aggregate principal amount of original senior notes due 2010, and (2) up to $285,000,000 in aggregate principal amount of senior subordinated exchange notes due 2011 for the same aggregate principal amount of original senior subordinated notes due 2011, properly tendered before the expiration date and not withdrawn. We are making the exchange offer for all of the original notes. Your participation in the exchange offer is voluntary, and you should carefully consider whether to accept this offer.

     On the date of this prospectus, $29,000,000 in aggregate principal amount of the original senior notes due 2010 are outstanding and $285,000,000 in aggregate principal amount of the original senior subordinated notes due 2011 are outstanding. Our obligations to accept original notes for exchange pursuant to the exchange offer are limited by the conditions listed below under "-- Conditions to the Exchange Offer."

     We currently expect that each of the conditions will be satisfied and that no waivers will be necessary.

PURPOSE OF THE EXCHANGE OFFER

     We issued and sold $29,000,000 in aggregate principal amount of the original senior notes and $285,000,000 in aggregate principal amount of the original senior subordinated notes on March 29, 2001 in a transaction exempt from the registration requirements of the Securities Act. The initial purchasers of the notes subsequently resold the original notes to qualified institutional buyers in reliance on Rule 144A and under Regulation S under the Securities Act.

     Because the transaction was exempt from registration under the Securities Act, you may reoffer, resell or otherwise transfer the original notes only if registered under the Securities Act or if an applicable exemption from the registration and prospectus delivery requirements of the Securities Act is available.

     In connection with the issuance and sale of the original notes, we entered into the registration rights agreement, which requires us to complete this exchange offer on or before September 5, 2001, which is 160 days after March 29, 2001, the date of the closing of the offering of the original notes, to avoid incurring additional interest on the original notes.

     In addition, there are circumstances under which we are required to use our best efforts to file a shelf registration statement with respect to resales of the original notes. We have filed a copy of the registration rights agreement as an exhibit to our Form 10-K for the year ended December 31, 2000 that has been filed with the Securities and Exchange Commission.

     We are making the exchange offer to satisfy our obligations under the registration rights agreement. Otherwise, we are not required to file any registration statement to register any original notes. Holders of original notes that do not tender their original notes or whose original notes are tendered but not accepted will have to rely on exemptions to registration requirements under the securities laws, including the Securities Act, if they wish to sell their original notes.

RESALE OF EXCHANGE NOTES

     We have not requested, and do not intend to request, an interpretation by the staff of the Securities and Exchange Commission as to whether the exchange notes issued pursuant to the exchange offer in exchange for the original notes may be offered for sale, resold or otherwise transferred by any holder without compliance with the registration and prospectus delivery provisions of the Securities Act. Instead, based on an interpretation by the staff in a series of no-action letters issued to third parties, we believe that exchange notes issued pursuant to the exchange offer in exchange for original notes may be offered for sale, resold and otherwise transferred by any holder of exchange notes if:

     - the holder is not our affiliate within the meaning of Rule 405 under the Securities Act;

     - the exchange notes are acquired in the ordinary course of the holder's business; and

     - the holder does not intend to participate in a distribution of the exchange notes.

     Any holder who exchanges original notes in the exchange offer with the intention of participating in any manner in a distribution of the exchange notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

     Because the Securities and Exchange Commission has not considered our exchange offer in the context of a no-action letter, we cannot assure you that the staff would make a similar determination with respect to the exchange offer. Any holder that is an affiliate of ours or that tenders in the exchange offer for the purpose of participating in a distribution of the exchange notes may be deemed to have received restricted securities and will not be allowed to rely on this interpretation by the staff and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

     If you participate in the exchange offer, you must acknowledge, among other things, that you are not participating in, and do not intend to participate in, a distribution of exchange notes. If you are a broker-dealer that receives exchange notes for your own account in exchange for original notes, and you acquired your original notes as a result of your market-making activities or other trading activities, you must acknowledge that you will deliver a prospectus in connection with any resale of the exchange notes. Please refer to the section in this prospectus entitled "Plan of Distribution."

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept for exchange any original notes properly tendered and not withdrawn before expiration of the exchange offer. The date of acceptance for exchange of the original notes and completion of the exchange offer, is the exchange date, which will be the first business day following the expiration date unless we extend the date as described in this prospectus. We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of original notes surrendered under the exchange offer. The original notes may be tendered only in integral multiples of $1,000. The exchange notes will be delivered on the earliest practicable date following the exchange date.

     The form and terms of the exchange notes will be substantially identical to the form and terms of the original notes, except the exchange notes:

     - will be registered under the Securities Act; and

     - will not bear legends restricting their transfer.

     The exchange notes will evidence the same debt as the original notes. The exchange notes will be issued under and entitled to the benefits of the same indentures that authorized the issuance of the original notes.

     The exchange offer is not conditioned upon any minimum aggregate principal amount of original notes being tendered for exchange.

     As of the date of this prospectus, $29,000,000 aggregate principal amount of the original senior notes are outstanding and $285,000,000 aggregate principal amount of the original senior subordinated notes are outstanding. This prospectus and the letter of transmittal are being sent to all registered holders of original notes. There will be no fixed record date for determining registered holders of original notes entitled to participate in the exchange offer.

     We intend to conduct the exchange offer in accordance with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations of the Securities and Exchange Commission. Original notes that are not exchanged in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits their holders have under the indentures relating to the original notes and the exchange notes.

     We will be deemed to have accepted for exchange properly tendered original notes when we have given oral or written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the holders of original notes who surrender them in the exchange offer for the purposes of receiving the exchange notes from us and delivering the exchange notes to their holders. The exchange agent will make the exchange as promptly as practicable on or after the date of acceptance for exchange of the original notes. The exchange date will be the first business day following the expiration date unless it is extended as described in this prospectus. We expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any original notes not previously accepted for exchange, upon the occurrence of any of the conditions specified below under "-- Conditions to the Exchange Offer."

     Holders who tender original notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of original notes. We will pay all charges and expenses, other than applicable taxes described below, in connection with the exchange offer. It is important that you read "-- Solicitation of Tenders; Fees and Expenses" and "-- Transfer Taxes" below for more details regarding fees and expenses incurred in the exchange offer.

EXPIRATION DATE; EXTENSION; TERMINATION; AMENDMENT


     The exchange offer will expire at 5:00 p.m., New York City time, on July 30, 2001, unless we have extended the period of time that the exchange offer is open. The expiration date will be at least 20 business days after the beginning of the exchange offer as required by Rule 14e-1(a) under the Exchange Act.


     We reserve the right to extend the period of time that the exchange offer is open, and delay acceptance for exchange of any original notes, by giving oral or written notice to the exchange agent and by timely public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. During any extension, all original notes previously tendered will remain subject to the exchange offer unless properly withdrawn.

     We also reserve the right to:

     - end or amend the exchange offer and not to accept for exchange any original notes not previously accepted for exchange upon the occurrence of any of the events specified below under "-- Conditions to the Exchange Offer" that have not been waived by us; and

     - amend the terms of the exchange offer in any manner that, in our good faith judgment, is advantageous to you, whether before or after any tender of the original notes.

     If any termination or amendment occurs, we will notify the exchange agent and will either issue a press release or give oral or written notice to you as promptly as practicable.

PROCEDURES FOR TENDERING ORIGINAL NOTES

     We have forwarded to you, along with this prospectus, a letter of transmittal relating to this exchange offer. Because all of the original notes are held in book-entry accounts maintained by the exchange agent at The Depository Trust Company, Euroclear or Clearstream, a holder need not submit a letter of transmittal if the holder tenders original notes in accordance with the procedures mandated by The Depository Trust Company's Automated Tender Offer Program ("ATOP") or by Euroclear or Clearstream, as the case may be. To tender original notes without submitting a letter of transmittal, the electronic instructions sent to The Depository Trust Company, Euroclear or Clearstream and transmitted to the exchange agent must contain your acknowledgment of receipt of and your agreement to be bound by and to make all of the representations contained in the letter of transmittal. In all other cases, a letter of transmittal must be manually executed and delivered as described in this prospectus.

     Only a holder of record of original notes may tender original notes in the exchange offer. To tender in the exchange offer, a holder must comply with the procedures of The Depository Trust Company, Euroclear or Clearstream, as applicable, and either:

     - complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires and deliver the letter of transmittal or facsimile to the exchange agent prior to the expiration date; or

     - in lieu of delivering a letter of transmittal, instruct The Depository Trust Company, Euroclear or Clearstream, as the case may be, to transmit on behalf of the holder a computer-generated message to the exchange agent in which the holder of the original notes acknowledges and agrees to be bound by the terms of the letter of transmittal, which computer-generated message shall be received by the exchange agent prior to 5:00 p.m., New York City time, on the expiration date.

In addition, either:

     - with respect to the original notes, the exchange agent must receive, before expiration of the exchange offer, timely confirmation of book-entry transfer of the original notes into the exchange agent's account at The Depository Trust Company, according to the procedure for book-entry transfer described below;

     - with respect to the original notes, the exchange agent must receive, before the expiration date, timely confirmation from Euroclear or Clearstream that the securities account to which the original notes are credited has been blocked from and including the day on which the confirmation is delivered to the exchange agent and that no transfers will be effected in relation to such original notes at any time after such date; or

     - the holder must comply with the guaranteed delivery procedures described below.

     To be tendered effectively, the exchange agent must receive any physical deliver of the letter of transmittal and other required documents at the address set forth below under "-- Exchange Agent" before expiration of the exchange offer. To receive confirmation of valid tender of original notes, a holder should contact the exchange agent at the telephone number listed under "-- Exchange Agent."

     The tender by a holder that is not withdrawn before expiration of the exchange offer will constitute an agreement between that holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal. Only a registered holder of original notes may tender the original notes in the exchange offer. If a holder completing a letter of transmittal tenders less than all of the original notes held by this holder, this tendering holder should fill in the applicable box of the letter transmittal. The amount of original notes delivered to the exchange agent will be deemed to have been tendered unless otherwise indicated.

     If original notes, the letter of transmittal or any other required documents are physically delivered to the exchange agent, the method of delivery is at the holder's election and risk. Rather than mail these items, we recommend that holders use an overnight or hand delivery service. In all cases, holders should allow sufficient time to assure delivery to the exchange agent before expiration of the exchange offer. Holders should not send the letter of transmittal or original notes to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or other nominees to effect the above transactions for them.

     Any beneficial owner whose original notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct it to tender on the owner's behalf. If the beneficial owner wishes to tender on its own behalf, it must, prior to completing and executing the letter of transmittal and delivering its original notes, either:

     - make appropriate arrangements to register ownership of the original notes in the owner's name; or

     - obtain a properly completed bond power from the registered holder of original notes.

     The transfer of registered ownership may take considerable time and may not be completed prior to the expiration date.

     If the applicable letter of transmittal is signed by the record holder(s) of the original notes tendered, the signature must correspond with the name(s) written on the face of the original note without alteration, enlargement or any change whatsoever. If the applicable letter of transmittal is signed by a participant in The Depository Trust Company, or Euroclear or Clearstream, as applicable, the signature must correspond with the name as it appears on the security position listing as the holder of the original notes.

     A signature on a letter of transmittal or a notice of withdrawal must be guaranteed by an eligible guarantor institution. Eligible guarantor institutions include banks, brokers, dealers, municipal securities dealers, municipal securities brokers, government securities dealers, government securities brokers, credit unions, national securities exchanges, registered securities associations, clearing agencies and savings associations. The signature need not be guaranteed by an eligible guarantor institution if the original notes are tendered:

     - by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

     - for the account of an eligible institution.

     If the letter of transmittal is signed by a person other than the registered holder of any original notes, the original notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder's name appears on the original notes and an eligible institution must guarantee the signature on the bond power.

     If the letter of transmittal or any original notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless we waive this requirement, they should also submit evidence satisfactory to us of their authority to deliver the letter of transmittal.

     We will determine in our sole discretion all questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of tendered original notes. Our determination will be final and binding. We reserve the absolute right to reject any original notes not properly tendered or any original notes the acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular original notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties.

     Unless waived, any defects or irregularities in connection with tenders of original notes must be cured within the time that we determine. Although we intend to notify holders of defects or irregularities with respect to tenders of original notes, neither we, the exchange agent nor any other person will incur any liability for failure to give notification. Tenders of original notes will not be deemed made until those defects or irregularities have been cured or waived. Any original notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent without cost to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

     In all cases, we will issue exchange notes for original notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

     - original notes or a timely book-entry confirmation that original notes have been transferred into the exchange agent's account at The Depository Trust Company; and

     - a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent's message.

     Holders should receive copies of the letter of transmittal with the prospectus. A holder may obtain additional copies of the applicable letter of transmittal for the original notes from the exchange agent at its offices listed under "-- Exchange Agent." By signing the letter of transmittal, or causing The Depository Trust Company, Euroclear or Clearstream, as applicable, to transmit an agent's message to the exchange agent, each tendering holder of original notes will represent to us that, among other things:

     - any exchange notes that the holder receives will be acquired in the ordinary course of its business;

     - the holder has no arrangement or understanding with any person or entity to participate in the distribution of the exchange notes;

     - if the holder is not a broker-dealer, that it is not engaged in and does not intend to engage in the distribution of the exchange notes;

     - if the holder is a broker-dealer that will receive exchange notes for its own account in exchange for original notes that were acquired as a result of market-making activities or other trading activities, that it will deliver a prospectus, as required by law, in connection with any resale of those exchange notes (see "Plan of Distribution"); and

     - the holder is not an "affiliate," as defined in Rule 405 of the Securities Act, of us or, if the holder is an affiliate, it will comply with any applicable registration and prospectus delivery requirements of the Securities Act.

THE DEPOSITORY TRUST COMPANY BOOK-ENTRY TRANSFER

     The exchange agent has established an account with respect to the original notes at The Depository Trust Company for purposes of the exchange offer.

     With respect to the original notes, the exchange agent and The Depository Trust Company have confirmed that any financial institution that is a participant in The Depository Trust Company may utilize The Depository Trust Company ATOP procedures to tender original notes.

     With respect to the original notes, any participant in The Depository Trust Company may make book-entry delivery of original notes by causing The Depository Trust Company to transfer the original notes into the exchange agent's account in accordance with The Depository Trust Company's ATOP procedures for transfer.

     However, the exchange for the original notes so tendered will be made only after a book-entry confirmation of such book-entry transfer of original notes into the exchange agent's account, and timely receipt by the exchange agent of an agent's message and any other documents required by the letter of transmittal. The term "agent's message" means a message, transmitted by The Depository Trust Company and received by the exchange agent and forming part of a book-entry confirmation, which states that The Depository Trust Company has received an express acknowledgment from a participant tendering original notes that are the subject of the book-entry confirmation that the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce that agreement against the participant.

EUROCLEAR AND CLEARSTREAM PROCEDURES FOR BLOCKING INSTRUCTIONS

     The registered holder of the original notes on the records of Euroclear or Clearstream must instruct Euroclear or Clearstream to block the securities in the account in Euroclear or Clearstream to which such original notes are credited. In order for the exchange offer to be accepted, the exchange agent must have received, prior to the expiration date, a confirmation from Euroclear or Clearstream that the securities account of original notes tendered has been blocked from and including the day on which the confirmation is delivered to the exchange agent and that no transfers will be effected in relation to the original notes at any time after such date. Original notes should be blocked in accordance with the procedures of Euroclear or Clearstream, as the case may be. The exchange of the original notes so tendered will be made only after a timely receipt by the exchange agent of an agent's message and any other documents required by the letter of transmittal. The term "agent's message" means a message, transmitted by Euroclear or Clearstream and received by the exchange agent that states that Euroclear or Clearstream has received an express acknowledgment from a participant tendering original notes that the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce that agreement against the participant.

GUARANTEED DELIVERY PROCEDURES

     Holders wishing to tender their original notes but whose original notes are not immediately available or who cannot deliver their original notes, the letter of transmittal or any other required documents to the exchange agent or cannot comply with the applicable procedures described above before expiration of the exchange offer may tender if:

     - the tender is made through an eligible guarantor institution;

     - before expiration of the exchange offer, the exchange agent receives from the eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail or hand delivery, or a properly transmitted agent's message and notice of guaranteed delivery:

      - setting forth the name and address of the holder and the registered number(s) and the principal amount of original notes tendered;

      - stating that the tender is being made by guaranteed delivery; and

      - guaranteeing that, within three New York Stock Exchange trading days after expiration of the exchange offer, the letter of transmittal, or facsimile thereof, together with the original notes or a book-entry transfer confirmation, and any other documents required by the letter of transmittal will be deposited by the eligible guarantor institution with the exchange agent; and

     - the exchange agent receives the properly completed and executed letter of transmittal, or facsimile thereof, as well as all tendered original notes in proper form for transfer or a book-entry transfer confirmation, and all other documents required by the letter of transmittal, within three New York Stock Exchange trading days after expiration of the exchange offer.

     Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their original notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL RIGHTS

     You may withdraw your tender of original notes at any time before 5:00 p.m., New York City time, on the expiration date.

     For a withdrawal to be effective, the exchange agent must receive a computer generated notice of withdrawal, transmitted by The Depository Trust Company, Euroclear or Clearstream on behalf of the holder in accordance with the standard operating procedure of The Depository Trust Company, or

Euroclear or Clearstream, or a written notice of withdrawal, sent by facsimile transmission, receipt confirmed by telephone, or letter, before the expiration date.

     Any notice of withdrawal must:

     - specify the name of the person that tendered the original notes to be withdrawn;

     - identify the original notes to be withdrawn, including the certificate number or numbers and principal amount of such original notes;

     - specify the principal amount of original notes to be withdrawn;

     - include a statement that the holder is withdrawing its election to have the original notes exchanged;

     - be signed by the holder in the same manner as the original signature on the letter of transmittal by which the original notes were tendered or as otherwise described above, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee under the indenture register the transfer of the original notes into the name of the person withdrawing the tender; and

     - specify the name in which any of the original notes are to be registered, if different from that of the person that tendered the original notes.

     The exchange agent will return the properly withdrawn original notes promptly following receipt of notice of withdrawal. If original notes have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at The Depository Trust Company, Euroclear or Clearstream, as applicable, to be credited with the withdrawn original notes or otherwise comply with The Depository Trust Company's procedures.

     Any original notes withdrawn will not have been validly tendered for exchange for purposes of the exchange offer. Any original notes that have been tendered for exchange but which are not exchanged for any reason will be returned to the holder without cost to the holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. In the case of original notes tendered by book-entry transfer into the exchange agent's account at The Depository Trust Company pursuant to its book-entry transfer procedures, the original notes will be credited to an account with The Depository Trust Company specified by the holder, as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn original notes may be retendered by following one of the procedures described under "-- Procedures for Tendering Original Notes" above at any time on or before the expiration date.

ACCEPTANCE OF ORIGINAL NOTES FOR EXCHANGE; DELIVERY OF EXCHANGE NOTES

     Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the exchange date, all original notes properly tendered and will issue the exchange notes promptly after the acceptance. Please refer to the section in this prospectus entitled "-- Conditions to the Exchange Offer" below. For purposes of the exchange offer, we will be deemed to have accepted properly tendered original notes for exchange when we give notice of acceptance to the exchange agent.

     For each original note accepted for exchange, the holder of the original note will receive an exchange note having a principal amount at maturity equal to that of the surrendered original note.

     In all cases, we will issue exchange notes for original notes that are accepted for exchange pursuant to the exchange offer only after the exchange agent timely receives certificates for the original notes or a book-entry confirmation of the original notes into the exchange agent's account at The Depository Trust Company, a properly completed and duly executed letter of transmittal and all other required documents.

CONDITIONS TO THE EXCHANGE OFFER

     We will not be required to accept for exchange, or to issue exchange notes in exchange for, any original notes and may terminate or amend the exchange offer, by notice to the exchange agent or by a timely press release, at any time before accepting any of the original notes for exchange, if, in our reasonable judgment:

     - the exchange notes to be received will not be tradeable by the holder without restriction under the Securities Act, the Exchange Act and without material restrictions under the blue sky or securities laws of substantially all of the states of the United States;

     - the exchange offer, or the making of any exchange by a holder of outstanding notes, would violate applicable law or any applicable interpretation of the staff of the Securities and Exchange Commission;

     - any action or proceeding has been instituted or threatened in any court or by or before any governmental agency or regulatory authority with respect to the exchange offer that, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer.

     In addition, we will not be obligated to accept for exchange the original notes of any holder that has not made to us:

     - the representations described under "-- Resale of Exchange Notes,"
       "-- Procedures for Tendering Original Notes" and "Plan of Distribution"; and

     - such other representations as may be reasonably necessary under applicable Securities and Exchange Commission rules, regulations or interpretations to make available an appropriate form for registration of the exchanges notes under the Securities Act.

     We expressly reserve the right, at any time or at various times, to extend the period of time during which the exchange offer is open. Consequently, we may delay acceptance of any original notes by giving oral or written notice of such extension to their holders. During any such extensions, all original notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange. We will return any original notes that we do not accept for exchange for any reason without expense to their tendering holders as promptly as practicable after the expiration or termination of the exchange offer.

     In addition, we expressly reserve the right to amend or terminate the exchange offer and to reject for exchange any original notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified above. We will give oral or written notice of any extension, amendment, nonacceptance or termination to the holders of the original notes as promptly as practicable. In the case of any extension, such notice will be issued no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

     These conditions fare for our sole benefit, and we may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times in our sole discretion. If we fail at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that we may assert at any time or at various times.

     In addition, we will not accept for exchange any original notes tendered, and will not issue exchange notes in exchange for any such original notes, if at such time any stop order will be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939.

     The exchange offer is not conditioned upon any minimum principal amount of original notes being tendered for exchange.

EXCHANGE AGENT

     We have appointed The Bank of New York as the exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter for transmittal and requests for the notice of guaranteed delivery, as well as all executed letters of transmittal to the exchange agent at the addresses listed below:

                         By Hand or Overnight Delivery:
                              The Bank of New York
                               101 Barclay Street
                        Corporate Trust Services Window
                                  Ground Level
                            New York, New York 10286
                   Attention: Reorganization Section/Floor 7E

      By Registered or Certified Mail:         By Facsimile Transmission:
            The Bank of New York               (Eligible Institutions Only)
           101 Barclay Street, 7E              (212) 815-6339
          New York, New York 10286
 Attention: Reorganization Section/Floor 7E    To Confirm by Telephone or for Information:
                                               (212) 815-3750

     DELIVERY TO AN ADDRESS OTHER THAN AS LISTED ABOVE, OR TRANSMISSIONS OF INSTRUCTIONS TO A FACSIMILE NUMBER OTHER THAN AS LISTED ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

     The Bank of New York is the trustee under the indentures governing the notes.

SOLICITATION OF TENDERS; FEES AND EXPENSES

     We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection with the exchange offer.

     We will pay the estimated cash expenses to be incurred in connection with the exchange offer, including the following:

     - fees and expenses of the exchange agent and trustee;

     - Securities and Exchange Commission registration fees;

     - Accounting and legal fees, including fees of one counsel for the holders of the original notes; and

     - printing and mailing expenses.

TRANSFER TAXES

     We will pay all transfer taxes, if any, applicable to the exchange of original notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

     - certificates representing original notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of original notes tendered;

     - exchange notes are to be delivered to, or issued in the name of, any person other than the registered holder of the original notes;

     - tendered original notes are registered in the name of any person other than the person signing the letter of transmittal; or

     - a transfer tax is imposed for any reason other than the exchange of original notes under the exchange offer.

     If satisfactory evidence of payment of transfer taxes is not submitted with the letter of transmittal, the amount of any transfer taxes will be billed to the tendering holder.

ACCOUNTING TREATMENT

     We will record the exchange notes at the same carrying value of the original notes reflected in our accounting records on the date the exchange offer is completed. Accordingly, we will not recognize any gain or loss for accounting purposes upon the exchange of exchange notes for original notes. We will amortize the expenses incurred in connection with the issuance of the exchange notes over the term of the exchange notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

     If you do not exchange your original notes for exchange notes pursuant to the exchange offer, you will continue to be subject to the restrictions on transfer of the original notes as described in the legend on the notes. In general, the original notes may be offered or sold only if registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently anticipate that we will register the original notes under the Securities Act. However, under limited circumstances we may be required to file with the Securities and Exchange Commission a shelf registration statement to cover resales of the original notes by the holders of notes who satisfy conditions relating to the provision of information in connection with the shelf registration statement. Please refer to the section in this prospectus entitled "Registered Exchange Offer; Registration Rights."

     Your participation in the exchange offer is voluntary, and you should carefully consider whether to participate. We urge you to consult your financial and tax advisors in making a decision whether or not to tender your original notes. Please refer to the section in this prospectus entitled "Certain U.S. Federal Tax Considerations."


     As a result of the making of, and upon acceptance for exchange of all validly tendered original notes pursuant to the terms of, this exchange offer, we will have fulfilled a covenant contained in the registration rights agreement. If you do not tender your original notes in the exchange offer, you will be entitled to all the rights and limitations applicable to the original notes under the indenture, except for any rights under the registration rights agreement that by their terms end or cease to have further effectiveness as a result of the making of this exchange offer. To the extent that original notes are tendered and accepted in the exchange offer, the trading market for untendered, or tendered but unaccepted, original notes could be adversely affected. Please refer to the section in this prospectus entitled "Risk Factors -- If you do not exchange your original notes for exchange notes, your notes will continue to have restrictions on transfer."


     We may in the future seek to acquire untendered original notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. However, we have no present plans to acquire any original notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered original notes.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

GENERAL

     We are a major manufacturer of recycled paperboard and converted paperboard products. We operate in three business segments. The paperboard segment manufactures 100% recycled uncoated and clay-coated paperboard and collects recycled paper and brokers recycled paper and other paper rolls. The tube, core and composite container segment produces spiral and convolute-wound tubes, cores and cans. The carton and custom packaging segment produces printed and unprinted folding and set-up cartons and provides contract manufacturing and packaging services.

     Our business is vertically integrated to a large extent. This means that our converting operations consume a large portion of our own paperboard production, approximately 38% in 2000 and 39% during the first three months of 2001. The balance of our paperboard production is sold to external customers in any of the four recycled paperboard end-use markets: tube, core and composite containers; folding cartons; gypsum wallboard facing paper and other specialty products. We are the only major manufacturer to serve all four end-use markets. As part of our strategy to maintain optimum levels of production capacity, we regularly purchase paperboard from other manufacturers in an effort to minimize the potential impact of demand declines on our own mill system. Additionally, each of our mills can produce recycled paperboard for more than one end-use market. This allows us to shift production between mills in response to customer or market demands.

     Recovered fiber, which is derived from recycled paper stock, is our most significant raw material. Historically, the cost of recovered fiber has fluctuated significantly due to market and industry conditions. For example, our average recovered fiber cost per ton of paperboard produced increased from $43 per ton in 1993 to $144 per ton in 1995, an increase of 235%, before dropping to $66 per ton in 1996. Same-mill recovered fiber cost per ton averaged $104 during 2000 and $70 during the first quarter of 2001.

     We raise our selling prices in response to increases in raw material costs. However, we often are unable to pass the full amount of these costs through to our customers on a timely basis, and as a result often cannot maintain our operating margins in the face of dramatic cost increases. We experience margin shrinkage during all periods of price increases due to customary time lags in implementing our price increases. We cannot assure you that we will be able to recover any future increases in the cost of recovered fiber by raising the prices of our products. Even if we are able to recover future cost increases, our operating margins and results of operations may still be materially and adversely affected by time delays in the implementation of price increases.

     Excluding labor, energy is our most significant manufacturing cost. Energy is used to generate steam used in the paper making process and to operate our paperboard machines and all of our other converting machinery. Our energy costs increased steadily throughout 2000 and the first quarter of 2001 due primarily to increases in natural gas and fuel oil costs. In 2000, the average energy cost in our mill system was approximately $52 per ton. In the first quarter of 2001, average energy costs were $66 per ton compared to $47 per ton in the first quarter of 2000 and $62 per ton in the fourth quarter of 2000. Until recently, our business had not been significantly affected by energy costs, and we historically have not passed energy costs through to our customers. We were not able to pass through to our customers all of the energy cost increases we incurred in 2000 or in the first quarter of 2001. As a result, our operating margins were adversely affected. We continue to evaluate our energy costs and consider ways to factor energy costs into our pricing. However, we cannot assure you that our operating margins and results of operations will not continue to be adversely affected by rising energy costs.

     Historically, we have grown our business, revenues and production capacity to a significant degree through acquisitions. Based on the difficult operating climate for our industry and our financial position, we anticipate that the pace of our acquisition activity, and accordingly, our revenue growth, will slow as we focus on conserving cash and maximizing the productivity of our existing facilities. We made no acquisitions during the quarter ended March 31, 2001.

     We are a holding company that currently operates our business through 34 subsidiaries. We also own a 50% interest in two joint ventures with Temple-Inland, Inc. We account for these interests in our joint ventures under the equity method of accounting.

RESULTS OF OPERATIONS THREE-MONTH PERIODS ENDED MARCH 31, 2000 -- 2001

     The following table shows volume, gross paper margins and related data for the periods indicated. The volume information shown below includes shipments of unconverted paperboard and converted paperboard products. Tonnage volumes from our business segments, excluding tonnage produced by our unconsolidated joint venture, Premier Boxboard, are combined and presented along end-use market lines. Additional financial information is reported by segment in Note 11 to the consolidated financial statements.

                                                             THREE-MONTH PERIODS
                                                               ENDED MARCH 31,
                                                             --------------------              %
                                                               2000        2001     CHANGE   CHANGE
                                                             --------    --------   ------   ------
PRODUCTION SOURCE OF PAPERBOARD TONS SOLD
(IN THOUSANDS):
  From paperboard mill production..........................    269.9       217.9     (52.0)   -19.3%
  Outside purchases........................................     31.6        31.7       0.1      0.3%
                                                              ------      ------    ------   ------
          Total paperboard tonnage.........................    301.5       249.6     (51.9)   -17.2%
                                                              ======      ======    ======   ======
TONS SOLD BY MARKET (IN THOUSANDS):
  Tube, core and composite container volume
     Paperboard (internal).................................     49.7        46.7      (3.0)    -6.0%
     Outside purchases.....................................      5.9         6.7       0.8     13.6%
                                                              ------      ------    ------   ------
  Tube, core and composite container converted products....     55.6        53.4      (2.2)    -4.0%
  Unconverted paperboard...................................      9.3         7.5      (1.8)   -19.4%
                                                              ------      ------    ------   ------
       Tube, core and composite container volume...........     64.9        60.9      (4.0)    -6.2%
  Folding carton volume
     Paperboard (internal).................................     19.3        20.0       0.7      3.6%
     Outside purchases.....................................     23.2        23.4       0.2      0.9%
                                                              ------      ------    ------   ------
  Folding carton converted products........................     42.5        43.4       0.9      2.1%
  Unconverted paperboard...................................     74.9        54.9     (20.0)   -26.7%
                                                              ------      ------    ------   ------
       Folding carton volume...............................    117.4        98.3     (19.1)   -16.3%
  Gypsum wallboard facing paper volume
     Unconverted paperboard................................     54.7        35.1     (19.6)   -35.8%
     Outside purchases (for resale)........................      0.5         0.0      (0.5)  -100.0%
                                                              ------      ------    ------   ------
       Gypsum wallboard facing paper volume................     55.2        35.1     (20.1)   -36.4%
  Other specialty products volume
     Paperboard (internal).................................     32.1        18.7     (13.4)   -41.7%
     Outside purchases.....................................      2.0         1.6      (0.4)   -20.0%
                                                              ------      ------    ------   ------
  Other specialty converted products.......................     34.1        20.3     (13.8)   -40.5%
  Unconverted paperboard...................................     29.9        35.0       5.1     17.1%
                                                              ------      ------    ------   ------
       Other specialty products volume.....................     64.0        55.3      (8.7)   -13.6%
                                                              ------      ------    ------   ------
          Total paperboard tonnage.........................    301.5       249.6     (51.9)   -17.2%
                                                              ======      ======    ======   ======

                                                             THREE-MONTH PERIODS
                                                               ENDED MARCH 31,
                                                             --------------------              %
                                                               2000        2001     CHANGE   CHANGE
                                                             --------    --------   ------   ------
GROSS PAPER MARGINS ($/TON):
  Paperboard mill
     Average same-mill net selling price...................   $  441      $  422    $  (19)    -4.3%
     Average same-mill recovered fiber cost................      112          70       (42)   -37.5%
                                                              ------      ------    ------   ------
       Paperboard mill gross paper margin..................   $  329      $  352    $   23      7.0%
                                                              ======      ======    ======   ======
  Tube and core
     Average net selling price.............................   $  763      $  797    $   34      4.5%
     Average paperboard cost...............................      420         453        33      7.9%
                                                              ------      ------    ------   ------
       Tube and core gross paper margin....................   $  343      $  344    $    1      0.3%
                                                              ======      ======    ======   ======

     Net Sales. Our consolidated net sales for the quarter ended March 31, 2001 decreased 11.5% to $220.1 million from $248.6 million in the same quarter of 2000. Acquisitions completed during 2000 accounted for $11.9 million of net sales during the first quarter of 2001. These acquisitions included MilPak, Inc., Arrow Paper Products Company and Crane Carton Company, LLC. These acquisitions were all accounted for using the purchase method of accounting, and their results of operations were included only from and after the date of the acquisition. Excluding 2000 acquisitions, net sales decreased 16.2% during the first quarter of 2001. This decrease was due to lower volume from the paperboard segment, partially attributable to the dispute with Georgia-Pacific, and lower sales from the carton and custom packaging segment, partially offset by higher selling prices in the tube, core and composite container segment.

     Total paperboard tonnage for the quarter decreased 17.2% to 249,615 tons from 301,521 tons. Excluding 2000 acquisitions, total paperboard tonnage decreased 19.7% to 242,245 tons. This decrease was primarily due to lower shipments of unconverted paperboard to external customers in the gypsum wallboard facing paper, folding carton and tube, core and composite container end-use markets. The decrease in shipments to gypsum wallboard facing paper customers was partially attributable to the dispute with Georgia-Pacific and a general softness in industry demand. Excluding 2000 acquisitions, outside purchases decreased 23.0% to 24,329 tons compared to prior year. Tons sold from paperboard mill production decreased 19.3% for the quarter to 217,916 tons compared with 269,927 tons in the first quarter of last year. Total tonnage converted decreased 11.4% in the first quarter to 117,126 tons compared to 132,157 tons last year, and decreased 17.0% from the first quarter of last year, excluding 2000 acquisitions. Excluding 2000 acquisitions, volumes in the folding carton and the tube, core and composite container end-use markets decreased 22.3% and 6.6%, respectively.

     Gross Margin. Gross margin for the first quarter of 2001 decreased to 18.9% of net sales from 21.8% in 2000. This margin decrease was due primarily to lower volume and higher energy costs in the paperboard segment, combined with lower margins in the carton and custom packaging and tube, core and composite container segments. Margins decreased in the carton and custom packaging segment due to lower volume and a decrease in selling prices resulting from competitive pressures. Margins in the tube, core and composite container segment decreased as a result of higher energy costs and lower volume.

     Restructuring Costs. In January 2001, we initiated a plan to close our paperboard mill located in Chicago, Illinois and recorded a pretax charge to operations of approximately $4.4 million. The mill was profitable through 1998, but declining sales resulted in losses of approximately $2.6 million and $1.5 million in 1999 and 2000, respectively. We expect the proceeds from the sale of the real estate to more than offset the pretax charge. The $4.4 million charge included a $2.2 million noncash asset impairment write down of fixed assets to estimated net realizable value, a $1.2 million accrual for severance and termination benefits for 16 salaried and 59 hourly employees terminated in connection with this plan and a $989 thousand accrual for other exit costs. In the first quarter of 2001, we paid $1.2 million in severance and termination benefits and $246 thousand in other exit costs. As of March 31, 2001, three employees remained to assist in the closing of the mill. The remaining severance and termination benefits and other exit costs will be paid by December 31, 2001. We are marketing the property and will complete the exit plan upon the sale of the property, which we anticipate will occur prior to December 31, 2001.

     In March 2001, we initiated a plan to consolidate the operations of our Salt Lake City, Utah carton plant into our Denver, Colorado carton plant and recorded a pretax charge to operations of approximately $2.6 million. The $2.6 million charge included a $1.8 million noncash asset impairment write down of fixed assets to estimated net realizable value, a $464 thousand accrual for severance and termination benefits for 5 salaried and 31 hourly employees terminated in connection with this plan and a $422 thousand accrual for other exit costs. In the first quarter of 2001, we paid $170 thousand in severance and termination benefits and $134 thousand in other exit costs. As of March 31, 2001, one employee remained to assist in the closing of the plant. The remaining severance and termination benefits and other exit costs will be paid by December 31, 2001.

     Operating (Loss) Income. Operating loss for the first quarter of 2001 was $2.1 million, a decrease of $10.9 million from the first quarter of 2000 operating income of $8.7 million. Operating income for comparable facilities, excluding restructuring costs, decreased $11.3 million, or 72.3%, from the prior year. This decline was due primarily to lower volume and higher energy costs in the paperboard segment, combined with lower margins in the carton and custom packaging and tube, core and composite container segments. Selling, general and administrative expenses decreased by $1.8 million, or 4.6% in the first quarter of 2001 compared to 2000 due primarily to a decrease in expenses in the paperboard segment and lower information technology costs. The decrease in the paperboard segment is the result of the Chesapeake, Camden and Chicago mill closures.

     Our Sprague boxboard mill, located in Versailles, Connecticut, which we purchased from International Paper Company in April 1999, has continued to have a significant impact on our earnings in 2000 and 2001. Sprague incurred operating losses of $17.2 million in 2000 and $5.1 million in the first quarter of 2001. The losses were attributable to a combination of unfavorable fixed price contracts, low capacity utilization and higher fiber costs that we were unable to pass through to our customers. Our primary objectives at Sprague have been to improve quality, reduce costs and increase sales volume. Based on improvements we made during the last year and a half, we now believe Sprague is competitive in terms of cost and quality, and we expect Sprague's financial performance to improve with increases in sales volume. Although we expect losses at Sprague to decline, in light of current difficult industry conditions, we do not expect Sprague to become profitable for the balance of 2001.

     Other Income (Expense). Interest expense increased 18.3% to $9.2 million for the first quarter of 2001 from $7.8 million in 2000. This increase was primarily due to higher average borrowings under our former senior credit facility combined with higher interest rates under our former senior credit facility. See "-- Liquidity and Capital Resources."

     Equity in loss from unconsolidated affiliates for the first quarter of 2001 was $1.6 million, down $4.5 million from equity income of $2.9 million in the first quarter of 2000. This decrease was primarily due to lower operating results for Standard Gypsum, L.P., our gypsum wallboard joint venture, and losses at Premier Boxboard Limited LLC, our containerboard mill joint venture that began operations in the third quarter of 2000. The lower operating results for Standard Gypsum, L.P., were the result of excess production capacity in that market that has lowered sales prices significantly since the first quarter of 2000. Both of these joint ventures are with Temple-Inland.

     Net Income. As discussed above, our results for the first quarter of 2001 included restructuring charges recorded in conjunction with the closing of our Chicago, Illinois paperboard mill and the consolidation of operations of our Salt Lake City, Utah carton plant into our Denver, Colorado carton plant. These charges were $7.0 million in the aggregate ($4.4 million, net of tax benefit, or $0.16 per common share on a diluted basis). Also included in the results for the first quarter of 2001 was an extraordinary loss of $4.3 million related to the early extinguishment of debt ($2.7 million, net of tax benefit, or $0.10 per common share on a diluted basis). Excluding the extraordinary loss and restructuring charges, net loss for the first quarter of 2001 was $3.7 million, or $0.13 net loss per common share compared to net income before restructuring costs of $6.5 million, or $0.25 net income per common share for the same period last year. Including the extraordinary loss and restructuring charges, net loss was $10.8 million in the first quarter of 2001 compared with net income of $2.1 million last year. Including the extraordinary loss and restructuring charges, diluted net loss per common share was $0.39 in the first quarter of 2001 compared to diluted net income per common share of $0.08 in 2000.

RESULTS OF OPERATIONS 1999 -- 2000

     The following table shows volume, gross paper margins and related data for the periods indicated. The volume information shown below includes shipments of unconverted paperboard and converted paperboard products. Tonnage volumes from our business segments, excluding tonnage produced by our unconsolidated joint venture, Premier Boxboard, are combined and presented along end-use market lines. Additional financial information is reported by segment in Note 11 to the consolidated financial statements.

                                                                 YEARS ENDED
                                                                DECEMBER 31,
                                                             -------------------              %
                                                               1999       2000     CHANGE   CHANGE
                                                             --------   --------   ------   ------
PRODUCTION SOURCE OF PAPERBOARD TONS SOLD
(IN THOUSANDS):
  From paperboard mill production..........................   1,064.9      999.1    (65.8)   -6.2%
  Outside purchases........................................      90.6      122.4     31.8    35.1%
                                                             --------   --------   ------   -----
          Total paperboard tonnage.........................   1,155.5    1,121.5    (34.0)   -2.9%
                                                             ========   ========   ======   =====
TONS SOLD BY MARKET (IN THOUSANDS):
  Tube, core and composite container volume
     Paperboard (internal).................................     203.2      202.9     (0.3)   -0.1%
     Outside purchases.....................................      18.9       25.9      7.0    37.0%
                                                             --------   --------   ------   -----
  Tube, core and composite container converted products....     222.1      228.8      6.7     3.0%
  Unconverted paperboard...................................      41.6       37.6     (4.0)   -9.6%
                                                             --------   --------   ------   -----
       Tube, core and composite container volume...........     263.7      266.4      2.7     1.0%
  Folding carton volume
     Paperboard (internal).................................      65.2       67.9      2.7     4.1%
     Outside purchases.....................................      58.3       86.8     28.5    48.9%
                                                             --------   --------   ------   -----
  Folding carton converted products........................     123.5      154.7     31.2    25.3%
  Unconverted paperboard...................................     286.4      270.2    (16.2)   -5.7%
                                                             --------   --------   ------   -----
       Folding carton volume...............................     409.9      424.9     15.0     3.7%
  Gypsum wallboard facing paper volume
     Unconverted paperboard................................     265.8      196.1    (69.7)  -26.2%
     Outside purchases (for resale)........................       4.5        0.5     (4.0)  -88.9%
                                                             --------   --------   ------   -----
       Gypsum wallboard facing paper volume................     270.3      196.6    (73.7)  -27.3%
  Other specialty products volume
     Paperboard (internal).................................      91.6      108.7     17.1    18.7%
     Outside purchases.....................................       8.9        9.2      0.3     3.4%
                                                             --------   --------   ------   -----
  Other specialty converted products.......................     100.5      117.9     17.4    17.3%
  Unconverted paperboard...................................     111.1      115.7      4.6     4.1%
                                                             --------   --------   ------   -----
       Other specialty products volume.....................     211.6      233.6     22.0    10.4%
                                                             --------   --------   ------   -----
          Total paperboard tonnage.........................   1,155.5    1,121.5    (34.0)   -2.9%
                                                             ========   ========   ======   =====

                                                                 YEARS ENDED
                                                                DECEMBER 31,
                                                             -------------------              %
                                                               1999       2000     CHANGE   CHANGE
                                                             --------   --------   ------   ------
GROSS PAPER MARGINS ($/TON):
  Paperboard mill
     Average same-mill net selling price...................  $    413   $    441   $   28     6.8%
     Average same-mill recovered fiber cost................        84        101       17    20.2%
                                                             --------   --------   ------   -----
       Paperboard mill gross paper margin..................  $    329   $    340   $   11     3.3%
                                                             ========   ========   ======   =====
  Tube and core
     Average net selling price.............................  $    730   $    786   $   56     7.7%
     Average paperboard cost...............................       390        441       51    13.1%
                                                             --------   --------   ------   -----
       Tube and core gross paper margin....................  $    340   $    345   $    5     1.5%
                                                             ========   ========   ======   =====

     Net Sales. Our consolidated net sales for the year ended December 31, 2000 increased 8.2% to $963.4 million from $890.1 million in 1999. Acquisitions completed during 1999 and 2000 accounted for $102.5 million of sales during 2000. These acquisitions included MilPak, Inc., Arrow Paper Products Company and Crane Carton Company, LLC, all of which were completed in 2000. The acquisitions of Carolina Component Concepts, Inc., International Paper Company's Sprague boxboard mill, Halifax Paperboard Co., Inc., Tenneco Packaging, Inc.'s folding carton division and Carolina Converting, Inc. were completed in 1999. These acquisitions were all accounted for using the purchase method of accounting, and their results of operations were included only from and after the date of the acquisition. Excluding acquisitions completed during 1999 and 2000, net sales decreased 3.3% during 2000. This decrease was due to lower volume and sales from the paperboard segment, partially attributable to the dispute with Georgia-Pacific, and lower sales from the carton and custom packaging segment, partially offset by higher sales from the tube, core and composite container segment.

     Total paperboard tonnage for 2000 decreased 2.9% to 1,121,500 tons from 1,155,500 tons in 1999. Excluding acquisitions completed during 1999 and 2000, total paperboard tonnage declined 8.6% to 1,056,000 tons. This decrease was primarily due to lower shipments of unconverted paperboard to external customers in the gypsum wallboard facing paper and folding carton markets. This decrease in shipments to gypsum wallboard facing paper customers was partially attributable to the dispute with Georgia-Pacific. Excluding acquisitions, outside purchases increased 10.3% to 99,900 tons. Tons sold from paperboard mill production decreased 6.2% for 2000 to 999,000 tons, compared with 1,064,900 tons for 1999, and decreased 10.4% excluding acquisitions. Total tonnage converted increased 12.5% for 2000 to 501,400 tons compared to 445,800 tons in 1999, and increased 1.2% over 1999, excluding acquisitions. Excluding acquisitions completed during 1999 and 2000, volumes in the folding carton and other specialty end-use markets decreased 9.3% and increased 4.9%, respectively.

     Gross Margin. Gross margin for 2000 decreased to 21.2% of net sales from 23.2% in 1999. This margin decrease was due primarily to lower volume and higher energy costs in the paperboard segment, combined with lower margins in the carton and custom packaging and tube, core and composite container segments. Margins decreased in the carton and custom packaging segment due to lower selling prices resulting from competitive pressures. Margins in the tube, core and composite container segment decreased as a result of higher raw material costs and soft volume in the plastic core and composite container businesses.

     Restructuring and Other Nonrecurring Costs. In February 2000, we initiated a plan to close our paperboard mill located in Baltimore, Maryland and recorded a pretax charge to operations of approximately $6.9 million. We adopted the plan to close the mill in conjunction with our ongoing efforts to increase manufacturing efficiency and reduce costs in our mill system. The $6.9 million charge included a $5.7 million noncash asset impairment charge to write-down machinery and equipment to net realizable value. The charge also included a $604 thousand accrual for severance and termination benefits for 21 salaried and 83 hourly employees terminated in connection with this plan and a $613 thousand accrual for post-closing security and other exit costs. All severance and termination benefits and all other post-closing exit costs were paid by December 31, 2000. As of December 31, 2000, one employee remained to assist in marketing the land and building. We will complete the exit plan upon the sale of the property, which we anticipate will occur during 2001. We do not expect the mill closure to have a material impact on future operations.

     In September 2000, we initiated a plan to close our paperboard mill located in Camden, New Jersey and recorded a pretax charge to operations of approximately $8.6 million. The mill closing was the result of a slowdown in gypsum facing paper shipments during the third quarter of 2000 and a contract dispute with our largest gypsum facing paper customer, Georgia-Pacific. The $8.6 million charge included a $7.0 million noncash asset impairment write-down of fixed assets to net realizable value, a $558 thousand accrual for severance and termination benefits for 19 salaried and 46 hourly employees terminated in connection with this plan, and a $968 thousand accrual for post-closing security, leases and other exit costs. During 2000, we paid $380 thousand in severance and termination benefits and $346 thousand in other exit costs. As of December 31, 2000, two employees remained to collect receivables, process payables and assist in marketing the land and building. This mill contributed net sales of $11.6 million and operating income of $1.2 million for the nine months ended September 30, 2000. It contributed net sales of $19.1 million and operating income of $2.1 million for the year ended December 31, 1999. We are marketing the land and building and will complete the exit plan upon the sale of the property.

     In December 2000, we recognized a nonrecurring cost of $1.3 million related to the settlement of a dispute over abandoned property.

     Operating Income. Operating income for 2000 was $41.8 million, a decrease of $38.9 million, or 48.2% from 1999. Operating income for comparable facilities, excluding restructuring and other nonrecurring costs, declined $23.3 million, or 28.9%. This decline was due primarily to lower volume and higher energy costs in the paperboard segment, combined with lower margins in the carton and custom packaging and tube, core and composite container segments. Selling, general and administrative expenses increased by $19.5 million, or 15.5% in 2000 compared to 1999. Acquisitions accounted for approximately $12.5 million of the increase and information technology costs accounted for approximately $3.2 million of the increase.

     Other Income (Expense). Interest expense increased 33.8% to $34.1 million for 2000 from $25.5 million in 1999 due to higher average borrowings under our senior credit facility and the effect of a full year of interest expense attributable to our $200.0 million public debt securities offering in June 1999.

     Equity in income from unconsolidated affiliates was $6.5 million, down $2.7 million, or 29.2%, from 1999 primarily due to lower operating results for Standard Gypsum, L.P., our gypsum wallboard joint venture with Temple-Inland, Inc. and start-up costs at Premier Boxboard Limited LLC, our containerboard mill joint venture with Temple-Inland.

     Income Taxes. Our effective tax rate increased to 39.7% in 2000 from 36.1% in 1999, due primarily to the effect of the increase in permanent nondeductible items as a percentage of pretax income. Our effective tax rate has historically been higher than the U.S. federal statutory rate of 35% due to state income taxes and permanent nondeductible items.

     Net Income. As discussed above, our results for 2000 included restructuring and nonrecurring charges recorded in conjunction with the closings of our Baltimore, Maryland and Camden, New Jersey paperboard mills and a nonrecurring charge related to the settlement of a dispute over abandoned property, which were $16.8 million in the aggregate ($10.5 million, net of tax benefit, or $0.40 per common share on a diluted basis). Excluding these charges, net income was $18.6 million, or $0.71 per common share. Including the restructuring and other nonrecurring costs, net income decreased 80.2% to $8.1 million from $41.1 million in 1999. Diluted net income per common share, including the restructuring and other nonrecurring costs, decreased 81.0% to $0.31 for 2000 from $1.63 in 1999.

RESULTS OF OPERATIONS 1998 -- 1999

     The following tables show volume, gross paper margins and related data for the periods indicated. The volume information shown below includes shipments of unconverted paperboard and converted paperboard products. Tonnage volumes from our business segments are combined and presented along end-use market lines. Additional financial information is reported by segment in Note 11 to the consolidated financial statements.

                                                                 YEARS ENDED
                                                                DECEMBER 31,
                                                             -------------------              %
                                                               1998       1999     CHANGE   CHANGE
                                                             --------   --------   ------   ------
PRODUCTION SOURCE OF PAPERBOARD TONS SOLD
  (IN THOUSANDS):
  From paperboard mill production..........................     919.8    1,064.9    145.1    15.8%
  Outside purchases........................................      84.7       90.6      5.9     7.0%
                                                             --------   --------   ------   -----
          Total paperboard tonnage.........................   1,004.5    1,155.5    151.0    15.0%
                                                             ========   ========   ======   =====
TONS SOLD BY MARKET (IN THOUSANDS):
  Tube, core and composite container volume
     Paperboard (internal).................................     199.4      203.2      3.8     1.9%
     Outside purchases.....................................      23.4       18.9     (4.5)  -19.2%
                                                             --------   --------   ------   -----
  Tube, core and composite container converted products....     222.8      222.1     (0.7)   -0.3%
  Unconverted paperboard...................................      40.8       41.6      0.8     2.0%
                                                             --------   --------   ------   -----
     Tube, core and composite container Volume.............     263.6      263.7      0.1     0.0%
  Folding carton volume
     Paperboard (internal).................................      52.0       65.2     13.2    25.4%
     Outside purchases.....................................      38.4       58.3     19.9    51.8%
                                                             --------   --------   ------   -----
  Folding carton converted products........................      90.4      123.5     33.1    36.6%
  Unconverted paperboard...................................     202.6      286.4     83.8    41.4%
                                                             --------   --------   ------   -----
     Folding carton volume.................................     293.0      409.9    116.9    39.9%
  Gypsum wallboard facing paper volume
     Unconverted paperboard................................     239.1      265.8     26.7    11.2%
     Outside purchases (for resale)........................      16.1        4.5    (11.6)  -72.0%
                                                             --------   --------   ------   -----
       Gypsum wallboard facing paper volume................     255.2      270.3     15.1     5.9%
  Other specialty products volume
     Paperboard (internal).................................      75.5       91.6     16.1    21.3%
     Outside purchases.....................................       6.8        8.9      2.1    30.9%
                                                             --------   --------   ------   -----
  Other specialty converted products.......................      82.3      100.5     18.2    22.1%
  Unconverted paperboard...................................     110.4      111.1      0.7     0.6%
                                                             --------   --------   ------   -----
     Other specialty products volume.......................     192.7      211.6     18.9     9.8%
                                                             --------   --------   ------   -----
          Total paperboard tonnage.........................   1,004.5    1,155.5    151.0    15.0%
                                                             ========   ========   ======   =====
GROSS PAPER MARGINS ($/TON):
  Paperboard mill
     Average same-mill net selling price...................  $    412   $    414   $    2     0.5%
     Average same-mill recovered fiber cost................        70         78        8    11.4%
                                                             --------   --------   ------   -----
       Paperboard mill gross paper margin..................  $    342   $    336   $   (6)   -1.8%
                                                             ========   ========   ======   =====
  Tube and core
     Average net selling price.............................  $    735   $    730   $   (5)   -0.7%
     Average paperboard cost...............................       407        390      (17)   -4.2%
                                                             --------   --------   ------   -----
       Tube and core gross paper margin....................  $    328   $    340   $   12     3.7%
                                                             ========   ========   ======   =====

     Net Sales. Our consolidated net sales for the year ended December 31, 1999 increased 20.8% to $890.1 million from $736.9 million in 1998. Acquisitions completed during 1998 and 1999 accounted for $144.2 million of sales during 1999. These acquisitions included Carolina Component Concepts, Inc., International Paper Company's Sprague boxboard mill, Halifax Paperboard Co., Inc., Tenneco Packaging, Inc.'s folding carton division and Carolina Converting, Inc., all of which were completed in 1999. The acquisitions of Chesapeake Paperboard Company and its wholly owned subsidiary, Chesapeake Fiber Packaging Corporation, Etowah Recycling, Inc., Tenneco Packaging, Inc.'s 20% interest in the CPI partnership and Boxall, Inc. were completed in 1998. These acquisitions were all accounted for using the purchase method of accounting, and their results of operations were included only from and after the date of the acquisition. Excluding acquisitions, net sales increased 1.2% during 1999. This increase was due to higher sales from the tube, core and composite container and carton and custom packaging segments.

     Total paperboard tonnage for 1999 increased 15.0% to 1,155,500 tons from 1,004,500 tons. Excluding acquisitions completed during 1998 and 1999, total paperboard tonnage declined 1.2% to 992,300 tons. Lower shipments of converted paperboard products and lower shipments of unconverted paperboard to external customers in the folding carton and other specialty end-use markets were partially offset by higher shipments of unconverted paperboard to the gypsum wallboard facing paper market. Excluding acquisitions, outside purchases decreased 26.3% to 62,400 tons. Tons sold from paperboard mill production increased 15.8% for 1999 to 1,064,900 tons compared with 919,800 tons last year, and increased 0.5% excluding acquisitions. Total tonnage converted increased 12.8% for 1999 to 446,100 tons compared to 395,500 thousand tons in 1998, but declined 1.7% from last year excluding acquisitions. Excluding acquisitions, volumes decreased 7.2% in the folding carton market and decreased 3.0% in the other specialty end-use markets.

     Gross Margin. Gross margin for 1999 decreased to 23.2% of net sales from 27.1% in 1998. This margin decrease was due primarily to the acquisition of operations with lower margins, as a percentage of sales, than our other operations, combined with lower margins in the paperboard segment, partially offset by higher margins in the tube, core and composite container segment.

     Operating Income. Operating income for 1999 was $80.7 million, a decrease of $14.2 million, or 14.9% from 1998. Operating income at comparable facilities declined $7.5 million, or 7.9%. This decline was due primarily to lower margins in the paperboard segment, partially offset by improved results in the tube, core and composite container and carton and custom packaging segments. Selling, general and administrative expenses increased by $20.7 million in 1999 versus 1998 due primarily to acquisitions and increased information technology costs.

     Other Income (Expense). Interest expense increased 58.4% to $25.5 million for 1999 from $16.1 million in 1998 due to higher average borrowings under the senior credit facility and the June 1, 1999 public debt securities offering.

     Equity income from unconsolidated affiliates was $9.2 million, up 114.1% from 1998 due to improved results for Standard Gypsum, our gypsum wallboard joint venture with Temple-Inland.

     Income Taxes. Our effective tax rate decreased to 36.1% in 1999 from 37.0% in 1998, due primarily to the implementation of state tax reduction strategies. Our effective tax rate has historically been higher than the U.S. federal statutory rate of 35% due to state income taxes and nondeductible permanent items.

     Net Income. Net income decreased 20.7% to $41.1 million from $51.8 million in 1998. Diluted net income per common share decreased 20.1% to $1.63 for 1999 from $2.04 in 1998.

LIQUIDITY AND CAPITAL RESOURCES

     At December 31, 1999 and 2000 and March 31, 2000 and 2001, total debt consisted of the following (in thousands):

                                        DECEMBER 31,        DECEMBER 31,        MARCH 31,        MARCH 31,
                                            1999                2000               2000             2001
                                      -----------------   -----------------   --------------   --------------
                                                                               (UNAUDITED)      (UNAUDITED)
Senior credit facility..............      $140,000            $194,000           $130,000         $      0
9 7/8% senior subordinated notes....             0                   0                  0          274,128
7 1/4% senior notes.................             0                   0                  0           25,243
7 3/8% senior notes.................       198,691             198,791            198,667          198,817
7.74% senior notes..................        82,750              66,200             82,750                0
Other notes payable.................         4,913               9,081              4,919            8,306
                                          --------            --------           --------         --------
                                          $426,354            $468,072           $416,336         $506,494
                                          ========            ========           ========         ========

     On March 29, 2001, we completed a series of financing transactions pursuant to which we (i) issued $29.0 million in aggregate principal amount of our 7 1/4% senior notes due May 1, 2010 and $285.0 million in aggregate principal amount of our 9 7/8% senior subordinated notes due April 1, 2011, (ii) used the proceeds from the sale of these notes to repay in full and terminate our former senior credit facility and 7.74% senior notes and (iii) obtained a new $75.0 million senior credit facility. The 7 1/4% senior notes and 9 7/8% senior subordinated notes were issued at a discount to yield effective interest rates of 9.4% and 10.5%, respectively. Aggregate proceeds from the sale of these notes, net of issuance costs, was approximately $291.2 million. In connection with the repayment of the 7.74% senior notes, we incurred a prepayment penalty of approximately $3.6 million. The difference between issue price and principal amount at maturity of our 7 1/4% senior notes and 9 7/8% senior subordinated notes will be accreted each year as interest expense on our financial statements. These newly issued notes are unsecured, but are guaranteed, on a joint and several basis, by all of our domestic subsidiaries, other than one that is not wholly owned.

     Our new credit facility provides for a revolving line of credit in the aggregate principal amount of $75.0 million for a term of three years, including subfacilities of $10.0 million for swingline loans and $15.0 million for letters of credit, usage of which reduces availability under the facility. No borrowings were outstanding under the facility as of March 31, 2001, versus $130.0 million and $194.0 million outstanding on our former senior credit facility on March 31, 2000 and December 31, 2000, respectively; however, an aggregate of $9.5 million in letter of credit obligations outstanding under our former senior credit facility have been transferred to our new senior credit facility. We intend to use the new facility for working capital, capital expenditures and other general corporate purposes. Although the facility is unsecured, our obligations under the facility are unconditionally guaranteed, on a joint and several basis, by all of our existing and subsequently acquired wholly owned domestic subsidiaries.

     Borrowings under the new facility bear interest at a rate equal to, at our option, either (i) the base rate (which is equal to the greater of the prime rate most recently announced by Bank of America, N.A., the administrative agent under the facility, or the federal funds rate plus one-half of 1%) or (ii) the adjusted Eurodollar Interbank Offered Rate, in each case plus an applicable margin determined by reference to our leverage ratio (which is defined under the new facility as the ratio of our total debt to our total capitalization).

     The initial applicable margins are 2.0% for Eurodollar rate loans and 0.75% for base rate loans. Beginning on the date we deliver our financial statements for the fiscal quarter ending September 30, 2001, the initial margins will be subject to reduction based on our leverage ratio. Additionally, the undrawn portion of the facility is subject to a facility fee at an annual rate that is presently set at 0.5%, also subject to reduction, beginning on the date we deliver our September 30, 2001 financial statements, based on our leverage ratio.

     The new facility contains covenants that restrict, among other things, our ability and our subsidiaries' ability to create liens, merge or consolidate, dispose of assets, incur indebtedness and guarantees, pay dividends, repurchase or redeem capital stock and indebtedness, make certain investments or acquisitions, enter into certain transactions with affiliates, make capital expenditures or change the nature of our business. The facility also contains several financial maintenance covenants, including covenants establishing a maximum leverage ratio (as described above), minimum tangible net worth and a minimum interest coverage ratio.

     The new facility contains events of default including, but not limited to, nonpayment of principal or interest, violation of covenants, incorrectness of representations and warranties, cross-default to other indebtedness, bankruptcy and other insolvency events, material judgments, certain ERISA events, actual or asserted invalidity of loan documentation and certain changes of control of our company.

     In 1998, we registered with the Securities and Exchange Commission a total of $300.0 million in public debt securities for issuance in one or more series and with such specific terms as determined from time to time. On June 1, 1999, we issued $200.0 million in aggregate principal amount of our 7 3/8% senior notes due June 1, 2009. Our 7 3/8% senior notes were issued at a discount to yield an effective interest rate of 7.473%, are unsecured obligations of our company and pay interest semiannually. In connection with the offering of our 7 1/4% senior notes and 9 7/8% senior subordinated notes, our subsidiary guarantors also guaranteed our 7 3/8% senior notes.

     As noted above, on March 29, 2001, we repaid in full all outstanding balances under our former senior credit facility and 7.74% senior notes. Our former senior credit facility was a $400.0 million, five-year senior credit facility with a scheduled maturity date in July 2002. Interest under the facility was computed using our choice of: (a) the adjusted Eurodollar rate (as defined under the facility) plus a margin; or (b) the higher of (i) the federal funds rate plus one-half of 1% or (ii) the prime lending rate most recently announced by the administrative agent under the facility. At December 31, 2000 and March 29, 2001, the date we repaid and terminated our former senior credit facility, the interest margin above the adjusted Eurodollar rate was computed on the basis of our leverage ratio. For the three months ended March 31, 2001 and 2000 and for the year ended December 31, 2000, the weighted average borrowings outstanding under our former senior credit facility during such periods bore interest at 6.95%, 6.45% and 7.18%, respectively.

     Our 7.74% senior notes, which we originally issued on October 1, 1992 to an insurance company in an aggregate principal amount of $82.75 million, bore interest at a rate of 7.74% per annum, payable semiannually in April and October of each year. In connection with the repayment of our 7.74% senior notes, we incurred a prepayment penalty of approximately $3.6 million.

     In September 2000 and February 2001, we completed amendments to our former senior credit facility that, among other things, increased the maximum permitted leverage ratio for the third and fourth quarters of 2000 and first quarter of 2001. We also obtained from the holder of our 7.74% senior notes a temporary waiver, effective until March 31, 2001, of the leverage ratio covenant (which was identical to the leverage ratio covenant contained in our former senior credit facility) for the fourth quarter of 2000. We obtained the leverage ratio amendments and waiver in order to avoid the occurrence of an event of default under our senior credit agreement and our 7.74% senior note agreement, resulting from a violation of the leverage ratio covenants contained in these agreements. We would have needed to obtain additional amendments and waivers by March 31, 2001 to avoid further violations. Because we repaid and terminated our senior credit facility and our 7.74% senior notes with a portion of the net proceeds from the offerings of the original notes, we did not pursue any further amendments or waivers beyond March 31, 2001.

     We have severally and unconditionally guaranteed 50% of the obligations of our Premier Boxboard and Standard Gypsum joint ventures under their respective credit facilities. In addition, Premier Boxboard has issued $50.0 million in senior notes, which are guaranteed by our joint venture partner, Temple-Inland, and are secured by a substantial portion of the assets of Premier Boxboard. As of March 31, 2001, approximately $86.2 million of indebtedness under the joint venture credit agreements was outstanding, of which we have guaranteed one-half (approximately $43.1 million). As of December 31, 2000, we were in default under the leverage ratio covenant in these guarantees and, as a result, a cross-default occurred under our senior credit facility and the Premier Boxboard senior notes. We entered into agreements with the Premier Boxboard and Standard Gypsum lenders that waived the underlying defaults and amended the financial maintenance covenants on a going-forward basis. We also obtained waivers of the cross-defaults. As a result of the termination of our former senior credit facility, the leverage ratio covenant in these guarantees is now tied to the leverage ratio covenant in our new senior credit facility.

     Cash generated from operations was $82.5 million for the year ended December 31, 2000, compared with $91.8 million in 1999. The decrease in 2000 compared to the same period in 1999 was due primarily to lower net income and unfavorable changes in working capital, partially offset by higher distributions from our Standard Gypsum joint venture.

     Cash generated from operations was $5.4 million for the three months ended March 31, 2001, compared with $26.4 million for the same period last year. The decrease in the first three months of 2001 compared to the same period last year was due primarily to lower net income, a decrease in distributions from unconsolidated affiliates, and unfavorable changes in working capital.

     Capital expenditures, excluding acquisition costs, were $58.3 million in 2000 versus $35.7 million for the same period in 1999. Capital expenditures were $11.8 million in the first three months of 2001 versus $17.2 million for the same period last year. Aggregate capital expenditures of approximately $30.0 million are anticipated for 2001. To conserve cash, we intend to limit capital expenditures in 2001 to cost reduction and productivity improvement projects. In addition to capital expenditures, we and Temple-Inland may agree to make additional capital contributions during the balance of 2001 to our Standard Gypsum joint venture.

     In February 2000, we acquired all of the outstanding stock of MilPak, Inc. in exchange for 248,132 shares of our common stock valued at $4.7 million and $4.7 million in cash. MilPak operates a facility located in Pine Brook, New Jersey that provides blister packaging, cartoning and labeling, and other contract packaging services.

     In September 2000, we acquired all of the outstanding stock of Arrow Paper Products Company in exchange for 342,743 shares of our common stock valued at $5.1 million. Arrow is located in Saginaw, Michigan and operates two tube and core converting facilities that serve customers in the automotive, film, housewares and other specialty tube and core markets.

     In October 2000, we completed the acquisition of 100% of the membership interests in Crane Carton Company LLC in exchange for 1,659,790 shares of our common stock valued at $19.0 million plus $5.8 million of assumed debt, including industrial development bonds in the aggregate amount of $3.5 million. Crane operates a single folding carton manufacturing facility located in suburban Chicago, Illinois. Because of the cross-default under our former senior credit facility, Bankers Trust Company, the issuer of the letter of credit supporting the bonds, had the right to cause an event of default under the bonds by notifying the bond trustee that an event of default existed under the senior credit facility. The resulting event of default under the bond documents would have permitted the trustee to accelerate the maturity of the bonds and draw under the letter of credit to pay the bond indebtedness. Upon payment by Bankers Trust Company under the letter of credit, we would have had an immediate obligation to reimburse Bankers Trust Company for the amounts drawn. As discussed above, the source of the cross-default, our former senior credit facility, has been repaid in full and terminated.

     During the second quarter of 1999, we formed a joint venture with Temple-Inland, Inc. to own and operate Temple-Inland's Newport, Indiana containerboard mill. The joint venture, Premier Boxboard Limited LLC, undertook a 14-month, $82.0 million project to modify the mill to enable it to produce a new, lightweight gypsum facing paper along with other containerboard grades. The mill began operations as modified at the beginning of the third quarter of 2000. Under the joint venture agreement, we contributed $50.0 million to the joint venture during the second quarter of 2000, and Temple-Inland contributed the net assets of the mill and received $50.0 million in notes issued by Premier Boxboard. Each partner has a 50% interest in the joint venture, and we account for our interest in this joint venture under the equity method. Our subsidiary, PBL, Inc., manages the day-to-day operations of Premier Boxboard, pursuant to a management agreement with Temple-Inland. See "Description of Certain Indebtedness -- Premier Boxboard Guaranty."

     We paid cash dividends of $18.0 million and $18.5 million in 1999 and 2000, respectively, and $4.7 million in the first three months of 2001 versus $4.6 million in the same period last year. In February 2001, we reduced our first quarter dividend from $0.18 to $0.09 per issued and outstanding common share. As described below under "-- Subsequent Events," in June 2001 we further reduced our second quarter dividend to $0.03 per share. Although our former debt agreements contained no specific limitations on the payment of dividends, our new debt agreements contain certain limitations on the payment of future dividends. We intend to continue assessing our ability to pay quarterly dividends in light of difficult industry conditions, our need to preserve financial flexibility and the limitations on dividends contained in our financial covenants.

     We did not purchase any shares of our common stock during 2000 or the first three months of 2001 under our common stock purchase plan. We have cumulatively purchased 3,169,000 shares since January 1996. Our board of directors has authorized purchases of up to 831,000 additional shares. Our newly issued 9 7/8% senior subordinated notes and our new credit facility will limit our future ability to repurchase our common stock.

     We believe that the remaining net proceeds from our recent sale of 7 1/4% senior notes and 9 7/8% senior subordinated notes, together with existing cash and cash from operations, will be adequate to fund our operations, working capital needs and debt service obligations for the foreseeable future. If, however, we were to undertake any significant acquisitions in the next 12 months, we could require additional funds from external sources such as our new senior credit facility.

INFLATION

     Raw material price changes have had, and continue to have, a material effect on our operations. Energy prices had a material effect on our operations in 2000 and the three-month period ended March 31, 2001. We do not believe that general economic inflation is a significant determinant of our raw material price increases or that, except as it relates to energy prices, it has a material effect on our operations.

GEORGIA-PACIFIC LITIGATION

     On May 9, 2001, we and Georgia-Pacific Corporation jointly announced a tentative settlement regarding the litigation over the terms of the long-term supply contract the parties entered in April 1996. Both the pending litigation and the tentative settlement are described below.

     Since August 2000, we have been litigating with Georgia-Pacific, formerly our largest gypsum facing paper customer, over its refusal to continue purchasing its requirements of gypsum facing paper for certain plants pursuant to the terms of a long-term supply contract. The contract was executed in April 1996 and terminates on August 20, 2005, unless extended. We believe that the express language of the contract requires Georgia-Pacific to purchase from us all paper products used in wallboard manufacturing at the Georgia-Pacific wallboard plants designated in the contract, and the parties generally had performed their respective obligations under the contract in accordance with this requirement since inception. In the third quarter of 2000, Georgia-Pacific asserted the position that the contract does not include certain grades of facing paper and that Georgia-Pacific would manufacture these grades for itself. By the end of the third quarter, Georgia-Pacific's purchases fell by more than 80% from the 7,000 tons per month that prevailed in the first half of 2000. Shipments to Georgia-Pacific in the fourth quarter of 2000 fell below 300 tons per month and continued at such levels through the first quarter of 2001. As a result of this loss in volume, we closed our Camden paperboard mill and lost volume amounting to approximately 40% of the capacity of our Buffalo paperboard mill.

     On August 16, 2000, we filed suit against Georgia-Pacific in the General Court of Justice, Superior Court Division, of Mecklenburg County, North Carolina (Case No. 00-CVS-12302), asserting a claim for breach of contract based on Georgia-Pacific's refusal to continue making purchases under the contract. The complaint seeks damages in excess of $100.0 million. The complaint was amended in October 2000 to request an injunction requiring Georgia-Pacific to specifically perform its obligations under the contract, but the specific performance claim was dismissed on January 26, 2001. Although the case is proceeding on the damages claim, we have agreed with Georgia-Pacific to dismiss the case if and when the tentative settlement, as described below, is implemented.

     On September 1, 2000, Georgia-Pacific filed a separate action in the Superior Court of Fulton County, Georgia (Case No. 2000CV-27684), seeking a declaratory judgment in support of its interpretation of the contract that its actions are not in breach of the contract. On December 22, 2000, this action was stayed pending final resolution of the action we filed in North Carolina. Georgia-Pacific has agreed with us to dismiss this case if and when the tentative settlement, as described below, is implemented.

     Under the terms of the tentative settlement, we and G-P Gypsum Corporation, a wholly owned subsidiary of Georgia-Pacific, have entered into a new ten-year agreement under which we will supply amounts between a minimum of 1.89 billion and a maximum 3.78 billion square feet (between 50,000 and 100,000 tons) of gypsum facing paper per year as G-P Gypsum may order for use in its new ToughRock wallboard. Implementation of the new agreement, and settlement of the pending litigation over the 1996 agreement, is subject to satisfactory completion of a transition period of a duration to be determined in good faith by G-P Gypsum, but not to exceed 90 days. During this period, we will supply G-P Gypsum, as it requests, with such facing paper to enable it to evaluate the paper's compliance with its specifications for quality and end-use suitability. Upon G-P Gypsum's satisfaction with the paper, it will notify us that the transition period has ended, and the term of the new agreement, including the annual quantity requirements described above, will commence. Upon commencement of the new agreement, the parties will dismiss all pending litigation relating to the 1996 agreement. Under the terms of the tentative settlement, either party may terminate its obligations under the new agreement during the transition period without cause and without liability to the other party. Although we believe that we will be able to satisfy G-P Gypsum's product requirements and that the new agreement will be implemented, we can give no assurance that the conditions to the new agreement will be satisfied (or that G-P Gypsum will determine or agree that the conditions have been satisfied), or that the new agreement will be implemented and the pending litigation will be dismissed. Even if the new agreement is implemented, it could be at least 45 days following implementation before we are supplying tonnage equal to at least 50% of the 7,000 tons per month levels purchased by Georgia-Pacific during the first half of 2000 before the dispute arose. Accordingly, we believe that our operating results and financial condition will continue to be materially and adversely affected by the loss of contract volume from Georgia-Pacific unless and until the new supply agreement is implemented, and until the new supply agreement has been effective long enough to generate a substantial volume of required purchases from Georgia-Pacific.

SUBSEQUENT EVENT

     In May 2001, we entered into two interest rate swap agreements in notional amounts of $185.0 million and $25.0 million. The agreements, which have payment and expiration dates that correspond to the terms of the note obligations they cover, effectively converted $185.0 million of our fixed rate 9 7/8% senior subordinated notes and $25.0 million of our fixed rate 7 3/8% senior notes into variable rate obligations. The variable rates are based on LIBOR plus a fixed margin. Although we expect these swap agreements to lower our interest expense, if LIBOR increases significantly, our interest expense could also increase significantly. For example, assuming the continuation of the variable interest rates currently in effect under the swap agreements, we would expect to save approximately $4.6 million per year in interest expense. If, however, LIBOR were to increase by 100 basis points, our interest expense would increase by approximately $2.1 million.

     On June 18, 2001, we announced a dividend of $0.03 per issued and outstanding common share for the second quarter of 2001.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     At December 31, 2000, we had outstanding borrowings of approximately $200.0 million related to an issuance of public debt securities registered with the Securities and Exchange Commission in June of 1999. The 7 3/8% senior notes were issued at a discount to yield an effective interest rate of 7.473%. The notes pay interest semiannually, and are our unsecured obligations. As of December 31, 2000, we had a $400.0 million five-year senior credit facility, with interest computed using our choice of (a) the Eurodollar rate plus a margin or (b) the higher of the federal funds rate plus a margin or the bank's prime lending rate. As of December 31, 2000, borrowings of $194.0 million were outstanding under the senior credit facility at a weighted average interest rate of 7.27%. In addition, at December 31, 2000, we had outstanding senior notes dated October 8, 1992, which were payable to an insurance company in five equal installments of $16.55 million, the first of which was paid on October 8, 2000. As of December 31, 2000, we owed $66.2 million under these notes. Interest on the notes accrued at 7.74% and was payable semiannually. Our senior management establishes parameters, which are approved by the board of directors, for our financial risk. We do not utilize derivatives for speculative purposes. We adopted SFAS 133, "Accounting for Derivative Instruments and Hedging Activities," effective January 1, 2001, which had no material impact on our financial statements upon adoption.

     The table below provides information about our financial instruments that are sensitive to changes in interest rates and should be read in conjunction with the referenced notes in our consolidated financial statements. The table below presents principal amounts and related weighted average interest rates by year or expected maturity based on existing contractual maturity schedules for our debt obligations as of December 31, 2000. For obligations with variable interest rates, the table shows payout amounts based on current rates and does not attempt to project future interest rates.

                                                          CONTRACTUAL MATURITY DATES
                                        --------------------------------------------------------------
                                         2001       2002      2003      2004     THEREAFTER    TOTAL
                                        -------   --------   -------   -------   ----------   --------
                                                                (IN THOUSANDS)
7.74% Senior Notes(1)
  Fixed rate..........................  $16,550   $ 16,550   $16,550   $16,550    $     --    $ 66,200
  Average interest rate...............     7.74%      7.74%     7.74%     7.74%                   7.74%
7 3/8% Senior Notes(1)
  Fixed rate..........................                                            $200,000    $200,000
  Average interest rate...............                                                7.47%       7.47%
Senior Credit Facility(1)
  Variable rate.......................            $194,000                                    $194,000
  Average interest rate...............                7.27%                                       7.27%

---------------

(1) See Note 5 to the consolidated financial statements.

     The table below presents principal amounts and related weighted average interest rates by year or expected maturity for our debt obligations as of March 31, 2001 (unaudited).

                                                        CONTRACTUAL MATURITY DATES
                                     -----------------------------------------------------------------
                                       2001       2002       2003       2004     THEREAFTER    TOTAL
                                     --------   --------   --------   --------   ----------   --------
                                                              (IN THOUSANDS)
9 7/8% Senior Subordinated Notes(1)
  Fixed rate(2)....................                                               $285,000    $285,000
  Average interest rate............                                                   10.5%       10.5%
7 1/4% Senior Notes(1)
  Fixed rate.......................                                               $ 29,000    $ 29,000
  Average interest rate............                                                    9.4%        9.4%
7 3/8% Senior Notes(1)(2)
  Fixed rate.......................                                               $200,000    $200,000
  Average interest rate............                                                   7.47%       7.47%
Senior Credit Facility(1)
  Variable rate....................                                                                  0
  Average interest rate............                                                                N/A

---------------

(1) See Note 5 to the consolidated financial statements.
(2) In May 2001, we entered into two interest rate swap agreements in notional amounts of $185.0 million and $25.0 million. The agreements effectively converted portions of our fixed rate 9 7/8% senior subordinated notes and our fixed rate 7 3/8% senior notes into variable rate obligations.

                                    BUSINESS

OVERVIEW

     We are a major manufacturer of 100% recycled paperboard and converted paperboard products. We manufacture products primarily from recovered fiber, which is derived from recycled paper. We operate in three business segments:

     - Paperboard

     - Tube, core and composite container

     - Carton and custom packaging

     We report certain financial information by segment in Note 11 to the consolidated financial statements included in this prospectus.

OPERATIONS AND PRODUCTS

     Paperboard. Our principal manufacturing activity is the production of uncoated and clay-coated recycled paperboard. In this manufacturing process, we reduce paperstock to pulp, clean and refine it and then process it into various grades of paperboard for internal consumption by our converting facilities or sale in the following four end-use markets:

     - Tube, core and composite containers

     - Folding cartons

     - Gypsum wallboard facing paper

     - Other specialty products

     We currently operate a total of 15 paperboard mills, including one owned in a joint venture. These mills are located in the following states: Connecticut, Georgia, Indiana, Iowa, New York, North Carolina, Ohio, Pennsylvania, South Carolina, Tennessee and Virginia. We ceased operations at two paperboard mills during 2000: the Baltimore, Maryland mill in February 2000 and the Camden, New Jersey mill in September 2000. Our Chicago, Illinois paperboard mill ceased operations in January 2001.

     In 2000, approximately 38% of the recycled paperboard sold by our paperboard mills was consumed internally by our converting facilities; the remaining 62% was sold to external customers. Sales of unconverted paperboard to external customers as a percentage of total sales by end-use market were as follows (excludes sales from the 50%-owned Premier Boxboard mill):

                                                              YEARS ENDED DECEMBER 31,
                                                              -------------------------
END-USE MARKET                                                1998      1999      2000
--------------                                                -----     -----     -----
Tube, core and composite containers.........................   2.2%      1.8%      1.7%
Folding cartons.............................................  11.5%     12.1%     12.6%
Gypsum wallboard facing paper...............................  13.2%     13.8%     10.2%
Other specialty products(1).................................  10.3%     10.5%     11.0%

---------------

(1) Includes sales of unconverted paperboard and certain specialty converted products.

     Three of our paperboard mills operate specialty converting facilities that supply other specialty converted and laminated products to the bookbinding, game, puzzleboard, printing and furniture industries. We also operate two specialty converting facilities that supply die cut and foam laminated products and manufacture jigsaw puzzles, coin folders and other specialty products.

     Each of our paperboard mills and most of our converting plants have onsite recovered fiber facilities that collect and bale recycled paperstock. In addition, we operate nine stand-alone paperstock recycling and brokerage facilities that collect, sale and broker recovered fiber to external customers and to our own mills. Sales of paperstock to external customers accounted for 5.6% of our total sales in 2000, 5.2% in 1999 and 4.5% in 1998.

     Tube, Core and Composite Container. Our largest converting operation is the production of tubes and cores. The principal applications of these products are cloth cores, paper mill cores, yarn carriers, carpet cores and film, foil and metal cores. In 2000, our 31 tube and core converting plants obtained approximately 89% of their paperboard needs from our paperboard mills and the remaining 11% from other manufacturers. Paper tubes are designed to provide specific physical strength properties, resistance to moisture and abrasion, and resistance to delamination at extremely high rotational speeds. Because of the relatively high cost of shipping tubes and cores, tube and core converting facilities generally serve customers within a relatively small geographic area. Accordingly, most of our tube and core converting plants are located close to concentrations of customers.

     We are seeking to expand our presence in the markets for more sophisticated tubes and cores, which require stronger paper grades, higher skill and new converting technology. These markets include the yarn carrier and plastic film markets, as well as the market for cores used in certain segments of the paper industry. We believe these markets offer significant growth potential, as well as potentially higher operating margins.

     In addition to tube and core converting facilities, our tube, core and composite container division operates four facilities that produce specialty converted products used in industrial packaging protection applications (edge protectors). Our tube, core and related sales to external customers accounted for 21.3% of our total sales to external customers in 2000, 21.8% in 1999 and 26.3% in 1998.

     Our tube, core and composite container division also produces composite containers used in the adhesive, sealant, food and food service markets, as well as grease cans, tubes, cartridges and other components. The group has three composite container plants located in Stevens Point, Wisconsin, Saint Paris, Ohio and Orrville, Ohio and a transportation operation in Ohio. Composite container sales accounted for 3.9% of our total sales to external customers in 2000, 4.3% in 1999 and 4.8% in 1998.

     We manufacture injection-molded and extruded plastic products, including plastic cores for the textile industry, plastic cores for the film, paper and other industries and other specialized products. These plastic products are, to a large extent, complementary to our tube and core products. We have an 80% equity interest in a plant in Union, South Carolina that produces such plastic products. Some of this plant's customers also purchase our tubes and cores. This plant currently has five plastic extrusion lines and 24 injection-molding machines, using the latest available process control technology. We also produce injection-molded plastic parts at our facility in Georgetown, Kentucky. These parts are primarily used as components in the manufacture of our composite containers. We produce plastic cartridges at a facility located in New Smyrna Beach, Florida. Plastic product and related sales to external customers accounted for 2.3% of our total sales to external customers in 2000, 2.5% in 1999 and 3.0% in 1998.

     Carton and Custom Packaging. Our other converting operations produce folding cartons and rigid set-up boxes at 16 carton plants. These plants obtain approximately 44% of their paperboard needs from our paperboard mills and the remaining 56% from other manufacturers. Our boxes and cartons are used principally as containers for hosiery, hardware, candy, sports-related items, cosmetics, dry food, film and various other industrial applications, including textile and apparel applications.

     We operate eight specialty packaging facilities: four in Ohio, two in New Jersey and one each in Massachusetts and North Carolina. These facilities perform contract manufacturing and custom contract packaging for a variety of consumer product companies. Additionally, we operate a digital imaging facility in Ohio and a prepress reproduction facility in Connecticut.

     Carton and custom packaging sales accounted for 31.4% of our total sales to external customers in 2000, 28.2% in 1999 and 24.2% in 1998.

     Our consolidated net sales and adjusted EBITDA (as defined herein) for the twelve months ended December 31, 2000 were $963.4 million and $121.4 million, respectively. We estimate that our three business segments accounted for the following percentages of net sales for the twelve months ended December 31, 2000:

     - Paperboard -- 41%

     - Tube, core and composite container -- 27%

     - Carton and custom packaging -- 32%

     Joint Ventures. We also operate two joint ventures with Temple-Inland, Inc., in which we own 50% interests. One of the joint ventures, Premier Boxboard Limited LLC, formed in 1999, produces a new, lightweight gypsum facing paper along with other containerboard grades. We believe that Premier is the lowest cost mill in the industry. The other joint venture, Standard Gypsum, L.P., formed in 1996, manufactures gypsum wallboard. We manage the day-to-day operations of our Premier Boxboard joint venture, and Temple-Inland manages the day-to-day operations at our Standard Gypsum joint venture. See "Description of Certain Indebtedness."

     We also have an equity interest as the nonoperating partner in two tube plants. One of the tube plants is located in Tacoma, Washington and manufactures spiral-wound tubes and edge protectors. The other tube plant is located in Scarborough, Ontario, Canada and manufactures spiral- and convolute-wound tubes.

     Raw materials. Recovered fiber derived from recycled paperstock is the only significant raw material we use in our mill operations. We purchase approximately 69% of our paperstock requirements from independent sources, such as major retail stores, distribution centers and manufacturing plants. We obtain the balance from a combination of other sources. We collect some paperstock from small collectors and waste collection businesses. Our paperstock recycling and processing facilities sort and bale this paperstock and then either transfer it to our mills for processing or sell it to third parties. We also obtain paperstock from customers of our converting operations and from waste handlers and collectors who deliver loose paperstock to our mill sites for direct use without baling. We obtain another portion of our requirements from our small baler program, in which we lease, sell or furnish small baling machines to businesses that bale their own paperstock for our periodic collection.

     We closely monitor our recovered fiber costs, which can fluctuate significantly. See "Risk Factors -- Our business and financial performance may be harmed by future increases in raw material costs." We also intend to further increase our unbaled paperstock purchases as a percentage of our total recovered fiber needs and to increase our reliance on purchases from our small baler program.

     Energy Costs. Excluding labor, energy is our most significant manufacturing cost. We use energy, including electricity, natural gas, fuel oil and coal, to generate steam used in the paper making process and to operate our paperboard machines and our other converting machinery. We purchase energy from local suppliers at market rates. Historically, we have not participated in any energy hedging activities.

     Product Distribution. Each of our manufacturing and converting facilities has its own sales staff and maintains direct sales relationships with its customers. We also employ divisional and corporate level sales personnel who support and coordinate the sales activities of individual facilities. Divisional and corporate sales personnel also provide sales management, marketing and product development assistance in markets where customers are served by more than one of our facilities. Approximately 180 of our employees are devoted exclusively to sales and customer service activities, although many other employees participate generally in sales efforts. We generally do not sell our products through independent sales representatives. Our advertising is limited to trade publications.

     Customers. We manufacture most of our converted products pursuant to customers' orders. We do, however, maintain minimal inventory levels of certain products. Our business generally is not dependent on any single customer or upon a small number of major customers; however, we have recently been involved in litigation with Georgia-Pacific over its refusal to continue purchasing its requirements of gypsum facing paper for certain plants pursuant to the terms of a long-term supply contract. Our operating results and financial condition have been materially and adversely affected by the loss of contract volume from Georgia-Pacific. See "Risk
Factors -- The lingering effects of our tentatively settled dispute with Georgia-Pacific may continue to materially and adversely affect our operating results and financial condition" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Georgia-Pacific Litigation." Other than the loss of Georgia-Pacific, we do not believe that the loss of any one customer would have a material adverse effect on our financial condition or results of operations.

     Competition. Although we compete with numerous other manufacturers and converters, our competitive position varies greatly by geographic area and within the various product markets of the recycled paperboard industry. In most of our markets, our competitors are capable of supplying products that would meet customer needs. Some of our competitors have greater financial resources than we do. We compete in our markets on the basis of price, quality and service. We believe that it is important in all of our markets to work closely with our customers to develop or adapt products to meet customers' specialized needs. We also believe that we compete favorably on the basis of all of the above factors.

          Tube, core and composite containers. In the southeastern U.S., where we historically have marketed our tubes and cores, we believe that we and Sonoco Products Company are the major competitors. On a national level, Sonoco is our dominant competitor in the tube and core market. According to industry data, Sonoco had more than 50% of the total tube and core market in the U.S. in 1999. We also compete with several regional companies and numerous small local companies in the tube and core market.

          Carton and custom packaging. The folding carton and set-up box market in the U.S. is served by several large national and regional companies and numerous small local companies. Nationally, none of the major competitors is dominant, although certain competitors may be dominant in particular geographic areas or market niches. In the markets served by our carton and box plants, the dominant competitor is Rock-Tenn Company.

          Gypsum wallboard facing paper. The gypsum wallboard industry is divided into independent gypsum wallboard manufacturers, which either do not produce their own gypsum wallboard facing paper or cannot fill all of their needs internally, and integrated wallboard manufacturers, which supply all of their own gypsum wallboard facing paper requirements internally. We believe that the two largest integrated gypsum wallboard manufacturers, USG Corporation and National Gypsum Company, do not have significant sales of gypsum wallboard facing paper to the independent gypsum wallboard manufacturers. We believe that we have the largest market share of the supply of gypsum wallboard facing paper to independent wallboard manufacturers in North America.

          We also compete in the gypsum wallboard industry through our joint venture with Temple-Inland. Our joint venture, Standard Gypsum, competes with larger integrated wallboard manufacturers such as USG Corporation and National Gypsum, who have greater financial resources and superior marketing strength due to their greater number of locations and national presence. Standard Gypsum competes primarily on the basis of product quality, dependability, timeliness of delivery and price.

          Other specialty products. In our sales of specialty products and in sales of recycled paperboard to other manufacturers for the production of tubes, cores and composite containers, folding cartons and boxes and miscellaneous converted products (other than gypsum wallboard facing paper), we compete with a number of recycled paperboard manufacturers, including Sonoco, Rock-Tenn, Smurfit-Stone Container Corporation and The Newark Group, Inc. We believe that none of our competitors is dominant in any of these markets.

          Competitive Position. Recovered fiber costs were higher on average in 2000 compared to 1999. Our average same-mill cost for recovered fiber per ton of recycled paperboard produced was approximately $101 during 2000, which was up 20% from $84 per ton in 1999. Although no specific information is available about competitors' actual recovered fiber costs, we believe that our delivered recovered fiber costs are among the lowest in the recycled paperboard industry. Relative to other competitors, we believe that our lower recovered fiber costs are attributable in part to lower shipping costs resulting from the location of our paperboard mills and paperstock facilities near major metropolitan areas that generate substantial supplies of paperstock. Many of the paperboard mills operated by our principal competitors are located away from major metropolitan areas, and we believe, based on our knowledge of freight rates, that these competitors incur higher freight costs associated with their fiber recovery efforts, adding to their total cost of delivered recovered fiber.

          Our relatively low recovered fiber costs are also attributable to our emphasis on certain recovery methods that enable us to avoid baling operations. We believe that our competitors rely primarily on off-site, company-owned and operated paperstock baling operations that collect and bale paperstock for shipment and processing at the mill site. We also operate such facilities, and our experience is that the baling operation results in $25-$30 per ton higher recovered fiber costs. We equip most of our paperboard mills to accept unbaled paperstock for processing directly into its pulpers. In 2000 and 1999, unbaled paperstock represented approximately 8% and 10%, respectively, of our total recovered fiber purchases. We also use other fiber recovery methods -- our small baler program and our recovery of paperstock from customers -- that result in lower recovered fiber costs.

     Environmental Matters. Our operations are subject to various international, federal, state and local environmental laws and regulations. These laws and regulations are administered by international, federal, state and local agencies. Among other things, these laws and regulations regulate the discharge of materials into the water, air and land, and govern the use and disposal of hazardous substances. We believe that our operations are in substantial compliance with all applicable environmental laws and regulations, except for violations that we believe would not have a material adverse effect on our business or financial position.

     Our recycled paperboard mills use substantial amounts of water in the papermaking process. Our mills discharge process wastewater into local sewer systems or directly into nearby waters pursuant to wastewater discharge permits. We use only small amounts of hazardous substances, and we believe the concentration of these substances in our wastewater discharge generally is below permitted maximums. From time to time, the imposition of stricter limits on the solids, sulfides, BOD (biological oxygen demand) or metals content of a mill's wastewater requires us to alter the content of our wastewater. We can effect reductions by additional screening of the wastewater, by otherwise changing the flow of process wastewater from the mill or from pretreatment ponds into the sewer system, and by adding chemicals to the wastewater. We also are subject to regulatory requirements related to the disposal of solid wastes and air emissions from our facilities. We are not currently aware of any required expenditures relating to wastewater discharge, solid waste disposal or air emissions that we expect to have a material adverse effect on our business or financial condition, but we are unable to assure you that we will not incur material expenditures in these areas in the future.

     In addition, under certain environmental laws, we can be held strictly liable if hazardous substances are found on real property we have owned, operated or used as a disposal site. In recent years, we have adopted a policy of assessing real property for environmental risks prior to purchase. We are aware of issues regarding hazardous substances at certain facilities, but in each case we believe that any possible liabilities will not have a material adverse effect on our business or financial position. See "Risk Factors -- We are subject to many environmental laws and regulations that require significant expenditures for compliance and remediation efforts, and changes in the law could increase those expenses and adversely affect our operations."

     Employees. As of December 31, 2000, the 97 facilities we operate had approximately 6,255 employees, of whom 4,940 are hourly and 1,315 are salaried. Approximately 2,453 of our hourly employees are represented by labor unions. All principal union contracts expire during the period from 2001 through 2005. We consider our relations with our employees to be excellent.

     Facilities. The following table sets forth certain information concerning our facilities. Unless otherwise indicated, we own such facilities.

                                             NUMBER
                                               OF
TYPE OF FACILITY                           FACILITIES                   LOCATIONS
----------------                           ----------                   ---------
PAPERBOARD
  Paperboard Mills(1)....................      14       Versailles, CT; Austell, GA (Mill #1);
                                                        Austell, GA (Mill #2); Austell, GA
                                                        (Sweetwater); Tama, IA; Buffalo, NY;
                                                        Charlotte, NC; Roanoke Rapids, NC;
                                                        Cincinnati, OH; Rittman, OH; Reading, PA;
                                                        Greenville, SC; Chattanooga, TN;
                                                        Richmond, VA
  Specialty Converting Plants............       5       Austell, GA; Charlotte, NC; Fayetteville,
                                                        NC; Mooresville, NC; Taylors, SC
  Recovered Fiber Collection and
     Processing Plants(2)................       9       Columbus, GA; Dalton, GA; Doraville, GA;
                                                        Charlotte, NC; Cleveland, OH; Rittman,
                                                        OH; Hardeeville, SC; Texarkana, TX
                                                        (leased); Richmond, VA
TUBE, CORE AND COMPOSITE CONTAINER
  Tube and Core Plants...................      29       Linden, AL; Mobile, AL (leased); McGehee,
                                                        AR (leased); Phoenix, AZ (leased);
                                                        Cantonment, FL; Palatka, FL; Austell, GA;
                                                        Cedar Springs, GA; Dalton, GA; West
                                                        Monroe, LA; Mexico City, Mexico (leased);
                                                        Saginaw, MI; Corinth, MS; Kernersville,
                                                        NC; Minerva, OH; Perrysburg, OH;
                                                        Lancaster, PA (leased); Rock Hill, SC;
                                                        Taylors, SC; Amarillo, TX (leased);
                                                        Arlington, TX; Silsbee, TX; Texarkana,
                                                        TX; Leyland, Lancaster, United Kingdom;
                                                        Salt Lake City, UT (leased); Danville,
                                                        VA; Franklin, VA; West Point, VA; Weyers
                                                        Cave, VA
  Composite Container Plants.............       3       Orrville, OH; Saint Paris, OH; Stevens
                                                        Point, WI
  Specialty Converting Plants............       4       Austell, GA; Mexico City, Mexico (65%
                                                        interest); Lancaster, PA; Arlington, TX
  Plastics Plants........................       3       New Smyrna Beach, FL (leased);
                                                        Georgetown, KY; Union, SC (80% interest)
  Special Services and Other
     Facilities..........................       2       Kernersville, NC (leased); Saint Paris,
                                                        OH
CARTON AND CUSTOM PACKAGING
  Carton Plants..........................      16       Birmingham, AL (leased); Denver, CO;
                                                        Versailles, CT; Thorndike, MA; Hunt
                                                        Valley, MD; Archdale, NC; Burlington, NC;
                                                        Charlotte, NC; Randleman, NC; Ashland,
                                                        OH; Mentor, OH; Grand Rapids, MI; St.
                                                        Louis, MO; York, PA; Kingston Springs,
                                                        TN; Chicago, IL

                                             NUMBER
                                               OF
TYPE OF FACILITY                           FACILITIES                   LOCATIONS
----------------                           ----------                   ---------
  Contract Packaging and Contract
     Manufacturing Plants................       8       Thorndike, MA; Clifton, NJ; Pine Brook,
                                                        NJ; Robersonville, NC; Bucyrus, OH;
                                                        Strasburg, OH (three facilities)
  Special Services.......................       2       Versailles, CT; Cleveland, OH
JOINT VENTURES
  Gypsum Wallboard.......................       2       Cumberland, TN (50% interest); McQueeney,
                                                        TX (50% interest)
  Tube and Core Plants...................       2       Scarborough, ON (Canada) (49% interest);
                                                        Tacoma, WA (50% interest)
  Paperboard Mill........................       1       Newport, IN (50% interest)

---------------

(1) All of our paperboard mills produce uncoated recycled paperboard with the exceptions of our Rittman, OH, Tama, IA and Versailles, CT paperboard mills, which produce clay-coated boxboard.
(2) Paperstock collection and/or processing also occurs at each of our mill sites and at all of the carton plants and tube and core plants.

     Legal Proceedings. From time to time, claims are asserted against us arising out of our operations in the ordinary course of business. Other than our litigation with Georgia-Pacific, we do not believe that we are a party to any pending litigation that would have a material adverse effect on our financial condition or results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Georgia-Pacific Litigation."

                                   MANAGEMENT

     The following table sets forth certain information for the persons who are members of the board of directors or who are executive officers of our company. The term of office for each executive officer expires on the earlier of the appointment and qualification of a successor or such officer's death, resignation, retirement, removal or disqualification. The directors of our company will hold office until the 2001, 2002 or 2003 annual meeting of shareholders, as indicated below, or until their respective successors have been elected and qualified.

                   NAME                      AGE                    POSITION
                   ----                      ---                    --------
Thomas V. Brown............................  60    President and Chief Executive Officer;
                                                   Director (term expires 2002); Executive
                                                   Committee
H. Lee Thrash, III.........................  50    Vice President, Planning and Development;
                                                   Chief Financial Officer; Director (term
                                                   expires 2003)
Jimmy A. Russell...........................  53    Vice President, Industrial and Consumer
                                                   Products Group
James L. Walden............................  55    Vice President, Custom Packaging Group
William A. Nix, III........................  49    Vice President, Treasurer and Controller
Barry A. Smedstad..........................  54    Vice President, Human Resources and Public
                                                   Relations
John R. Foster.............................  55    Vice President, Sales and Marketing
James M. Hance, Jr.........................  56    Director (term expires 2001); Audit
                                                   Committee; Nominating Committee
James E. Rogers............................  55    Director (term expires 2001); Chairman of
                                                   Compensation and Employee Benefits
                                                   Committee; Audit Committee
Ralph M. Holt, Jr..........................  69    Director (term expires 2002); Nominating
                                                   Committee; Compensation and Employee
                                                   Benefits Committee; Audit Committee
Dennis M. Love.............................  45    Director (term expires 2002); Compensation
                                                   and Employee Benefits Committee
Bob M. Prillaman...........................  68    Director (term expires 2003)
Russell M. Robinson, II....................  69    Chairman of Board of Directors; Director
                                                   (term expires 2003); Chairman of Nominating
                                                   Committee; Chairman of Executive Committee
Robert J. Clanin...........................  57    Director (term expires 2004); Chairman of
                                                   Audit Committee

     Thomas V. Brown, President, Chief Executive Officer and Director. Mr. Brown has served as President of our company since January 1991 and as Chief Executive Officer since October 1991. Mr. Brown has been a director of our company since April 1991. Prior to joining our company, Mr. Brown served as the Vice President and General Manager, Industrial Packaging Division, of Jefferson Smurfit Corporation, a packaging company, from October 1986 through December 1990.

     H. Lee Thrash, III, Vice President, Planning and Development, Chief Financial Officer and Director. Mr. Thrash has been employed by our company since 1983 and has served as Vice President and Chief Financial Officer of our company since 1986. Mr. Thrash has been a director since 1987.

     Jimmy A. Russell, Vice President, Industrial and Consumer Products
Group. Mr. Russell has been Vice President of the Industrial and Consumer Products Group since April 1993. Mr. Russell has also served as Chief Executive Officer of Star Paper Tube, Inc., the predecessor of the Industrial and Consumer Products Group, since January 1993.

     James L. Walden, Vice President, Custom Packaging Group. Mr. Walden has been Vice President of the Custom Packaging Group since February 1993.

     William A. Nix, III, Vice President, Treasurer and Controller. Mr. Nix has been Vice President, Treasurer and Controller since April 2001. From 1995 through 2000, Mr. Nix served as a Vice President and Treasurer of Agco Corporation, a manufacturer of agricultural equipment. From 1991 through 1995, Mr. Nix was Director of Corporate Finance of our company.

     Barry A. Smedstad, Vice President, Human Resources and Public
Relations. Mr. Smedstad has been Vice President of Human Resources and Public Relations since January 1999. From 1997 through 1998, Mr. Smedstad was Vice President of Human Resources at Box USA, a manufacturer of corrugated shipping containers. From 1996 to 1997, Mr. Smedstad served as Director of Human Resources of the Northeast Region of Baxter Healthcare Corporation, a diversified healthcare products and technology manufacturer. From 1985 to 1996, Mr. Smedstad was Director of Labor and Employee Relations for Federal Paper Board Company, Inc., a paper manufacturer.

     John R. Foster, Vice President, Sales and Marketing. Mr. Foster has been Vice President of Sales and Marketing since 1996. From 1995 to 1996, Mr. Foster was Chief Operating Officer for Pace International LP, a chemical company. From 1991 to 1994, Mr. Foster served as President and General Manager of Eagle-Gypsum Products, a gypsum wallboard manufacturer.

     James H. Hance, Jr., Director, Vice Chairman and Chief Financial Officer, Bank of America Corporation, Charlotte, North Carolina, a bank holding company. Mr. Hance has served as Vice Chairman of Bank of America Corporation (formerly NationsBank Corporation) since October 1993, and as Chief Financial Officer since August 1988. Prior to joining NationsBank Corporation (formerly NCNB Corporation) in March 1987, Mr. Hance, a certified public accountant, spent 17 years with the public accounting firm of Price Waterhouse in Philadelphia and Charlotte. Mr. Hance is also a director of Family Dollar Stores, Inc., Lance, Inc. and Summit Properties, Inc. Mr. Hance has been a director of our company since November 1995.

     James E. Rogers, Director, President, SCI Investors Inc., Richmond, Virginia, a private equity investment firm. Mr. Rogers has been President of SCI Investors Inc. since April 1993. From 1993 to 1996, Mr. Rogers also served as Chairman of Custom Papers Group, Inc., a paper manufacturing company. From 1991 to 1993, Mr. Rogers served as President and Chief Executive Officer of Specialty Coatings International, Inc., a manufacturer of specialty paper and film products. Prior to that time, Mr. Rogers was Senior Vice President, Group Executive of James River Corporation, a paper and packaging manufacturer. Mr. Rogers has been a director of our company since November 1993. Mr. Rogers also serves as a director of Wellman, Inc., Owens & Minor, Inc., Chesapeake Corporation and Cadmus Communications Corporation.

     Ralph M. Holt, Jr., Director, Chairman and Chief Executive Officer, Holt Hosiery Mills, Burlington, North Carolina, a hosiery manufacturer. Mr. Holt has been a director of our company since April 1986, and has been the Chairman and Chief Executive Officer of Holt Hosiery Mills since 1967. Mr. Holt also serves as Vice Chairman of Mid Carolina Bank in Burlington, North Carolina.

     Dennis M. Love, Director, President and Chief Executive Officer, Printpack Inc., Atlanta, Georgia, a manufacturer and converter of flexible packaging materials. Mr. Love was appointed a director of our company in February 1999. Mr. Love also serves as a director of AGL Resources Inc. and SunTrust Banks, Inc.

     Bob M. Prillaman, Director, Senior Vice President (retired), Caraustar Industries, Inc. Mr. Prillaman served as Senior Vice President of our company from 1980 until his retirement effective March 1, 1998 and has served as a director since 1980. Mr. Prillaman was employed by our company or its predecessors from 1969 until his retirement.

     Russell M. Robinson, II, Director, Attorney at law, Robinson, Bradshaw &
Hinson, P.A., Charlotte, North Carolina, a law firm.   Mr. Robinson has been
engaged in the private practice of law since 1956 and is a shareholder, officer and director of Robinson, Bradshaw & Hinson, P.A. Mr. Robinson has been a director of our company since December 1992 and has served as Chairman of the Board of Directors since April 1995. Mr. Robinson also serves as a director of Cadmus Communications Corporation and Duke Energy Corporation.

     Robert J. Clanin, Director, Senior Vice President and Chief Financial
Officer (retired), United Parcel Service.   Mr. Clanin served as Senior Vice
President and Chief Financial Officer of United Parcel Service from 1994 until his retirement on January 1, 2001. Mr. Clanin has also served as a director of United Parcel Service since 1996. Mr. Clanin also serves as chairman of the board of directors of Overseas Partners Ltd., chairman of the Georgia Council on Economic Education and as a director of The Annie E. Casey Foundation.

                               BOARD OF DIRECTORS

     Our Board of Directors currently consists of 9 members and is divided into 3 classes (I, II and III). Each newly elected class of directors will serve terms of three years.

     The Board of Directors maintains an Audit Committee, on which Messrs. Clanin (chairman), Hance, Holt and Rogers serve. The Audit Committee reviews the results and scope of each audit, the service provided by our independent accountants and related-party transactions.

     The Board of Directors also has a Compensation and Employee Benefits Committee, on which Messrs. Holt, Love and Rogers (chairman) serve. The Compensation and Employee Benefits Committee establishes and reviews the compensation criteria and policies of our company, and administers our 1998 Key Employee Incentive Compensation Plan.

     The Board of Directors also has a Nominating and Corporate Governance Committee, on which Messrs. Robinson (chairman), Hance and Holt serve. The Nominating and Corporate Governance Committee recommends nominees for election to the Board of Directors and advises on other matters of organizational structure and corporate governance.

     The Board of Directors also maintains an Executive Committee on which Messrs. Robinson (Chairman) and Brown serve. The Executive Committee is authorized, to the extent permitted by law, to exercise the powers of the Board of Directors between meetings to the extent deemed necessary by the Chairman of the Board and to perform such other duties as delegated by the Board of Directors.

     Each director who is not an employee or former employee of our company is being paid (in quarterly installments) an annual retainer fee of $20,000 for serving as a director. A non-executive Chairman of the Board is paid an annual retainer fee of $55,000. Under our 1996 Director Equity Plan, half of these annual retainers are paid in Common Shares, and each such director receives an annual grant of options to purchase 1,000 Common Shares valued at the closing price of such shares on the last business day preceding the date of grant. The chairmen of the Audit Committee, Compensation and Employee Benefits Committee, the Nominating and Corporate Governance Committee and Executive Committee also receive an annual retainer fee of $3,500. Additionally, all directors who are not employees of our company are paid a fee of $1,500 per meeting for attending meetings of the Board of Directors, $500 for participation in a telephonic Board meeting, $1,000 per committee meeting attended and $250 per committee meeting by telephone conference. All directors are reimbursed for ordinary and necessary out-of-pocket expenses incurred in attending meetings of the Board of Directors.

     None of our directors is related (as first cousin or closer) by blood, marriage or adoption to any other director or person who may be deemed to be an executive officer of our company.

                             EXECUTIVE COMPENSATION

     Summary Compensation Table. The following table sets forth information concerning the compensation for the years ended December 31, 1998, 1999 and 2000 for those persons who were, at December 31, 2000, the chief executive officer of our company and our company's four other most highly compensated executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                    LONG-TERM
                                                               COMPENSATION AWARDS
                                            ANNUAL           ------------------------
                                        COMPENSATION(1)      RESTRICTED    SECURITIES
                                      -------------------      STOCK       UNDERLYING     ALL OTHER
                                       SALARY      BONUS       AWARDS       OPTIONS      COMPENSATION
NAME AND PRINCIPAL POSITION   YEAR      ($)         ($)         ($)           (#)            ($)
---------------------------   ----    --------    -------    ----------    ----------    ------------
Thomas V. Brown,............  2000    $567,000    $     0     $77,979(2)     19,498(3)      $6,600(4)
  President and Chief         1999    $562,500    $     0     $    --        18,057(5)      $4,700(4)
  Executive Officer           1998    $535,000    $66,875(6)  $10,017(7)     15,876(8)      $4,760(4)
Edward G. Schmitt,..........  2000(9) $338,333    $     0     $    --        14,645(10)     $4,966(11)
  Vice President              1999    $322,500    $     0     $    --         9,536(5)      $3,200(11)
                              1998    $282,533    $35,317(6)  $    --         9,476(12)     $3,200(11)
James L. Walden,............  2000    $336,173    $     0     $    --        14,563(10)     $4,966(11)
  Vice President              1999    $320,673    $     0     $    --        10,390(5)      $3,200(11)
                              1998    $307,840    $76,960     $    --         7,997(13)     $3,200(11)
Jimmy A. Russell,...........  2000    $299,120    $     0     $    --        12,820(10)     $4,851(11)
  Vice President              1999    $282,287    $     0     $    --         8,712(5)      $3,200(11)
                              1998    $258,120    $64,530     $    --         6,595(13)     $3,033(11)
H. Lee Thrash, III,.........  2000    $246,057    $     0     $    --        10,410(9)      $4,180(11)
  Vice President              1999    $229,224    $     0     $    --         7,368(5)      $3,200(11)
                              1998    $218,307    $54,577     $    --         5,626(13)     $3,200(11)

---------------
 (1) We have expended certain amounts that may have had value as a perquisite or personal benefit to the named officers. However, the total value of such benefits did not exceed the lesser of $50,000 or 10% of the annual salary and bonus of any named officer for the fiscal year reported.
 (2) This amount represents the value of 4,726 shares acquired through the exercise of restricted share rights valued at $16.50 per share. As of December 31, 2000, Mr. Brown held a total of 10,138 restricted common shares valued at $95,094.
 (3) This amount consists of the following: (1) traditional options, priced at 100% of market value on date of grant, to purchase 6,450 shares; (2) performance options, priced at 120% of market value on date of grant, to purchase 6,322 shares; (3) restricted share rights to acquire 4,726 shares, which were elected in lieu of 50% of the named officer's option entitlement; and (4) the right, exercisable for three years from the date of grant, to acquire 2,000 unrestricted common shares in the event that the closing price of our common shares equals or exceeds $30.00 for any period of five consecutive trading days.
 (4) For the years 2000, 1999 and 1998, the reported amount includes $5,100, $3,200 and $3,200, respectively, in employer matching contributions under our 401(k) Plan, and the balance represents the portion of term life insurance premiums we paid on terms not otherwise available to all salaried employees.
 (5) Based on the extent to which we achieved performance goals established under the Incentive Plan, 62.5% of the options were awarded as traditional options, priced at 100% of market value on date of grant, and 37.5% were awarded as performance options, priced at 120% of market value on date of grant.
 (6) In accordance with the 1998 Key Employee Incentive Compensation Plan (the "Incentive Plan"), this named officer elected to receive nonqualified stock options, the amounts of which are reflected in the Securities Underlying Options column, in lieu of 50% of the cash bonus to which he was entitled.
 (7) This amount represents the value of 389 shares acquired through the exercise of restricted share rights valued at $25.75 per share.
 (8) This amount consists of the following: (1) traditional options, priced at 100% of market value on date of grant, to purchase 3,971 shares; (2) performance options, priced at 120% of market value on date of grant, to purchase 2,875 shares; (3) restricted share rights to acquire 2,581 shares; and (4) options, priced at 100% of fair market value on date of grant, to purchase 6,449 shares, which options were elected in lieu of 50% of the named officer's 1998 cash bonus entitlement.
 (9) Mr. Schmitt retired from our company effective May 1, 2001.
(10) Based on the extent to which we achieved performance goals under the Incentive Plan, 50.5% of the options were awarded as traditional options, priced at 100% of market value as date of grant, and 49.5% were awarded as performance options, priced at 120% of market value on date of grant.
(11) Amount represents employer-matching contributions under our 401(k) plan.
(12) This amount consists of the following: (1) traditional options, priced at 100% of market value on date of grant, to purchase 3,521 shares; (2) performance options, valued at 120% of market value on date of grant, to purchase 2,549 shares; and (3) options, priced at 100% of market value on date of grant, to purchase 3,406 shares, which options were elected in lieu of 50% of the named officer's 1998 cash bonus entitlement.
(13) Based on the extent to which we achieved performance goals established under the Incentive Plan, 58% of these options were awarded as traditional options, priced at 100% of market value on date of grant, and 42% were awarded as performance options, priced at 120% of market value on date of grant.

     Option Grants Table. The following table sets forth certain information concerning grants of stock options to the named officers during the year ended December 31, 2000.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                       POTENTIAL REALIZABLE
                             NUMBER OF                                                   VALUE AT ASSUMED
                             SECURITIES     % OF TOTAL                                ANNUAL RATES OF STOCK
                             UNDERLYING      OPTIONS                                 PRICE APPRECIATIONS FOR
                              OPTIONS       GRANTED TO    EXERCISE OR                      OPTION TERM
                              GRANTED      EMPLOYEES IN   BASE PRICE    EXPIRATION   ------------------------
NAME                            (#)        FISCAL YEAR      ($/SH)         DATE       5% ($)         10% ($)
----                         ----------    ------------   -----------   ----------   ---------      ---------
Thomas V. Brown............   6,450(1)          1.9%        $17.94         2010      $145,522       $368,782
                              6,322(2)          2.4%        $21.53         2010      $ 97,274       $316,104
                              4,726(3)         12.8%        $ 0.00         2005      $ 23,441       $ 51,797
                              2,000(4)          100%        $ 0.00         2003      $ 36,760       $ 42,280
Edward G. Schmitt(5).......   7,396(1)          2.2%        $17.94         2010      $166,866       $422,870
                              7,249(2)          2.7%        $21.53         2010      $111,538       $362,454
James L. Walden............   7,354(1)          2.1%        $17.94         2010      $165,918       $420,468
                              7,209(2)          2.7%        $21.53         2010      $110,922       $360,454
Jimmy A. Russell...........   6,474(1)          1.9%        $17.94         2010      $146,064       $370,154
                              6,346(2)          2.4%        $21.53         2010      $ 97,644       $317,304
H. Lee Thrash, III.........   5,257(1)          1.5%        $17.94         2010      $118,606       $300,572
                              5,153(2)          2.0%        $21.53         2010      $ 79,288       $257,652

---------------
(1) These amounts represent the number of common shares underlying grants of traditional options under the Incentive Plan, priced at 100% of market value on date of grant. These options are, to the extent permitted under the Internal Revenue Code (the "Code"), intended to be incentive stock options within the meaning of Section 422 of the Code. All of these options are currently 20% vested, and will continue to vest over 4 years beginning on February 9, 2002 in annual increments of 20%.

(2) These amounts represent the number of common shares underlying grants of performance options under the Incentive Plan, priced at 120% of market value on the date of grant. These options are, to the extent permitted under the Code, intended to be incentive stock options within the meaning of Section 422 of the Code. All of these options are currently 20% vested, and will continue to vest over 4 years beginning on February 9, 2002 in annual increments of 20%.
(3) This amount represents restricted share rights granted on February 9, 2000 to acquire 4,726 shares. The potential realizable value columns for this grant are calculated based on $17.94, the closing price of our common shares on the date of grant. These restricted share rights were exercised on June 8, 2000 when the price of the common shares was $16.50, for an actual realized value of $77,979.
(4) This amount represents the grant of a right to acquire 2,000 unrestricted shares in the event that the closing price of our common shares equals or exceeds $30.00 for any period of five consecutive trading days. The potential realizable value columns for this grant were calculated based on $15.88, the closing price of our common shares on the date of grant.
(5) Mr. Schmitt retired from our company effective May 1, 2001.

     Option Exercises and Year-End Value Table. The following table sets forth certain information concerning the exercise of stock options by the named officers during 2000 and unexercised options held as of December 31, 2000.

                      AGGREGATED OPTION EXERCISES IN LAST
                      FISCAL YEAR AND FY-END OPTION VALUE

                                                                   NUMBER OF
                                                             SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                                              UNEXERCISED OPTIONS         IN-THE-MONEY OPTIONS AT
                           SHARES ACQUIRED     VALUE             AT FY-END (#)                 FY-END ($)(1)
                             ON EXERCISE      REALIZED    ---------------------------   ---------------------------
          NAME                   (#)            ($)       EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
          ----             ---------------   ----------   -----------   -------------   -----------   -------------
Thomas V. Brown..........      84,750        $1,059,375     50,798         35,326           $0             $0
                                4,726        $   77,979
Edward G. Schmitt(2).....           0        $        0     24,115         27,042           $0             $0
James L. Walden..........           0        $        0     42,650         28,800           $0             $0
Jimmy A. Russell.........           0        $        0     23,130         24,997           $0             $0
H. Lee Thrash, III.......           0        $        0     20,348         20,556           $0             $0

---------------

(1) The fair market value used for computations in this column was $9.38, which was the closing market price of our common shares on December 29, 2000.
(2) Mr. Schmitt retired from our company effective May 1, 2001.

     Retirement Plans. Substantially all of our employees participate in a non-contributory defined benefit pension plan. The pension plan provides for retirement, disability and death benefits. Employees who retire at the normal retirement age of 65 and receive their benefits as a single life annuity are entitled to annual pension benefits generally equal to .75% of average annual compensation, multiplied by number of years of credited service. Average annual compensation is the highest average compensation received by an employee for any consecutive five-year period during the last 10 consecutive plan years of an employee's participation in the plan. Average annual compensation is defined as an employee's gross wages, excluding fringe benefits and deferred compensation (salary and bonus columns of the Summary Compensation Table less any deferred compensation included in the salary column). Prior to April 1, 2000, when the annual benefit formula was changed to the formula described above, the annual benefit was calculated as follows: 1.35% times average annual compensation, multiplied by the number of years of credited service (not greater than 33 years), less .65% of final average annual compensation (defined as average annual compensation for the last three consecutive calendar years preceding retirement, up to the taxable wage base as established by the Social Security Administration) for each year of credited service at normal retirement date (not greater than 33 years). The new formula removed the offset to social security and the 33-year service cap for all salaried and non-bargained employees covered in the plan. Benefit accruals under the old formula through March 31, 2000 were frozen and participants age 50 with 10 or more years of service became entitled to receive the greater of the benefit provided under the old formula or the new formula.

     We also maintain a Supplemental Executive Retirement Plan ("SERP"), which supplements our pension plan benefits by providing to certain highly compensated employees the additional retirement benefits to which they otherwise would be entitled under our pension plan in the absence of limitations imposed by the Internal Revenue Code. The additional benefits payable under the SERP will be based on the same formula as the pension plan, but without regard to the taxable wage base established by the Social Security Administration or the 33-year maximum limit on credited years of service.

     The following table shows the estimated annual benefits payable upon retirement to employees participating in our non-contributory defined benefit pension plan and entitled to the greater of the benefit provided under the old formula or the new formula, as supplemented by the SERP, at specified compensation levels and years of service:


              COMBINED RETIREMENT PLANS ESTIMATED ANNUAL BENEFITS



                                           CREDITED YEARS OF SERVICE
AVERAGE ANNUAL   -----------------------------------------------------------------------------
 COMPENSATION      10        15        20        25        30        35        40        45
--------------   -------   -------   -------   -------   -------   -------   -------   -------

   $150,000      $17,831   $26,747   $35,662   $44,578   $53,494   $62,409   $71,325   $80,240

    200,000       24,581    36,872    49,162    61,453    73,744    86,034    98,325   110,615

    250,000       31,331    46,997    62,662    78,328    93,994   109,659   125,325   140,990

    300,000       38,081    57,122    76,162    95,203   114,244   133,284   152,325   171,365

    350,000       44,831    67,247    89,662   112,078   134,494   156,909   179,325   201,740

    400,000       51,581    77,372   103,162   128,953   154,744   180,534   206,325   232,115

    450,000       58,331    87,497   116,662   145,828   174,994   204,159   233,325   262,490

    500,000       65,081    97,622   130,162   162,703   195,244   227,784   260,325   292,865

    550,000       71,831   107,747   143,662   179,578   215,494   251,409   287,325   323,240

    600,000       78,581   117,872   157,872   196,453   235,744   275,034   314,325   353,615

    650,000       85,331   127,997   170,662   213,328   255,994   298,659   341,325   383,990


     At December 31, 2000, the estimated credited years of service and average annual compensation under the retirement plans for each of the named officers were as follows: Thomas V. Brown, 38 years and $619,672 (credited years of service include term of service with former employer in accordance with Mr. Brown's employment agreement); Edward G. Schmitt, 26 years and $302,972 (credited years of service include term of service with former employer); James
L. Walden, 8 years and $377,110; Jimmy A. Russell, 25 years and $315,107 and H. Lee Thrash, III, 17 years and $263,803.

     Employment Agreements. We entered into an employment agreement, effective January 1, 1991, with Thomas V. Brown. The employment agreement established Mr. Brown's initial annual base salary at $350,000, and provides that subsequent increases in his base salary are to be determined by the Compensation and Employee Benefits Committee. Pursuant to the employment agreement, we granted to Mr. Brown options to purchase 120,000 common shares at $4.00 per share, which were to expire January 1, 2001, and which were subject to vesting at a rate of 20% per year over a five-year period. The remainder of options were exercised in full during 2000. Pursuant to the employment agreement, we have provided Mr. Brown with $1,000,000 in term life insurance, the initiation fee and monthly dues for a local country club, an annual $5,000 allowance for financial planning and tax preparation services and travel and accident insurance in the amount of $1,000,000.

     Mr. Brown's employment agreement runs for an indefinite term, but may be terminated by us or Mr. Brown with or without cause upon 60 days' prior notice. Certain terms of the agreement (i) providing for one year's severance pay to Mr. Brown in the event of his termination by us without cause and (ii) prohibiting Mr. Brown from competing with us for one year following his voluntary termination of employment with us expired in 1996.

     We entered into an employment agreement with James L. Walden on January 25, 1993 to establish Mr. Walden's compensation during the first year of his employment. Under the employment agreement, Mr. Walden's base salary for his first year of employment was set at $250,000, with future increases to be determined by the Compensation and Employee Benefits Committee. The agreement also provided Mr. Walden with a guaranteed minimum bonus of 10% of his base salary for the first year and provided that Mr. Walden was eligible for immediate participation in the 1993 Key Employees' Share Ownership Plan and our Incentive Bonus Plan. Pursuant to the employment agreement, we granted Mr. Walden options to purchase 20,000 common shares at $17.75, the fair market value of such shares on the date of grant. These options expire on February 5, 2003 and are subject to vesting at a rate of 20% per year over a five-year period. Options for these 20,000 shares were fully vested as of February 5, 1998, and 4,000 have been exercised to date. Under the agreement, we also have provided Mr. Walden with term life insurance in an amount equal to two times his annual base salary, travel and accident insurance in the amount of $500,000, an annual $5,000 allowance for financial planning and tax preparation services and an allowance for local country club dues of up to $3,000 per year.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     As of March 22, 2001, the only class of voting securities we had issued and outstanding was our common shares. On that date, there were 27,850,814 common shares outstanding. The following table sets forth the names of, and the numbers and percentages of common shares beneficially owned as of March 22, 2001 by: (a) each person known to us to own beneficially 5% or more of our outstanding common shares; (b) each director; (c) certain executive officers; and (d) all of our executive officers and directors as a group. A "beneficial owner" of common shares is a person who has either the voting or investment power, or both, alone or shared with others, over such Common Shares. Each of the individuals listed below possesses sole voting and investment power with respect to the shares listed opposite his or her name, unless noted otherwise.


                                                              SHARES BENEFICIALLY
                                                                     OWNED
                                                              -------------------
NAME AND ADDRESS OF BENEFICIAL OWNER+                         NUMBER(1)   PERCENT
-------------------------------------                         ---------   -------
JP Morgan Chase & Co........................................  1,927,400    7.0%
  270 Park Avenue
  New York, New York 10017(2)
Capital Group International, Inc.(3)........................  1,660,600    6.0%
  Capital Guardian Trust Company
  11100 Santa Monica Boulevard
  Los Angeles, California 90025
Thomas V. Brown(4)..........................................    234,087       *
Bob M. Prillaman............................................    166,149       *
Jimmy A. Russell............................................    146,331       *
Russell M. Robinson, II(5)..................................    115,859       *
Edward G. Schmitt(6)........................................     98,994       *
Ralph M. Holt, Jr...........................................     94,863       *
James L. Walden.............................................     90,650       *
H. Lee Thrash, III(7).......................................     88,954       *
John D. Munford(8)..........................................     10,320       *
James H. Hance, Jr.(9)......................................     10,091       *
James E. Rogers.............................................     10,091       *
Dennis M. Love..............................................      4,505       *
Directors and Executive Officers as a group (14 persons)....  1,109,620    4.0%


---------------

 + Addresses are furnished only for each person known to us to own beneficially
   5% or more of our outstanding common shares.

(1) Includes the following shares subject to stock options exercisable within 60 days after March 22, 2001: Mr. Brown -- 60,332; Mr. Walden -- 50,363; Mr. Schmitt -- 31,289; Mr. Russell -- 30,004; Mr. Thrash -- 25,902; Mr.
    Prillaman -- 7,875; Mr. Robinson -- 6,000; Mr. Holt -- 6,000; Mr.
    Munford -- 6,000; Mr. Rogers -- 6,000; Mr. Hance -- 6,000; Mr.
    Love -- 3,000; Directors and Executive Officers as a group -- 258,976.
(2) Based on a Schedule 13G filed with us on or about February 13, 2001. JP Morgan Chase & Co. is the parent company of certain subsidiaries engaged in investment management and similar fiduciary activities that hold voting and investment power over certain of the shares reported and the right to receive and direct the receipt of dividends and sale proceeds from all shares reported. Of the shares reported, JP Morgan Chase & Co. reports sole voting power over 1,341,300, shared voting power over 483,500, sole dispositive power over 1,440,400 and shared dispositive power over 483,500.
(3) Based on a Schedule 13G or amendment thereto filed with us on or about February 9, 2001. Capital Group International, Inc. is the parent holding company of a group of investment management companies that hold investment power and, in some cases, voting power over the securities reported above. The investment management companies provide investment advisory and management services for their respective clients, which include registered investment companies and institutional accounts. Capital Group International, Inc. does not have investment power or voting power over any of the securities reported above; however, Capital Group International, Inc. may be deemed to "beneficially own" such securities within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, and Capital Guardian Trust Company may be deemed to "beneficially own" certain of these securities as the result of its service as investment manager of various institutional accounts. Both Capital Group International, Inc. and Capital Guardian Trust Company disclaim beneficial ownership of all reported securities.
(4) Includes 29,200 shares registered in the name of Mr. Brown's wife.
(5) Includes 46,890 shares registered in the name of Mr. Robinson's wife.
(6) Mr. Schmitt retired from all positions with our company effective May 1, 2001.
(7) Includes 4,434 shares held by Mr. Thrash as custodian for his children and 148 shares held in his wife's Individual Retirement Account.
(8) Mr. Munford retired as a director effective May 10, 2001.
(9) Includes 2,000 shares held in a family partnership, over which Mr. Hance has shared voting and investment power.
 * Denotes ownership of less than 1% of our common shares.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

SENIOR CREDIT FACILITY

     Our senior credit facility provides for a revolving line of credit in the principal amount of $75.0 million for a term of three years, including subfacilities of $10.0 million for swingline loans and $15.0 million for letters of credit, usage of which reduces availability under the facility. We may use proceeds of borrowings under the facility to refinance other indebtedness and for working capital, capital expenditures and other general corporate purposes. The facility is unsecured, but our obligations under the facility are unconditionally guaranteed, on a joint and several basis, by all of our existing and subsequently acquired domestic subsidiaries. The indebtedness under the facility and the subsidiary guarantees of such indebtedness will (1) constitute senior indebtedness under the senior subordinated indenture governing the senior subordinated exchange notes and rank senior in right of payment to the senior subordinated exchange notes and (2) rank equally in right of payment with the senior exchange notes.

     Borrowings under the facility bear interest at a rate equal to, at our option, either (1) the base rate (which is equal to the greater of the prime rate most recently announced by Bank of America, the administrative agent under the facility, or the federal funds rate plus one-half of 1%) or (2) the adjusted Eurodollar Interbank Offered Rate, in each case plus an applicable margin determined by reference to our leverage ratio (which is defined under the facility as the ratio of our total debt to our total capitalization). The initial applicable margins are 2.0% for Eurodollar rate loans and 0.75% for base rate loans. Beginning on the date we deliver our financial statements for the fiscal quarter ending September 30, 2001, the initial margins will be subject to reduction based on our leverage ratio. Additionally, the undrawn portion of the facility is subject to a facility fee at an annual rate that is presently set at 0.5%, also subject to reduction, beginning on the date we deliver our September 30, 2001 financial statements, based on our leverage ratio.

     The facility contains restrictive covenants that are customary for these types of transactions, including covenants restricting, among other things, our ability and our subsidiaries' ability to create liens, merge or consolidate, dispose of assets, incur indebtedness and guarantees, pay dividends, repurchase or redeem capital stock and indebtedness (including the notes), make certain investments or acquisitions, enter into certain transactions with affiliates, make capital expenditures or change the nature of our business.

     The facility also contains financial maintenance covenants establishing a maximum leverage ratio (as described above), a minimum interest coverage ratio, and minimum tangible net worth. The financial maintenance covenants are measured periodically and become more restrictive in future periods.

     The facility contains events of default that are customary for these types of transactions, including, but not limited to, nonpayment of principal or interest, violation of covenants, incorrectness of representations and warranties, cross-default to other indebtedness, bankruptcy and other insolvency events, material judgments, certain ERISA events, actual or asserted invalidity of loan documentation and certain changes of control of our company. The occurrence of any event of default could result in the acceleration of our and the guarantors' obligations under the facility (as well as other indebtedness that is cross-defaulted to the facility) and could materially and adversely affect you.

7 3/8% SENIOR NOTES DUE 2009

     In 1998, we registered with the Securities and Exchange Commission a total of $300.0 million in public debt securities for issuance in one or more series and with specific terms to be determined from time to time. On June 1, 1999, we issued $200.0 million in aggregate principal amount of our 7 3/8% senior notes due 2009. The 7 3/8% senior notes mature June 1, 2009 and bear interest at a rate of 7 3/8% per annum, payable semiannually on June 1 and December 1 of each year. We issued the 7 3/8% senior notes at a discounted issue price of $197.4 million, to yield an effective interest rate of 7.473%. The difference between the issue price and the principal amount at maturity of the 7 3/8% senior notes will be accreted each year as interest expense in our financial statements.

     We may redeem the 7 3/8% senior notes prior to maturity, in whole or in part, at a redemption price equal to the greater of the principal amount of 7 3/8% senior notes being redeemed and the make-whole price described in the supplemental indenture governing the 7 3/8% senior notes, plus accrued interest to the date of redemption. We are not required to make any sinking fund payments with regard to the 7 3/8% senior notes.

     The 7 3/8% senior notes are unsecured senior obligations of our company and rank equally in right of payment with all our other unsecured and unsubordinated indebtedness, including the senior exchange notes. Accordingly, the 7 3/8% senior notes will (1) constitute senior indebtedness under the senior subordinated indenture governing the senior subordinated exchange notes and will rank senior in right of payment to the senior subordinated exchange notes and
(2) rank equally in right of payment with the senior exchange notes. In connection with the offering of the original notes, our subsidiary guarantors jointly and severally guaranteed our 7 3/8% senior notes.

     The indenture governing the 7 3/8% senior notes provides that, subject to certain exceptions, neither we nor any of our domestic subsidiaries may incur, assume or guarantee any indebtedness that is secured by a lien on any of our principal properties (as defined in the indenture) or upon any shares of stock or indebtedness of any domestic subsidiary unless the 7 3/8% senior notes are secured equally and ratably with such secured indebtedness. The indenture also provides that neither we nor any of our domestic subsidiaries may enter into any sale-leaseback transaction involving any of our principal properties (other than any such transaction involving a lease for a term, including renewal rights, of not more than three years) unless certain requirements specified in the indenture are complied with. Finally, the indenture provides that we may not merge into or consolidate with any other person or transfer our properties and assets substantially as an entirety to any other person, or permit any person to merge into or consolidate with us or transfer its properties and assets substantially as an entirety to us, without complying with certain conditions specified in the indenture.

STANDARD GYPSUM GUARANTY

     Standard Gypsum, L.P. is one of our joint ventures with Temple-Inland. We and Temple-Inland each own a 50% partnership interest in Standard Gypsum, and Temple-Inland manages its day-to-day operations. Standard Gypsum is the obligor under reimbursement agreements pursuant to which two direct-pay letters of credit in the aggregate original amount of approximately $56.7 million have been issued for its account in support of industrial development bond obligations. We have severally and unconditionally guaranteed 50% of Standard Gypsum's obligations under the reimbursement agreements for reimbursement of letter of credit drawings, interest, fees and other amounts. The other Standard Gypsum partner, Temple-Inland, has similarly guaranteed 50% of Standard Gypsum's obligations. As of March 31, 2001, the aggregate principal amount outstanding under the letters of credit was approximately $56.2 million, of which one-half (approximately $28.1 million) is guaranteed by us. Obligations under the guaranty will (1) constitute senior indebtedness under the senior subordinated indenture governing the senior subordinated exchange notes and will rank senior in right of payment to the senior subordinated exchange notes and (2) rank equally in right of payment with the senior notes.

     Each of the two letters of credit is issued for a term of one year and is subject to annual renewal at the discretion of the issuing bank. The first letter of credit, in the original amount of approximately $46.6 million, expires in May 2002. The second letter of credit, in the original amount of approximately $10.1 million, expires in August 2001 and will be renewed by the issuing bank for an additional period of one year. In the event Standard Gypsum receives notice of nonrenewal of either letter of credit, or if there is an event of default under the reimbursement agreements prior to maturity, we could be required under our guaranty to satisfy 50% of Standard Gypsum's outstanding obligations with respect to the letters of credit, which could materially and adversely affect our liquidity and our ability to pay principal and interest on the notes. Our failure to pay under our guaranty of Standard Gypsum's reimbursement obligations would constitute an event of default under the notes.

     In addition, our guaranty of 50% of Standard Gypsum's reimbursement obligations contains certain financial maintenance covenants. Our default under these covenants constitutes an event of default under Standard Gypsum's reimbursement agreements. As of December 31, 2000, we were not in compliance with the leverage ratio under the guaranty, which is the same leverage ratio contained in our former senior credit facility and our 7.74% senior notes (both of which were repaid with the proceeds from the issuance of the original notes) as in effect prior to the September 2000 and February 2001 senior credit facility amendments. This default would have permitted the issuer of the Standard Gypsum letters of credit, if it so elected, to accelerate this indebtedness. An acceleration of the Standard Gypsum indebtedness also could result in a demand for payment under both our and Temple-Inland's guarantees of the Standard Gypsum indebtedness. However, we have entered into an amendment of our guaranty with the issuers of the Standard Gypsum letters of credit that waives this default (and any related cross-default) and that amends the financial maintenance covenants on a going-forward basis.

PREMIER BOXBOARD GUARANTY

     Premier Boxboard Limited LLC is our other joint venture with Temple-Inland. We and Temple-Inland each own a 50% membership interest in Premier Boxboard, and we manage its day-to-day operations. Premier Boxboard is the borrower under a credit facility providing for up to $40.0 million in revolving loans (with a subfacility for up to $1.0 million in letters of credit). The credit facility was originally entered into in July 1999 and matures in June 2005. We have severally and unconditionally guaranteed 50% of Premier Boxboard's obligations under the credit facility for principal (including reimbursement of letter of credit drawings), interest, fees and other amounts. Temple-Inland has similarly guaranteed 50% of Premier Boxboard's obligations. As of March 31, 2001, the outstanding principal amount of borrowings under the facility (including outstanding letters of credit) was approximately $30.2 million, of which one-half (approximately $15.1 million) is guaranteed by us. Obligations under the guaranty will (1) constitute senior indebtedness under the senior subordinated indenture governing the senior subordinated exchange notes and will rank senior in right of payment to the senior subordinated exchange notes and
(2) rank equally in right of payment with the senior exchange notes.

     If there is an event of default under the facility, we could be required under our guaranty to satisfy 50% of Premier Boxboard's outstanding obligations under the facility, which could materially and adversely affect our liquidity and our ability to pay principal and interest on the notes. Our failure to pay under our guaranty of Premier Boxboard's credit facility would constitute an event of default under the notes. Further, a substantial portion of the assets of Premier Boxboard are pledged as security for $50.0 million in outstanding principal amount of senior notes under which Premier Boxboard is the obligor. These notes are guaranteed by Temple-Inland, but are not guaranteed by us. However, the holders of these notes would have recourse to the assets of Premier Boxboard that are pledged to secure these notes. As a result, to the extent such assets are utilized to satisfy claims of the holders, they would not be available to satisfy obligations owing to unsecured creditors of Premier Boxboard, including the lender under the credit facility. This means that our guaranty of the Premier Boxboard credit facility may be the primary source of repayment under the facility in the event Premier Boxboard cannot pay, which may materially and adversely affect you.

     In addition, our guaranty of 50% of Premier Boxboard's obligations under its credit facility contains certain financial maintenance covenants. Our default under these covenants constitutes an event of default under Premier Boxboard's senior notes. As of December 31, 2000, we were not in compliance with the leverage ratio under the guaranty, which is the same leverage ratio contained in our former senior credit facility and our 7.74% senior notes (both of which were repaid with the proceeds from the issuance of the original notes) as in effect prior to the September 2000 and February 2001 senior credit facility amendments. This default would have permitted the lenders under the Premier Boxboard credit facility and Premier Boxboard senior notes, if they so elected, to accelerate all of this indebtedness. An acceleration of the Premier Boxboard credit facility also could result in a demand for payment under both our and Temple-Inland's guarantees of the Premier Boxboard credit facility. An acceleration of the Premier Boxboard senior notes could result in a demand for payment under Temple-Inland's guaranty of that debt or recourse to the mill and other assets of Premier Boxboard that are pledged to secure those senior notes. However, we have entered into an amendment of our guaranty with the lender under the Premier Boxboard credit facility that waives this default (and any related cross-default) and that amends the financial maintenance covenants on a going-forward basis.

     Further, the default under the Premier Boxboard credit facility caused a cross-default under the $50.0 million notes issued by Premier Boxboard. However, the holders of these notes waived this cross-default.

                    DESCRIPTION OF THE SENIOR EXCHANGE NOTES

     The original senior notes were, and the senior exchange notes will be, issued under a senior indenture dated as of March 29, 2001, among the Company, as issuer, the Guarantors and The Bank of New York, as trustee (the "Trustee"). The terms of the senior exchange notes are identical to the terms of the original senior notes in all material respects, including interest rate and maturity, except that the senior exchange notes will not be subject to:

     - the restrictions on transfer; and

     - the registration rights agreement's covenants regarding registration.

     The following summary of certain provisions of the senior indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the senior indenture, including the definitions of certain terms therein and those terms made a part thereof by the Trust Indenture Act of 1939, as amended. Whenever particular defined terms of the senior indenture not otherwise defined herein are referred to, such defined terms are incorporated herein by reference. A copy of the senior indenture is available upon request from the company. For definitions of certain capitalized terms used in the following summary, see "-- Definitions." In this description, the word "company" refers only to Caraustar Industries, Inc. and not to any of its subsidiaries.

BRIEF DESCRIPTION OF THE SENIOR EXCHANGE NOTES AND THE SENIOR SUBSIDIARY GUARANTEES

The Senior Exchange Notes

     The senior exchange notes:

     - are general unsecured obligations of the company;

     - rank equally with all other senior indebtedness of the company;

     - are senior in right of payment to any future subordinated indebtedness of the company; and

     - are unconditionally and jointly and severally guaranteed by the guarantors.

The Senior Subsidiary Guarantees

     The senior subsidiary guarantees of the senior exchange notes:

     - are general unsecured obligations of each guarantor;

     - rank equally with all other senior indebtedness of each guarantor; and

     - are senior in right of payment to any future subordinated indebtedness of each guarantor.

PRINCIPAL, MATURITY AND INTEREST

     The company will issue senior exchange notes with a maximum aggregate principal amount of $29.0 million. The senior exchange notes will mature on May 1, 2010. Interest on the senior exchange notes will accrue at the rate of 7 1/4% per annum and will be payable semi-annually in arrears on May 1 and November 1, commencing on November 1, 2001. The company will make each interest payment to the holders of record of the senior exchange notes on the immediately preceding April 15 and October 15.

Interest on the senior exchange notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

     Additional interest may be payable on the senior exchange notes in certain circumstances as described in the section captioned "Registered Exchange Offer; Registration Rights."

SENIOR SUBSIDIARY GUARANTEES

     The guarantors will jointly and severally guarantee the company's obligations under the senior exchange notes and the senior indenture. The obligations of each guarantor under its senior subsidiary guarantee will be limited as necessary to prevent that senior subsidiary guarantee from constituting a fraudulent conveyance under applicable law. See "Risk
Factors -- Federal and state statutes allow courts, under specific circumstances, to void guarantees and require note holders to return payments received from guarantors. As a result, the guarantees from our subsidiaries may not be enforceable."

     The senior subsidiary guarantee of a Guarantor will be released:

          (1) in connection with any sale or other disposition of all or substantially all of the assets of that guarantor to a third party other than the company or an Affiliate of the company (including by way of merger or consolidation);

          (2) in connection with any sale of all of the capital stock of a guarantor; or

          (3) upon the legal defeasance of the senior exchange notes as described under "-- Defeasance and Discharge."

CERTAIN COVENANTS

Restrictions on Liens

     So long as any senior exchange notes are outstanding, we will not be permitted to issue, assume or guarantee, and will not permit any domestic subsidiary to issue, assume or guarantee, any indebtedness secured by a mortgage, pledge, security interest, lien or encumbrance (referred to in this section as "liens") of or on any of our or a domestic subsidiary's Principal Property, or on the shares of stock or debt of any domestic subsidiary, whether owned now or acquired subsequently. However, this restriction will not apply if we effectively provide that the senior exchange notes (together, if we determine, with any of our other indebtedness ranking equally with the senior exchange notes) are secured by a lien ranking ratably with and equal to (or at our option, senior to) the other secured indebtedness. In any event, the foregoing restriction will not apply to the following:

          (1) liens on indebtedness existing on the date of the senior indenture;

          (2) liens on any assets of any corporation existing at the time such corporation becomes a domestic subsidiary;

          (3) liens on any assets existing at the time we or a domestic subsidiary acquire those assets;

          (4) liens to secure the payment of all or any part of the purchase price of those assets upon the acquisition of those assets by us or a domestic subsidiary;

          (5) liens to secure any indebtedness incurred, assumed or guaranteed by us or a domestic subsidiary prior to, at the time of, or within 180 days after an acquisition of assets (or in the case of real property, the completion of construction (including any improvements on an existing asset) or commencement of full operation of the asset, whichever is later) which indebtedness is incurred, assumed or guaranteed for the purpose of financing all or any part of the purchase price or, in the case of real property, construction or improvements on the asset. However, in the case of such an acquisition, construction or improvement, the lien will not apply to any of our or a domestic subsidiary's Principal Property or shares of stock or debt of a domestic subsidiary owned prior to the

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     acquisition, construction or improvement, other than, in the case of any construction or improvement, any real property on which the property constructed, or the improvement, is located;

          (6) liens on any assets to secure indebtedness of a domestic subsidiary to us or to any wholly owned domestic subsidiary;

          (7) liens on any assets of a corporation existing at the time such corporation is merged into or consolidated with us or a domestic subsidiary or at the time we or a domestic subsidiary purchase, lease or otherwise acquire all or substantially all of the assets of a corporation or firm;

          (8) liens on any of our or a domestic subsidiary's assets in favor of the U.S. or any State, or any department, agency or instrumentality or political subdivision of the U.S. or any State, or in favor of any other country, or any political subdivision of the U.S. or any State, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price (or, in the case of real property, the cost of construction) of the assets subject to such liens (including, but not limited to, liens incurred in connection with pollution control, industrial revenue or similar financings);

          (9) mechanics', materialmen's, carriers' or similar liens arising in the ordinary course of business (including in the construction of facilities) relating to obligations not due or that are being contested;

          (10) liens for taxes not due or being contested, landlords' liens, tenants' rights under leases, and similar liens not impairing the use or value of the property involved;

          (11) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any lien referred to in the foregoing clauses of this section; provided, however, that the principal amount of indebtedness secured by such a lien will not exceed the principal amount of indebtedness so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement will be limited to all or a part of the assets which secured the lien so extended, renewed or replaced (plus improvements and construction on real property); and

          (12) liens not permitted by the foregoing clauses if at the time of, and after giving effect to, the creation or assumption of any such lien, the aggregate amount of all of our or the domestic subsidiaries' indebtedness secured by all of those liens not permitted by the foregoing clauses of this section, together with the Attributable Debt relating to Sale and Lease-Back Transactions permitted by the senior indenture, does not exceed 15% of Consolidated Net Tangible Assets, as those terms are defined below.

     The senior indenture will not restrict us or our subsidiaries from incurring unsecured indebtedness.

Restrictions on Sale and Lease-Back Transactions

     The senior indenture further provides that we will not, and will not permit any domestic subsidiary to, lease any Principal Property, other than with a lease for a term (including renewal rights) for three years or less, whereby we or the domestic subsidiary sell or transfer the Principal Property (referred to as a "Sale and Lease-Back Transaction"), unless:

          (1) we or the domestic subsidiary would, at the time of entering into a Sale and Lease-Back Transaction, be entitled to incur indebtedness secured by a lien on the Principal Property to be leased in an amount at least equal to the Attributable Debt in respect of such Sale and Lease-Back Transaction without equally and ratably securing the senior exchange notes pursuant to the senior indenture; or

          (2) we promptly inform the trustee of the transaction, the proceeds of the sale of the Principal Property to be leased are at least equal to the fair value of the Principal Property (as determined by our board of directors), and an amount equal to the net proceeds from the sale of the Principal Property is applied, within 180 days of the effective date of the Sale and Lease-Back Transaction, to the purchase or acquisition (or, in the case of property, the construction) of property or assets or to

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     the retirement (other than at maturity or pursuant to a mandatory sinking fund or redemption provision) of debt securities or our or a consolidated domestic subsidiary's Funded Indebtedness ranking on a parity with or senior to the debt securities.

EVENTS OF DEFAULT

     The senior indenture defines an "Event of Default" with respect to the senior exchange notes as:

          (1) default in payment of principal of or premium, if any, on any senior exchange notes when due and payable at maturity;

          (2) default for 30 days in payment of interest on the senior exchange notes;

          (3) failure or breach by us in the performance of any other of the covenants or warranties in the senior indenture continued for 45 days after we have been given written notice by the trustee, or we and the trustee have been given written notice by the holders of at least 25% in aggregate principal amount of the senior exchange notes, specifying the default or breach and requiring it to be remedied and stating that the notice is a notice of default under the indenture;

          (4) a default under any bond, debenture, note or other evidence of our indebtedness or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any of our indebtedness (including the senior indenture), whether the indebtedness now exists or is created later, which default will constitute a failure to pay the indebtedness in a principal amount in excess of $15 million when due and payable at final maturity after the expiration of any applicable grace period or will have resulted in indebtedness in a principal amount in excess of $15 million becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without the indebtedness having been discharged, or the acceleration having been rescinded or annulled, within a period of 15 days after there has been given, by overnight mail or other same day or overnight delivery service which can provide evidence of delivery, to us by the trustee, or to us and the trustee by the holders of at least 25% in aggregate principal amount of the senior exchange notes, a written notice specifying the default and requiring us to cause the indebtedness to be discharged or to cause the acceleration to be rescinded or annulled and stating that the notice is a notice of default under the indenture; and

          (5) certain events of bankruptcy, insolvency or reorganization.

     If any event of default with respect to senior exchange notes at the time outstanding occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the senior exchange notes may declare the principal amount of all senior exchange notes to be due and payable immediately by a written notice to us (and to the trustee if given by holders of senior exchange notes), and upon that declaration the aggregate principal amount (or specified amount) will become immediately due and payable. Upon certain conditions the declarations may be annulled and past defaults (except, unless previously cured, a default in payment of principal of or premium, if any, or interest, if any, on the senior exchange notes and certain other specified defaults, which cannot be amended without the consent of the holders of the senior exchange notes) may be waived by the holders of a majority in aggregate principal amount of senior exchange notes on behalf of the holders of senior exchange notes.

     The trustee is required, within 90 days after the occurrence of a default with respect to senior exchange notes at the time outstanding, to give to the holders of senior exchange notes notice of the default actually known to it if not cured or waived. However, except in the case of default in the payment of principal of or premium, if any, or interest on any senior exchange notes, the trustee will be protected in withholding the notice if the trustee in good faith determines that the withholding of the notice is in the interest of the holders of the senior exchange notes. In addition, the notice will not be given until at least (a) 45 days after the occurrence of a default with respect to senior exchange notes in the performance of a covenant or warranty in the indenture other than for the payment of the principal of or premium, if any, or interest on the senior exchange notes or (b) 15 days after the occurrence of a default with respect to the

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

failure to pay at maturity, or the acceleration of, indebtedness in a principal amount in excess of $15 million.

     The trustee, subject to its duty during default to act with the required standard of care, is entitled to be offered indemnity satisfactory to the trustee in its reasonable judgment by the holders of senior exchange notes before exercising any right or power under the indenture at the request of the holders of senior exchange notes. Subject to those provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of senior exchange notes may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee, with respect to the senior exchange notes. The trustee, however, may decline to act if that direction is contrary to law or the senior indenture or may be unduly prejudicial to the holder of senior exchange notes not joining in the direction. In the case of book-entry securities, the trustee is required to establish a record date for purposes of determining which holders are entitled to join in that direction.

     No holder of a senior exchange note will have any right to institute any proceeding with respect to the senior indenture, or for the appointment of a receiver, assignee, trustee, liquidator or sequestrator (or other similar official), or for any other remedy thereunder, unless:

          (1) the holder has previously given to the trustee written notice of a continuing event of default with respect to the senior exchange notes;

          (2) holders of at least 25% in aggregate principal amount of the senior exchange notes have made a written request to the trustee to institute the proceeding and the holder or holders have offered indemnity satisfactory to the trustee in its reasonable judgment; and

          (3) the trustee has failed to institute the proceeding, and has not received from the holders of a majority in aggregate principal amount of the senior exchange notes a direction inconsistent with that request, within 60 days after the notice, request and offer.

However, these limitations do not apply to a suit instituted by a holder of a senior exchange note to enforce payment of the principal of, premium, if any, or interest on the senior exchange note on or after the due date specified in the senior exchange note.

     We are required to file annually with the trustee a certificate of no default.

MODIFICATION OF THE SENIOR INDENTURE AND WAIVER OF COVENANTS

     We and the trustee are permitted to enter into one or more supplemental indentures without the consent of the holders of the senior exchange notes in order to:

          (1) evidence the succession to us of another person, or successive successions, and the assumption of our covenants, agreements and obligations by a successor;

          (2) add to our covenants for the benefit of the holders of senior exchange notes or to surrender any of our rights or powers;

          (3) add additional events of default;

          (4) add or change any provisions of the senior indenture to the extent necessary to facilitate the issuance of senior exchange notes in bearer or uncertificated form;

          (5) convey, transfer, assign, mortgage or pledge any property to or with the trustee or to surrender any right or power conferred upon us;

          (6) secure the senior exchange notes pursuant to the terms of the senior indenture;

          (7) cure any ambiguity, to correct any defect or supplement any inconsistent provisions or to make any other provisions with respect to matters or questions arising under the senior indenture;

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

          (8) supplement any provisions of the senior indenture necessary to permit or facilitate the defeasance and discharge of the senior exchange notes;

          (9) comply with the rules or regulations of any securities exchange or automated quotation system on which the senior exchange notes may be listed or traded; or

          (10) add, change or eliminate any provisions of the senior indenture as is necessary or desirable in accordance with any amendments to the Trust Indenture Act.

     However, no supplemental indenture may, without the consent of the holder of each senior exchange note:

          (1) except to the extent permitted pursuant to the senior indenture, change the stated maturity of the principal of, or any installment of principal of or interest on, the senior exchange notes;

          (2) reduce the principal amount of, the premium, if any, or interest on, the senior exchange notes;

          (3) reduce the amount of principal of the senior exchange notes payable upon acceleration of its maturity;

          (4) change the place or currency of payment of principal of, or any premium or interest on, the senior exchange notes;

          (5) impair the right to institute suit for the enforcement of any payment on or with respect to the senior exchange notes;

          (6) reduce the percentage as stated above of the holders of the senior exchange notes whose consent is required for any supplemental indenture or for amendment or waiver of compliance with certain provisions of the senior indenture or certain defaults; or

          (7) effect certain other changes.

     We are permitted to omit compliance with certain covenants in the senior indenture with respect to the senior exchange notes upon waiver by the holders of not less than a majority in principal amount of the senior exchange notes.

     In determining whether the holders of the requisite principal amount of the senior exchange notes have given or taken any direction, notice, consent, waiver or other action under the senior indenture as of any date:

          (1) senior exchange notes owned by us, or any other obligor on the senior exchange notes or any of their affiliates, will be disregarded and deemed not to be outstanding; and

          (2) certain senior exchange notes, including those for whose payment or redemption money has been deposited or set aside in trust for the holders of the debt securities and those that have been fully defeased pursuant to the senior indenture, will not be deemed to be outstanding.

     Except in certain limited circumstances, we are entitled to set any day as a record date for the purpose of determining the holders of senior exchange notes entitled to give or take any direction, notice, consent, waiver or other action under the senior indenture, in the manner and subject to the limitations provided in the senior indenture. In certain limited circumstances, the trustee will be entitled to set a record date for action by holders of senior exchange notes. If a record date is set for any action to be taken by holders of senior exchange notes, only the persons who are holders of the senior exchange notes on the record date may take that action. To be effective, holders of the requisite principal amount of the senior exchange notes must take the action within a specified period following the record date.

CONCERNING THE TRUSTEE

     The Bank of New York, the Trustee under the senior indenture governing the senior exchange notes, is also the trustee under the indentures governing our
7 3/8% senior notes and our senior subordinated
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

exchange notes, and is a lender under our new senior credit facility. As such, The Bank of New York could be faced with potential conflicts of interest and conflicting obligations in the event of default under any or all of this indebtedness.

     If the Trustee becomes a creditor of the company or any guarantor, the senior indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Securities and Exchange Commission for permission to continue, or resign.

     The holders of a majority in principal amount of the then outstanding senior exchange notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The senior indenture provides that in case an Event of Default shall occur and be continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the senior indenture at the request of any holder of senior exchange notes, unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

DEFEASANCE AND DISCHARGE

Defeasance and Discharge

     The terms of the senior exchange notes provide that under certain conditions we will be discharged from any and all obligations in respect of the senior exchange notes (except for certain obligations to register the transfer or exchange of senior exchange notes, to replace stolen, lost or mutilated senior exchange notes, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit with the trustee, in trust for the benefit of the holders of senior exchange notes, of money and/or U.S. government obligations, through the payment of interest and principal in accordance with their terms, in an amount sufficient to pay any installment of principal (and premium, if any) and interest on, the senior exchange notes on the stated maturity of the payment in accordance with the terms of the senior exchange notes.

     This discharge may only occur if, among other things, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or there has been a change in tax law, in either case, to the effect that holders of senior exchange notes will not recognize gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge were not to occur. This discharge will not be applicable to any senior exchange notes then listed on any securities exchange if the provision would cause the senior exchange notes to be delisted.

Defeasance of Certain Covenants

     The terms of the senior exchange notes provide us with the option of not complying with the restrictive covenants described above. In those circumstances, the occurrence of certain events of default, which are described above in clause (4) (with respect to those restrictive covenants) under "Events of Default" will be deemed not to be or result in an event of default with respect to the senior exchange notes. To exercise this option, we will be required to deposit with the trustee money and/or U.S. government obligations, which, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay principal (and premium, if any) and interest on, the senior exchange notes on the stated maturity of such payments in accordance with the terms of the senior exchange notes.

     We will also be required to deliver to the trustee an opinion of counsel to the effect that the deposit and related covenant defeasance will not cause the holders of the senior exchange notes to recognize

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

income, gain or loss for federal income tax purposes and that such holders will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur. In the event we exercise this option and the senior exchange notes are declared due and payable because of the occurrence of any event of default, the amount of money and U.S. government obligations or foreign government securities, as the case may be, on deposit with the trustee will be sufficient to pay amounts due on the senior exchange notes at the time of their stated maturity. However, the amount on deposit with the trustee may not be sufficient to pay amounts due on the senior exchange notes at the time of the acceleration resulting from the event of default. In that case we would remain liable for the payments.

RESTRICTIONS ON CONSOLIDATION, MERGER AND SALE OF ASSETS

     We may, without the consent of the holders of the senior exchange notes, consolidate with or merge into any other person or transfer or lease all or substantially all of our properties or assets to any person or to allow any other person to consolidate with or merge into us or to transfer or lease all or substantially all of its properties or assets to us, provided that:

          (1) the successor is a corporation, partnership, trust or other entity organized and validly existing under the laws of any U.S. domestic jurisdiction;

          (2) the successor assumes our obligations with request to the senior exchange notes under the senior indenture;

          (3) immediately after giving effect to the transaction, no default, and no event of default, will have occurred and be continuing;

          (4) we have delivered the certificates and opinions required under the senior indenture to the trustee; and

          (5) certain other conditions are met.

OPTIONAL REDEMPTION

     The senior exchange notes will be redeemable, in whole or in part, at our option at any time at a redemption price equal to the greater of (i) 100% of the principal amount of the senior exchange notes, and (ii) as determined by the Quotation Agent (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest on the senior exchange notes (not including any portion of those payments of interest accrued as of the redemption date) discounted to the redemption date on a semi-annual basis assuming a 360 day year consisting of twelve 30 day months at the Adjusted Treasury Rate (as defined below) plus 25 basis points plus, in each case, accrued and unpaid interest on the senior exchange notes to the redemption date.

     In the case of a partial redemption, selection of the senior exchange notes for redemption will be made pro rata, by lot or such other method as the trustee in its sole discretion deems appropriate and fair; however, any redemption relating to a public equity offering of equity securities will be made on a pro rata basis or on as nearly a pro rata basis as practicable (subject to The Depository Trust Company procedures). No senior exchange notes of a principal amount of $1,000 or less will be redeemed in part. Notice of any redemption will be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each holder of the senior exchange notes to be redeemed at its registered address. If any senior exchange note is to be redeemed in part only, the notice of redemption that relates to the senior exchange note will state the portion of the principal amount of the senior exchange note to be redeemed. A new senior exchange note in a principal amount equal to the unredeemed portion of the senior exchange note will be issued in the name of the holder of the senior exchange note upon surrender for cancellation of the old senior exchange note. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the senior exchange notes or the portions of the senior exchange notes called for redemption.

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NO MANDATORY REDEMPTION

     We will not be required to make any sinking fund payments with regard to the senior exchange notes.

DEFINITIONS

     Set forth below are definitions of some of the terms used in this section. Other terms used in this section are defined in the senior indenture.

     "Adjusted Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

     "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Attributable Debt," when used in connection with a sale and lease-back transaction referred to herein shall mean, as of any particular time, the aggregate of present values (discounted at a rate per annum equal to the average interest borne by all senior exchange notes determined on a weighted average basis and compounded semi-annually) of the obligations of the company or any subsidiary for net rental payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended). The term "net rental payments" under any lease of any period shall mean the sum of the rental and other payments required to be paid in such period by the lessee thereunder, not including, however, any amounts required to be paid by such lessee (whether or not designated as rental or additional rental) on account of maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates or similar charges.

     "Comparable Treasury Issue" means the U.S. Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the senior exchange notes to be redeemed that would be utilized, at the time of a selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the senior exchange notes.

     "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of the Reference Treasury Dealer Quotations for that redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotation, or (ii) if the Trustee obtains fewer than three Reference Treasury Dealer Quotations, the average of the quotations.

     "Consolidated Net Tangible Assets" means, at any date, the total assets appearing on the most recently prepared consolidated balance sheet of the company and its subsidiaries as of the end of a fiscal quarter of the company, prepared in accordance with generally accepted accounting principles, less (a) all current liabilities as shown on such balance sheet and (b) intangible assets. "Intangible assets" means the value (net of any applicable reserves), as shown on or reflected in such balance sheet of: (i) all trade names, trademarks, licenses, patents, copyrights and goodwill; (ii) organizational costs; and (iii) deferred charges (other than prepaid items such as insurance, taxes, interest, commissions, rents and similar items and tangible assets being amortized); but in no event shall the term "intangible assets" include product development costs.

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     "Principal Property" means any mill, manufacturing plant, building, structure or other facility (together with the land on which it is erected and improvements and fixtures comprising a part thereof) or other real property interest located in the U.S. (all such facilities or interests forming an integral part of a single development or operation being considered as one interest), owned or leased and having a gross book value as of the date of its determination in excess of 1% of Consolidated Net Tangible Assets, other than a facility or portion thereof (i) financed by means of industrial revenue bonds or
(ii) which, as determined in good faith by resolution of the board of directors of the company, is not of material importance to the total business conducted by the company and its subsidiaries, taken as a whole.

     "Quotation Agent" means the Reference Treasury Dealer appointed by us.

     "Reference Treasury Dealer" means (i) each of Credit Suisse First Boston Corporation, Banc of America Securities LLC, Deutsche Banc Alex. Brown Inc., and SunTrust Equitable Securities Corporation and their respective successors; however, if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), we will substitute another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer selected by us.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by the Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding the redemption date.

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             DESCRIPTION OF THE SENIOR SUBORDINATED EXCHANGE NOTES

     The original senior subordinated notes were, and the senior subordinated exchange notes will be, issued under a senior subordinated indenture dated as of March 29, 2001, among the Company, as issuer, the Guarantors and The Bank of New York, as trustee (the "Trustee"). The terms of the senior subordinated exchange notes are identical to the terms of the original senior subordinated notes in all material respects, including interest rate and maturity, except that the senior subordinated exchange notes will not be subject to:

     - the restrictions on transfer; and

     - the registration rights agreement's covenants regarding registration.

     The following summary of certain provisions of the senior subordinated indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the senior subordinated indenture, including the definitions of certain terms therein and those terms made a part thereof by the Trust Indenture Act of 1939, as amended. Whenever particular defined terms of the senior subordinated indenture not otherwise defined herein are referred to, such defined terms are incorporated herein by reference. A copy of the senior subordinated indenture is available upon request from the company. For definitions of certain capitalized terms used in the following summary, see "-- Certain Definitions." In this description, the word "company" refers only to Caraustar Industries, Inc. and not to any of its subsidiaries.

BRIEF DESCRIPTION OF THE SENIOR SUBORDINATED EXCHANGE NOTES AND THE SENIOR SUBORDINATED SUBSIDIARY GUARANTEES

The Senior Subordinated Exchange Notes

     The senior subordinated exchange notes:

     - are general unsecured obligations of the company;

     - are subordinated in right of payment to all existing and future Senior Debt;

     - are senior in right of payment to any future Subordinated Indebtedness of the company; and

     - are unconditionally and jointly and severally guaranteed by the Guarantors.

The Senior Subordinated Subsidiary Guarantees

     The senior subordinated Subsidiary Guarantees of the senior subordinated exchange notes:

     - are general unsecured obligations of each Guarantor;

     - are subordinated in right of payment to all existing and future Senior Debt; and

     - are senior in right of payment to any future Subordinated Indebtedness of each Guarantor.

PRINCIPAL, MATURITY AND INTEREST

     The company will issue senior subordinated exchange notes with a maximum aggregate principal amount of $285.0 million. The senior subordinated exchange notes will mature on April 1, 2011. Interest on the senior subordinated exchange notes will accrue at the rate of 9 7/8% per annum and will be payable semi-annually in arrears on April 1 and October 1, commencing on October 1, 2001. The company will make each interest payment to the holders of record of the senior subordinated exchange notes on the immediately preceding March 15 and September 15. Interest on the senior subordinated exchange notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

     Additional interest may be payable on the senior subordinated exchange notes in certain circumstances as described in the section captioned "Registered Exchange Offer; Registration Rights."

SENIOR SUBORDINATED SUBSIDIARY GUARANTEES

     The Guarantors will jointly and severally guarantee the company's obligations under the senior subordinated exchange notes and the senior subordinated indenture. Each senior subordinated Subsidiary Guarantee will be subordinated to the prior payment in full of all Senior Debt. The obligations of each Guarantor under its senior subordinated Subsidiary Guarantee will be limited as necessary to prevent that senior subordinated Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law. See "Risk Factors -- Federal and state statutes allow courts, under specific circumstances, to void guarantees and require note holders to return payments received from guarantors. As a result, the guarantees from our subsidiaries may not be enforceable."

     A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person (other than the company or another Guarantor) unless:

          (1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

          (2) either:

             (a) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor pursuant to a supplemental indenture satisfactory to the Trustee; or

             (b) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the senior subordinated indenture.

     The senior subordinated Subsidiary Guarantee of a Guarantor will be released:

          (1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor to a third party other than the company or an Affiliate of the company (including by way of merger or consolidation), if the company applies the Net Proceeds of that sale or other disposition in accordance with the applicable provisions of the senior subordinated indenture;

          (2) in connection with any sale of all of the capital stock of a Guarantor, if the company applies the Net Proceeds of that sale in accordance with the applicable provisions of the senior subordinated indenture;

          (3) if the company designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the senior subordinated indenture; or

          (4) upon the legal defeasance of the senior subordinated exchange notes as described under "-- Legal Defeasance and Covenant Defeasance."

SUBORDINATION

     The payment of principal, premium, if any, interest, and other payment obligations on, or with respect to, the senior subordinated exchange notes (including any obligation to repurchase the senior subordinated exchange notes) will be subordinated to the prior payment in full of all Senior Debt as set forth in the senior subordinated indenture.

     The holders of Senior Debt will be entitled to receive payment in full in cash of all Obligations due in respect of Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt) before the holders of senior subordinated exchange notes will be entitled to receive any payment with respect to the senior subordinated exchange notes (except that holders of senior subordinated exchange notes may receive and retain Permitted Junior Securities and payments made from the trust described under "-- Legal Defeasance and Covenant Defeasance"), in the event of any distribution to creditors of the company or any of the Guarantors:

          (1) in a total or partial liquidation or dissolution of the company or any of the Guarantors;

          (2) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the company, any of the Guarantors, or their property;

          (3) in an assignment for the benefit of creditors of the company or any of the Guarantors; or

          (4) in any marshalling of the company's or any of the Guarantors' assets and liabilities.

     Also, neither the company nor any Guarantor may make any payment in respect of the senior subordinated exchange notes (except in Permitted Junior Securities or from the trust described under "-- Legal Defeasance and Covenant Defeasance") if:

          (1) there is a default in the payment of any Designated Senior Debt when due; or

          (2) any other default occurs and is continuing on Designated Senior Debt that permits holders of the Designated Senior Debt to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from a representative of the holders of any Designated Senior Debt.

     Payments on the senior subordinated exchange notes may and shall be resumed:

          (1) in the case of a payment default, upon the date on which such default is cured or waived; and

          (2) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated.

     No new Payment Blockage Notice may be delivered unless and until:

          (1) 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice; and

          (2) all scheduled payments of principal, premium and interest on the senior subordinated exchange notes that have come due have been paid in full in cash.

     No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 days.

     The company or the Trustee must promptly notify holders of Designated Senior Debt if payment of the senior subordinated exchange notes is accelerated because of an Event of Default. If any Designated Senior Debt is outstanding at the time of such acceleration, neither the company nor any Guarantor may pay the senior subordinated exchange notes until five business days after holders of such Designated Senior Debt receive notice of such acceleration and, thereafter, may pay the senior subordinated exchange notes only if the senior subordinated indenture otherwise permits payment at that time.

     As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of the company, holders of these senior subordinated exchange notes may recover less ratably than creditors of the company who are holders of Senior Debt. See "Risk Factors -- The senior subordinated exchange notes and the senior subordinated subsidiary guarantees will be junior to our and our subsidiary guarantors' senior indebtedness, and we may not be permitted to pay principal or interest on the senior subordinated exchange notes when they become due. Furthermore, claims of creditors of our non-guarantor subsidiaries will have priority with respect to the assets and earnings of such subsidiaries over your claims."

OPTIONAL REDEMPTION

     The senior subordinated exchange notes will not be redeemable at the company's option prior to April 1, 2006.

     On or after April 1, 2006, the company may redeem all or a part of the senior subordinated exchange notes on one or more occasions upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on April 1 of the years indicated below:

                            YEAR                              PERCENTAGE
                            ----                              ----------
2006........................................................   105.25%
2007........................................................   103.50%
2008........................................................   101.75%
2009 and thereafter.........................................   100.00%

     Notwithstanding the foregoing, prior to April 1, 2004, the company may on any one or more occasions redeem up to 35% of the aggregate principal amount of senior subordinated exchange notes originally issued under the senior subordinated indenture at a redemption price of 110.50% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date, with the net cash proceeds of one or more Public Equity Offerings; provided that

          (1) at least 65% of such aggregate principal amount of senior subordinated exchange notes remains outstanding immediately after the occurrence of such redemption (excluding notes held by the company and its Subsidiaries); and

          (2) the redemption must occur within 60 days of the date of the closing of such Public Equity Offering.

     Except as set forth under "Repurchase at the Option of Holders -- Change of Control" and "Repurchase at the Option of Holders -- Asset Sales," the company is not required to make mandatory redemption payments or sinking fund payments with respect to the senior subordinated exchange notes.

REPURCHASE AT THE OPTION OF HOLDERS

Change of Control

     If a Change of Control occurs, each holder of senior subordinated exchange notes will have the right to require the company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that holder's senior subordinated exchange notes pursuant to a change of control offer. In the offer, the company will offer to make a payment (the "Change of Control Payment") in cash equal to 101% of the aggregate principal amount of senior subordinated exchange notes repurchased plus accrued and unpaid interest thereon, if any, to the date of purchase. Within 30 days following any Change of Control, the company will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase senior subordinated exchange notes on the date specified in such notice, pursuant to the procedures required by the senior subordinated indenture and described in such notice. The company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the senior subordinated exchange notes as a result of a Change of Control.

     On the date specified in the offer, the company will, to the extent lawful:

          (1) accept for payment all senior subordinated exchange notes or portions thereof properly tendered pursuant to the change of control offer;

          (2) deposit with the paying agent specified therein an amount equal to the Change of Control Payment in respect of all senior subordinated exchange notes or portions thereof so tendered; and

          (3) deliver or cause to be delivered to the Trustee the senior subordinated exchange notes so accepted together with an officers' certificate stating the aggregate principal amount of senior subordinated exchange notes or portions thereof being purchased by the company.

     The paying agent will promptly mail to each holder of senior subordinated exchange notes so tendered the Change of Control Payment for such senior subordinated exchange notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new senior subordinated exchange note equal in principal amount to any unpurchased portion of the senior subordinated exchange notes surrendered, if any; provided that each such new senior subordinated exchange note will be in a principal amount of $1,000 or an integral multiple thereof.

     Prior to complying with any of the provisions of this "Change of Control" covenant, but in any event within 90 days following a Change of Control, the company will do one of the following: (i) repay Senior Debt, the terms of which provide that such Senior Debt is due and payable by reason of the occurrence of a Change of Control; (ii) make an offer to repay Senior Debt if the instrument governing such Senior Debt contains a change of control offer provision similar to that described herein; or (iii) obtain the requisite consents, if any, under all agreements governing any such outstanding Senior Debt to permit the repurchase of senior subordinated exchange notes required by this covenant. The company will publicly announce the results of the change of control offer on or as soon as practicable after the date the Change of Control Payment is made.

     The provisions described above that require the company to make a change of control offer following a Change of Control will be applicable regardless of whether or not any other provisions of the senior subordinated indenture are applicable. Except as described above with respect to a Change of Control, the senior subordinated indenture does not contain provisions that permit the holders of the senior subordinated exchange notes to require that the company repurchase or redeem the senior subordinated exchange notes in the event of a proxy battle, recapitalization or similar transaction.

     The company's outstanding Senior Debt may prohibit the company from purchasing any senior subordinated exchange notes, and may provide that certain change of control events with respect to the company would constitute a default under the agreements governing the Senior Debt. Any future credit agreements or other agreements relating to Senior Debt to which the company becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the company is prohibited from purchasing senior subordinated exchange notes, the company could seek the consent of the holders of its Senior Debt to the purchase of senior subordinated exchange notes or could attempt to refinance the borrowings that contain such prohibition. If the company does not obtain such a consent or repay such borrowings, the company will remain prohibited from purchasing senior subordinated exchange notes. In such case, the company's failure to purchase tendered senior subordinated exchange notes would constitute an Event of Default under the senior subordinated indenture that would, in turn, constitute a default under such Senior Debt. In such circumstances, the subordination provisions in the senior subordinated indenture would likely restrict payments to the holders of senior subordinated exchange notes.

     The company will not be required to make a change of control offer upon a Change of Control if a third party makes the change of control offer in the manner, at the time and otherwise in compliance with the requirements set forth in the senior subordinated indenture applicable to a change of control offer made by the company and purchases all senior subordinated exchange notes validly tendered and not withdrawn under such change of control offer.

     The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of the company and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of senior subordinated exchange notes to require the company to repurchase such senior subordinated exchange notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Asset Sales

     The company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

          (1) the company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets issued or sold or otherwise disposed of;

          (2) such fair market value is determined by the company's Board of Directors and evidenced by a resolution of the Board of Directors set forth in an officers' certificate delivered to the Trustee (or determined by the company and evidenced by an officers' certificate delivered to the Trustee in the case of an Asset Sale with respect to assets having a fair market value less than $2.5 million) and, in the case of an Asset Sale with respect to assets having a fair market value in excess of $35.0 million, the company shall deliver to the Trustee an opinion of an accounting, appraisal or investment banking firm of national standing that such Asset Sale is fair to the company or the applicable Restricted Subsidiary from a financial point of view; and

          (3) at least 90% of the consideration therefor received by the company or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following shall be deemed to be cash:

             (a) any liabilities (as shown on the company's or such Restricted Subsidiary's most recent balance sheet), of the company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the senior subordinated exchange notes or any senior subordinated Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the company or such Restricted Subsidiary from further liability; and

             (b) any securities, notes or other obligations received by the company or any such Restricted Subsidiary from such transferee that are promptly converted by the company or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion).

     Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the company may apply such Net Proceeds at its option:

          (1) to repay its Senior Debt (and, in the event any such Senior Debt constitutes revolving Indebtedness, there shall be a corresponding and permanent reduction in the revolving commitment with respect thereto in an amount equal to the amount of such repayment);

          (2) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another business;

          (3) to make a capital expenditure; or

          (4) to acquire other long-term assets that are used or useful in the business of the company.

Pending the final application of any such Net Proceeds, the company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the senior subordinated indenture.

     Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the company will make an offer to all holders of senior subordinated exchange notes and all holders of other Indebtedness designated by the company that is pari passu with the senior subordinated exchange notes containing provisions similar to those set forth in the senior subordinated indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of senior subordinated exchange notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any asset sale offer will be equal to 100% of principal amount plus accrued and unpaid interest, if any, to the date of purchase (or, in respect of such other pari passu Indebtedness, such lesser price, if any, as may be provided for by the terms of such Indebtedness), and will be payable in cash (or, in respect of such other pari passu Indebtedness, in cash and/or such other property, if any, as may be provided for or permitted by the terms of such Indebtedness and the senior subordinated indenture). If any Excess Proceeds remain after consummation of an asset sale offer, the company may use such Excess Proceeds for any purpose not otherwise prohibited by the senior subordinated indenture. If the aggregate principal amount of senior subordinated exchange notes and such other pari passu Indebtedness tendered into such asset sale offer exceeds the amount of Excess Proceeds, the Trustee shall select the senior subordinated exchange notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each asset sale offer, the amount of Excess Proceeds shall be reset at zero.

SELECTION AND NOTICE

     If less than all of the senior subordinated exchange notes are to be redeemed at any time, the Trustee will select senior subordinated exchange notes for redemption as follows:

          (1) if the senior subordinated exchange notes are listed, in compliance with the requirements of the principal national securities exchange on which the senior subordinated exchange notes are listed; or

          (2) if the senior subordinated exchange notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

     No senior subordinated exchange notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of senior subordinated exchange notes to be redeemed at its registered address. Notices of redemption may not be conditional.

     If any senior subordinated exchange note is to be redeemed in part only, the notice of redemption that relates to that senior subordinated exchange note shall state the portion of the principal amount thereof to be redeemed. A new senior subordinated exchange note in principal amount equal to the unredeemed portion of the old senior subordinated exchange note will be issued in the name of the holder thereof upon cancellation of the old senior subordinated exchange note. Senior subordinated exchange notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on senior subordinated exchange notes or portions of them called for redemption.

CERTAIN COVENANTS

Restricted Payments

     The company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

          (1) declare or pay any dividend or make any other payment or distribution on account of the company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the company or to the company or a Restricted Subsidiary of the company);

          (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the company) any Equity Interests of (i) the company or any Unrestricted Subsidiary or (ii) any Restricted Subsidiary held by any Affiliate of the company (other than, in either case, any such Equity Interests owned by the company or any of its Restricted Subsidiaries);

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

          (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Subordinated Indebtedness except (i) a payment of interest or principal at the Stated Maturity thereof or (ii) the purchase, repurchase or other acquisition or any such Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case, due within one year of the date of such purchase, repurchase or other acquisition; or

          (4) make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments"),

unless, at the time of and after giving effect to such Restricted Payment:

          (1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

          (2) the company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under "-- Incurrence of Indebtedness and Issuance of Preferred Stock"; and

          (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the company and its Restricted Subsidiaries after the date of the senior subordinated indenture (excluding Restricted Payments permitted by clauses (2) and (3) of the second succeeding paragraph), is less than the sum, without duplication, of

             (a) 50% of the Consolidated Net Income of the company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the senior subordinated indenture to the end of the company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

             (b) 100% of the aggregate net cash proceeds received by the company since the date of the indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of the company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the company), plus

             (c) to the extent that any Restricted Investment that was made after the date of the senior subordinated indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment, plus

             (d) $5.0 million.

     Notwithstanding the foregoing, the company may declare or pay a dividend if:

          (1) the dividend is declared or paid within one year of the date of the senior subordinated indenture;

          (2) the dividend relates to common stock of the company that is listed on a national securities exchange;

          (3) no Default or Event of Default has occurred and is continuing;

          (4) the company could have paid the dividend pursuant to item (3) of the immediately preceding paragraph; and

          (5) the amount of the dividend, when taken together with the aggregate amount of all other dividends paid by the company pursuant to this paragraph, does not exceed $10.0 million.

     Further, so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:

          (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the senior subordinated indenture;

          (2) the redemption, repurchase, retirement, defeasance or other acquisition of any Subordinated Indebtedness of the company or any Guarantor or of any Equity Interests of the company or any Restricted Subsidiary in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the company) of, Equity Interests of the company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3)(b) of the second preceding paragraph;

          (3) the defeasance, redemption, repurchase or other acquisition of Subordinated Indebtedness of the company or any Guarantor with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

          (4) the payment of any dividend by a Restricted Subsidiary of the company to the holders of its common Equity Interests on a pro rata basis; and

          (5) the repurchase or other acquisition of shares of Capital Stock of the company or any of its Subsidiaries from employees, former employees, directors or former directors of the company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that the aggregate amount of such repurchases and other acquisitions shall not exceed $1.0 million in any calendar year (with unused amounts in any calendar year (without giving effect to any carry-forward from any prior year) being permitted to be carried over for the next succeeding calendar year).

     The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee. Not later than the date of making any Restricted Payment, the company shall deliver to the Trustee an officers' certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this "Restricted Payments" covenant were computed.

Incurrence of Indebtedness and Issuance of Preferred Stock

     The company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired
Debt), and the company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the company and any Guarantor may incur Indebtedness (including Acquired Debt), and the company may issue Disqualified Stock, if the Fixed Charge Coverage Ratio for the company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.50 to 1.00 (if such incurrence occurs during the period from the date of the senior subordinated indenture to the third anniversary of the
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

date of the senior subordinated indenture), and 2.75 to 1.00 (if such incurrence occurs after the third anniversary of the date of the senior subordinated indenture), in each case determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

     So long as no Default or Event of Default shall have occurred and be continuing or would be caused thereby, the first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

          (1) the incurrence by the company and its Restricted Subsidiaries of Indebtedness under Credit Facilities; provided that the aggregate principal amount of all Indebtedness outstanding under all Credit Facilities after giving effect to such incurrence (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the company and its Restricted Subsidiaries thereunder) does not exceed an amount equal to $75.0 million less the aggregate amount of all Net Proceeds of Asset Sales applied by the company or any of its Subsidiaries since the date of the senior subordinated indenture to repay Indebtedness under a Credit Facility pursuant to the covenant described above under "-- Repurchase at the Option of Holders -- Asset Sales";

          (2) the incurrence by the company and its Subsidiaries of Existing Indebtedness;

          (3) the incurrence by the company and the Guarantors of Indebtedness represented by the senior subordinated exchange notes and the senior subordinated Subsidiary Guarantees;

          (4) the incurrence by the company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the company or such Restricted Subsidiary, in an aggregate principal amount not to exceed $25.0 million at any time outstanding;

          (5) the incurrence by the company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness (other than intercompany Indebtedness) that was permitted by the senior subordinated indenture to be incurred under the first paragraph of this covenant or clauses (2), (3), (4) or (11) of this paragraph;

          (6) the incurrence by the company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the company and any of its Restricted Subsidiaries; provided, however, that:

             (a) if the company or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the senior subordinated exchange notes, in the case of the company, or the senior subordinated Subsidiary Guarantee of such Guarantor, in the case of a Guarantor; and

             (b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the company or a Wholly Owned Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the company or a Wholly Owned Restricted Subsidiary thereof shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

          (7) the incurrence by the company or any of its Restricted Subsidiaries of Hedging Obligations under or with respect to (a) Interest Rate Agreements not for the purpose of speculation and (b) Currency Agreements entered into in the ordinary course of business and not for the purpose of speculation;
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

          (8) Indebtedness of the company or any Restricted Subsidiary in respect of performance bonds and surety or appeal bonds entered into by the company and the Restricted Subsidiaries in the ordinary course of their business;

          (9) Indebtedness of the company or any Restricted Subsidiary arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is satisfied within three business days of incurrence;

          (10) the guarantee by the company or any of the Guarantors of Indebtedness of the company or a Restricted Subsidiary of the company that was permitted to be incurred by another provision of this covenant;

          (11) the incurrence by the company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (11), not to exceed $25.0 million;

          (12) the incurrence by the company's Unrestricted Subsidiaries of Non-Recourse Debt; provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an Incurrence of Indebtedness by a Restricted Subsidiary of the company that was not permitted by this clause (12); and

          (13) the accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock; provided, in each such case, that the amount thereof is included in Fixed Charges of the company as accrued.

     For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (13) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the company will be permitted to classify such item of Indebtedness on the date of its incurrence in any manner that complies with this covenant.

No Senior Subordinated Debt

     The company will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of the company and senior in any respect in right of payment to the senior subordinated exchange notes. No Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of such Guarantor and senior in any respect in right of payment to such Guarantor's senior subordinated Subsidiary Guarantee.

Liens

     The company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness, Attributable Debt or trade payables on any asset now owned or hereafter acquired, except:

          (1) Liens on the assets of the company and any Guarantor to secure Senior Debt of the company or such Guarantor that was permitted by the terms of the senior subordinated indenture to be incurred;

          (2) Liens in favor of the company or the Guarantors;

          (3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the company or any Restricted Subsidiary of the company; provided that such Liens

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

     were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the company or the Restricted Subsidiary;

          (4) Liens on property existing at the time of acquisition thereof by the company or any Restricted Subsidiary of the company, provided that such Liens were in existence prior to the contemplation of such acquisition;

          (5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

          (6) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant entitled "Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with such Indebtedness;

          (7) Liens existing on the date of the senior subordinated indenture;

          (8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

          (9) Liens of carriers, warehousemen, mechanics, vendors (solely to the extent arising by operation of law), laborers and materialmen incurred in the ordinary course of business for sums not yet due or being contested in good faith, if reserves or other appropriate provision shall have been made therefor;

          (10) Liens incurred in the ordinary course of business in connection with workers' compensation and unemployment insurance, social security obligations, assessments or governmental charges that are not overdue for more than 60 days;

          (11) judgment Liens that do not result in an Event of Default under the senior subordinated indenture;

          (12) Liens in connection with escrow deposits made in connection with any acquisition of assets;

          (13) Liens consisting of easements, rights-of-way, zoning restrictions, licenses or restrictions on use and other similar encumbrances on the use of real property that (a) are not incurred in connection with the borrowing of money and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the company or any Restricted Subsidiary; and

          (14) other Liens incurred in the ordinary course of business of the company or any Restricted Subsidiary of the company with respect to obligations that do not exceed $25.0 million at any one time outstanding.

     If the company or any Restricted Subsidiary shall create or assume any Lien that is not permitted, the company will make or cause to be made effective provision whereby the senior subordinated exchange notes will be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured so long as any such other Indebtedness shall be so secured. This provision will not be deemed a consent to any Lien or Liens not otherwise permitted nor shall it constitute a waiver of any Event of Default arising by reason of the existence of such unpermitted Lien.

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Dividend and Other Payment Restrictions Affecting Subsidiaries

     The company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (1) pay dividends or make any other distributions on its Capital Stock to the company or any of the company's Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the company or any of the company Restricted Subsidiaries;

          (2) make loans or advances to the company or any of the company's Restricted Subsidiaries; or

          (3) transfer any of its properties or assets to the company or any of the company's Restricted Subsidiaries.

     However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

          (1) Credit Facilities;

          (2) Existing Indebtedness as in effect on the date of the senior subordinated indenture and Permitted Refinancing Indebtedness, provided that such Permitted Refinancing Indebtedness is, in the good faith judgment of the Board of Directors, not materially less favorable, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the Indebtedness being refinanced;

          (3) the senior subordinated indenture and the senior subordinated exchange notes;

          (4) applicable law;

          (5) any instrument governing Indebtedness or Capital Stock of a Person acquired by the company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the senior subordinated indenture to be incurred;

          (6) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

          (7) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (3) of the preceding paragraph;

          (8) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by such Restricted Subsidiary pending its sale or other disposition;

          (9) Liens securing Indebtedness otherwise permitted to be incurred pursuant to the provisions of the covenant described above under "-- Liens" that limit the right of the company or any of its Restricted Subsidiaries to dispose of the assets subject to such Lien;

          (10) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business; and

          (11) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

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

Merger, Consolidation or Sale of Assets

     The company may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the company is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person; unless:

          (1) either: (a) the company is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the U.S., any state thereof or the District of Columbia;

          (2) the Person formed by or surviving any such consolidation or merger (if other than the company) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the company under the senior subordinated exchange notes and the senior subordinated indenture pursuant to agreements reasonably satisfactory to the Trustee;

          (3) immediately after such transaction no Default or Event of Default exists; and

          (4) the company or the Person formed by or surviving any such consolidation or merger (if other than the company) or to whom such sale, assignment, transfer, conveyance or other disposition shall have been made:

             (a) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the company immediately preceding the transaction; and

             (b) will, on the date of such transaction after giving pro forma effect thereto and to any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under "-- Incurrence of Indebtedness and Issuance of Preferred Stock"; provided, that this paragraph (b) shall not apply in the event such consolidation or merger is effected solely for the purpose of changing the jurisdiction of incorporation of the company.

In addition, the company may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. This "Merger, Consolidation or Sale of Assets" covenant will not apply to a sale, assignment, transfer, conveyance or other disposition of assets by the company to any of its Wholly Owned Restricted Subsidiaries that are Guarantors.

Transactions with Affiliates

     The company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

          (1) such Affiliate Transaction is on terms that are no less favorable to the company or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by the company or such Restricted Subsidiary with an unrelated Person; and

          (2) the company delivers to the Trustee:

             (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an officers' certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

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

             (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the company and/or the applicable Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

     The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

          (1) any employment agreement entered into by the company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the company or such Restricted Subsidiary;

          (2) transactions between or among the company and/or the Guarantors;

          (3) Restricted Payments that are permitted by the provisions of the senior subordinated indenture described above under "-- Restricted Payments";

          (4) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors;

          (5) the grant of stock options or similar rights to employees and directors of the company pursuant to plans approved by the Board of Directors;

          (6) reasonable fees, compensation or employee benefit arrangements to and indemnity provided for the benefit of directors, officers or employees of the company or any Subsidiary in the ordinary course of business; and

          (7) the issuance or sale of any Equity Interests (other than Disqualified Stock) of the company.

Additional Senior Subordinated Subsidiary Guarantees

     If the company or any of its Restricted Subsidiaries acquires or creates another Restricted Subsidiary (other than a Foreign Subsidiary) after the date of the senior subordinated indenture, then that newly acquired or created Restricted Subsidiary must become a Guarantor and execute a supplemental indenture satisfactory to the Trustee and deliver an opinion of counsel to the Trustee within 10 business days of the date on which it was acquired or created.

Designation of Restricted and Unrestricted Subsidiaries

     The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default or Event of Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, all outstanding Investments owned by the company and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be an Investment made as of the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under "-- Restricted Payments" or Permitted Investments, as applicable. All such outstanding Investments will be valued at their fair market value at the time of such designation. That designation will be permitted only if such Restricted Payment would be permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default or Event of Default.

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Sale and Leaseback Transactions

     The company will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the company or any Restricted Subsidiary of the company may enter into a sale and leaseback transaction if:

          (1) the company or that Restricted Subsidiary, as applicable, could have incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the Fixed Charge Coverage Ratio test in the first paragraph of the covenant described above under "-- Incurrence of Indebtedness and Issuance of Preferred Stock"; and

          (2) the gross cash proceeds of that sale and leaseback transaction are at least equal to the fair market value, as determined in good faith by the Board of Directors of the company (or as determined in good faith by the company in the case of a sale and leaseback transaction resulting in gross cash proceeds of less than $2.5 million); and

          (3) the transfer of assets in that sale and leaseback transaction is permitted by, and the company applies the proceeds of such transaction in compliance with, the covenant described above under "-- Repurchase at the Option of Holders -- Asset Sales."

Limitation on Issuances and Sales of Equity Interests in Wholly Owned Restricted Subsidiaries

     The company will not, and will not permit any of its Restricted Subsidiaries to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Wholly Owned Restricted Subsidiary of the company to any Person (other than the company or a Wholly Owned Restricted Subsidiary of the company), unless:

          (1) such transfer, conveyance, sale, lease or other disposition is of all the Equity Interests in such Wholly Owned Restricted Subsidiary; and

          (2) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant described above under "-- Repurchase at the Option of Holders -- Asset Sales."

In addition, the company will not permit any Wholly Owned Restricted Subsidiary of the company to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the company or a Wholly Owned Restricted Subsidiary of the company.

Limitations on Issuances of Guarantees of Indebtedness

     The company will not permit any of its Restricted Subsidiaries, directly or indirectly, to Guarantee any other Indebtedness of the company unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture providing for the Guarantee of the payment of the senior subordinated exchange notes by such Restricted Subsidiary, which Guarantee shall be senior to or pari passu with such Restricted Subsidiary's Guarantee of such other Indebtedness, unless such other Indebtedness is Senior Debt, in which case the Guarantee of the senior subordinated exchange notes may be subordinated to the Guarantee of such Senior Debt to at least the same extent as the senior subordinated exchange notes are subordinated to such Senior Debt.

     Notwithstanding the preceding paragraph, any Subsidiary Guarantee of the senior subordinated exchange notes will provide by its terms that it will be automatically and unconditionally released and discharged under the circumstances described above under "-- Senior Subordinated Subsidiary Guarantees."

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

Reports

     Whether or not required by the Securities and Exchange Commission, so long as any senior subordinated exchange notes are outstanding, the company will furnish to the holders of senior subordinated exchange notes, within the time periods specified in the Securities and Exchange Commission's rules and regulations:

          (1) all quarterly and annual financial information that would be required to be contained in a filing with the Securities and Exchange Commission on Forms 10-Q and 10-K if the company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the company's certified independent accountants; and

          (2) all current reports that would be required to be filed with the Securities and Exchange Commission on Form 8-K if the company were required to file such reports.

     If the company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the company.

     In addition, whether or not required by the Securities and Exchange Commission, the company will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the Securities and Exchange Commission for public availability within the time periods specified in the Securities and Exchange Commission's rules and regulations (unless the Securities and Exchange Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

EVENTS OF DEFAULT AND REMEDIES

     Each of the following is an Event of Default:

          (1) default for 30 days in the payment when due of interest on the senior subordinated exchange notes, whether or not prohibited by the subordination provisions of the senior subordinated indenture;

          (2) default in payment when due of the principal of or premium, if any, on the senior subordinated exchange notes, whether or not prohibited by the subordination provisions of the senior subordinated indenture;

          (3) failure by the company or any of its Restricted Subsidiaries for 30 days after receipt of notice from the Trustee or holders of at least 25% in principal amount of the senior subordinated exchange notes then outstanding to comply with the provisions described under "-- Repurchase at the Option of Holders -- Change of Control," "-- Repurchase at the Option of Holders -- Asset Sales," "-- Certain Covenants -- Restricted Payments" or "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock";

          (4) failure by the company or any of its Restricted Subsidiaries for 60 days after receipt of notice from the Trustee or holders of at least 25% in principal amount of the senior subordinated exchange notes then outstanding to comply with any of the other agreements in the senior subordinated indenture;

          (5) Indebtedness of the company or any Restricted Subsidiary (other than Indebtedness owed to the company or any Restricted Subsidiary) or any Indebtedness that is Guaranteed by the company or a Restricted Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $10.0 million;

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

          (6) failure by the company or any of its Restricted Subsidiaries to pay final judgments for the payment of money (other than judgments that are covered by enforceable insurance policies issued by reputable carriers and as to which such insurers have acknowledged liability in writing) aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days after notice thereof has been delivered by the Trustee or holders of at least 25% in principal amount of the senior subordinated exchange notes then outstanding;

          (7) except as permitted by the senior subordinated indenture, any senior subordinated Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its senior subordinated Subsidiary Guarantee; and

          (8) certain events of bankruptcy or insolvency with respect to the company or any of its Significant Subsidiaries.

     In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all senior subordinated exchange notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding senior subordinated exchange notes may declare all the senior subordinated exchange notes to be due and payable immediately.

     Holders of the senior subordinated exchange notes may not enforce the senior subordinated indenture or the senior subordinated exchange notes except as provided in the senior subordinated indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding senior subordinated exchange notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of the notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

     The holders of a majority in aggregate principal amount of the senior subordinated exchange notes then outstanding by notice to the Trustee may on behalf of the holders of all of the senior subordinated exchange notes waive any existing Default or Event of Default and its consequences under the senior subordinated indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the senior subordinated exchange notes.

     The company is required to deliver to the Trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, the company is required to deliver to the Trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND SHAREHOLDERS

     No director, officer, employee, incorporator or shareholder of the company or any Guarantor, as such, shall have any liability for any obligations of the company or the Guarantors under the senior subordinated exchange notes, the senior subordinated indenture, the senior subordinated Subsidiary Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of senior subordinated exchange notes by accepting a senior subordinated exchange note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the senior subordinated exchange notes. The waiver may not be effective to waive liabilities under the federal securities laws.

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LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The company may, at its option and at any time, elect to have all of its obligations discharged with respect to the senior subordinated exchange notes and all obligations of the Guarantors discharged with respect to their senior subordinated Subsidiary Guarantees ("Legal Defeasance") except for:

          (1) the rights of holders of senior subordinated exchange notes to receive payments in respect of the principal of, premium, if any, and interest on such senior subordinated exchange notes when such payments are due from the trust referred to below;

          (2) the company's obligations with respect to the senior subordinated exchange notes concerning issuing temporary senior subordinated exchange notes, registration of senior subordinated exchange notes, mutilated, destroyed, lost or stolen senior subordinated exchange notes and the maintenance of an office or agency for payment and money for security payments held in trust;

          (3) the rights, powers, trusts, duties and immunities of the Trustee, and the company's obligations in connection therewith; and

          (4) the Legal Defeasance provisions of the senior subordinated indenture.

     In addition, the company may, at its option and at any time, elect to have the obligations of the company and the Guarantors released with respect to certain covenants that are described in the senior subordinated indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants shall not constitute a Default or Event of Default with respect to the senior subordinated exchange notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default and Remedies" will no longer constitute an Event of Default with respect to the senior subordinated exchange notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance:

          (1) the company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the senior subordinated exchange notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the senior subordinated exchange notes on the stated maturity or on the applicable redemption date, as the case may be, and the company must specify whether the senior subordinated exchange notes are being defeased to maturity or to a particular redemption date;

          (2) in the case of Legal Defeasance, the company shall have delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that (a) the company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the senior subordinated indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the senior subordinated exchange notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (3) in the case of Covenant Defeasance, the company shall have delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that the holders of the senior subordinated exchange notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (4) no Default or Event of Default shall have occurred and be continuing either: (a) on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be

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

     applied to such deposit); or (b) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

          (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the senior subordinated indenture) to which the company or any of its Restricted Subsidiaries is a party or by which the company or any of its Restricted Subsidiaries is bound;

          (6) the company must have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

          (7) the company must deliver to the Trustee an officers' certificate stating that the deposit was not made by the company with the intent of preferring the holders of senior subordinated exchange notes over the other creditors of the company with the intent of defeating, hindering, delaying or defrauding creditors of the company or others; and

          (8) the company must deliver to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

AMENDMENT, SUPPLEMENT AND WAIVER

     Subject to certain exceptions, senior subordinated the indenture may be amended with the consent of holders of a majority in principal amount of the senior subordinated exchange notes then outstanding (including consents obtained in a purchase of, or tender offer or exchange for, the senior subordinated exchange notes) and any past default or compliance with any provisions may also be waived with the consent of holders of a majority in principal amount of the senior subordinated exchange notes then outstanding. However, without the consent of each holder affected, an amendment or waiver may not (with respect to any senior subordinated exchange notes held by a nonconsenting holder):

          (1) reduce the principal amount of senior subordinated exchange notes whose holders must consent to an amendment, supplement or waiver;

          (2) reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the senior subordinated exchange notes (other than provisions relating to the covenants described above under "-- Repurchase at the Option of Holders");

          (3) reduce the rate of or change the time for payment of interest on any senior subordinated exchange note;

          (4) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the senior subordinated exchange notes (except a rescission of acceleration of the senior subordinated exchange notes by the holders of at least a majority in aggregate principal amount of the senior subordinated exchange notes and a waiver of the payment default that resulted from such acceleration);

          (5) make any senior subordinated exchange note payable in money other than that stated in the notes;

          (6) make any change in the provisions of the senior subordinated indenture relating to waivers of past Defaults or Events of Default or the rights of holders of senior subordinated exchange notes to receive payments of principal of or premium, if any, or interest on the senior subordinated exchange notes;

          (7) waive a redemption payment with respect to any senior subordinated exchange note (other than a payment required by one of the covenants described above under "-- Repurchase at the Option of Holders"); or

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

          (8) make any change in the preceding amendment and waiver provisions.

     However, no amendment may be made to the Subordination, Legal Defeasance or Covenant Defeasance provisions of the senior subordinated indenture that adversely affects the rights of any holder of Senior Debt of the Company or any Guarantor then outstanding unless the holders of such Senior Debt (or a representative thereof authorized to give consent) consent to such amendment. In addition, any amendment to, or waiver of, the provisions of the senior subordinated indenture relating to subordination that adversely affects the rights of the holders of the senior subordinated exchange notes will require the consent of the holders of at least 75% in aggregate principal amount of senior subordinated exchange notes then outstanding.

     Notwithstanding the preceding, without the consent of any holder of senior subordinated exchange notes, the company and the Trustee may amend or supplement the senior subordinated indenture or the senior subordinated exchange notes:

          (1) to cure any ambiguity, omission, defect or inconsistency;

          (2) to provide for uncertificated senior subordinated exchange notes in addition to or in place of certificated senior subordinated exchange notes;

          (3) to provide for the assumption of the company's obligations to holders of senior subordinated exchange notes in the case of a merger or consolidation or sale of all or substantially all of the company's assets;

          (4) to make any change that would provide any additional rights or benefits to the holders of senior subordinated exchange notes or that does not adversely affect the legal rights under the senior subordinated indenture of any such holder; or

          (5) to comply with requirements of the Securities and Exchange Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

CONCERNING THE TRUSTEE

     The Bank of New York, the Trustee under the senior subordinated indenture governing the senior subordinated exchange notes, is also the trustee under the indentures governing our 7 3/8% senior notes and our senior exchange notes, and is a lender under our new senior credit facility. As such, The Bank of New York could be faced with potential conflicts of interest and conflicting obligations in the event of default under any or all of this indebtedness.

     If the Trustee becomes a creditor of the company or any Guarantor, the senior subordinated indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Securities and Exchange Commission for permission to continue, or resign.

     The holders of a majority in principal amount of the then outstanding senior subordinated exchange notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The senior subordinated indenture provides that in case an Event of Default shall occur and be continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the senior subordinated indenture at the request of any holder of senior subordinated exchange notes, unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

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METHODS OF RECEIVING PAYMENTS ON THE SENIOR SUBORDINATED EXCHANGE NOTES

     If a holder has given wire transfer instructions to the company, the company will make all principal, premium and interest payments on those senior subordinated exchange notes in accordance with those instructions. All other payments on these senior subordinated exchange notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless the company elects to make interest payments by check mailed to the holders at their address set forth in the register of holders.

PAYING AGENT AND REGISTRAR FOR THE NOTES

     The Trustee will initially act as paying agent and registrar. The company may change the paying agent or registrar without prior notice to the holders of the senior subordinated exchange notes, and the company or any of its Subsidiaries may act as paying agent or registrar.

TRANSFER AND EXCHANGE

     A holder may transfer or exchange senior subordinated exchange notes in accordance with the senior subordinated indenture. The registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and the company may require a holder to pay any taxes and fees required by law or permitted by the senior subordinated indenture. The company is not required to transfer or exchange any senior subordinated exchange note selected for redemption. Also, the company is not required to transfer or exchange any senior subordinated exchange note for a period of 15 days before the mailing of a notice of redemption of senior subordinated exchange notes to be redeemed.

     The registered holder of a senior subordinated exchange note will be treated as the owner of it for all purposes.

CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the senior subordinated indenture. Reference is made to the senior subordinated indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Debt" means, with respect to any specified Person:

          (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

          (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

     "Asset Sale" means:

          (1) the sale, lease, conveyance or other disposition of any assets or rights (including any Equity Interest of any Person), other than sales of inventory and dispositions of obsolete equipment in the ordinary course of business consistent with past practices; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the senior subordinated indenture described above under "-- Repurchase at the Option of Holders -- Change of Control" and/or the provisions described above under "-- Certain Covenants -- Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant; and

          (2) the issuance of Equity Interests by any of the company's Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries.

Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

          (1) any single transaction or series of related transactions that: (a) involves assets having a fair market value of less than $1.0 million; or
     (b) results in net proceeds to the company and its Restricted Subsidiaries of less than $1.0 million;

          (2) a transfer of assets from the company or a Restricted Subsidiary to the company or to a Guarantor;

          (3) an issuance of Equity Interests by a Restricted Subsidiary to the company or to a Guarantor;

          (4) any Permitted Investment and any Restricted Payment that is permitted by the covenant described above under "-- Certain
     Covenants -- Restricted Payments"; and

          (5) the sale or disposition of the Chicago Paperboard Assets; provided, however, that such sale or disposition must be on fair and reasonable terms.

     "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

     "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as such term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

     "Board of Directors" means the board of directors (or other body having similar management functions) or any committee thereof duly authorized to act on behalf of such board. Except as expressly forth herein, any reference to the Board of Directors shall be a reference to the Board of Directors of the company.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means:

          (1) in the case of a corporation, corporate stock;

          (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

          (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

          (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

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

     "Cash Equivalents" means:

          (1) U.S. dollars;

          (2) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (provided that the full faith and credit of the U.S. is pledged in support thereof) having maturities of not more than one year from the date of acquisition;

          (3) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of "B" or better;

          (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

          (5) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Ratings Service and in each case maturing within six months after the date of acquisition; and

          (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

     "Change of Control" means the occurrence of any of the following:

          (1) the sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the company and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act);

          (2) the adoption of a plan relating to the liquidation or dissolution of the company;

          (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above) becomes the Beneficial Owner, directly or indirectly, of (i) more than 35% of the Voting Stock of the company, measured by voting power rather than number of shares and/or (ii) more than 35% of the Equity Interests of the company;

          (4) the first day on which a majority of the members of the Board of Directors of the company are not Continuing Directors; or

          (5) the company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the company is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person immediately after giving effect to such issuance.

     "Chicago Paperboard Assets" means all real and personal property assets (as of the date of the indenture) relating to the company's Chicago Paperboard mill located at Elston Avenue and the Chicago River in Chicago, Illinois.

     "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period excluding therefrom that portion of Consolidated Net Income

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

attributable to each Significant Joint Venture of such Person whether or not such Significant Joint Venture is consolidated with such Person for accounting and financial reporting purposes plus:

          (1) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

          (2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

          (3) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments, if any, pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

          (4) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

          (5) non-cash items increasing such Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP; plus (or, if less than $0, minus)

          (6) such Person's pro rata share (as determined in accordance with the percentage ownership of Capital Stock or, if applicable, profit-sharing percentage) of the Consolidated Cash Flow (as determined in accordance with this definition) of each Significant Joint Venture of such Person to the extent that such Significant Joint Venture is not subject to an encumbrance or restriction on the ability of such Significant Joint Venture to pay dividends or make other distributions (including distributions of Consolidated Cash Flow) on its Capital Stock to such Person.

Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of the company shall be added to Consolidated Net Income to compute Consolidated Cash Flow of the company only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the company by such Restricted Subsidiary without prior approval, pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its shareholders.

     "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

          (1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Wholly Owned Restricted Subsidiary thereof; provided that in any event Consolidated Net Income of such Person shall include the Net Income (loss) of each Significant Joint Venture regardless of the amount of dividends or distributions paid to such Person, if any;

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

          (2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its shareholders;

          (3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded; and

          (4) the cumulative effect of a change in accounting principles shall be excluded.

     "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of:

          (1) the consolidated equity of the common shareholders of such Person and its consolidated Subsidiaries as of such date; plus

          (2) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the company who:

          (1) was a member of such Board of Directors on the date of the senior subordinated indenture; or

          (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

     "Credit Facilities" means, with respect to the company or any Restricted Subsidiary, the New Credit Facility or one or more replacement debt facilities or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

     "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement to which such Person is a party or beneficiary.

     "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

     "Designated Senior Debt" means any Senior Debt permitted under the indenture the principal amount of which is (or the commitments to lend under which are) $25.0 million or more and that has been designated by the company as "Designated Senior Debt." The New Credit Facility, the 7 3/8% senior exchange notes and the senior exchange notes shall be Designated Senior Debt.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the company to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under "-- Certain Covenants -- Restricted Payments."

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and all rules and regulations of the Securities and Exchange Commission promulgated thereunder.

     "Existing Indebtedness" means Indebtedness of the company and its Restricted Subsidiaries in existence on the date of the senior subordinated indenture (including the new senior exchange notes), until such amounts are repaid. Existing Indebtedness will include the senior exchange notes.

     "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period.

     In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

          (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

          (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; and

          (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

     "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of the following, but excluding from such sum that portion of the amounts set forth in items (1) through (4) below attributable to each Significant Joint Venture of such Person whether or not such Significant Joint Venture is consolidated with such Person for accounting or financial reporting purposes:

          (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments, if any, pursuant to Hedging Obligations; plus

          (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

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          (3) any interest expense on Indebtedness of another Person that is
     Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

          (4) the product of (a) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of the company (other than Disqualified Stock) or to the company or a Restricted Subsidiary of the company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP; plus

          (5) such Person's pro rata share (as determined in accordance with the percentage ownership of Capital Stock or, if applicable, profit-sharing percentage) of the Fixed Charges (as determined in accordance with this definition) of each Significant Joint Venture of such Person.

     "Foreign Subsidiary" means any Restricted Subsidiary not created or organized in the U.S., any state thereof or the District of Columbia and that conducts substantially all of its operations outside of the U.S.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

     "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

     "Guarantors" means each of:

          (1) each of the Subsidiaries of the company (other than Foreign Subsidiaries and Paragon Plastics, Inc.) as of the date of the senior subordinated indenture; and

          (2) any other subsidiary that executes a senior subordinated Subsidiary Guarantee in accordance with the provisions of the indenture;

and their respective successors and assigns.

     "Hedging Obligations" means, with respect to any Person, the obligations of such Person under Currency Agreements and Interest Rate Agreements.

     "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent, in respect of:

          (1) borrowed money;

          (2) bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) and evidenced thereby;

          (3) banker's acceptances;

          (4) Capital Lease Obligations;

          (5) the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

          (6) any Hedging Obligations relating to Indebtedness,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with
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GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by such Person of any Indebtedness of any other Person. The incurrence of Indebtedness Guaranteed by the specified Person shall, for purposes of the indenture, be the incurrence of Indebtedness by such specified Person.

     The amount of any Indebtedness outstanding as of any date shall be:

          (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount;

          (2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness; and

          (3) the amount of Indebtedness of such specified Person arising by reason of a Guarantee of Indebtedness shall equal the outstanding principal amount of the Guaranteed Indebtedness.

     "Interest Rate Agreement" means in respect of a Person any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect such Person against fluctuations in interest rates.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including Guarantees of Indebtedness or other obligations), advances or capital contributions (including by means of transfer of property) (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the company or any Restricted Subsidiary of the company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the company, the company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under "-- Certain Covenants -- Restricted Payments."

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in such asset, and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

     "Net Income" means, with respect to any Person, the net income (loss) of such Person and its Restricted Subsidiaries, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

          (1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

          (2) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

     "Net Proceeds" means the aggregate cash proceeds received by the company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (i) the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees,

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sales commissions, and any relocation expenses incurred as a result thereof,
(ii) taxes paid or payable as a result thereof, in each case after taking into account any available tax credits or deductions and any tax sharing arrangements and amounts required to be applied to the repayment of Indebtedness, other than Senior Debt, secured by a Lien on the asset or assets that were the subject of such Asset Sale, (iii) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP, or against any liabilities associated with the Asset Sale, or the assets subject thereto, and retained by the company or any Restricted Subsidiary, and (iv) amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets existing at the date of the indenture, or entered into after the date of the indenture in connection with the payment of deferred purchase price of the properties or assets that were the subject of such Asset Sale.

     "New Credit Facility" means that certain credit agreement providing for a revolving credit facility of up to $75.0 million to be entered into among the company, as borrower, certain subsidiaries of the company from time to time a party thereto, as guarantors, the lenders party thereto and Bank of America, N.A., as administrative agent, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith.

     "Non-Recourse Debt" means Indebtedness:

          (1) as to which neither the company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness),
     (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender; and

          (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the senior subordinated exchange notes) of the company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Permitted Investments" means:

          (1) Investments in the company or in a Guarantor;

          (2) Investments in Cash Equivalents;

          (3) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits;

          (4) Investments constituting loans, advances or extensions of credit to employees, officers, supervisory or management board members and directors made in the ordinary course of business which, when taken together with all other Investments made pursuant to this clause (4) since the date of the senior subordinated indenture, do not exceed $7.5 million in the aggregate;

          (5) Investments representing Hedging Obligations;

          (6) bonds, notes, debentures, other securities or other Investments made as a result of receipt of non-cash consideration from Asset Sales made in compliance with the covenant under "-- Repurchase at the Option of Holders -- Asset Sales";

          (7) Investments in any Person as a result of which (a) such Person becomes a Guarantor, or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the company or a Guarantor;

          (8) Investments the payment of which consists of Capital Stock of the company (other than Disqualified Stock);

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          (9) Investments existing on the date of the senior subordinated indenture;

          (10) Investments acquired by the company or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by the company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

          (11) Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons or otherwise in the ordinary course of business;

          (12) Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or licenses, contributions or leases of intellectual property, in any case, in the ordinary course of business; and

          (13) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (13) since the date of the senior subordinated indenture, not to exceed $25.0 million.

     "Permitted Junior Securities" means (1) Equity Interests in the company or any Guarantor; or (2) debt securities of the company or any Guarantor that are subordinated to all Senior Debt and any debt securities issued in exchange for Senior Debt to at least the same extent as, or to a greater extent than, the senior subordinated exchange notes and the senior subordinated Subsidiary Guarantees are subordinated to Senior Debt pursuant to the senior subordinated indenture.

     "Permitted Refinancing Indebtedness" means any Indebtedness of the company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

          (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith);

          (2) such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

          (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and is subordinated in right of payment to, the notes on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

          (4) the principal obligor of such Indebtedness being incurred by the company or by the Restricted Subsidiary is the principal obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

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     "Public Equity Offering" means an underwritten public offering of common stock of the company pursuant to an effective registration statement under the Securities Act.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

     "Securities and Exchange Commission" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended, and all rules and regulations of the Securities and Exchange Commission promulgated thereunder.

     "Senior Debt" means with respect to the company and each Guarantor:

          (1) all Indebtedness outstanding under Credit Facilities and all Hedging Obligations with respect thereto;

          (2) any other Indebtedness permitted to be incurred by such Persons under the terms of the senior subordinated indenture (including all Existing Indebtedness), unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the senior subordinated exchange notes; and

          (3) all Obligations with respect to the items listed in the preceding clauses (1) and (2).

Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

          (1) any liability for federal, state, local or other taxes owed or owing by such Person;

          (2) any Indebtedness of such Person to any of its Subsidiaries or other Affiliates;

          (3) any trade payables; or

          (4) any Indebtedness that is incurred in violation of the senior subordinated indenture.

     "Significant Joint Venture" means each of Premier Boxboard Limited LLC, a Delaware limited liability company ("Premier"), and Standard Gypsum, L.P., a Delaware limited partnership ("Gypsum"), so long as, (a) in each case, 50% of the Voting Stock is owned, directly or through one or more Wholly Owned Restricted Subsidiaries, by the company, (b) with respect to Premier, the company does not agree to any modifications or amendments to any provisions of Premier's operating agreement, including Sections 5.3 and 5.4 and the definition "cash available for distribution" therein, which modifications or amendments limit Premier's ability to make distributions to the company in a manner that is more restrictive than set forth in such operating agreement as of the date of the senior subordinated indenture; provided, that the company may agree to establish additional reserves on the cash available for distribution in an aggregate amount not to exceed 15% of cash available for distribution and (c) with respect to Gypsum, the company does not agree to any modifications or amendments to any provisions of Gypsum's Limited Partnership Agreement, including Sections 5.3 and 5.4 and the definition "net free cash flow" therein, which modifications or amendments limit Gypsum's ability to make distributions to the company in a manner that is more restrictive than set forth in such Limited Partnership Agreement as of the date of the senior subordinated indenture; provided, that the company may agree to establish reserves on the net free cash flow in an aggregate amount not to exceed 15% of net free cash flow.

     "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
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     "Subordinated Indebtedness" means any Indebtedness of the company or any
Guarantor (whether outstanding on the date of the senior subordinated indenture or thereafter incurred) which is subordinate or junior in right of payment to, in the case of the company, the notes, or, in the case of such Guarantor, its Guarantee of the senior subordinated exchange notes, pursuant to a written agreement to that effect.

     "Subsidiary" means, with respect to any Person:

          (1) any corporation, association or other business entity of which more than 50% of the Voting Stock is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

          (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or
     (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

     "Unrestricted Subsidiary" means any Subsidiary of the company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a board resolution, but only to the extent that such Subsidiary:

          (1) has no Indebtedness other than Non-Recourse Debt;

          (2) is not party to any agreement, contract, arrangement or understanding with the company or any Restricted Subsidiary of the company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the company;

          (3) is a Person with respect to which neither the company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

          (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the company or any of its Restricted Subsidiaries.

     Any designation of a Subsidiary of the company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the board resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under "-- Certain Covenants -- Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock," the company shall be in default of such covenant. The Board of Directors of the company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under the covenant described under "-- Certain
Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

     "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

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

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

          (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

          (2) the then outstanding principal amount of such Indebtedness.

     "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person and/or by one or more Wholly Owned Restricted Subsidiaries of such Person.

                 REGISTERED EXCHANGE OFFER; REGISTRATION RIGHTS

     We have agreed, pursuant to a Registration Rights Agreement with the initial purchasers for each of the original notes, for the benefit of the holders of the original notes that we will, at our cost:

          (1) within 45 days after March 29, 2001, the date of original issuance of the original notes (the "Issue Date"), file a registration statement (the "Exchange Offer Registration Statement") with the Securities and Exchange Commission with respect to a registered offer to exchange the original notes for the exchange notes having terms substantially identical in all material respects to the original notes (except that the exchange notes will not contain terms with respect to transfer restrictions);

          (2) use our reasonable best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 120 days after the Issue Date;

     The registration statement of which this prospectus is a part constitutes the registration statement to be filed pursuant to the registration rights agreements. Upon the effectiveness of the Exchange Offer Registration Statement, we will offer the exchange notes in exchange for surrender of the original notes (the "Registered Exchange Offer"). We will keep the Registered Exchange Offer open for not less than 30 days (or longer if required by applicable law) after the date notice of the Registered Exchange Offer is mailed to the holders of the original notes.

     For each original note surrendered to us pursuant to the exchange, the holder of the original note will receive an exchange note having a principal amount equal to that of the surrendered note. Interest on each exchange note will accrue from the last interest payment date on which interest was paid on the original note surrendered in exchange thereof or, if no interest has been paid on the original note surrendered, from the date of its original issue.

     A holder of original notes (other than certain specified holders) who wishes to exchange those notes for exchange notes in the Registered Exchange Offer will be required to represent that any exchange notes to be received by it will be acquired in the ordinary course of its business and that at the time of the commencement of the Registered Exchange Offer it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes and that it is not an "affiliate" of the company, as defined in Rule 405 of the Securities Act, or if it is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. See "Plan of Distribution" for a discussion of the transferability of the exchange notes.

     In the event that:

          (1) applicable interpretations of the staff of the Securities and Exchange Commission do not permit us to effect such a Registered Exchange Offer, or

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

          (2) for any other reason the Registered Exchange Offer is not consummated within 165 days after the Issue Date; or

          (3) the initial purchasers so request with respect to notes that are not eligible to be exchanged for Exchange Notes in the Registered Exchange Offer, or

          (4) certain holders are prohibited by law or Securities and Exchange Commission policy from participating in the Registered Exchange Offer or may not resell the Exchange Notes acquired by them in the Registered Exchange Offer to the public without delivering a prospectus, we will, subject to certain exceptions:

             (1) promptly file a shelf registration statement (the "Shelf Registration Statement") covering resales of the notes or Exchange Notes, as the case may be, on or prior to the 60th day after the date on which the obligation to file a Shelf Registration Statement arises (such 60th day, the "Shelf Filing Date"),

             (2) use our reasonable best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act on or prior to the 60th day after the Shelf Filing Date; and

             (3) keep the Shelf Registration Statement effective until the earliest of (A) the time when the notes covered by the Shelf Registration Statement can be sold pursuant to Rule 144 without any limitations under clauses (c), (e), (f) and (h) of Rule 144, (B) two years from the effective date of the Shelf Registration Statement and
        (C) the date on which all notes registered thereunder are disposed of in accordance therewith.

     We will, in the event a Shelf Registration Statement is filed, among other things, provide to each holder for whom such Shelf Registration Statement was filed copies of the prospectus that is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the notes or the Exchange Notes, as the case may be. A holder selling such notes or Exchange Notes pursuant to the Shelf Registration Statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such holder (including certain indemnification obligations).

     We will pay additional interest to affected holders of notes, subject to certain exceptions:

          (1) if the company fails to file an Exchange Offer Registration Statement with the Securities and Exchange Commission on or prior to the 45th day after the Issue Date,

          (2) if the Exchange Offer Registration Statement is not declared effective by the Securities and Exchange Commission on or prior to the 120th day after the Issue Date,

          (3) if the Exchange Offer is not consummated on or before the 40th day after the Exchange Offer Registration Statement is declared effective,

          (4) if obligated to file the Shelf Registration Statement, the company fails to file the Shelf Registration Statement with the Securities and Exchange Commission on or prior to the Shelf Filing Date,

          (5) if obligated to file a Shelf Registration Statement, the Shelf Registration Statement is not declared effective on or prior to the 60th day after the Shelf Filing Date, or

          (6) after the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, is declared effective, such Registration Statement thereafter ceases to be effective or usable (subject to certain exceptions) (each such event referred to in the preceding clauses (1) through (6) a "Registration Default"),

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from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured.

     The rate of the additional interest will be 0.50% per year for the first 90-day period immediately following the occurrence of a Registration Default, and such rate will increase by an additional 0.50% per year with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum additional interest rate of 2.0% per year. We will pay such additional interest on regular interest payment dates. Such additional interest will be in addition to any other interest payable from time to time with respect to the notes.

                         BOOK-ENTRY, DELIVERY AND FORM

     We will initially issue the exchange notes in the form of one or more global notes (the "Global Exchange Note"). The Global Exchange Note will be deposited with, or on behalf of, The Depository Trust Company and registered in the name of The Depository Trust Company or its nominee. Except as set forth below, the Global Exchange Note may be transferred, in whole and not in part, only to The Depository Trust Company or another nominee of The Depository Trust Company. You may hold your beneficial interests in the Global Exchange Note directly through The Depository Trust Company if you have an account with The Depository Trust Company or indirectly through organizations that have accounts with The Depository Trust Company, including Euroclear and Clearstream. Except as set forth below, notes will be issued in registered, global form in minimum denominations of $1,000 and integral multiples of $1,000 in excess of $1,000.

     Except as set forth below, the Exchange Global Notes may be transferred, in whole and not in part, only to another nominee of The Depository Trust Company or to a successor of The Depository Trust Company or its nominee. Beneficial interests in the Exchange Global Notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See "-- Exchange of Exchange Global Notes for Certificated Notes." Except in the limited circumstances described below, owners of beneficial interests in the Exchange Global Notes will not be entitled to receive physical delivery of notes in certificated form.

     Transfers of beneficial interests in the Exchange Global Notes will be subject to the applicable rules and procedures of The Depository Trust Company and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

DEPOSITORY PROCEDURES

     The following description of the operations and procedures of The Depository Trust Company, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

     The Depository Trust Company has advised us that it is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to The Depository Trust Company's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of The Depository Trust Company only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of The Depository Trust Company are recorded on the records of the Participants and Indirect Participants.

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

     The Depository Trust Company has also advised us that, pursuant to procedures established by it:

          (1) upon deposit of the Exchange Global Notes, The Depository Trust Company will credit the accounts of Participants designated by the initial purchasers with portions of the principal amount of the Exchange Global Notes; and

          (2) ownership of these interests in the Exchange Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by The Depository Trust Company (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Exchange Global Notes).

     Investors in the Exchange Global Notes who are Participants in The Depository Trust Company's system may hold their interests therein directly through The Depository Trust Company. Investors in the Exchange Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) that are Participants in such system. All interests in an Exchange Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of The Depository Trust Company. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in an Exchange Global Note to such persons will be limited to that extent. Because The Depository Trust Company can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a person having beneficial interests in a Exchange Global Note to pledge such interests to persons that do not participate in The Depository Trust Company system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

     EXCEPT AS DESCRIBED BELOW, OWNERS OF INTEREST IN THE EXCHANGE GLOBAL NOTES WILL NOT HAVE NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR "HOLDERS" THEREOF UNDER THE INDENTURES FOR ANY PURPOSE.

     Payments in respect of the principal of, and interest (including additional interest) and premium, if any, on a Exchange Global Note registered in the name of The Depository Trust Company or its nominee will be payable to The Depository Trust Company in its capacity as the registered Holder under the indentures. Under the terms of the indentures, we and the trustee will treat the Persons in whose names the notes, including the Exchange Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither we, the trustee nor any agent of us or the trustee has or will have any responsibility or liability for:

          (1) any aspect of The Depository Trust Company's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Exchange Global Notes or for maintaining, supervising or reviewing any of The Depository Trust Company's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Exchange Global Notes; or

          (2) any other matter relating to the actions and practices of The Depository Trust Company or any of its Participants or Indirect Participants.

     The Depository Trust Company has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless The Depository Trust Company has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of The Depository Trust Company. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of The Depository Trust Company, the trustee or us. Neither we nor the trustee will be liable for any delay by The Depository Trust Company or any of its Participants in
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

identifying the beneficial owners of the notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from The Depository Trust Company or its nominee for all purposes.

     Transfers between Participants in The Depository Trust Company will be effected in accordance with The Depository Trust Company's procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

     Crossmarket transfers between the Participants in The Depository Trust Company, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through The Depository Trust Company in accordance with The Depository Trust Company's rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Exchange Global Note in The Depository Trust Company, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to The Depository Trust Company. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

     The Depository Trust Company has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account The Depository Trust Company has credited the interests in the Exchange Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, The Depository Trust Company reserves the right to exchange the Exchange Global Notes for legended notes in certificated form, and to distribute such notes to its Participants.

     Although The Depository Trust Company, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Exchange Global Notes among participants in The Depository Trust Company, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither we nor the trustee nor any of our respective agents will have any responsibility for the performance by The Depository Trust Company, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

EXCHANGE OF EXCHANGE GLOBAL NOTES FOR CERTIFICATED NOTES

     A Exchange Global Note is exchangeable for definitive notes in registered certificated form ("Certificated Notes") if:

          (1) The Depository Trust Company (a) notifies us that it is unwilling or unable to continue as depositary for the Exchange Global Notes, and we fail to appoint a successor depositary or (b) has ceased to be a clearing agency registered under the Exchange Act;

          (2) at our option, we notify the trustee in writing that we elect to cause the issuance of the Certificated Notes; or

          (3) there has occurred and is continuing a Default or Event of Default with respect to the notes.

     In addition, beneficial interests in a Exchange Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of The Depository Trust Company in accordance with the indentures. In all cases, Certificated Notes delivered in exchange for any Exchange Global Note or beneficial interests in Exchange Global Notes will be registered in the names, and issued

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

in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

SAME-DAY SETTLEMENT AND PAYMENT

     We will make payments in respect of the notes represented by the Exchange Global Notes (including principal, premium, if any, interest and liquidated damages, if any) by wire transfer of immediately available funds to the accounts specified by the Exchange Global Note holder. We will make all payments of principal, interest and premium and liquidated damages, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder's registered address. The notes represented by the Exchange Global Notes are expected to trade in The Depository Trust Company's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by The Depository Trust Company to be settled in immediately available funds. We expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.

     Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Exchange Global Note from a Participant in The Depository Trust Company will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of The Depository Trust Company. The Depository Trust Company has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a Exchange Global Note by or through a Euroclear or Clearstream participant to a Participant in The Depository Trust Company will be received with value on the settlement date of The Depository Trust Company, but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following The Depository Trust Company's settlement date.

                    CERTAIN U.S. FEDERAL TAX CONSIDERATIONS

SCOPE OF DISCUSSION

     The following general discussion summarizes the material U.S. federal income tax aspects of the exchange offer to holders of the original notes. This discussion is a summary for general information purposes only, is limited to the federal income tax consequences of the exchange offer and does not consider all aspects of the original notes and exchange notes. This discussion does not consider the impact, if any, of a holder's personal circumstances on the tax consequences of the exchange offer to such holder. This discussion also does not address the U.S. federal income tax consequences to holders subject to special treatment under the U.S. federal income tax laws, such as dealers in securities or foreign currency, tax-exempt entities, banks, thrifts, insurance companies, persons that hold the original notes as part of a "straddle," a "hedge" against currency risk, a "conversion transaction," or other risk reduction transaction, or persons that have a "functional currency" other than the U.S. dollar, and investors in pass-through entities. In addition, this discussion does not describe any tax consequences arising out of the tax laws of any state, local or foreign jurisdiction or any federal estate taxes.

     This section is based on the Internal Revenue Code of 1986, as amended (the "Code"), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These authorities are subject to change, possibly on a retroactive basis. This discussion does not consider the effect of any applicable foreign, state, local, or other tax laws.

     THE FEDERAL TAX DISCUSSION SET FORTH BELOW IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE BENEFICIAL OWNERSHIP AND DISPOSITION OF THE NOTES,

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INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS
AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

THE EXCHANGE OFFER

     The exchange of original notes for exchange notes under the terms of the exchange offer will not constitute a taxable exchange. As a result, (1) a holder will not recognize taxable gain or loss as a result of exchanging original notes for exchange notes under the terms of the exchange offer, (2) the holding period of the exchange notes will include the holding period of the original notes exchanged for the exchange notes and (3) the adjusted tax basis of the exchange notes will be the same as the adjusted tax basis, immediately before the exchange, of the original notes exchanged for the exchange notes. The issue price and other tax characteristics of the exchange notes should be identical to the issue price and other tax characteristics of the original notes.

UNITED STATES HOLDERS

     This subsection describes the tax consequences to a United States holder of owning and disposing of the exchange notes. You are a United States holder if you are a beneficial owner of an exchange note and you are:

     - a citizen or resident of the United States;

     - a corporation, partnership or other entity created or organized under the laws of the United States or political subdivision thereof;

     - an estate whose income is subject to United States federal income tax regardless of its source; or

     - a trust if a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust.

If a partnership holds our exchange notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our exchange notes, you should consult your tax advisor. If you are not a United States holder, this section does not apply to you and you should refer to the section titled "Foreign Holders" below.

     Payments of Interest. Except as set forth below, a United States holder will be taxed on any stated interest on its note as ordinary income at the time such holder receives the interest or when it accrues, depending on the holder's method of accounting for tax purposes.

     Original Issue Discount. Each original note was issued with "original issue discount" in an amount equal to the excess of (a) the "stated redemption price at maturity" of the original note over (b) its "issue price." United States holders should be aware that they generally must include original issue discount in gross income in advance of the receipt of cash attributable to that income. Under the original issue discount rules, a United States holder will have to include in income increasingly greater amounts of original issue discount in successive accrual periods. The "issue price" of a note is the first price at which a substantial amount of the notes are sold, ignoring sales to persons acting in the capacity of underwriters. The issue price of the original notes is the price at which they were offered to the initial purchasers. The "stated redemption price at maturity" of a note is the sum of all cash payments required to be made on the note other than payments of "qualified stated interest." The term "qualified stated interest" means stated interest that is unconditionally payable in cash or in property (other than debt instruments of the issuer) at least annually at a single fixed rate or, subject to certain conditions, based on one or more interest indices. The stated interest payments on the notes are qualified stated interest. Accordingly, each note bears original issue discount in an amount equal to the excess of its principal amount over its issue price.

     The amount of original issue discount includible in income by a United States holder of a note is the sum of the "daily portions" for each day of the taxable year during which the United States holder holds the note. The daily portions of original issue discount required to be included in a United States holder's
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gross income in a taxable year are determined under a constant yield method by allocating to each day during the taxable year on which the United States holder holds the note a pro rata portion of the original issue discount on the note that is attributable to the "accrual period" in which such day is included. The amount of the original issue discount attributable to each accrual period is an amount equal to the excess, if any, of (a) the product of the note's "adjusted issue price" at the beginning of the accrual period (defined below), and its "yield to maturity" (the discount rate that, when used in computing the present value of all principal and interest payments to be made under the note, produces an amount equal to the note's issue price) over (b) the sum of any qualified stated interest allocable to the accrual period. Original issue discount allocable to a final accrual period is the difference between the amount payable at maturity and the adjusted issue price at the beginning of the final accrual period.

     The "adjusted issue price" of the note at the beginning of the first accrual period is its issue price. Thereafter, the adjusted issue price at the beginning of any other accrual period will be (a) the sum of the note's issue price, and the aggregate amount of original issue discount that accrued for all prior accrual periods, less (b) any payments made on the note (other than qualified stated interest), if any, on or before the first day of the accrual period.

     Market Discount. If a United States holder purchases a note for an amount that is less than its adjusted issue price, the amount of the difference is treated as "market discount" for United States federal income tax purposes, unless that difference is less than a specified de minimis amount. Under the market discount rules, a United States holder will be required to treat any payment, other than qualified stated interest, on, or any gain on the sale, exchange, retirement or other disposition of, a note as ordinary income to the extent of the market discount that a United States holder has not previously included in income and is treated as having accrued on the note at the time of its payment or disposition. In addition, a United States holder may be required to defer, until the maturity of the note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness attributable to the note.

     Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the note, unless a United States holder elects to accrue on a constant interest method. A United States holder may elect to include market discount in income currently as it accrues, on either a ratable or constant interest method, in which case the rule described above regarding deferral of interest deductions will not apply. A United States holder's election to include market discount in income currently, once made, applies to all market discount obligations acquired by the United States holder on or after the first taxable year to which a United States holder's election applies and may not be revoked without the consent of the Internal Revenue Service. United States holders should consult their own tax advisors before making this election.

     Acquisition Premium, Amortizable Bond Premium. If a United States holder purchases a note for an amount that is greater than its adjusted issue price but equal to or less than the sum of all amounts payable on the note after the purchase date other than payments of qualified stated interest the United States holder is considered to have purchased that note at an "acquisition premium." Under the acquisition premium rules, the amount of original issue discount that a United States holder must include in gross income with respect to the note for any taxable year will be reduced by the portion of the acquisition premium properly allocable to that year.

     If a United States holder purchases a note for an amount in excess of the sum of all amounts payable on the note after the purchase date other than qualified stated interest, the United States holder will be considered to have purchased the note at a "premium" and, although it is an original issue discount note, the United States holder will not be required to include any original issue discount in income. The United States holder generally may elect to amortize the premium over the remaining term of the note on a constant yield method as an offset to interest when includible in income under its regular accounting method. If a United States holder does not elect to amortize bond premium, that premium will decrease the gain or increase the loss the United States holder would otherwise recognize on disposition of the note. A United States holder's election to amortize premium on a constant yield method will also apply to all

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debt obligations held or subsequently acquired by the United States holder on or after the first day of the first taxable year to which the election applies. A United States holder may not revoke the election without the consent of the Internal Revenue Service. United States holders should consult their own tax advisors before making this election.

     Sale, Exchange or Redemption of a Note. Upon the disposition of a note by sale, exchange or redemption, a United States holder will generally recognize gain or loss equal to the difference between (i) the amount of cash proceeds and the fair market value of any property a United States holder receives on the sale, exchange or redemption, except to the extent such amount is attributable to accrued interest not previously included in income, which is taxable as ordinary income, and (ii) such holder's adjusted federal income tax basis in the note. A United States holder's initial tax basis in a note generally will be the purchase price of the note. The initial basis in the notes will be increased by the amount of original issue discount or market discount the United States holder includes in income and reduced by any amortized premium in the note. Assuming that the note is held as a capital asset, such gain or loss will generally constitute capital gain or loss and will be long-term capital gain or loss if the United States holder has held the note for longer than one year. Non-corporate taxpayers are generally subject to a maximum regular federal income tax rate of 20% on net long-term capital gains. The deductibility of capital losses is subject to certain limitations. United States holders are urged to consult their own tax advisors with respect to the rate of taxation of capital gains and the ability to deduct capital losses.

FOREIGN HOLDERS

     A foreign holder is a beneficial owner of a note that is not a United States holder. The following discussion is a summary of certain United States federal tax considerations for a foreign holder of notes. Special rules may apply to certain foreign holders, such as "controlled foreign corporations," "passive foreign investment companies," "foreign personal holding companies," and corporations that accumulate earnings to avoid United States federal income tax, that are subject to special treatment under the Code. These entities should consult their own tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to them.

     Payments of Interest. Subject to the discussion below concerning backup withholding, payments of interest on the notes (which, for purposes of this discussion, includes original issue discount) by us or any paying agent of ours to any foreign holder will not be subject to U.S. federal withholding tax provided that (i) the foreign holder does not actually or constructively own 10% or more of our voting stock, (ii) the foreign holder is not a "controlled foreign corporation" related to us for United States federal income tax purposes, and (iii) the certification requirement, as described below, has been fulfilled with respect to the beneficial owner of the note.

     The certification requirement referred to above will be fulfilled if the beneficial owner of a note certifies on Internal Revenue Service Form W-8BEN (or other appropriate substitute form) under penalties of perjury, that the beneficial owner is not a U.S. person and provides its name and address, and (1) such beneficial owner files such Form W-8BEN (or other appropriate substitute form) with the withholding agent or, (2) in the case of a note held on behalf of the beneficial owner by a securities clearing organization, bank or other financial institution holding customers' securities in the ordinary course of its trade or business, such financial institution files with the withholding agent a statement that it has received the Form W-8BEN (or other appropriate substitute form) from the foreign holder and furnishes the withholding agent with a copy thereof. With respect to notes held by a foreign partnership, unless a foreign partnership has entered into a withholding agreement with the Internal Revenue Service, the foreign partnership will be required, in addition to providing an intermediary Form W-8IMY (or other appropriate substitute form) to attach an appropriate certification by each partner. Prospective investors, including foreign partnerships and their partners, should consult their tax advisors regarding possible additional reporting requirements.

     The gross amount of payments of interest (including original issue discount) that do not qualify for the exception from withholding described above will be subject to U.S. withholding tax at a rate of 30%

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unless a treaty applies to reduce or eliminate withholding and the foreign holder properly certifies to its entitlement to such treaty benefits. If the interest on the notes (including original issue discount), however, is effectively connected with the conduct by the foreign holder (or a partnership in which the foreign holder is a partner, or a trust or estate of which the foreign holder is a beneficiary) of a business within the United States (or if a tax treaty applies, such interest is attributable to a permanent establishment maintained in the United States by the foreign holder) then such interest (including original issue discount) will generally be taxed to the foreign holder in the same manner as a United States holder. In addition, such effectively connected income received by a foreign holder which is a corporation may in certain circumstances be subject to an additional "branch profits tax" at a 30% rate or, if applicable, a lower treaty rate.

     Sale, Exchange or Redemption of a Note. A foreign holder generally will not be subject to U.S. federal income tax or withholding tax on gain realized on the sale or exchange of notes unless (1) the holder is an individual who was present in the United States for 183 days or more during the taxable year, such gain is U.S. source and certain other conditions are met, or (2) the gain is effectively connected with the conduct of a trade or business of the holder in the United States and, if a treaty applies, such gain is attributable to an office or other fixed place of business maintained in the United States by such holder.

U.S. FEDERAL ESTATE TAX

     A note held by an individual who is not a citizen or resident of the United States at the time of death will not be includable in the decedent's gross estate for United States estate tax purposes, provided that such holder or beneficial owner did not at the time of death actually or constructively own 10% or more of the combined voting power of our stock entitled to vote, and provided that, at the time of death, payments with respect to such note would not have been effectively connected with the conduct by such foreign holder of a trade or business within the United States.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     Under current United States federal income tax law, a 31% backup withholding tax and information reporting requirements apply to certain payments of principal and interest made to, and to proceeds of sale before maturity by, certain holders of the notes.

     In the case of a United States holder, information reporting requirements and a backup withholding tax will apply to payments of principal or interest, and payments of the proceeds of the sale of a note if the United States holder
(i) fails to furnish or certify properly its correct taxpayer identification number to the payer in the manner required, (ii) is notified by the Internal Revenue Service that it has failed to report payments of interest or dividends properly or (iii) under certain circumstances, fails to certify that he has not been notified by the Internal Revenue Service that it is subject to backup withholding for failure to report interest or dividend payments.

     Backup withholding and information reporting do not apply with respect to payments made to certain exempt recipients, including a corporation (within the meaning of Code Section 7701(a)). United States holders should consult their own tax advisors regarding their qualification for exemption from backup withholding and information reporting, and the procedure for obtaining this exemption if applicable. The amount of any backup withholding imposed upon a payment to a United States holder will be allowed as a credit against that holder's United States federal income tax liability and may entitle that holder to a refund, provided that required information is furnished to the IRS.

     In the case of a foreign holder, backup withholding and information reporting will generally not apply to payments of principal or interest (including original issue discount) made by us or our paying agent (absent actual knowledge that the holder is actually a United States holder), or with respect to payments on the sale, exchange or other disposition of a note (absent actual knowledge by the broker that the holder is actually a United States holder), if the holder has provided the properly required certification under penalties of perjury that it is not a United States holder or has otherwise established an exemption. Recently promulgated Treasury Regulations provide certain presumptions under which a foreign holder will be subject to back up withholding and information reporting unless such holder certifies as to its non-U.S. status or otherwise establishes an exemption. In addition, the recent Treasury Regulations change certain procedural requirements related to establishing a holder's non-U.S. status.

     Foreign holders should consult their own tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining this exemption, if available, and the impact, if any, of the recent Treasury Regulations. Any amounts withheld from a payment to a foreign holder under the backup withholding rules will be allowed as a credit against that holder's United States federal income tax liability and may entitle that holder to a refund, provided that required information is furnished to the Internal Revenue Service.

                              PLAN OF DISTRIBUTION

     Based on interpretations by the Securities and Exchange Commission set forth in no-action letters issued to third parties, we believe that a holder, other than a person that is an affiliate of ours within the meaning of Rule 405 under the Securities Act or a broker-dealer registered under the Exchange Act that purchases notes from us to resell pursuant to Rule 144A under the Securities Act or any other exemption, that exchanges original notes for exchange notes in the ordinary course of business and that is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the exchange notes will be allowed to resell the exchange notes to the public without further registration under the Securities Act and without delivering to the purchasers of the exchange notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires exchange notes in the exchange offer for the purpose of distributing or participating in a distribution of the exchange notes, such holder cannot rely on the position of the staff enunciated in Exxon Capital Holdings Corporation or similar no-action or interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction, and such secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of exchange notes obtained by such holder in exchange for original notes acquired by such holder directly from us or an affiliate thereof, unless an exemption from registration is otherwise available.

     As contemplated by the above no-action letters and the registration rights agreement, each holder accepting the exchange offer is required to represent to us in the letter of transmittal that they:

          - are not an affiliate of ours;

          - are not participating in, and do not intend to participate in, and have no arrangement or understanding with any person to participate in, a distribution of the original notes or the exchange notes;

          - are acquiring the exchange notes in the ordinary course of business; and

          - if they are a broker-dealer, they will receive the exchange notes for their own account in exchange for the original notes that were acquired as a result of market-making activities or other trading activities. Each broker-dealer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes.

     Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where such original notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

     We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 180 days after the expiration date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the original notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the original notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     Robinson, Bradshaw & Hinson, P.A., Charlotte, North Carolina, will pass upon certain legal matters relating to the issuance of the exchange notes. Russell M. Robinson, II, a shareholder in the firm of Robinson, Bradshaw & Hinson, P.A., is chairman of our board of directors. Robinson, Bradshaw & Hinson, P.A. is our principal outside legal counsel. Certain members of such firm beneficially owned approximately 121,000 shares of our common stock as of the date of this prospectus.

                                    EXPERTS

     The consolidated financial statements as of December 31, 2000 and 1999 and for each of the three years ended December 31, 2000 included in this prospectus, and incorporated by reference in this prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

                           CARAUSTAR INDUSTRIES, INC.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
Report of Independent Public Accountants....................  F-2
Consolidated Balance Sheets as of December 31, 1999 and 2000
  and March 31, 2001 (unaudited)............................  F-3
Consolidated Statements of Income for the years ended
  December 31, 1998, 1999 and 2000 and the three-month
  periods ended March 31, 2000 (unaudited) and March 31,
  2001 (unaudited)..........................................  F-4
Consolidated Statements of Shareholders' Equity for the
  years ended December 31, 1998, 1999 and 2000 and the
  three-month period ended March 31, 2001 (unaudited).......  F-5
Consolidated Statements of Cash Flows for the years ended
  December 31, 1998, 1999 and 2000 and the three-month
  periods ended March 31, 2000 (unaudited) and March 31,
  2001 (unaudited)..........................................  F-6
Notes to Consolidated Financial Statements..................  F-7

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders and Board of Directors of Caraustar Industries, Inc.:

     We have audited the accompanying consolidated balance sheets of CARAUSTAR INDUSTRIES, INC. (a North Carolina corporation) AND SUBSIDIARIES as of December 31, 2000 and 1999 and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Caraustar Industries, Inc. and subsidiaries as of December 31, 2000 and 1999 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States.

                                          (Arthur Andersen LLP Signature)

Atlanta, Georgia
February 24, 2001

(Except for the subsequent financing information discussed in Note 5 as to which the date is March 22, 2001)

                           CARAUSTAR INDUSTRIES, INC.

                          CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                  DECEMBER 31,
                                                              ---------------------    MARCH 31,
                                                                1999        2000         2001
                                                              ---------   ---------   -----------
                                                                                      (UNAUDITED)
                                             ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................  $  18,771   $   8,900    $  22,229
  Receivables, net of allowances for doubtful accounts,
    returns, and discounts of $2,418 and $2,982 at December
    31, 1999 and 2000, respectively, and $3,225 and $3,673
    at March 31, 2000 and 2001, respectively................    108,819      93,145      103,923
  Inventories...............................................     89,770     110,346      105,347
  Refundable income taxes...................................      1,985       3,857        3,675
  Other current assets......................................      7,777       9,438       11,992
                                                              ---------   ---------    ---------
        Total current assets................................    227,122     225,686      247,166
                                                              ---------   ---------    ---------
PROPERTY, PLANT AND EQUIPMENT:
  Land......................................................     12,312      12,663       12,648
  Buildings and improvements................................    125,126     127,816      132,883
  Machinery and equipment...................................    580,892     620,418      615,464
  Furniture and fixtures....................................      8,984      12,164       12,211
                                                              ---------   ---------    ---------
                                                                727,314     773,061      773,206
  Less accumulated depreciation.............................   (247,458)   (289,752)    (296,806)
                                                              ---------   ---------    ---------
        Property, plant and equipment, net..................    479,856     483,309      476,400
                                                              ---------   ---------    ---------
GOODWILL, net of accumulated amortization of $11,712 and
  $16,023 at December 31, 1999 and 2000, respectively, and
  $12,752 and $17,131 at March 31, 2000 and 2001,
  respectively..............................................    140,763     150,894      149,819
                                                              ---------   ---------    ---------
INVESTMENT IN UNCONSOLIDATED AFFILIATES.....................     22,111      65,895       64,310
                                                              ---------   ---------    ---------
OTHER ASSETS................................................      8,791       7,043       16,187
                                                              ---------   ---------    ---------
                                                              $ 878,643   $ 932,827      953,882
                                                              =========   =========    =========

                              LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Current maturities of debt (Note 5).......................  $  16,615   $   1,259    $     408
  Accounts payable..........................................     62,454      63,752       64,384
  Accrued liabilities.......................................     43,755      56,531       41,850
  Dividends payable.........................................      4,572       4,702        2,506
                                                              ---------   ---------    ---------
        Total current liabilities...........................    127,396     126,244      109,148
                                                              ---------   ---------    ---------
SENIOR CREDIT FACILITY (Note 5).............................    140,000     194,000            0
                                                              ---------   ---------    ---------
OTHER LONG-TERM DEBT, less current maturities (Note 5)......    269,739     272,813      506,086
                                                              ---------   ---------    ---------
DEFERRED INCOME TAXES.......................................     49,153      50,437       44,029
                                                              ---------   ---------    ---------
DEFERRED COMPENSATION.......................................      3,164       2,315        2,214
                                                              ---------   ---------    ---------
OTHER LIABILITIES...........................................      9,786       6,853        6,826
                                                              ---------   ---------    ---------
MINORITY INTEREST...........................................        946       1,115        1,143
                                                              ---------   ---------    ---------
COMMITMENTS AND CONTINGENCIES (Note 6)
SHAREHOLDERS' EQUITY:
  Preferred stock, $.10 par value; 5,000,000 shares
    authorized, no shares issued in 1999 and 2000 or the
    quarter ending March 31, 2001...........................          0           0            0
  Common stock, $.10 par value; 60,000,000 shares
    authorized, 25,488,280 and 26,204,567 shares issued and
    outstanding at December 31, 1999 and 2000, respectively,
    and 25,763,026 and 27,850,814 shares issued and
    outstanding at March 31, 2000 and 2001, respectively....      2,549       2,620        2,785
  Additional paid-in capital................................    149,509     160,824      179,543
  Retained earnings.........................................    126,935     116,359      102,999
  Accumulated other comprehensive loss......................       (534)       (753)        (891)
                                                              ---------   ---------    ---------
                                                                278,459     279,050      284,436
                                                              ---------   ---------    ---------
                                                              $ 878,643   $ 932,827    $ 953,882
                                                              =========   =========    =========

   The accompanying notes are an integral part of these consolidated balance sheets.

                           CARAUSTAR INDUSTRIES, INC.

                       CONSOLIDATED STATEMENTS OF INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                FOR THE
                                                             FOR THE YEARS ENDED          THREE-MONTH PERIODS
                                                                 DECEMBER 31,               ENDED MARCH 31,
                                                       --------------------------------   -------------------
                                                         1998       1999        2000        2000       2001
                                                       --------   --------   ----------   --------   --------
                                                                                              (UNAUDITED)
SALES................................................  $774,312   $936,928   $1,014,615   $260,850   $233,088
FREIGHT..............................................    37,454     46,839       51,184     12,297     12,986
                                                       --------   --------   ----------   --------   --------
  Net sales..........................................   736,858    890,089      963,431    248,553    220,102
COST OF SALES........................................   536,925    683,576      759,572    194,416    178,437
                                                       --------   --------   ----------   --------   --------
  Gross profit.......................................   199,933    206,513      203,859     54,137     41,665
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES.........   105,052    125,784      145,268     38,490     36,717
RESTRUCTURING AND OTHER NONRECURRING COSTS (Notes 12
  and 14)............................................        --         --       16,777      6,913      7,083
                                                       --------   --------   ----------   --------   --------
  Operating income (loss)............................    94,881     80,729       41,814      8,734     (2,135)
OTHER (EXPENSE) INCOME:
Interest expense.....................................   (16,072)   (25,456)     (34,063)    (7,787)    (9,210)
Interest income......................................       334        603          412        174         88
Equity in income (loss) of unconsolidated
  affiliates.........................................     4,308      9,224        6,533      2,910     (1,585)
Other, net...........................................      (433)      (459)        (918)       (68)       278
                                                       --------   --------   ----------   --------   --------
                                                        (11,863)   (16,088)     (28,036)    (4,771)   (10,429)
                                                       --------   --------   ----------   --------   --------
INCOME (LOSS) BEFORE MINORITY INTEREST, INCOME TAXES
  AND EXTRAORDINARY LOSS.............................    83,018     64,641       13,778      3,963    (12,564)
MINORITY INTEREST....................................      (730)      (356)        (169)       (75)       (28)
PROVISION (BENEFIT) FOR INCOME TAXES.................    30,470     23,216        5,467      1,746     (4,443)
                                                       --------   --------   ----------   --------   --------
INCOME (LOSS) BEFORE EXTRAORDINARY LOSS..............  $ 51,818   $ 41,069   $    8,142   $  2,142   $ (8,149)
EXTRAORDINARY LOSS FROM EARLY EXTINGUISHMENT OF DEBT,
  NET OF TAX BENEFIT.................................         0          0            0          0     (2,695)
                                                       --------   --------   ----------   --------   --------
NET INCOME (LOSS)....................................  $ 51,818   $ 41,069   $    8,142   $  2,142   $(10,844)
                                                       --------   --------   ----------   --------   --------
BASIC
  INCOME (LOSS) PER COMMON SHARE BEFORE EXTRAORDINARY
    LOSS.............................................  $   2.05   $   1.64   $     0.31   $   0.08   $  (0.29)
                                                       --------   --------   ----------   --------   --------
  EXTRAORDINARY LOSS PER COMMON SHARE................  $   0.00   $   0.00   $     0.00   $   0.00   $  (0.10)
                                                       --------   --------   ----------   --------   --------
  INCOME (LOSS) PER COMMON SHARE.....................  $   2.05   $   1.64   $     0.31   $   0.08   $  (0.39)
                                                       --------   --------   ----------   --------   --------
  WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING......    25,244     25,078       26,292     25,624     27,815
                                                       --------   --------   ----------   --------   --------
DILUTED
  INCOME (LOSS) PER COMMON SHARE BEFORE EXTRAORDINARY
    LOSS.............................................  $   2.04   $   1.63   $     0.31   $   0.08   $  (0.29)
                                                       --------   --------   ----------   --------   --------
  EXTRAORDINARY LOSS PER COMMON SHARE................  $   0.00   $   0.00   $     0.00   $   0.00   $  (0.10)
                                                       --------   --------   ----------   --------   --------
  INCOME (LOSS) PER COMMON SHARE.....................  $   2.04   $   1.63   $     0.31   $   0.08   $  (0.39)
                                                       --------   --------   ----------   --------   --------
  WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING......    25,423     25,199       26,301     25,649     27,815
                                                       --------   --------   ----------   --------   --------

 The accompanying notes are an integral part of these consolidated statements.

                           CARAUSTAR INDUSTRIES, INC.

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
          FOR THE YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000 AND THE
              THREE-MONTH PERIOD ENDED MARCH 31, 2001 (UNAUDITED)
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                                       ACCUMULATED
                                                                                                          OTHER
                                                           COMMON STOCK       ADDITIONAL              COMPREHENSIVE
                                                       --------------------    PAID IN     RETAINED      INCOME
                                                         SHARES     AMOUNT     CAPITAL     EARNINGS      (LOSS)        TOTAL
                                                       ----------   -------   ----------   --------   -------------   --------
BALANCE, December 31, 1997...........................  25,330,670   $2,533     $144,442    $ 68,823      $(1,867)     $213,931
  Net income.........................................          --       --           --      51,818           --        51,818
  Issuance of common stock for acquisitions..........     369,073       37       10,094          --           --        10,131
  Issuance of common stock under 1993 stock purchase
    plan.............................................      21,636        2          914          --           --           916
  Issuance of common stock under 1998 stock purchase
    plan.............................................       1,202       --           34          --           --            34
  Issuance of common stock under director equity
    plan.............................................       2,077       --           65          --           --            65
  Purchase and retirement of common stock............  (1,043,300)    (104)     (25,309)         --           --       (25,413)
  Pension liability adjustment.......................          --       --           --          --       (1,478)       (1,478)
  Foreign currency translation adjustment............          --       --           --          --           20            20
  Dividends declared of $.66 per share...............          --       --           --     (16,650)          --       (16,650)
                                                       ----------   ------     --------    --------      -------      --------
BALANCE, December 31, 1998...........................  24,681,358    2,468      130,240     103,991       (3,325)      233,374
  Net income.........................................          --       --           --      41,069           --        41,069
  Issuance of common stock for acquisitions..........     739,565       74       17,889          --           --        17,963
  Issuance of common stock under nonqualified stock
    option plan......................................      19,000        2          252          --           --           254
  Issuance of common stock under 1993 stock purchase
    plan.............................................      21,828        3          679          --           --           682
  Issuance of common stock under 1998 stock purchase
    plan.............................................      20,371        2          302          --           --           304
  Issuance of common stock under director equity
    plan.............................................       2,930       --           77          --           --            77
  Pension liability adjustment.......................          --       --           --          --        2,877         2,877
  Foreign currency translation adjustment............          --       --           --          --          (86)          (86)
  Dividends declared of $.72 per share...............       3,228       --           70     (18,125)          --       (18,055)
                                                       ----------   ------     --------    --------      -------      --------
BALANCE, December 31, 1999...........................  25,488,280    2,549      149,509     126,935         (534)      278,459
  Net income.........................................          --       --           --       8,142           --         8,142
  Issuance of common stock for acquisitions..........     635,306       64       10,659          --           --        10,723
  Issuance of common stock under nonqualified stock
    option plan......................................      61,989        6          208          --           --           214
  Issuance of common stock under 1993 stock purchase
    plan.............................................         338       --          254          --           --           254
  Issuance of common stock under 1998 stock purchase
    plan.............................................      10,699        1           59          --           --            60
  Issuance of common stock under director equity
    plan.............................................       4,171       --           77          --           --            77
  Foreign currency translation adjustment............          --       --           --          --         (219)         (219)
  Dividends declared of $.72 per share...............       3,784       --           58     (18,718)          --       (18,660)
                                                       ----------   ------     --------    --------      -------      --------
BALANCE, December 31, 2000...........................  26,204,567    2,620      160,824     116,359         (753)      279,050
  Net loss (unaudited)...............................          --       --           --     (10,844)          --       (10,844)
  Issuance of common stock for acquisitions
    (unaudited)......................................   1,643,192      165       18,634          --           --        18,799
  Issuance of common stock under 1993 stock purchase
    plan (unaudited).................................      (2,335)      --           11          --           --            11
  Issuance of common stock under 1998 stock purchase
    plan (unaudited).................................          --       --           21          --           --            21
  Issuance of common stock under director equity plan
    (unaudited)......................................       4,130       --           39          --           --            39
  Foreign currency translation adjustment
    (unaudited)......................................          --       --           --          --         (138)         (138)
  Dividends declared of $.09 per share (unaudited)...       1,260       --           14      (2,516)          --        (2,502)
                                                       ----------   ------     --------    --------      -------      --------
BALANCE, March 31, 2001 (unaudited)..................  27,850,814   $2,785     $179,543    $102,999      $  (891)     $284,436
                                                       ==========   ======     ========    ========      =======      ========

     The accompanying notes are an integral part of these consolidated statements.

                           CARAUSTAR INDUSTRIES, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                                     THREE-MONTH
                                                                    FOR THE YEARS ENDED             PERIODS ENDED
                                                                        DECEMBER 31,                  MARCH 31,
                                                              --------------------------------   --------------------
                                                                1998       1999        2000        2000       2001
                                                              --------   ---------   ---------   --------   ---------
                                                                                                     (UNAUDITED)
OPERATING ACTIVITIES:
  Net income (loss).........................................  $ 51,818   $  41,069   $   8,142   $  2,142   $ (10,844)
                                                              --------   ---------   ---------   --------   ---------
  Adjustments to reconcile net income to net cash provided
    by operating activities:
    Extraordinary loss from early extinguishment of debt....        --          --          --         --       4,305
    Depreciation and amortization...........................    38,705      52,741      60,858     14,858      15,398
    Equity in income of unconsolidated affiliates, net of
      distributions.........................................    (4,308)     (8,224)      6,967       (910)      1,585
    Deferred income taxes...................................     8,076       9,072        (239)     3,225      (6,405)
    Provision for deferred compensation.....................       519         292         227         55          57
    Minority interest.......................................       730         356         169         75          28
    Restructuring costs.....................................        --          --      12,734      5,696       3,987
    Changes in operating assets and liabilities, net of
      acquisitions:
      Receivables...........................................     1,531     (11,665)     19,508     (8,426)    (10,778)
      Inventories...........................................       740       2,831     (10,467)   (10,538)      4,999
      Other current assets..................................    (1,111)      2,303      (1,485)      (513)     (2,421)
      Accounts payable and accrued liabilities..............    (2,866)      3,696     (12,089)    23,095       5,301
    Income taxes............................................       833        (669)     (1,872)    (2,334)        182
                                                              --------   ---------   ---------   --------   ---------
        Total adjustments...................................    42,849      50,733      74,311     24,283      16,238
                                                              --------   ---------   ---------   --------   ---------
        Net cash provided by operating activities...........    94,667      91,802      82,453     26,425       5,394
                                                              --------   ---------   ---------   --------   ---------
INVESTING ACTIVITIES:
  Purchases of property, plant and equipment................   (40,716)    (35,696)    (58,306)   (17,151)    (11,826)
  Acquisition of businesses, net of cash acquired...........   (14,488)   (177,881)     (4,306)    (4,071)        (34)
  Investment in unconsolidated affiliates...................    (1,476)        (80)    (50,709)        --          --
  Cash acquired in stock acquisition........................        81         499       1,100         --          --
  Other.....................................................     1,738        (416)      2,986        380        (716)
                                                              --------   ---------   ---------   --------   ---------
        Net cash used in investing activities...............   (54,861)   (213,574)   (109,235)   (20,842)    (12,576)
                                                              --------   ---------   ---------   --------   ---------
FINANCING ACTIVITIES:
  Distributions to CPI partner..............................    (3,100)         --          --         --          --
  Proceeds from note issuance...............................        --     196,733          --         --     291,200
  Proceeds from senior credit facility......................    80,000     158,000     192,000      4,000      18,000
  Repayments of senior credit facility......................   (62,000)   (165,000)   (138,000)   (14,000)   (212,000)
  Repayments of other long and short-term debt..............   (11,918)    (33,750)    (18,196)       (42)    (67,051)
  7.74% senior notes prepayment penalty.....................        --          --          --         --      (3,565)
  Dividends paid............................................   (16,227)    (17,995)    (18,531)    (4,570)     (4,698)
  Proceeds from issuances of stock..........................       755         761         460         86          --
  Purchases of stock........................................   (25,275)         --          --         --          --
  Other.....................................................      (822)       (816)       (822)      (216)     (1,375)
                                                              --------   ---------   ---------   --------   ---------
        Net cash (used in) provided by financing
          activities........................................   (38,587)    137,933      16,911    (14,742)     20,511
                                                              --------   ---------   ---------   --------   ---------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS...............................................     1,219      16,161      (9,871)    (9,159)     13,329
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR..............     1,391       2,610      18,771     18,771       8,900
                                                              --------   ---------   ---------   --------   ---------
CASH AND CASH EQUIVALENTS AT END OF YEAR....................  $  2,610   $  18,771   $   8,900   $  9,612   $  22,229
                                                              ========   =========   =========   ========   =========
SUPPLEMENTAL DISCLOSURES:
  Cash payments for interest................................  $ 15,048   $  25,480   $  35,136   $  1,822   $   7,092
                                                              ========   =========   =========   ========   =========
  Cash payments for income taxes............................  $ 23,844   $  16,849   $   9,575   $    935   $     628
                                                              ========   =========   =========   ========   =========
  Stock issued for acquisitions.............................  $ 10,131   $  17,963   $  10,723   $  5,303   $  18,799
                                                              ========   =========   =========   ========   =========
  Note payable issued for acquisition.......................  $ 26,000   $      --   $      --   $     --   $      --
                                                              ========   =========   =========   ========   =========

 The accompanying notes are an integral part of these consolidated statements.

                           CARAUSTAR INDUSTRIES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              DECEMBER 31, 1998, 1999 AND 2000 AND MARCH 31, 2001

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

     Caraustar Industries, Inc. (the "Parent Company") and subsidiaries (collectively, the "Company") are engaged in manufacturing, converting, and marketing paperboard and related products.

Principles of Consolidation

     The consolidated financial statements include the accounts of the Parent Company and its majority-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

Reclassifications

     Certain prior year balances have been reclassified to conform with the current year presentation.

Cash and Cash Equivalents

     The Company considers cash on deposit and investments with an original maturity of three months or less to be cash equivalents.

Inventories

     Inventories are carried at the lower of cost or market. Cost includes materials, labor and overhead. Market, with respect to all inventories, is replacement cost. Substantially all inventories (approximately 96 percent and 97 percent at December 31, 1999 and 2000, respectively) are valued using the first-in, first-out method. Reserves related to inventories valued using the last-in, first-out method are not significant.

     Inventories at December 31, 1999 and 2000 were as follows (in thousands):

                                                               1999       2000
                                                              -------   --------
Raw materials and supplies..................................  $40,753   $ 66,106
Finished goods and work in process..........................   49,017     44,240
                                                              -------   --------
                                                              $89,770   $110,346
                                                              =======   ========

Property, Plant and Equipment

     Property, plant and equipment are stated at cost. When assets are retired or otherwise disposed of, the related costs and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in income. Expenditures for repairs and maintenance not considered to substantially lengthen the asset lives are charged to expense as incurred.

     For financial reporting purposes, depreciation is computed using both straight-line and accelerated methods over the following estimated useful lives of the assets:

Buildings and improvements..................................  10-45 years
Machinery and equipment.....................................   3-20 years
Furniture and fixtures......................................   5-10 years

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and

                           CARAUSTAR INDUSTRIES, INC.

liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

     The Company's revenue recognition policies are in compliance with Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements," issued by the Securities and Exchange Commission. Revenue is recognized at the time product is shipped or title passes pursuant to the terms of the agreement with the customer when the amount due from the customer is fixed and collectibility of the related receivable is reasonably assured. The adoption of SAB 101 did not have a material impact on the Company's financial statements.

Self-Insurance

     The Company is self-insured for the majority of its workers' compensation costs and group health insurance costs, subject to specific retention levels. Consulting actuaries and administrators assist the Company in determining its liability for self-insured claims, and such liabilities are not discounted.

Foreign Currency Translation

     The financial statements of the Company's non-U.S. subsidiaries are translated into U.S. dollars in accordance with Statement of Financial Accounting Standards ("SFAS") No. 52, "Foreign Currency Translation." Net assets of the non-U.S. subsidiaries are translated at current rates of exchange. Income and expense items are translated at the average exchange rate for the year. The resulting translation adjustments are recorded in shareholders' equity. Certain other translation adjustments and transaction gains and losses continue to be reported in net income and were not material in any year.

Goodwill

     Goodwill is amortized using the straight-line method over periods ranging up to 40 years. The Company periodically evaluates goodwill for impairment. In completing this evaluation, the Company estimates the future undiscounted cash flows of the businesses to which goodwill relates in order to ensure that the carrying amount of goodwill has not been impaired.

Income Per Share

     The Company computes basic and diluted earnings per share in accordance with SFAS No. 128, "Earnings Per Share." Basic income per share excludes dilution and is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted income per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. The dilutive effect of stock options outstanding during 1998, 1999 and 2000 added 179,000, 121,000, and 9,000, respectively, to the weighted average shares outstanding for purposes of calculating diluted income per share.

Comprehensive Income

     Total comprehensive income (loss), consisting of net income (loss) plus other nonowner changes in equity for the years ended December 31, 1998, 1999 and 2000 and March 31, 2001 (unaudited) was $50,360,000, $43,860,000, $7,923,000 and
($10,982,000), respectively. Accumulated other comprehensive loss at December 31, 1999 and 2000 and March 31, 2001 (unaudited) consisted of foreign currency translation adjustments of $534,000, $753,000 and $891,000, respectively.

                           CARAUSTAR INDUSTRIES, INC.

New Accounting Pronouncements

     In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 established accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives), and for hedging activities. It also requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. In June 1999, the FASB issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities -- Deferral of the Effective Date of FASB Statement 133." This statement deferred the effective date of SFAS No. 133 until the fiscal year ending December 31, 2001. In June 2000, the FASB issued SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities (an Amendment of FASB No. 133)." This statement amends the accounting and reporting standards of SFAS No. 133 for certain derivative instruments and hedging activities. The Company adopted SFAS No. 133, as amended, on January 1, 2001. This pronouncement did not have a material impact on the Company's financial statements upon adoption.

Interim Unaudited Financial Information

     The March 31, 2001 financial information included herein is unaudited; however, such information reflects all adjustments (consisting of normal recurring adjustments) which are, in the opinion of management, necessary for a fair statement of results for the interim periods. The results of operations for the three months ended March 31, 2001 are not necessarily indicative of the results to be expected for the full year.

2. SHAREHOLDERS' EQUITY

Preferred Stock

     The Company has authorized 5,000,000 shares of $0.10 par value preferred stock. The preferred stock is issuable from time to time in one or more series and with such designations and preferences for each series as shall be stated in the resolutions providing for the designation and issue of each such series adopted by the board of directors of the Company. The board of directors is authorized by the Company's articles of incorporation to determine the voting, dividend, redemption, and liquidation preferences pertaining to each such series. No shares of preferred stock have been issued by the Company.

Common Stock Purchase Plan

     During 1998, the Company purchased and retired 1,043,000 shares of its common stock pursuant to a plan authorized and approved by its board of directors allowing purchases of up to 4,000,000 common shares. These purchases were made in a series of open market transactions and privately negotiated purchases at an aggregate cost of $25,413,000 at prices ranging from $21.25 to $33.00 per share. There were no stock purchases in 1999 or 2000. The Company has cumulatively purchased 3,169,000 shares since January 1996. The Company's board of directors has authorized purchases of up to 831,000 additional shares.

3. ACQUISITIONS

     Each of the following acquisitions is being accounted for under the purchase method of accounting, applying the provisions of Accounting Principles Board ("APB") Opinion No. 16. As a result, the Company recorded the assets and liabilities of the acquired companies at their estimated fair value with the excess of the purchase price over these amounts being recorded as goodwill. Actual allocations of

                           CARAUSTAR INDUSTRIES, INC.

goodwill and other identifiable assets will be based on further studies and may change during the allocation period, generally one year following the date of acquisition. The financial statements for the years ended December 31, 1998, 1999 and 2000 and the three-month periods ended March 31, 2000 and March 31, 2001 reflect the operations of the acquired businesses for the periods after their respective dates of acquisition.

     In March 1999, the Company acquired 67 percent of the outstanding stock of Carolina Component Concepts Inc. ("CCC") in exchange for 225,000 shares of the Company's common stock valued at approximately $6,000,000. As a result of this transaction, the Company now owns 100 percent of CCC's common stock. CCC operates a specialty converting facility located in Mooresville, North Carolina. Goodwill of approximately $5,400,000 was recorded in connection with the acquisition and is being amortized over 40 years.

     In April 1999, the Company acquired the operating assets of International Paper Company's Sprague boxboard mill for approximately $103,200,000 in cash plus $4,700,000 of assumed debt. Sprague, located in Versailles, Connecticut, produces clay-coated recycled boxboard used primarily in the manufacture of folding cartons. Goodwill of approximately $7,100,000 was recorded in connection with the acquisition and is being amortized over 40 years.

     Also in April 1999, the Company acquired the assets and assumed certain liabilities of Halifax Paper Board Company, Inc. ("Halifax") in exchange for 34,256 shares of the Company's common stock valued at $802,000 and repayment of $5,560,000 of Halifax's debt. Halifax operates a paperboard mill in Roanoke Rapids, North Carolina, which produces specialty paperboard and a specialty paperboard converting plant whose operations were relocated to Greenville, South Carolina. No goodwill was recorded in connection with this acquisition.

     In June 1999, the Company acquired the assets and assumed certain liabilities of Tenneco Packaging Inc.'s folding carton division for approximately $72,700,000 in cash. The division consists of five folding carton plants located in Mentor, Ohio; Grand Rapids, Michigan; St. Louis, Missouri; Denver, Colorado; and Salt Lake City, Utah, and five sales and technical support centers. Goodwill of approximately $900,000 was recorded in conjunction with the acquisition and is being amortized over 40 years.

     In September 1999, the Company acquired all of the outstanding stock of Carolina Converting Inc. ("CCI") in exchange for 480,309 shares of the Company's common stock valued at approximately $11,200,000 and repayment of $2,000,000 of CCI's debt. CCI operates a specialty converting and packaging facility located in Fayetteville, North Carolina. Goodwill of approximately $10,000,000 was recorded in conjunction with the acquisition and is being amortized over 40 years.

     In February 2000, the Company acquired all of the outstanding stock of MilPak, Inc. in exchange for cash of $4,700,000 and 248,132 shares of the Company's common stock valued at $4,700,000. MilPak operates a facility located in Pine Brook, New Jersey, that provides blister packaging, cartoning and labeling and other contract packaging services. Goodwill of approximately $6,100,000 was recorded in connection with the acquisition and is being amortized over 40 years.

     In September 2000, the Company acquired all of the outstanding stock of Arrow Paper Products Company in exchange for 342,743 shares of the Company's common stock valued at $5,100,000. Arrow is located in Saginaw, Michigan and operates two tube and core converting facilities that serve customers in the automotive, film, housewares and other specialty tube and core markets. Goodwill of approximately $4,100,000 was recorded in connection with the acquisition and is being amortized over 40 years.

     In October 2000, the Company acquired 100 percent of the membership interests in Crane Carton Company, LLC in exchange for 1,659,790 shares of the Company's common stock valued at $19,000,000 plus $5,800,000 of assumed debt. Crane operates a single folding carton manufacturing facility located in

                           CARAUSTAR INDUSTRIES, INC.

suburban Chicago, Illinois. Goodwill of approximately $4,700,000 was recorded in connection with the acquisition and is being amortized over 40 years.

     The following unaudited pro forma financial information assumes that the above acquisitions occurred on January 1, 1999. These results have been prepared for comparative purposes only and do not purport to be indicative of what would have resulted had the acquisitions occurred on January 1, 1999 or the results that may occur in the future (in thousands, except per share data):

                                                                 1999        2000
                                                              ----------   --------
Net sales...................................................  $1,013,732   $998,310
Net income..................................................      40,158      8,878
Diluted income per common share.............................        1.44       0.33

4. EQUITY INTEREST IN UNCONSOLIDATED AFFILIATES

     On April 1, 1996, the Company transferred substantially all of the operating assets and liabilities of its wholly owned subsidiary, Standard Gypsum Corporation, a producer of gypsum wallboard, to a newly formed limited liability company, Standard Gypsum, L.P. ("Standard"). Simultaneous with the formation of Standard, the Company sold a 50 percent interest in Standard to Temple-Inland Forest Products Corporation ("Temple"), an unrelated third party, for $10,800,000 in cash. Standard is operated as a joint venture managed by Temple. The Company accounts for its interest in Standard under the equity method of accounting. The Company's equity interest in the earnings of Standard for the years ended December 31, 1998, 1999 and 2000 was $1,703,000, $4,343,000 and
$9,218,000, respectively. During April 1998, Standard entered into a loan agreement with a financial institution for credit facilities in an amount not to exceed $61,000,000. Proceeds of the new credit facility were used to fund the construction of a green field gypsum wallboard plant in Cumberland City, Tennessee, which began operation in the fourth quarter of 1999. During 1999, Standard received financing from two industrial revenue bond issuances by Stewart County, Tennessee, totaling $56,200,000. The proceeds of the bond issuances were used to pay off the borrowings under the credit facility and fund the remaining construction of the plant. The Company received distributions based on its equity interest in Standard of $1,500,000, $1,000,000 and $13,500,000 in 1998, 1999 and 2000, respectively. In addition, the Company guarantees one-half of Standard's credit facility. At December 31, 2000, the Company's portion of this guaranteed debt totaled approximately $28,100,000. The Company's guarantee of the Standard credit facility contains financial maintenance covenants, and the Standard credit facility contains a cross-default to these covenants. At December 31, 2000, the Company was not in compliance with certain financial maintenance covenants (Note 5), and the Standard credit facility was in default based on this cross-default. Waivers for the Company's noncompliance with the financial maintenance covenants and the related cross-default were received from Standard's lenders, and the financial maintenance covenants were amended on a going-forward basis.

     Summarized financial information for Standard at December 31, 1999 and 2000 and for the years ended December 31, 1998, 1999 and 2000, respectively, is as follows (in thousands):

                                                               1999      2000
                                                              -------   -------
Current assets..............................................  $25,960   $16,886
Noncurrent assets...........................................   76,920    72,523
Current liabilities.........................................    7,270     6,149
Noncurrent liabilities......................................   56,274    56,208

                           CARAUSTAR INDUSTRIES, INC.

                                                             1998      1999      2000
                                                            -------   -------   -------
Net sales.................................................  $38,711   $55,875   $84,437
Gross profit..............................................   12,315    25,307    24,729
Operating income..........................................    8,819    19,337    18,176
Net income................................................    8,638    18,128    14,716

     During 1999, the Company formed a joint venture with Temple to own and operate a containerboard mill located in Newport, Indiana. Upon formation, the joint venture, Premier Boxboard Limited LLC ("PBL"), undertook a $82,000,000 project to modify the mill to enable it to produce a new lightweight gypsum facing paper along with other containerboard grades. PBL is operated as a joint venture managed by the Company. The modified mill began operations on June 27, 2000. The Company and Temple each have a 50 percent interest in the joint venture, which is being accounted for under the equity method of accounting. There were no distributions in 1999 and 2000, respectively. Expenses related to the joint venture were not material in 1999. The Company's equity interest in the net loss of PBL for 2000 was approximately $740,000.

     Under the joint venture agreement, the Company contributed $50,000,000 to the joint venture during the second quarter of 2000 and Temple contributed the net assets of the mill, and received $50,000,000 in notes issued by PBL. In addition, the Company has guaranteed one-half of a revolving line of credit obtained by PBL. At December 31, 2000, the Company's portion of this guaranteed debt totaled approximately $15,000,000. The Company's guarantee of PBL's revolving line of credit contains financial maintenance covenants, and PBL's revolving line of credit contains a cross-default to these covenants. At December 31, 2000, the Company was not in compliance with certain financial maintenance covenants (Note 5), and the PBL line of credit was in default based on this cross-default. Waivers for the Company's non-compliance with the financial maintenance covenants and the related cross-default were received from PBL's lender, and the financial maintenance covenants were amended on a going-forward basis.

     In addition, the default under the PBL line of credit caused a cross-default under the $50,000,000 notes issued by PBL. The holders of these notes have waived this cross-default.

     Summarized financial information for PBL at December 31, 2000 and for the year then ended is as follows (in thousands):

                                                                2000
                                                              --------
Current assets..............................................  $  9,839
Noncurrent assets...........................................   174,675
Current liabilities.........................................     5,075
Noncurrent liabilities......................................    80,000
Net sales...................................................    33,722
Gross profit................................................     5,310
Operating income............................................       961
Net loss....................................................    (1,481)

5. SENIOR CREDIT FACILITY AND OTHER LONG TERM DEBT

     The Company has a $400,000,000 five-year bank senior credit facility that matures in July 2002. Interest under the senior credit facility is computed using the Company's choice of (a) the Eurodollar rate plus a margin or (b) the higher of (i) the federal funds rate plus a margin or (ii) the bank's prime lending rate. Currently, the interest margin above the Eurodollar rate is computed on the basis of the Company's consolidated leverage ratio. As of December 31, 1999 and 2000, borrowings of $140,000,000 and $194,000,000, respectively, were outstanding under the senior credit facility at weighted average

                           CARAUSTAR INDUSTRIES, INC.

interest rates of 6.45 percent and 7.27 percent, respectively. As of December 31, 2000, the Company was not in compliance with certain covenants that the lenders waived through the first quarter of 2001.

     Additionally, at December 31, 1999 and 2000, other long-term debt consisted of the following (in thousands):

                                                                1999       2000
                                                              --------   --------
7 3/8 percent senior notes..................................  $198,691   $198,791
7.74 percent senior notes...................................    82,750     66,200
Other notes payable.........................................     4,913      9,081
                                                              --------   --------
                                                              $286,354   $274,072
                                                              ========   ========

     During 1998, the Company registered with the Securities and Exchange Commission a total of $300,000,000 in public debt securities for issuance in one or more series and with such specific terms as to be determined from time to time. On June 1, 1999, the Company issued $200,000,000 in aggregate principal amount of its 7 3/8 percent notes due June 1, 2009. The 7 3/8 percent notes were issued at a discount to yield an effective interest rate of 7.473 percent and pay interest semiannually. The 7 3/8 percent notes are unsecured obligations of the Company. Proceeds, net of the issuance discount and after deducting underwriting and other costs, were $196,733,000 and were largely used to repay revolving credit loans.

     The senior notes dated October 8, 1992 (the "Notes") are payable to an insurance company in five equal annual installments of $16,550,000, the first of which was paid on October 8, 2000. Interest on the Notes accrues at 7.74 percent and is payable semiannually. The Notes also provide for optional prepayments, in whole or in part, with a penalty, as defined, during specified periods.

     The Notes and senior credit facility contain certain restrictive covenants on the part of the Company, including (but not limited to) the acquisition of or investment in businesses, sales of assets, incurrence of additional indebtedness, capital expenditures, maintenance of certain leverage and interest coverage ratios (as defined), investments and minimum working capital requirements. As of December 31, 2000, the Company was not in compliance with certain covenants that the lenders waived through the first quarter of 2001.

     On March 22, 2001, the Company obtained commitments and executed an agreement for the issuance of $285,000,000 of 9 7/8% senior subordinated notes due April 1, 2011 and $29,000,000 of 7 1/4% senior notes due May 1, 2010 (collectively, the "subsequent financing"). These senior subordinated notes and senior notes will each be issued at a discount to yield effective interest rates of 10.5 percent and 9.4 percent, respectively. Under the terms of the agreement, the Company will receive aggregate proceeds, net of issuance costs, of approximately $291,350,000 prior to March 31, 2001. Proceeds from the subsequent financing will be used primarily to repay borrowings outstanding under the senior credit facility and the Notes. In connection with the repayment of the Notes, the Company will incur a prepayment penalty of approximately $3,600,000.

     The subsequent financing will be unconditionally guaranteed, jointly and severally, by all of the Company's subsidiaries, except for one domestic subsidiary that is not wholly owned and the Company's foreign subsidiaries. The non-guarantor subsidiaries, individually and in the aggregate, are deemed by management to be minor in respect to the Company's total assets, shareholders' equity, revenues and income from continuing operations before income taxes.

     As of December 31, 2000, the Company has classified amounts due under the senior credit facility and the Notes as long-term based on the subsequent financing. Aggregate maturities of long-term debt at

                           CARAUSTAR INDUSTRIES, INC.

December 31, 2000 based upon contractual maturity schedules, adjusted for the subsequent financing, are as follows (in thousands):

2001........................................................  $  1,259
2002........................................................       350
2003........................................................       350
2004........................................................       350
2005........................................................       350
Thereafter..................................................   271,413
                                                              --------
                                                              $274,072
                                                              ========

6. COMMITMENTS AND CONTINGENCIES

Leases

     The Company leases certain buildings, machinery, and transportation equipment under operating lease agreements expiring at various dates through 2022. Certain rental payments for transportation equipment are based on a fixed rate plus an additional amount for mileage. Rental expense on operating leases for the years ended December 31, 1998, 1999 and 2000 is as follows (in thousands):

                                                               1998     1999      2000
                                                              ------   -------   -------
Minimum rentals.............................................  $9,209   $11,698   $13,026
Contingent rentals..........................................     326       377       347
                                                              ------   -------   -------
                                                              $9,535   $12,075   $13,373
                                                              ======   =======   =======

     The following is a schedule of future minimum rental payments required under leases that have initial or remaining noncancelable lease terms in excess of one year as of December 31, 2000 (in thousands):

2001........................................................  $12,480
2002........................................................    9,594
2003........................................................    6,291
2004........................................................    4,102
2005........................................................    3,575
Thereafter..................................................   16,283
                                                              -------
                                                              $52,325
                                                              =======

Litigation

     On August 16, 2000, the Company filed suit against a significant customer in Mecklenburg County, North Carolina, over the customer's refusal to continue purchasing gypsum facing paper pursuant to the terms of a long-term supply contract between the Company and the customer. The complaint seeks damages in excess of $100.0 million. In October 2000, the complaint was amended to request an injunction requiring the customer to specifically perform its obligation under the supply contract. The specific performance claim was dismissed in January 2001, and the case is proceeding on the damages claim.

     On September 1, 2000, the customer filed a separate action in the Superior Court of Fulton County, Georgia, seeking a declaratory judgment in support of the customer's interpretation of the contract. On December 22, 2000, the action was stayed pending final resolution of the action filed by the Company in North Carolina.

                           CARAUSTAR INDUSTRIES, INC.

     The Company intends to vigorously pursue the North Carolina action, but can give no assurance as to the timing or outcome of the litigation. Based on the nature of litigation generally, and the course of developments to date, management can give no assurance that a resolution will be reached in the near future. The Company believes that the loss of the contract volume with the customer will continue to have a material impact on the consolidated results of operations.

     See Note 14 "Subsequent Events (Unaudited)" for an update on the status of this pending litigation.

     The Company is involved in certain other litigation arising in the ordinary course of business. In the opinion of management, the ultimate resolution of these matters will not have a material adverse effect on the Company's financial condition or results of operations.

7. STOCK OPTION AND DEFERRED COMPENSATION PLANS

Director Equity Plan

     During 1996, the Company's board of directors approved a director equity plan. Under the plan, directors who are not employees or former employees of the Company ("Eligible Directors") are paid a portion of their fees in the Company's common stock. Additionally, each Eligible Director is granted an option to purchase 1,000 shares of the Company's common stock at an option price equal to the fair market value at the date of grant. These options are immediately exercisable and expire ten years following the grant. A maximum of 100,000 shares of common stock may be granted under this plan. During 1998, 1999 and 2000, 2,077, 2,930 and 4,171 shares, respectively, of common stock and options to purchase 6,000 shares of common stock were issued under this plan in each year.

Incentive Stock Option and Bonus Plans

     During 1992, the Company's board of directors approved a qualified incentive stock option and bonus plan (the "1993 Plan"), which became effective January 1, 1993 and terminated December 31, 1997. Under the provisions of the 1993 Plan, selected members of management received one share of common stock ("bonus share") for each two shares purchased at market value. In addition, the 1993 Plan provided for the issuance of options at prices not less than market value at the date of grant. The options and bonus shares awarded under the 1993 Plan are subject to four-year and five-year respective vesting periods. The Company's board of directors authorized 1,400,000 common shares for grant under the 1993 Plan. During 1997, the Company issued 189,215 qualified incentive stock options under the 1993 Plan. Compensation expense of approximately $457,000, $336,000 and $246,000 related to bonus shares was recorded in 1998, 1999 and 2000, respectively.

     During 1998, the Company's board of directors approved a qualified incentive stock option and bonus plan (the "1998 Plan"), which became effective March 10, 1998. Under the provisions of the 1998 Plan, selected members of management may receive the right to acquire one share of restricted stock contingent upon the direct purchase of two shares of unrestricted common stock at market value. In addition, the 1998 Plan provides for the issuance of both traditional and performance stock options at market price and 120 percent of market price, respectively. Restricted stock and options awarded under the 1998 Plan are subject to five-year vesting periods. The Company's board of directors authorized 3,800,000 common shares for grant under the 1998 Plan. During 1998, 1999 and 2000, the Company issued 235,404, 363,728 and 784,621 options, respectively, under the 1998 Plan. During 1998, 1999 and 2000, the Company issued 1,202, 9,374 and 10,699 shares, respectively, of restricted stock. The Company recorded approximately $0, $20,000 and $105,000 of compensation expense related to the issuance of restricted stock during 1998, 1999 and 2000, respectively.

                           CARAUSTAR INDUSTRIES, INC.

     A summary of stock option activity for the years ended December 31, 1998, 1999 and 2000 is as follows:

                                                                             WEIGHTED
                                                                             AVERAGE
                                                               SHARES     EXERCISE PRICE
                                                              ---------   --------------
Outstanding at December 31, 1997............................    720,638       $19.27
  Granted...................................................    241,404        35.60
  Forfeited.................................................     (6,215)       24.89
  Exercised.................................................    (34,204)       17.53
                                                              ---------       ------
Outstanding at December 31, 1998............................    921,623        23.57
  Granted...................................................    369,728        27.18
  Forfeited.................................................    (22,450)       31.20
  Exercised.................................................    (45,756)       11.98
                                                              ---------       ------
Outstanding at December 31, 1999............................  1,223,145        24.95
  Granted...................................................    790,621        17.06
  Forfeited.................................................    (46,853)       26.26
  Exercised.................................................    (90,420)        4.76
                                                              ---------       ------
Outstanding at December 31, 2000............................  1,876,493       $22.57
                                                              =========       ======
Options exercisable at:
  December 31, 1998.........................................    464,844       $16.20
  December 31, 1999.........................................    566,867        19.55
  December 31, 2000.........................................    833,579        20.96

     Summary information about the Company's stock options outstanding at December 31, 2000 is as follows:

                                   OUTSTANDING                                      EXERCISABLE
                                        AT           WEIGHTED         WEIGHTED           AT           WEIGHTED
RANGE OF                           DECEMBER 31,      AVERAGE          AVERAGE       DECEMBER 31,      AVERAGE
EXERCISE PRICE                         2000       REMAINING LIFE   EXERCISE PRICE       2000       EXERCISE PRICE
--------------                     ------------   --------------   --------------   ------------   --------------
                                                    (IN YEARS)
$ 9.38 -- $16.88.................     325,023          6.5             $11.90         304,023          $11.89
 17.75 --  23.75.................     796,141          7.3              19.54         219,921           19.50
 24.44 --  29.75.................     276,470          7.8              25.82          74,678           25.93
 30.13 --  40.80.................     478,859          6.4              32.96         234,957           32.48
------------------                 ------------   ---------        ----------       -----------    ----------
$ 9.38 -- $40.80.................   1,876,493          7.0             $22.57         833,579          $20.96

     An accrual of approximately $254,000 related to the outstanding stock options is included in deferred compensation in the accompanying balance sheet at December 31, 1999.

     As permitted by SFAS No. 123, "Accounting for Stock-Based Compensation," the Company accounts for the director equity plan and the incentive stock option and bonus plans under APB Opinion No. 25; however, the Company has computed for pro forma disclosure purposes the value of all options granted during 1998, 1999 and 2000 using the Black-Scholes option pricing model as prescribed by SFAS No. 123 using the following weighted average assumptions for grants in 1998, 1999 and 2000:

                                         1998            1999            2000
                                     -------------   -------------   -------------
Risk-free interest rate............  4.68% -- 5.76%  5.09% -- 6.18%  5.18% -- 6.84%
Expected dividend yield............  1.87% -- 2.97%  2.72% -- 2.92%  4.01% -- 7.68%
Expected option lives..............   8-10 years      8-10 years      8-10 years
Expected volatility................       30%             30%             40%

                           CARAUSTAR INDUSTRIES, INC.

     The total values of the options granted during the years ended December 31, 1998, 1999 and 2000 were computed to be approximately $2,577,000, $2,600,000 and $3,681,000, respectively, which would be amortized over the vesting period of the options. If the Company had accounted for these plans in accordance with SFAS No. 123, the Company's reported and pro forma net income and net income per share for the years ended December 31, 1998, 1999 and 2000 would have been as follows (in thousands, except per share data):

                                                              1998      1999      2000
                                                             -------   -------   ------
Net income:
  As reported..............................................  $51,818   $41,069   $8,142
  Pro forma................................................   51,022    39,975    6,595
Diluted income per common share:
  As reported..............................................  $  2.04   $  1.63   $ 0.31
  Pro forma................................................     2.01      1.59     0.25

Deferred Compensation Plans

     The Parent Company and certain of its subsidiaries have deferred compensation plans for several of their present and former officers and key employees. These plans provide for retirement, involuntary termination, and death benefits. The involuntary termination and retirement benefits are accrued over the period of active employment from the execution dates of the plans to the normal retirement dates (age 65) of the employees covered. Deferred compensation expense applicable to the plans was approximately $324,000, $292,000, and $227,000 for the years ended December 31, 1998, 1999 and 2000, respectively. Accruals of approximately $2,644,000 and $2,096,000 related to these plans are included in deferred compensation in the accompanying balance sheets at December 31, 1999 and 2000, respectively.

8. PENSION PLAN AND OTHER POSTRETIREMENT BENEFITS

Pension Plan and Supplemental Executive Retirement Plan

     Substantially all of the Company's employees participate in a noncontributory defined benefit pension plan (the "Pension Plan"). The Pension Plan calls for benefits to be paid to all eligible employees at retirement based primarily on years of service with the Company and compensation rates in effect near retirement. The Pension Plan's assets consist of shares held in collective investment funds and group annuity contracts. The Company's policy is to fund benefits attributed to employees' service to date as well as service expected to be earned in the future. Contributions to the Pension Plan totaled approximately $4,784,000, $5,526,000, and $5,116,000 in 1998, 1999 and 2000, respectively.

     Effective December 31, 1998, the Company adopted SFAS No. 132, "Employers' Disclosures About Pensions and Other Postretirement Benefits." The provisions of SFAS No. 132 revise employers' disclosures about pension and other postretirement benefit plans. SFAS No. 132 does not change the measurement or recognition of these plans. It standardizes the disclosure requirements for pensions and other postretirement benefits.

     During 1996, the Company adopted a supplemental executive retirement plan ("SERP"), which provides benefits to participants based on average compensation. The SERP covers certain executives of the Company commencing upon retirement. The SERP is unfunded at December 31, 2000.

                           CARAUSTAR INDUSTRIES, INC.

     Pension expense for the Pension Plan and the SERP includes the following components for the years ended December 31, 1998, 1999 and 2000 (in thousands):

                                                             1998      1999      2000
                                                            -------   -------   -------
Service cost of benefits earned...........................  $ 2,569   $ 3,236   $ 3,628
Interest cost on projected benefit obligation.............    3,281     3,649     4,422
Actual loss (gain) on plan assets.........................   (5,293)   (8,485)      844
Net amortization and deferral.............................    2,832     5,219    (5,781)
                                                            -------   -------   -------
Net pension expense.......................................  $ 3,389   $ 3,619   $ 3,113
                                                            =======   =======   =======

     The table below represents a reconciliation of the funded status of the Pension Plan and the SERP to prepaid (accrued) pension cost as of December 31, 1999 and 2000 (in thousands):

                                                                  SERP            PENSION PLAN
                                                            -----------------   -----------------
                                                             1999      2000      1999      2000
                                                            -------   -------   -------   -------
Change in benefit obligation:
  Projected benefit obligation at end of prior year.......  $ 2,320   $ 2,814   $48,558   $52,354
     Service cost.........................................      123       133     3,113     3,495
     Interest cost........................................      190       236     3,459     4,187
     Actuarial loss (gain)................................      181       267    (1,738)    2,510
     Plan amendments......................................       --        --       786        --
     Acquisitions.........................................       --        --     1,282        --
     Benefits paid........................................       --        --    (3,106)   (3,310)
                                                            -------   -------   -------   -------
  Projected benefit obligation at end of year.............    2,814     3,450    52,354    59,236
                                                            -------   -------   -------   -------
Change in plan assets:
  Fair value of plan assets at end of prior year..........       --        --    43,196    55,106
     Actual return on plan assets.........................       --        --     8,485      (844)
     Employer contributions...............................       --        --     5,526     5,116
     Benefits paid........................................       --        --    (3,106)   (3,310)
     Acquisitions.........................................       --        --     1,005        --
                                                            -------   -------   -------   -------
  Fair value of plan assets at end of year................       --        --    55,106    56,068
                                                            -------   -------   -------   -------
Funded status of the plans................................   (2,814)   (3,450)    2,752    (3,168)
Unrecognized transition obligation........................    1,366     1,252        --        --
Unrecognized prior service cost...........................       --        --     1,168       913
Unrecognized net loss.....................................      307       549     1,338    10,026
                                                            -------   -------   -------   -------
(Accrued) prepaid pension cost before minimum pension
  liability adjustment....................................  $(1,141)  $(1,649)  $ 5,258   $ 7,771
                                                            =======   =======   =======   =======
Other comprehensive income:
  Increase (decrease) in intangible asset.................  $    55   $    55   $  (695)  $    --
  (Increase) decrease in additional minimum pension
     liability............................................      (55)      (55)    3,572        --
                                                            -------   -------   -------   -------
Other comprehensive income................................  $    --   $    --   $ 2,877   $    --
                                                            =======   =======   =======   =======

     In accordance with SFAS No. 87, the Company has recorded an additional minimum pension liability for its underfunded plans representing the excess of unfunded accumulated benefit obligations over previously recorded pension liabilities. The cumulative additional liability totaled $1,076,000 and $1,130,000 at December 31, 1999 and 2000, respectively, and has been offset by intangible assets to the extent of previously unrecognized prior service costs. Amounts in excess of previously unrecognized prior service cost are recorded as reductions in shareholders' equity.

                           CARAUSTAR INDUSTRIES, INC.

     Net pension expense and projected benefit obligations are calculated using assumptions of weighted average discount rates, future compensation levels, and expected long-term rates of return on assets. The weighted average discount rate used to measure the projected benefit obligation at December 31, 1999 and 2000 is 7.5 percent and 7.75 percent, respectively, the rate of increase in future compensation levels is 3.0 percent at December 31, 1999 and 2000, and the expected long-term rate of return on assets is 9.5 percent.

Other Postretirement Benefits

     The Company provides postretirement medical benefits at certain of its subsidiaries. The Company accounts for these postretirement medical benefits in accordance with SFAS No. 132.

     Net periodic postretirement benefit cost for the years ended December 31, 1998, 1999 and 2000 included the following components (in thousands):

                                                              1998   1999   2000
                                                              ----   ----   ----
Service cost of benefits earned.............................  $ 94   $107   $108
Interest cost on accumulated postretirement benefit
  obligation................................................   291    306    389
                                                              ----   ----   ----
Net periodic postretirement benefit cost....................  $385   $413   $497
                                                              ====   ====   ====

     Postretirement benefits totaling $544,000, $550,000 and $683,000 were paid during 1998, 1999 and 2000, respectively.

     The accrued postretirement benefit cost as of December 31, 1999 and 2000 consists of the following (in thousands):

                                                               1999      2000
                                                              -------   -------
Change in benefit obligation:
  Projected benefit obligation at end of prior year.........  $ 3,898   $ 4,656
     Service cost...........................................      107       108
     Interest cost..........................................      306       389
     Actuarial loss.........................................      611       189
     Acquisition............................................       --       575
     Special termination benefits...........................      284        --
     Benefits paid..........................................     (550)     (683)
                                                              -------   -------
  Projected benefit obligation at end of year...............  $ 4,656   $ 5,234
                                                              =======   =======
Funded status...............................................  $(4,656)  $(5,234)
Unrecognized net loss.......................................      830       966
                                                              -------   -------
Net amount recognized.......................................  $(3,826)  $(4,268)
                                                              =======   =======

     The accumulated postretirement benefit obligations at December 31, 1999 and 2000 were determined using a weighted average discount rate of 7.5 percent. The rate of increase in the costs of covered health care benefits is assumed to be
6.0 percent in 2001, gradually decreasing to 5.0 percent by the year 2002. Increasing the assumed health care costs trend rate by one percentage point would increase the accumulated postretirement benefit obligation as of December 31, 2000 by approximately $970,000 and would increase net periodic postretirement benefit cost by approximately $86,000 for the year ended December 31, 2000.

                           CARAUSTAR INDUSTRIES, INC.

9. INCOME TAXES

     The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes," which requires the use of the liability method of accounting for deferred income taxes.

     The provision for income taxes for the years ended December 31, 1998, 1999 and 2000 consisted of the following (in thousands):

                                                              1998      1999      2000
                                                             -------   -------   ------
Current:
  Federal..................................................  $19,444   $11,063   $2,650
  State....................................................    2,950     3,081    3,056
                                                             -------   -------   ------
                                                              22,394    14,144    5,706
Deferred...................................................    8,076     9,072     (239)
                                                             -------   -------   ------
                                                             $30,470   $23,216   $5,467
                                                             =======   =======   ======

     The principal differences between the federal statutory tax rate and the provision for income taxes for the years ended December 31, 1998, 1999 and 2000 are as follows:

                                                              1998    1999    2000
                                                              ----    ----    ----
Federal statutory tax rate..................................  35.0%   35.0%   35.0%
State taxes, net of federal tax benefit.....................   2.7     2.7     2.4
Other.......................................................  (0.7)   (1.6)    2.3
                                                              ----    ----    ----
Effective tax rate..........................................  37.0%   36.1%   39.7%
                                                              ====    ====    ====

     Significant components of the Company's deferred income tax assets and liabilities as of December 31, 1999 and 2000 are summarized as follows (in thousands):

                                                                1999       2000
                                                              --------   --------
Deferred income tax assets:
  Deferred employee benefits................................  $  1,258   $  1,258
  Postretirement benefits other than pension................     1,084        879
  Accounts receivable.......................................       602        602
  Insurance.................................................     2,121      2,121
  Tax loss carry forwards and credits.......................     4,936     15,484
  Inventories...............................................     1,636      2,010
  Other.....................................................     3,006      3,006
                                                              --------   --------
          Total deferred income tax assets..................    14,643     25,360
                                                              --------   --------
Deferred income tax liabilities:
  Depreciation and amortization.............................   (54,439)   (63,866)
  Asset revaluation.........................................    (3,846)    (3,846)
  Postemployment benefits...................................    (1,441)    (2,190)
  Losses on contractual sales commitments...................      (428)    (1,578)
  Other.....................................................        (9)        (9)
                                                              --------   --------
          Total deferred income tax liabilities.............   (60,163)   (71,489)
                                                              --------   --------
Valuation allowance.........................................    (3,633)    (4,308)
                                                              --------   --------
                                                              $(49,153)  $(50,437)
                                                              ========   ========

                           CARAUSTAR INDUSTRIES, INC.

     As of December 31, 2000, the Company has a federal tax loss of approximately $4,112,000, which will be carried back to the 1998 tax year. The Company also has state net operating losses of $6,282,000, which will expire in varying amounts between 2004 and 2020. The Company has a valuation allowance of $2,057,000 at December 31, 2000 for estimated future impairment related to the state net operating losses. The Company also has a federal alternative minimum tax credit carryforward of $2,650,000, which has an unlimited carryforward life. The Company also has state tax credit carryforwards of approximately $2,440,000, which will expire in varying amounts between 2004 and 2015. The Company recorded a valuation allowance of $2,251,000 at December 31, 2000 for estimated future impairment related to the state tax credits.

10. QUARTERLY FINANCIAL DATA (UNAUDITED)

     The following table sets forth certain quarterly financial data for the periods indicated (in thousands, except per share data):

                                                 FIRST      SECOND     THIRD      FOURTH
                                                QUARTER    QUARTER    QUARTER    QUARTER
                                                --------   --------   --------   --------
2000:
  Net sales...................................  $248,553   $255,079   $236,731   $223,068
  Gross profit................................    54,137     56,796     47,822     45,104
  Net income (loss)...........................     2,142      9,467     (2,561)      (906)
  Diluted income (loss) per common share......  $   0.08   $   0.37   $  (0.10)  $  (0.03)
1999:
  Net sales...................................  $187,565   $212,456   $241,292   $248,776
  Gross profit................................    48,776     51,305     53,277     53,155
  Net income..................................    11,415     10,316     10,055      9,283
  Diluted income per common share.............  $   0.46   $   0.41   $   0.40   $   0.36

11. SEGMENT INFORMATION

     The Company operates principally in three business segments organized by products. The paperboard segment consists of facilities that manufacture 100 percent recycled uncoated and clay-coated paperboard and facilities that collect recycled paper and broker recycled paper and other paper rolls. The tube, core, and composite container segment is principally made up of facilities that produce spiral and convolute-wound tubes, cores, and cans. The carton and custom packaging segment consists of facilities that produce printed and unprinted folding and set-up cartons and facilities that provide contract manufacturing and contract packaging services. Intersegment sales are recorded at prices that approximate market prices. Sales to external customers located in foreign countries accounted for approximately 7.8 percent, 6.7 percent, and 6.7 percent of the Company's sales for 1998, 1999 and 2000, respectively.

     Operating income includes all costs and expenses directly related to the segment involved. Corporate expenses include corporate, general, administrative, and unallocated information systems expenses.

     Identifiable assets are accumulated by facility within each business segment. Corporate assets consist primarily of cash and cash equivalents; refundable income taxes; property, plant, and equipment; and investments in unconsolidated affiliates.

                           CARAUSTAR INDUSTRIES, INC.

     The following table presents certain business segment information for the years ended December 31, 1998, 1999 and 2000 (in thousands):

                                                        1998        1999         2000
                                                      --------   ----------   ----------
Net sales (aggregate):
  Paperboard........................................  $419,421   $  505,608   $  532,732
  Tube, core, and composite container...............   254,096      257,642      269,322
  Carton and custom packaging.......................   178,464      251,672      303,553
                                                      --------   ----------   ----------
          Total.....................................  $851,981   $1,014,922   $1,105,607
                                                      ========   ==========   ==========
Less net sales (intersegment):
  Paperboard........................................  $112,581   $  120,465   $  136,796
  Tube, core, and composite container...............     2,315        3,877        4,389
  Carton and custom packaging.......................       227          491          991
                                                      --------   ----------   ----------
          Total.....................................  $115,123   $  124,833   $  142,176
                                                      ========   ==========   ==========
Net sales (external customers):
  Paperboard........................................  $306,840   $  385,143   $  395,936
  Tube, core, and composite container...............   251,781      253,765      264,933
  Carton and custom packaging.......................   178,237      251,181      302,562
                                                      --------   ----------   ----------
          Total.....................................  $736,858   $  890,089   $  963,431
                                                      ========   ==========   ==========
Operating income:
  Paperboard (A)....................................  $ 79,281   $   58,882   $   28,477
  Tube, core, and composite container...............    18,477       20,715       18,483
  Carton and custom packaging.......................     8,053       13,010        8,622
                                                      --------   ----------   ----------
                                                       105,811       92,607       55,582
Corporate expense (B)...............................   (10,930)     (11,878)     (13,768)
                                                      --------   ----------   ----------
Operating income....................................    94,881       80,729       41,814
Interest expense....................................   (16,072)     (25,456)     (34,063)
Interest income.....................................       334          603          412
Equity in income of unconsolidated affiliates.......     4,308        9,224        6,533
Other, net..........................................      (433)        (459)        (918)
                                                      --------   ----------   ----------
Income before income taxes and minority interest....    83,018       64,641       13,778
Minority interest...................................      (730)        (356)        (169)
Provision for income taxes..........................    30,470       23,216        5,467
                                                      --------   ----------   ----------
     Net income.....................................  $ 51,818   $   41,069   $    8,142
                                                      ========   ==========   ==========
Identifiable assets:
  Paperboard........................................  $294,480   $  456,343   $  429,646
  Tube, core, and composite container...............   127,852      126,994      134,069
  Carton and custom packaging.......................   171,244      241,688      274,138
  Corporate.........................................    25,221       53,618       94,974
                                                      --------   ----------   ----------
          Total.....................................  $618,797   $  878,643   $  932,827
                                                      ========   ==========   ==========

                           CARAUSTAR INDUSTRIES, INC.

                                                        1998        1999         2000
                                                      --------   ----------   ----------
Depreciation and amortization:
  Paperboard........................................  $ 21,185   $   31,410   $   36,623
  Tube, core, and composite container...............     7,808        7,580        7,196
  Carton and custom packaging.......................     9,250       12,657       15,531
  Corporate.........................................       462        1,094        1,508
                                                      --------   ----------   ----------
          Total.....................................  $ 38,705   $   52,741   $   60,858
                                                      ========   ==========   ==========
Capital expenditures, excluding acquisitions of
  businesses:
  Paperboard........................................  $ 26,382   $   23,745   $   28,953
  Tube, core, and composite container...............     6,966        4,550       12,274
  Carton and custom packaging.......................     6,415        5,305       15,495
  Corporate.........................................       953        2,096        1,584
                                                      --------   ----------   ----------
          Total.....................................  $ 40,716   $   35,696   $   58,306
                                                      ========   ==========   ==========

---------------

(A) Results for 2000 include charges to operations of $6,913,000 and $8,564,000 for restructuring costs related to the closing of the Baltimore, Maryland and Camden, New Jersey paperboard mills, respectively. Both of these were related to the paperboard segment and are reflected in the segment's operating income. (Note 12)
(B) Results for 2000 include a nonrecurring charge of $1,300,000 related to the settlement of a dispute over abandoned property.

                           CARAUSTAR INDUSTRIES, INC.

     The following table presents certain business segment information for the three-month periods ended March 31, 2000 and 2001 (in thousands, unaudited):

                                                              THREE MONTHS ENDED
                                                                   MARCH 31,
                                                              -------------------
                                                                2000       2001
                                                              --------   --------
Net sales (external customers):
  Paperboard................................................  $107,078   $ 74,552
  Tube, core and composite container........................    64,981     64,951
  Carton and custom packaging...............................    76,494     80,599
                                                              --------   --------
          Total.............................................  $248,553   $220,102
                                                              ========   ========
Net sales (intersegment):
  Paperboard................................................  $ 33,329   $ 35,643
  Tube, core and composite container........................     1,046      1,002
  Carton and custom packaging...............................       167        135
                                                              --------   --------
          Total.............................................  $ 34,542   $ 36,780
                                                              ========   ========
Operating (loss) income:
  Paperboard (A)............................................  $  5,074   $   (212)
  Tube, core and composite container........................     4,387      3,028
  Carton and custom packaging (B)...........................     2,519     (1,008)
                                                              --------   --------
          Total.............................................  $ 11,980   $  1,808
                                                              ========   ========
Corporate expense...........................................  $ (3,246)  $ (3,943)
                                                              --------   --------
Operating (loss) income.....................................     8,734     (2,135)
  Interest expense..........................................    (7,787)    (9,210)
  Interest income...........................................       174         88
  Equity in (loss) income of unconsolidated affiliates......     2,910     (1,585)
  Other (net)...............................................       (68)       278
                                                              --------   --------
(Loss) income before income taxes, minority interest and
  extraordinary loss........................................  $  3,963   $(12,564)
                                                              ========   ========

---------------

(A) Results for 2000 include charges to operations of $6,913,000 for restructuring costs related to the closing of the Baltimore, Maryland paperboard mill. Results for 2001 include charges to operations of $4,447,000 for restructuring costs related to the closing of the Chicago, Illinois paperboard mill. Both of these were related to the paperboard segment and are reflected in the segment's operating (loss) or income. (Notes 12 and 14)
(B) Results for 2001 include charges to operations of $2,636,000 related to the consolidation of the operations of the Salt Lake City, Utah carton plant into the Denver, Colorado carton plant. These costs were related to the carton and custom packaging segment and are reflected in the segment's operating (loss) or income. (Note 14)

12. RESTRUCTURING AND OTHER NONRECURRING COSTS

     In February 2000, the Company initiated a plan to close its paperboard mill located in Baltimore, Maryland and recorded a charge to operations of approximately $6,913,000. The plan to close the mill was adopted in conjunction with the Company's ongoing efforts to increase manufacturing efficiency and reduce costs in its mill system. The $6,913,000 charge included a $5,696,000 noncash asset impairment charge to write down machinery and equipment to net realizable value. The charge also included a $604,000 accrual

                           CARAUSTAR INDUSTRIES, INC.

for severance and termination benefits for 21 salaried and 83 hourly employees terminated in connection with this plan and a $613,000 accrual for post closing exit costs. As of December 31, 2000, one employee remained to assist in marketing the land and building. The Company will complete the exit plan upon the sale of the property, which is anticipated to occur during 2001. The Company does not expect the mill closure to have a material impact on future operations.

     The following is a summary of this restructuring activity from plan adoption to December 31, 2000:

                                                        SEVERANCE
                                                        AND OTHER
                                            ASSET      TERMINATION   OTHER EXIT
                                          IMPAIRMENT    BENEFITS       COSTS         TOTAL
                                          ----------   -----------   ----------   -----------
2000 provision..........................  $5,696,000    $ 604,000    $ 613,000    $ 6,913,000
  Noncash...............................   5,696,000            0            0      5,696,000
                                          ----------    ---------    ---------    -----------
  Cash..................................           0      604,000      613,000      1,217,000
2000 cash activity......................           0     (604,000)    (613,000)    (1,217,000)
                                          ----------    ---------    ---------    -----------
Balance as of December 31, 2000.........  $        0    $       0    $       0    $         0
                                          ==========    =========    =========    ===========

     In September 2000, the Company initiated a plan to close its paperboard mill located in Camden, New Jersey and recorded a pretax charge of approximately $8,564,000. The mill experienced a slowdown in gypsum facing paper shipments during the third quarter of 2000, and the shut down was precipitated by the refusal of the Company's largest gypsum facing paper customer to continue purchasing facing paper under a long-term supply agreement. The $8,564,000 charge included a $7,038,000 noncash asset impairment write down of fixed assets to estimated net realizable value and a $558,000 accrual for severance and termination benefits for 19 salaried and 46 hourly employees terminated in connection with this plan as well as a $968,000 accrual for postclosing leases and other exit costs. As of December 31, 2000, two employees remained to collect receivables, process payables and assist in marketing the land and building. The remaining severance and termination benefits will be paid by December 31, 2001. This mill contributed net sales and operating income of $11,600,000 and $1,200,000, respectively, for the nine months ended September 30, 2000 and contributed net sales and operating income of $19,100,000 and $2,101,000, respectively, for the year ended December 31, 1999.

     The following is a summary of this restructuring activity from plan adoption through December 31, 2000 and to March 31, 2001 (unaudited):

                                                         SEVERANCE
                                                         AND OTHER
                                             ASSET      TERMINATION   OTHER EXIT
                                           IMPAIRMENT    BENEFITS       COSTS        TOTAL
                                           ----------   -----------   ----------   ----------
2000 provision...........................  $7,038,000    $ 558,000    $ 968,000    $8,564,000
  Noncash................................   7,038,000            0            0     7,038,000
                                           ----------    ---------    ---------    ----------
  Cash...................................           0      558,000      968,000     1,526,000
2000 cash activity.......................           0     (380,000)    (346,000)     (726,000)
                                           ----------    ---------    ---------    ----------
Balance as of December 31, 2000..........  $        0    $ 178,000    $ 622,000    $  800,000
First quarter 2001 cash activity
  (unaudited)............................           0      (31,000)    (266,000)     (297,000)
                                           ----------    ---------    ---------    ----------
Balance as of March 31, 2001
  (unaudited)............................  $        0    $ 147,000    $ 356,000    $  503,000
                                           ==========    =========    =========    ==========

     In December 2000, the Company recognized nonrecurring costs of $1,300,000 related to the settlement of a dispute over abandoned property.

                           CARAUSTAR INDUSTRIES, INC.

13. DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments as of December 31, 2000:

     - Cash and Cash Equivalents. The carrying amount approximates fair value because of the short maturity of these instruments.

     - Long-Term Debt. The fair values of the Company's senior notes are based on the current rates available to the Company for debt of the same remaining maturity and, as of December 31, 2000, approximate the carrying amounts. The carrying amounts of the other notes payable are assumed to approximate fair value due to the short maturity and variable rate structure of the instruments.

14. SUBSEQUENT EVENTS (UNAUDITED)

RESTRUCTURING COSTS

     In January 2001, the Company initiated a plan to close its paperboard mill located in Chicago, Illinois and recorded a pretax charge to operations of approximately $4,447,000. The mill was profitable through 1998, but declining sales resulted in losses of approximately $2,600,000 and $1,500,000 in 1999 and 2000, respectively. The $4,447,000 charge included a $2,237,000 noncash asset impairment write down of fixed assets to estimated net realizable value and a $1,221,000 accrual for severance and termination benefits for 16 salaried and 59 hourly employees terminated in connection with this plan as well as a $989,000 accrual for other exit costs. As of March 31, 2001, three employees remained to assist in the closing of the mill. The remaining severance and termination benefits and other exit costs will be paid by December 31, 2001. The Company is marketing the property and will complete the exit plan upon the sale of the property, which it anticipates will occur prior to December 31, 2001.

     The following is a summary of this restructuring activity from plan adoption to March 31, 2001 (unaudited):

                                                      SEVERANCE
                                                      AND OTHER
                                          ASSET      TERMINATION   OTHER EXIT
                                        IMPAIRMENT    BENEFITS       COSTS         TOTAL
                                        ----------   -----------   ----------   -----------
First quarter 2001 provision..........  $2,237,000   $ 1,221,000   $ 989,000    $ 4,447,000
  Noncash.............................   2,237,000             0           0      2,237,000
                                        ----------   -----------   ---------    -----------
  Cash................................           0     1,221,000     989,000      2,210,000
First quarter 2001 cash activity......           0    (1,172,000)   (246,000)    (1,418,000)
                                        ----------   -----------   ---------    -----------
Balance as of March 31, 2001..........  $        0   $    49,000   $ 743,000    $   792,000
                                        ==========   ===========   =========    ===========

     In March 2001, the Company initiated a plan to consolidate the operations of the Salt Lake City, Utah carton plant into the Denver, Colorado carton plant and recorded a pretax charge to operations of approximately $2,636,000. The $2,636,000 charge included a $1,750,000 noncash asset impairment write down of fixed assets to estimated net realizable value and a $464,000 accrual for severance and termination benefits for 5 salaried and 31 hourly employees terminated in connection with this plan as well as a $422,000 accrual for other exit costs. As of March 31, 2001, one employee remained to assist in the closing of the plant. The remaining severance and termination benefits and other exit costs will be paid by December 31, 2001.

                           CARAUSTAR INDUSTRIES, INC.

     The following is a summary of this restructuring activity from plan adoption to March 31, 2001 (unaudited):

                                                         SEVERANCE
                                                         AND OTHER
                                             ASSET      TERMINATION   OTHER EXIT
                                           IMPAIRMENT    BENEFITS       COSTS        TOTAL
                                           ----------   -----------   ----------   ----------
First quarter 2001 provision.............  $1,750,000    $ 464,000    $ 422,000    $2,636,000
  Noncash................................   1,750,000            0            0     1,750,000
                                           ----------    ---------    ---------    ----------
  Cash...................................           0      464,000      422,000       886,000
First quarter 2001 cash activity.........           0     (170,000)    (134,000)     (304,000)
                                           ----------    ---------    ---------    ----------
Balance as of March 31, 2001.............  $        0    $ 294,000    $ 288,000    $  582,000
                                           ==========    =========    =========    ==========

LITIGATION

     As discussed in Note 6, on August 16, 2000, the Company filed suit against a significant customer over the customer's refusal to continue purchasing gypsum facing paper pursuant to the terms of a long-term supply contract. On May 9, 2001, the Company and the customer jointly announced that a tentative settlement has been reached regarding the litigation over the terms of the long-term supply contract the parties entered in April 1996. The Company and a wholly owned subsidiary of the customer have entered into a new ten-year agreement under which the Company will supply amounts between a minimum of 1.89 billion and a maximum of 3.78 billion square feet (between 50,000 and 100,000 tons) of gypsum facing paper per year as the customer may order for use in its recently introduced wall board product. Implementation of the new agreement, and settlement of the pending litigation over the 1996 agreement, is subject to satisfactory completion of a transition period of a duration to be determined in good faith by the customer, but not to exceed 90 days. During this period, the Company will supply the customer, as it requests, with such facing paper to enable it to evaluate the paper's compliance with its specifications for quality and end-use suitability. Upon the customer's satisfaction with the paper, it will notify the Company that the transition period has ended, and the term of the new agreement, including the annual quantity requirements described above, will commence. Upon commencement of the new agreement, the parties will dismiss all pending litigation relating to the 1996 agreement. Under the terms of the tentative settlement, either party may terminate its obligations under the new agreement during the transition period without cause and without liability to the other party. Although the Company believes that it will be able to satisfy the customer's product requirements and that the new agreement will be implemented, the Company can give no assurance that the conditions to the new agreement will be satisfied (or that the customer will determine or agree that the conditions have been satisfied), or that the new agreement will be implemented and the pending litigation will be dismissed. Even if the new agreement is implemented, it could be at least 45 days following implementation before the Company is supplying tonnage equal to at least 50% of the 7,000 tons per month levels purchased by the customer during the first half of 2000 before the dispute arose. Accordingly, the Company believes that its operating results and financial condition will continue to be materially and adversely affected by the loss of contract volume from the customer unless and until the new supply agreement is implemented, and until the new supply agreement has been effective long enough to generate a substantial volume of required purchases from the customer.

INTEREST RATE SWAP AGREEMENT

     In May 2001, the Company entered into two interest rate swap agreements in notional amounts of $185.0 million and $25.0 million. The agreements effectively converted portions of the Company's fixed rate 9 7/8% senior subordinated notes and fixed rate 7 3/8% senior notes into variable rate obligations. The variable rates are based on LIBOR plus a fixed margin.

                                (CARAUSTAR LOGO)

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 55-2-02 of the North Carolina Business Corporation Act (the "Business Corporation Act") enables a corporation in its articles of incorporation to eliminate or limit, with certain exceptions, the personal liability of a director for monetary damages for breach of duty as a director. No such provision is effective to eliminate or limit a director's liability for
(i) acts or omissions that the director at the time of the breach knew or believed to be clearly in conflict with the best interests of the corporation,
(ii) improper distributions as described in Section 55-8-33 of the Business Corporation Act, (iii) any transaction from which the director derived an improper personal benefit or (iv) acts or omissions occurring prior to the date the exculpatory provision became effective. Our articles of incorporation limit the personal liability of its directors to the fullest extent permitted by the Business Corporation Act. Sections 55-8-50 through 55-8-58 of the Business Corporation Act permit a corporation to indemnify its directors, officers, employees or agents under either or both a statutory or nonstatutory scheme of indemnification. Under the statutory scheme, a corporation may, with certain exceptions, indemnify a director, officer, employee or agent of the corporation who was, is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative, or investigative because of the fact that such person was or is a director, officer, agent or employee of the corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. This indemnity may include the obligation to pay any judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses incurred in connection with a proceeding (including counsel fees), but no such indemnification may be granted unless such director, officer, employee or agent
(i) conducted himself in good faith, (ii) reasonably believed (1) that any action taken in his official capacity with the corporation was in the best interests of the corporation or (2) that in all other cases his conduct was not opposed to the corporation's best interests, and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Whether a director has met the requisite standard of conduct for the type of indemnification set forth above is determined by the board of directors, a committee of directors, special legal counsel or the shareholders in accordance with Section 55-8-55 of the Business Corporation Act. A corporation may not indemnify a director under the statutory scheme in connection with a proceeding by or in the right of the corporation in which a director was adjudged liable to the corporation or in connection with any other proceeding in which a director was adjudged liable on the basis of having received an improper personal benefit. In addition to, and notwithstanding the conditions of and limitations on, the indemnification described above under the statutory scheme,
Section 55-8-57 of the Business Corporation Act permits a corporation to indemnify, or agree to indemnify, any of its directors, officers, employees or agents against liability and expenses (including counsel fees) in any proceeding (including proceedings brought by or on behalf of the corporation) arising out of their status as such or their activities in such capacities, except for any liabilities or expenses incurred on account of activities that were, at the time taken, known or believed by the person to be clearly in conflict with the best interests of the corporation. Because our bylaws provide for indemnification to the fullest extent permitted under the Business Corporation Act, we may indemnify its directors, officers, employees an d agents in accordance with either the statutory or nonstatutory standard. Sections 55-8-52 and 55-8-56 of the Business Corporation Act require a corporation, unless its articles of incorporation provide otherwise, to indemnify a director or officer who has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director or officer was, or was threatened to be, made a party because he is or was a director or officer of the corporation. Unless prohibited by the articles of incorporation, a director or officer also may make application and obtain court-ordered indemnification if the court determines that such director or officer is fairly and reasonably entitled to such indemnification as provided in Sections 55-8-54 and 55-8-56 of the Business Corporation Act. Additionally, Section 55-8-57 of the Business Corporation Act authorizes a corporation to purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the corporation against certain liabilities incurred by such a person, whether or not the corporation is otherwise authorized by the Business Corporation Act to indemnify that person. We have purchased and maintain such insurance.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     The following documents are filed herewith or incorporated herein by reference.


EXHIBIT
NUMBER                           DESCRIPTION OF EXHIBITS
-------                          -----------------------
 3.01      --  Amended and Restated Articles of Incorporation of the
               Company (Incorporated by reference -- Exhibit 3.01 to Annual
               Report for 1992 on Form 10-K [Securities and Exchange
               Commission File No. 0-20646])
 3.02      --  Second Amended and Restated Bylaws of the Company
               (Incorporated by reference -- Exhibit 3.02 to Registration
               Statement on Form S-4 [Securities and Exchange Commission
               File No. 333-29937])
 4.01      --  Specimen Common Stock Certificate (Incorporated by
               reference -- Exhibit 4.01 to Registration Statement on Form
               S-1 [Securities and Exchange Commission File No. 33-50582])
 4.02      --  Articles 3 and 4 of the Company's Amended and Restated
               Articles of Incorporation (included in Exhibit 3.01)
 4.03      --  Article II of the Company's Second Amended and Restated
               Bylaws (included in Exhibit 3.02)
 4.04      --  Amended and Restated Rights Agreement, dated as of May 24,
               1999, between Caraustar Industries, Inc. and The Bank of New
               York as Rights Agent (Incorporated by reference -- Exhibit
               10.1 to current report on Form 8-K dated June 1, 1999
               [Securities and Exchange Commission File No. 020646])
 4.05      --  Indenture, dated as of June 1, 1999, between Caraustar
               Industries, Inc. and The Bank of New York, as Trustee,
               regarding the Company's 7 3/8% Notes due 2009 (Incorporated by reference -- Exhibit 4.05 to report on Form 10-Q for the quarter ended June 30, 1999 [Securities and Exchange
               Commission File No. 0-20646])
 4.06      --  First Supplemental Indenture, dated as of June 1, 1999, between Caraustar Industries, Inc. and The Bank of New York, as Trustee, regarding the Company's 7 3/8% Notes due 2009
               (Incorporated by reference -- Exhibit 4.06 to report on Form
               10-Q for the quarter ended June 30, 1999 [Securities and
               Exchange Commission File No. 0-20646])
 4.07      --  Second Supplemental Indenture, dated as of March 29, 2001, between the Company, the Subsidiary Guarantors and The Bank of New York, as Trustee, regarding the Company's 7 3/8%
               Notes due 2009 (Incorporated by reference -- Exhibit 4.07 to report on Form 10-K for the year ended December 31, 2000
               [Securities and Exchange Commission File No. 0-20646])
 4.08      --  Indenture, dated as of March 29, 2001, between the Company, the Guarantors and The Bank of New York, as Trustee,
               regarding the Company's 7 1/4% Senior Notes due 2010
               (Incorporated by reference -- Exhibit 10.01 to report on
               Form 10-K for the year ended December 31, 2000 [Securities and Exchange Commission File No. 0-20646])
 4.09      --  Indenture, dated as of March 29, 2001, between the Company, the Guarantors and The Bank of New York, as Trustee,
               regarding the Company's 9 7/8% Senior Subordinated Exchange
               Notes due 2011 (Incorporated by reference -- Exhibit 10.02 to report on Form 10-K for the year ended December 31, 2000
               [Securities and Exchange Commission File No. 0-20646])
 5.01+     --  Opinion of Robinson, Bradshaw & Hinson, P.A.

EXHIBIT
NUMBER                           DESCRIPTION OF EXHIBITS
-------                          -----------------------
10.01      --  Credit Agreement, dated as of March 29, 2001, among the
               Company, certain subsidiaries of the Company, various
               lenders, Bank of America, N.A., as Administrative Agent,
               Banc of America Securities LLC and Deutsche Banc Alex. Brown
               Inc. as Joint Lead Arrangers and Joint Book Managers and
               Credit Suisse, First Boston and Credit Lyonnais New York
               Branch as Co-Documentation Agents (Incorporated by
               reference -- Exhibit 10.03 to report on Form 10-K for the
               year ended December 31, 2000 [Securities and Exchange
               Commission File No. 0-20646])
10.02      --  Purchase Agreement, dated as of March 22, 2001, between the
               Company and Credit Suisse First Boston Corporation, Banc of
               America Securities LLC, Deutsche Banc Alex. Brown Inc. and
               SunTrust Equitable Securities Corporation (Incorporated by
               reference -- Exhibit 10.04 to report on Form 10-K for the
               year ended December 31, 2000 [Securities and Exchange
               Commission File No. 0-20646])
10.03      --  Registration Rights Agreement, dated as of March 22, 2001, between the Company, certain subsidiaries of the Company and
               Credit Suisse First Boston Corporation, Banc of America
               Securities LLC, Deutsche Banc Alex. Brown Inc. and SunTrust
               Equitable Securities Corporation (Incorporated by
               reference -- Exhibit 10.05 to report on Form 10-K for the
               year ended December 31, 2000 [Securities and Exchange
               Commission File No. 0-20646])
10.04**    --  Employment Agreement, dated December 31, 1990, between the
               Company and Thomas V. Brown (Incorporated by
               reference -- Exhibit 10.06 to Registration Statement on Form
               S-1 [Securities and Exchange Commission File No. 33-50582])
10.05**    --  Deferred Compensation Plan, together with copies of existing individual deferred compensation agreements (Incorporated by reference -- Exhibit 10.08 to Registration Statement on Form
               S-1 [Securities and Exchange Commission File No. 33-50582])
10.06**    --  1987 Executive Stock Option Plan (Incorporated by
               reference -- Exhibit 10.09 to Registration Statement on Form
               S-1 [Securities and Exchange Commission File No. 33-50582])
10.07**    --  1993 Key Employees' Share Ownership Plan (Incorporated by
               reference -- Exhibit 10.10 to Registration Statement on Form
               S-1 [Securities and Exchange Commission File No. 33-50582])
10.08**    --  Incentive Bonus Plan of the Company (Incorporated by
               reference -- Exhibit 10.10 to Annual Report for 1993 on Form
               10-K [Securities and Exchange Commission File No. 0-20646])
10.09**    --  1996 Director Equity Plan of the Company (Incorporated by
               reference -- Exhibit 10.12 to report on Form 10-Q for the
               quarter ended March 31, 1996 [Securities and Exchange
               Commission File No. 0-20646])
10.10**    --  Amendment No. 1 to the Company's 1996 Director Equity Plan,
               dated July 16, 1998 (Incorporated by reference -- Exhibit
               10.2 to Current Report on Form 8-K dated June 1, 1999
               [Securities and Exchange Commission File No. 0-20646])
10.11**    --  Second Amended and Restated 1998 Key Employee Incentive
               Compensation Plan (Incorporated by reference -- Exhibit
               10.13 to report on Form 10-Q for the quarter ended March 31,
               2001 [Securities and Exchange Commission File No. 0-20646])
10.12      --  Asset Purchase Agreement between Caraustar Industries, Inc.,
               Sprague Paperboard, Inc. and International Paper Company,
               dated as of March 4, 1999 (Incorporated by reference --
               Exhibit 10.17 to report on Form 10-Q for the quarter ended
               March 31, 1999 [Securities and Exchange Commission File No.
               0-20646])
10.13      --  Paperboard Agreement, dated as of April 10, 1996 between the
               Company and Georgia-Pacific Corporation (Incorporated by
               reference -- Exhibit 10.06 to report on Form 10-Q for the
               quarter ended September 30, 2000 [Securities and Exchange
               Commission File No. 0-20646])

EXHIBIT
NUMBER                           DESCRIPTION OF EXHIBITS
-------                          -----------------------
12.01      --  Computation of Ratio of Earnings to Fixed Charges
               (Incorporated by reference -- Exhibit 12.01 to report on
               Form 10-K for the year ended December 31, 2000 [Securities and Exchange Commission File No. 0-20646])
21.01      --  Subsidiaries of the Company (Incorporated by
               reference -- Exhibit 21.01 to report on Form 10-K for the
               year ended December 31, 2000 [Securities and Exchange
               Commission File No. 0-20646])
23.01*     --  Consent of Arthur Andersen LLP
23.02+     --  Consent of Robinson, Bradshaw & Hinson, P.A. (included in
               Exhibit 5.01)
24.01+     --  Powers of Attorney (included on the signature pages of the registration statement)
25.01+     --  Form T-1 Statement of Eligibility under the Trust Indenture
               Act of 1939 of The Bank of New York relating to the Senior
               Indenture and the issuance of the Company's 7 1/4% Senior
               Notes due 2010
25.02+     --  Form T-1 Statement of Eligibility under the Trust Indenture
               Act of 1939 of The Bank of New York relating to the Senior
               Subordinated Indenture and the issuance of the Company's
               9 7/8% Senior Subordinated Notes due 2011
99.01+     --  Form of Letter of Transmittal
99.02+     --  Form of Notice of Guaranteed Delivery
99.03+     --  Form of Instruction to Registered Holder and/or Depository
               Trust Company Participant from Beneficial Owner


---------------

+ Filed previously.
 * Filed herewith.
** Management contract or compensatory plan required to be filed under Item
   14(c) of Form 10-K and Item 601 of Regulation S-K of the Securities and Exchange Commission.

ITEM 22.  UNDERTAKINGS

          1. The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

             (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement.

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4. The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     5. The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     6. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant, Caraustar Industries, Inc., has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austell, State of Georgia, on June 28, 2001.


                                          CARAUSTAR INDUSTRIES, INC.
                                                       (Registrant)

                                          By:    /s/ H. LEE THRASH, III
                                            ------------------------------------
                                                     H. Lee Thrash, III
                                             Vice President and Chief Financial
                                                          Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 28, 2001.



                  SIGNATURE                                        TITLE
                  ---------                                        -----

              THOMAS V. BROWN*                 President and Chief Executive Officer
---------------------------------------------    (principal executive officer); Director
               Thomas V. Brown

           /s/ H. LEE THRASH, III              Vice President, Planning and Development
---------------------------------------------    (principal financial and accounting
             H. Lee Thrash, III                  officer); Chief Financial Officer; Director

              BOB M. PRILLAMAN*                                  Director
---------------------------------------------
              Bob M. Prillaman

            JAMES M. HANCE, JR.*                                 Director
---------------------------------------------
             James M. Hance, Jr.

          RUSSELL M. ROBINSON, II*                               Director
---------------------------------------------
           Russell M. Robinson, II

             RALPH M. HOLT, JR.*                                 Director
---------------------------------------------
             Ralph M. Holt, Jr.

              JAMES E. ROGERS*                                   Director
---------------------------------------------
               James E. Rogers

                  SIGNATURE                                        TITLE
                  ---------                                        -----


               DENNIS M. LOVE*                                   Director
---------------------------------------------
               Dennis M. Love

              ROBERT J. CLANIN*                                  Director
---------------------------------------------
              Robert J. Clanin

        *By:   /s/ H. LEE THRASH, III
---------------------------------------------
   H. Lee Thrash, III, as Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant, Austell Box Board Corporation, has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austell, State of Georgia, on June 28, 2001.


                                          AUSTELL BOX BOARD CORPORATION
                                                       (Registrant)


                                          By:    /s/ H. LEE THRASH, III

                                            ------------------------------------

                                                     H. Lee Thrash, III


                                                       Vice President



     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 28, 2001.



                  SIGNATURE                                        TITLE
                  ---------                                        -----

           THOMAS C. DAWSON, JR.*              President (principal executive officer);
---------------------------------------------    Director
            Thomas C. Dawson, Jr.

           /s/ H. LEE THRASH, III              Vice President (principal financial and
---------------------------------------------    accounting officer); Director
             H. Lee Thrash, III

              THOMAS V. BROWN*                 Director
---------------------------------------------
               Thomas V. Brown

        *By:   /s/ H. LEE THRASH, III
---------------------------------------------
   H. Lee Thrash, III, as Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant, Austell Holding Company, LLC, has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austell, State of Georgia, on June 28, 2001.


                                          AUSTELL HOLDING COMPANY, LLC
                                                       (Registrant)

                                          By: CARAUSTAR INDUSTRIES, INC., its
                                              sole member
                                            ------------------------------------

                                          By:    /s/ H. LEE THRASH, III
                                            ------------------------------------
                                                     H. Lee Thrash, III
                                             Vice President and Chief Financial
                                                           Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 28, 2001.



                      SIGNATURE                                            TITLE
                      ---------                                            -----

                  THOMAS V. BROWN*                     Chief Executive Officer; Director of Caraustar
-----------------------------------------------------    Industries, Inc. (principal executive
                   Thomas V. Brown                       officer)

               /s/ H. LEE THRASH, III                  Vice President (principal financial and
-----------------------------------------------------    accounting officer); Director of Caraustar
                 H. Lee Thrash, III                      Industries, Inc.

              RUSSELL M. ROBINSON, II*                 Director of Caraustar Industries, Inc.
-----------------------------------------------------
               Russell M. Robinson, II

                  ROBERT J. CLANIN*                    Director of Caraustar Industries, Inc.
-----------------------------------------------------
                  Robert J. Clanin

                JAMES H. HANCE, JR.*                   Director of Caraustar Industries, Inc.
-----------------------------------------------------
                 James H. Hance, Jr.

                 RALPH M. HOLT, JR.*                   Director of Caraustar Industries, Inc.
-----------------------------------------------------
                 Ralph M. Holt, Jr.

                   DENNIS M. LOVE*                     Director of Caraustar Industries, Inc.
-----------------------------------------------------
                   Dennis M. Love

                  BOB M. PRILLAMAN*                    Director of Caraustar Industries, Inc.
-----------------------------------------------------
                  Bob M. Prillaman

                      SIGNATURE                                            TITLE
                      ---------                                            -----


                  JAMES E. ROGERS*                     Director of Caraustar Industries, Inc.
-----------------------------------------------------
                   James E. Rogers

            *By:   /s/ H. LEE THRASH, III
  -------------------------------------------------
       H. Lee Thrash, III, as Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant, Buffalo Paperboard Corporation, has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austell, State of Georgia, on June 28, 2001.


                                          BUFFALO PAPERBOARD CORPORATION
                                                       (Registrant)


                                          By:    /s/ H. LEE THRASH, III

                                            ------------------------------------

                                                     H. Lee Thrash, III


                                                       Vice President



     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 28, 2001.



                      SIGNATURE                                            TITLE
                      ---------                                            -----
               THOMAS C. DAWSON, JR.*                  President (principal executive officer);
-----------------------------------------------------    Director
                Thomas C. Dawson, Jr.

               /s/ H. LEE THRASH, III                  Vice President (principal financial and
-----------------------------------------------------    accounting officer)
                 H. Lee Thrash, III

                  THOMAS V. BROWN*                     Director
-----------------------------------------------------
                   Thomas V. Brown

                   JOHN R. FOSTER*                     Director
-----------------------------------------------------
                   John R. Foster

            *By:   /s/ H. LEE THRASH, III
  -------------------------------------------------
       H. Lee Thrash, III, as Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant, Camden Paperboard Corporation, has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austell, State of Georgia, on June 28, 2001.



                                          CAMDEN PAPERBOARD CORPORATION

                                                       (Registrant)


                                          By:    /s/ H. LEE THRASH, III

                                            ------------------------------------

                                                     H. Lee Thrash, III


                                                       Vice President



     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 28, 2001.



                      SIGNATURE                                            TITLE
                      ---------                                            -----
               THOMAS C. DAWSON, JR.*                  President (principal executive officer);
-----------------------------------------------------    Director
                Thomas C. Dawson, Jr.

               /s/ H. LEE THRASH, III                  Vice President (principal financial and
-----------------------------------------------------    accounting officer); Director
                 H. Lee Thrash, III

                  THOMAS V. BROWN*                     Director
-----------------------------------------------------
                   Thomas V. Brown

                   JOHN R. FOSTER*                     Director
-----------------------------------------------------
                   John R. Foster

            *By:   /s/ H. LEE THRASH, III
----------------------------------------------------
       H. Lee Thrash, III, as Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant, Caraustar Custom Packaging Group, Inc., has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austell, State of Georgia, on June 28, 2001.


                                          CARAUSTAR CUSTOM PACKAGING GROUP, INC.
                                                       (Registrant)


                                          By:    /s/ H. LEE THRASH, III

                                            ------------------------------------

                                                     H. Lee Thrash, III


                                                       Vice President



     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 28, 2001.



                      SIGNATURE                                            TITLE
                      ---------                                            -----

                  JAMES L. WALDEN*                     President (principal executive officer);
-----------------------------------------------------    Director
                   James L. Walden

               /s/ H. LEE THRASH, III                  Vice President (principal financial and
-----------------------------------------------------    accounting officer); Director
                 H. Lee Thrash, III

            *By:   /s/ H. LEE THRASH, III
----------------------------------------------------
       H. Lee Thrash, III, as Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant, Caraustar Custom Packaging Group (Maryland), Inc., has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austell, State of Georgia, on June 28, 2001.



                                          CARAUSTAR CUSTOM PACKAGING GROUP

                                          (MARYLAND), INC.
                                                       (Registrant)


                                          By:    /s/ H. LEE THRASH, III

                                            ------------------------------------

                                                     H. Lee Thrash, III


                                                       Vice President



     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 28, 2001.



                  SIGNATURE                                        TITLE
                  ---------                                        -----

             HOWARD S. FELDMAN*                President (principal executive officer);
---------------------------------------------    Director
              Howard S. Feldman

           /s/ H. LEE THRASH, III              Vice President (principal financial and
---------------------------------------------    accounting officer); Director
             H. Lee Thrash, III

              JAMES L. WALDEN*                 Director
---------------------------------------------
               James L. Walden

        *By:   /s/ H. LEE THRASH, III
---------------------------------------------
   H. Lee Thrash, III, as Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant, Caraustar G.P., has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austell, State of Georgia, on June 28, 2001.



                                         CARAUSTAR G.P.

                                          (Registrant)

                                          By: CARAUSTAR INDUSTRIES, INC.
                                            ------------------------------------

                                          By:    /s/ H. LEE THRASH, III
                                            ------------------------------------
                                                     H. Lee Thrash, III
                                             Vice President and Chief Financial
                                                           Officer

                                          By: CARAUSTAR INDUSTRIAL AND
                                              CONSUMER PRODUCTS GROUP, INC.

                                          By:    /s/ H. LEE THRASH, III
                                            ------------------------------------
                                                     H. Lee Thrash, III
                                                       Vice President


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 28, 2001.



                  SIGNATURE                                        TITLE
                  ---------                                        -----

          RUSSELL M. ROBINSON, II*             Director of Caraustar Industries, Inc.
---------------------------------------------
           Russell M. Robinson, II

              THOMAS V. BROWN*                 Director of Caraustar Industries, Inc.;
---------------------------------------------    Director of Caraustar Industrial & Consumer
               Thomas V. Brown                   Products Group, Inc.

              ROBERT J. CLANIN*                Director of Caraustar Industries, Inc.
---------------------------------------------
              Robert J. Clanin

            JAMES H. HANCE, JR.*               Director of Caraustar Industries, Inc.
---------------------------------------------
             James H. Hance, Jr.

             RALPH M. HOLT, JR.*               Director of Caraustar Industries, Inc.
---------------------------------------------
             Ralph M. Holt, Jr.

               DENNIS M. LOVE*                 Director of Caraustar Industries, Inc.
---------------------------------------------
               Dennis M. Love

                  SIGNATURE                                        TITLE
                  ---------                                        -----


              BOB M. PRILLAMAN*                Director of Caraustar Industries, Inc.
---------------------------------------------
              Bob M. Prillaman

              JAMES E. ROGERS*                 Director of Caraustar Industries, Inc.
---------------------------------------------
               James E. Rogers

           /s/ H. LEE THRASH, III              Director of Caraustar Industries, Inc.
---------------------------------------------
             H. Lee Thrash, III

               FRED GARRISON*                  Director of Caraustar Industrial & Consumer
---------------------------------------------    Products Group, Inc.
                Fred Garrison

           ROBERT G. PENDER, JR.*              Director of Caraustar Industrial & Consumer
---------------------------------------------    Products Group, Inc.
            Robert G. Pender, Jr.

             NORMAN F. PFEIFER*                Director of Caraustar Industrial & Consumer
---------------------------------------------    Products Group, Inc.
              Norman F. Pfeifer

              JIMMY A. RUSSELL*                Director of Caraustar Industrial & Consumer
---------------------------------------------    Products Group, Inc.
              Jimmy A. Russell

             JOHN D. SNYDER, II*               Director of Caraustar Industrial & Consumer
---------------------------------------------    Products Group, Inc.
             John D. Snyder, II

         *By: /s/ H. LEE THRASH, III
---------------------------------------------
   H. Lee Thrash, III, as Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant, Caraustar Industrial & Consumer Products Group, Inc., has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austell, State of Georgia, on June 28, 2001.


                                          CARAUSTAR INDUSTRIAL & CONSUMER
                                          PRODUCTS GROUP, INC.
                                                       (Registrant)


                                          By:    /s/ H. LEE THRASH, III

                                            ------------------------------------

                                                     H. Lee Thrash, III


                                                       Vice President



     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 28, 2001.



                  SIGNATURE                                        TITLE
                  ---------                                        -----

              JIMMY A. RUSSELL*                President (principal executive officer);
---------------------------------------------    Director
              Jimmy A. Russell

           /s/ H. LEE THRASH, III              Vice President (principal financial and
---------------------------------------------    accounting officer)
             H. Lee Thrash, III

              THOMAS V. BROWN*                 Director
---------------------------------------------
               Thomas V. Brown

              FRED E. GARRISON*                Director
---------------------------------------------
              Fred E. Garrison

           ROBERT G. PENDER, JR.*              Director
---------------------------------------------
            Robert G. Pender, Jr.

             NORMAN F. PFEIFER*                Director
---------------------------------------------
              Norman F. Pfeifer

             JOHN D. SNYDER, II*               Director
---------------------------------------------
             John D. Snyder, II

         *By: /s/ H. LEE THRASH, III
---------------------------------------------
   H. Lee Thrash, III, as Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant, Caraustar Paperboard Corporation, has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austell, State of Georgia, on June 28, 2001.


                                          CARAUSTAR PAPERBOARD CORPORATION
                                                       (Registrant)


                                          By:    /s/ H. LEE THRASH, III

                                            ------------------------------------

                                                     H. Lee Thrash, III


                                                         Treasurer



     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 28, 2001.



                      SIGNATURE                                            TITLE
                      ---------                                            -----
                     JERRY LOWE*                       President (principal executive officer)
-----------------------------------------------------
                     Jerry Lowe

               /s/ H. LEE THRASH, III                  Treasurer (principal financial and accounting
-----------------------------------------------------    officer)
                 H. Lee Thrash, III

                  THOMAS V. BROWN*                     Director
-----------------------------------------------------
                   Thomas V. Brown

                  GREG B. COTTRELL*                    Director
-----------------------------------------------------
                  Greg B. Cottrell

             *By: /s/ H. LEE THRASH, III
----------------------------------------------------
       H. Lee Thrash, III, as Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant, Caraustar Recovered Fiber Group, Inc., has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austell, State of Georgia, on June 28, 2001.


                                          CARAUSTAR RECOVERED FIBER GROUP, INC.
                                                       (Registrant)


                                          By:    /s/ H. LEE THRASH, III

                                            ------------------------------------

                                                     H. Lee Thrash, III


                                                       Vice President



     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 28, 2001.



                      SIGNATURE                                            TITLE
                      ---------                                            -----

                GREGORY B. COTTRELL*                   President (principal executive officer);
-----------------------------------------------------    Director
                 Gregory B. Cottrell

               /s/ H. LEE THRASH, III                  Vice President (principal financial and
-----------------------------------------------------    accounting officer)
                 H. Lee Thrash, III

             *By: /s/ H. LEE THRASH, III
----------------------------------------------------
       H. Lee Thrash, III, as Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant, Carolina Component Concepts, Inc., has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austell, State of Georgia, on June 28, 2001.


                                          CAROLINA COMPONENT CONCEPTS, INC.
                                                       (Registrant)


                                          By:    /s/ H. LEE THRASH, III

                                            ------------------------------------

                                                     H. Lee Thrash, III


                                                       Vice President



     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 28, 2001.



                      SIGNATURE                                            TITLE
                      ---------                                            -----
                   RICHARD HOWARD*                     President (principal executive officer)
-----------------------------------------------------
                   Richard Howard

               /s/ H. LEE THRASH, III                  Vice President (principal financial and
-----------------------------------------------------    accounting officer)
                 H. Lee Thrash, III

                  THOMAS V. BROWN*                     Director
-----------------------------------------------------
                   Thomas V. Brown

                 DOUGLAS F. MONROE*                    Director
-----------------------------------------------------
                  Douglas F. Monroe

            *By:   /s/ H. LEE THRASH, III
----------------------------------------------------
       H. Lee Thrash, III, as Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant, Carolina Converting, Inc., has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austell, State of Georgia, on June 28, 2001.


                                          CAROLINA CONVERTING INCORPORATED
                                                       (Registrant)


                                          By:    /s/ H. LEE THRASH, III

                                            ------------------------------------

                                                     H. Lee Thrash, III


                                                       Vice President



     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 28, 2001.



                      SIGNATURE                                            TITLE
                      ---------                                            -----

                 DOUGLAS F. MONROE*                    Chief Executive Officer (principal executive
-----------------------------------------------------    officer); President; Director
                  Douglas F. Monroe

               /s/ H. LEE THRASH, III                  Vice President (principal financial and
-----------------------------------------------------    accounting officer)
                 H. Lee Thrash, III

            *By:   /s/ H. LEE THRASH, III
----------------------------------------------------
       H. Lee Thrash, III, as Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant, Carolina Paper Board Corporation, has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austell, State of Georgia, on June 28, 2001.


                                          CAROLINA PAPER BOARD CORPORATION
                                                       (Registrant)


                                          By:    /s/ H. LEE THRASH, III

                                            ------------------------------------

                                                     H. Lee Thrash, III


                                                       Vice President



     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 28, 2001.



                      SIGNATURE                                            TITLE
                      ---------                                            -----

                  GARY L. DRINNON*                     President (principal executive officer);
-----------------------------------------------------    Director
                   Gary L. Drinnon

               /s/ H. LEE THRASH, III                  Vice President (principal financial and
-----------------------------------------------------    accounting officer); Director
                 H. Lee Thrash, III

                  THOMAS V. BROWN*                     Director
-----------------------------------------------------
                   Thomas V. Brown

                 DOUGLAS F. MONROE*                    Director
-----------------------------------------------------
                  Douglas F. Monroe

            *By:   /s/ H. LEE THRASH, III
----------------------------------------------------
       H. Lee Thrash, III, as Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant, Carotell Paper Board Corporation, has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austell, State of Georgia, on June 28, 2001.


                                          CAROTELL PAPER BOARD CORPORATION
                                                       (Registrant)


                                          By:    /s/ H. LEE THRASH, III

                                            ------------------------------------

                                                     H. Lee Thrash, III


                                                       Vice President



     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 28, 2001.



                      SIGNATURE                                            TITLE
                      ---------                                            -----

                 DOUGLAS F. MONROE*                    President (principal executive officer);
-----------------------------------------------------    Director
                  Douglas F. Monroe

               /s/ H. LEE THRASH, III                  Vice President (principal financial and
-----------------------------------------------------    accounting officer); Director
                 H. Lee Thrash, III

                  THOMAS V. BROWN*                     Director
-----------------------------------------------------
                   Thomas V. Brown

                  DONALD R. MASON*                     Director
-----------------------------------------------------
                   Donald R. Mason

            *By:   /s/ H. LEE THRASH, III
----------------------------------------------------
       H. Lee Thrash, III, as Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant, Chattanooga Paperboard Corporation, has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austell, State of Georgia, on June 28, 2001.



                                          CHATTANOOGA PAPERBOARD

                                          CORPORATION
                                                       (Registrant)


                                          By:         H. LEE THRASH, III

                                            ------------------------------------

                                                     H. Lee Thrash, III


                                                       Vice President



     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 28, 2001.



                      SIGNATURE                                            TITLE
                      ---------                                            -----

                 MICHAEL J. MCMAHON*                   President (principal executive officer);
-----------------------------------------------------    Director
                 Michael J. McMahon

               /s/ H. LEE THRASH, III                  Vice President (principal financial and
-----------------------------------------------------    accounting officer); Director
                 H. Lee Thrash, III

                  THOMAS V. BROWN*                     Director
-----------------------------------------------------
                   Thomas V. Brown

            *By:   /s/ H. LEE THRASH, III
----------------------------------------------------
       H. Lee Thrash, III, as Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant, Chicago Paperboard Corporation, has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austell, State of Georgia, on June 28, 2001.


                                          CHICAGO PAPERBOARD CORPORATION
                                                       (Registrant)


                                          By:    /s/ H. LEE THRASH, III

                                            ------------------------------------

                                                     H. Lee Thrash, III


                                                       Vice President



     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 28, 2001.



                  SIGNATURE                                        TITLE
                  ---------                                        -----

             MICHAEL J. MCMAHON*               President (principal executive officer);
---------------------------------------------    Director
             Michael J. McMahon

           /s/ H. LEE THRASH, III              Vice President (principal financial and
---------------------------------------------    accounting officer); Director
             H. Lee Thrash, III

              THOMAS V. BROWN*                 Director
---------------------------------------------
               Thomas V. Brown

           STEVENS J. SMITH, JR.*              Director
---------------------------------------------
            Stevens J. Smith, Jr.

        *By:   /s/ H. LEE THRASH, III
---------------------------------------------
   H. Lee Thrash, III, as Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant, Cincinnati Paperboard Corporation, has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austell, State of Georgia, on June 28, 2001.



                                          CINCINNATI PAPERBOARD CORPORATION

                                                       (Registrant)


                                          By:    /s/ H. LEE THRASH, III

                                            ------------------------------------

                                                     H. Lee Thrash, III


                                                       Vice President



     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 28, 2001.



                      SIGNATURE                                            TITLE
                      ---------                                            -----
                 MICHAEL J. MCMAHON*                   President (principal executive officer);
-----------------------------------------------------    Director
                 Michael J. McMahon

               /s/ H. LEE THRASH, III                  Vice President (principal financial and
-----------------------------------------------------    accounting officer); Director
                 H. Lee Thrash, III

                  THOMAS V. BROWN*                     Director
-----------------------------------------------------
                   Thomas V. Brown

                 JAMES M. SULLIVAN*                    Director
-----------------------------------------------------
                  James M. Sullivan

            *By:   /s/ H. LEE THRASH, III
 ---------------------------------------------------
       H. Lee Thrash, III, as Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant, Columbus Recycling, Inc., has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austell, State of Georgia, on June 28, 2001.



                                          COLUMBUS RECYCLING, INC.

                                                (Registrant)


                                          By:    /s/ H. LEE THRASH, III

                                            ------------------------------------

                                                     H. Lee Thrash, III


                                                       Vice President



     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 28, 2001.



                      SIGNATURE                                            TITLE
                      ---------                                            -----
                GREGORY B. COTTRELL*                   President (principal executive officer);
-----------------------------------------------------    Director
                 Gregory B. Cottrell

               /s/ H. LEE THRASH, III                  Vice President (principal financial and
-----------------------------------------------------    accounting officer); Director
                 H. Lee Thrash, III

            *By:   /s/ H. LEE THRASH, III
  -------------------------------------------------
       H. Lee Thrash, III, as Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant, Federal Transport, Inc., has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austell, State of Georgia, on June 28, 2001.



                                          FEDERAL TRANSPORT, INC.

                                               (Registrant)


                                          By:    /s/ H. LEE THRASH, III

                                            ------------------------------------

                                                     H. Lee Thrash, III


                                                       Vice President



     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 28, 2001.



                  SIGNATURE                                        TITLE
                  ---------                                        -----

             NORMAN F. PFEIFER*                President (principal executive officer);
---------------------------------------------    Director
              Norman F. Pfeifer

           /s/ H. LEE THRASH, III              Vice President (principal financial and
---------------------------------------------    accounting officer)
             H. Lee Thrash, III

              JIMMY A. RUSSELL*                Director
---------------------------------------------
              Jimmy A. Russell

        *By:   /s/ H. LEE THRASH, III
---------------------------------------------
   H. Lee Thrash, III, as Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant, Gypsum MGC, Inc., has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austell, State of Georgia, on June 28, 2001.



                                         GYPSUM MGC, INC.

                                           (Registrant)


                                          By:    /s/ H. LEE THRASH, III

                                            ------------------------------------

                                                     H. Lee Thrash, III


                                                       Vice President



     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 28, 2001.



                      SIGNATURE                                            TITLE
                      ---------                                            -----
                  THOMAS V. BROWN*                     President (principal executive officer);
-----------------------------------------------------    Director
                   Thomas V. Brown

               /s/ H. LEE THRASH, III                  Vice President (principal financial and
-----------------------------------------------------    accounting officer)
                 H. Lee Thrash, III

            *By:   /s/ H. LEE THRASH, III
  -------------------------------------------------
       H. Lee Thrash, III, as Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant, Halifax Paper Board Company, Inc., has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austell, State of Georgia, on June 28, 2001.


                                          HALIFAX PAPER BOARD COMPANY, INC.
                                                       (Registrant)


                                          By:    /s/ H. LEE THRASH, III

                                            ------------------------------------

                                                     H. Lee Thrash, III


                                                       Vice President



     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 28, 2001.



                      SIGNATURE                                            TITLE
                      ---------                                            -----
                 DOUGLAS F. MONROE*                    President (principal executive officer);
-----------------------------------------------------    Director
                  Douglas F. Monroe

               /s/ H. LEE THRASH, III                  Vice President (principal financial and
-----------------------------------------------------    accounting officer)
                 H. Lee Thrash, III

                  THOMAS V. BROWN*                     Director
-----------------------------------------------------
                   Thomas V. Brown

            *By:   /s/ H. LEE THRASH, III
  -------------------------------------------------
       H. Lee Thrash, III, as Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant, McQueeney Gypsum Company, has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austell, State of Georgia, on June 28, 2001.


                                          MCQUEENEY GYPSUM COMPANY
                                                  (Registrant)


                                          By:    /s/ H. LEE THRASH, III

                                            ------------------------------------

                                                     H. Lee Thrash, III


                                                       Vice President



     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 28, 2001.



                  SIGNATURE                                        TITLE
                  ---------                                        -----

              THOMAS V. BROWN*                 President (principal executive officer);
---------------------------------------------    Director
               Thomas V. Brown

           /s/ H. LEE THRASH, III              Vice President (principal financial and
---------------------------------------------    accounting officer)
             H. Lee Thrash, III

        *By:   /s/ H. LEE THRASH, III
---------------------------------------------
   H. Lee Thrash, III, as Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant, McQueeney Gypsum Company, LLC, has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austell, State of Georgia, on June 28, 2001.



                                          MCQUEENEY GYPSUM COMPANY, LLC

                                                    (Registrant)

                                          By: McQUEENEY GYPSUM COMPANY, its sole
                                              member


                                          By:    /s/ H. LEE THRASH, III

                                            ------------------------------------

                                                     H. Lee Thrash, III


                                                       Vice President



     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 28, 2001.



                  SIGNATURE                                        TITLE
                  ---------                                        -----

              THOMAS V. BROWN*                 Chief Executive Officer (principal executive
---------------------------------------------    officer); Sole Director of McQueeney Gypsum
               Thomas V. Brown                   Company

           /s/ H. LEE THRASH, III              Vice President (principal financial and
---------------------------------------------    accounting officer)
             H. Lee Thrash, III

        *By:   /s/ H. LEE THRASH, III
---------------------------------------------
   H. Lee Thrash, III, as Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant, New Austell Box Board Company, has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austell, State of Georgia, on June 28, 2001.


                                          NEW AUSTELL BOX BOARD COMPANY
                                                    (Registrant)


                                          By:    /s/ H. LEE THRASH, III

                                            ------------------------------------

                                                     H. Lee Thrash, III


                                                       Vice President



     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 28, 2001.



                      SIGNATURE                                            TITLE
                      ---------                                            -----
               THOMAS C. DAWSON, JR.*                  President (principal executive officer);
-----------------------------------------------------    Director
                Thomas C. Dawson, Jr.

               /s/ H. LEE THRASH, III                  Vice President (principal financial and
-----------------------------------------------------    accounting officer); Director
                 H. Lee Thrash, III

                  THOMAS V. BROWN*                     Director
-----------------------------------------------------
                   Thomas V. Brown

            *By:   /s/ H. LEE THRASH, III
----------------------------------------------------
       H. Lee Thrash, III, as Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant, Paper Recycling, Inc., has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austell, State of Georgia, on June 28, 2001.


                                          PAPER RECYCLING, INC.
                                                    (Registrant)


                                          By:    /s/ H. LEE THRASH, III

                                            ------------------------------------

                                                     H. Lee Thrash, III


                                                       Vice President



     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 28, 2001.



                      SIGNATURE                                            TITLE
                      ---------                                            -----
                GREGORY B. COTTRELL*                   President (principal executive officer);
-----------------------------------------------------    Director
                 Gregory B. Cottrell

               /s/ H. LEE THRASH, III                  Vice President (principal financial and
-----------------------------------------------------    accounting officer); Director
                 H. Lee Thrash, III

            *By:   /s/ H. LEE THRASH, III
----------------------------------------------------
       H. Lee Thrash, III, as Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant, PBL, Inc., has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austell, State of Georgia, on June 28, 2001.


                                          PBL, INC.
                                          (Registrant)


                                          By:    /s/ H. LEE THRASH, III

                                            ------------------------------------

                                                     H. Lee Thrash, III


                                                       Vice President



     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 28, 2001.



                      SIGNATURE                                            TITLE
                      ---------                                            -----
                  THOMAS V. BROWN*                     President (principal executive officer);
-----------------------------------------------------    Director
                   Thomas V. Brown

               /s/ H. LEE THRASH, III                  Vice President (principal financial and
-----------------------------------------------------    accounting officer); Director
                 H. Lee Thrash, III

            *By:   /s/ H. LEE THRASH, III
----------------------------------------------------
       H. Lee Thrash, III, as Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant, Reading Paperboard Corporation, has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austell, State of Georgia, on June 28, 2001.



                                          READING PAPERBOARD CORPORATION

                                                       (Registrant)


                                          By:    /s/ H. LEE THRASH, III

                                            ------------------------------------

                                                     H. Lee Thrash, III


                                                       Vice President



     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 28, 2001.



                      SIGNATURE                                            TITLE
                      ---------                                            -----
                 DOUGLAS F. MONROE*                    President (principal executive officer);
-----------------------------------------------------    Director
                  Douglas F. Monroe

               /s/ H. LEE THRASH, III                  Vice President (principal financial and
-----------------------------------------------------    accounting officer); Director
                 H. Lee Thrash, III

                  THOMAS V. BROWN*                     Director
-----------------------------------------------------
                   Thomas V. Brown

                  MARK A. HAMPSON*                     Director
-----------------------------------------------------
                   Mark A. Hampson

                 DOUGLAS R. WIEDER*                    Director
-----------------------------------------------------
                  Douglas R. Wieder

            *By:   /s/ H. LEE THRASH, III
----------------------------------------------------
       H. Lee Thrash, III, as Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant, Richmond Paperboard Corporation, has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austell, State of Georgia, on June 28, 2001.



                                          RICHMOND PAPERBOARD CORPORATION

                                                       (Registrant)


                                          By:    /s/ H. LEE THRASH, III

                                            ------------------------------------

                                                     H. Lee Thrash, III


                                                       Vice President



     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 28, 2001.



                      SIGNATURE                                            TITLE
                      ---------                                            -----
                 DOUGLAS F. MONROE*                    President (principal executive officer);
-----------------------------------------------------    Director
                  Douglas F. Monroe

               /s/ H. LEE THRASH, III                  Vice President (principal financial and
-----------------------------------------------------    accounting officer)
                 H. Lee Thrash, III

                  THOMAS V. BROWN*                     Director
-----------------------------------------------------
                   Thomas V. Brown

            *By:   /s/ H. LEE THRASH, III
----------------------------------------------------
       H. Lee Thrash, III, as Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant, Sprague Paperboard, Inc., has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austell, State of Georgia, on June 28, 2001.


                                         SPRAGUE PAPERBOARD, INC.
                                                (Registrant)


                                          By:    /s/ H. LEE THRASH, III

                                            ------------------------------------

                                                     H. Lee Thrash, III


                                                       Vice President



     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 28, 2001.



                      SIGNATURE                                            TITLE
                      ---------                                            -----
                  DAVID J. BRIERE*                     President (principal executive officer)
-----------------------------------------------------
                   David J. Briere

               /s/ H. LEE THRASH, III                  Vice President (principal financial and
-----------------------------------------------------    accounting officer); Director
                 H. Lee Thrash, III

                  THOMAS V. BROWN*                     Director
-----------------------------------------------------
                   Thomas V. Brown

            *By:   /s/ H. LEE THRASH, III
----------------------------------------------------
       H. Lee Thrash, III, as Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant, Sweetwater Paper Board Company, Inc., has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austell, State of Georgia, on June 28, 2001.



                                        SWEETWATER PAPER BOARD COMPANY, INC.

                                                      (Registrant)


                                        By:      /s/ H. LEE THRASH, III

                                           -------------------------------------

                                                    H. Lee Thrash, III


                                                      Vice President



     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 28, 2001.



                      SIGNATURE                                            TITLE
                      ---------                                            -----
               THOMAS C. DAWSON, JR.*                  President (principal executive officer);
-----------------------------------------------------    Director
                Thomas C. Dawson, Jr.

               /s/ H. LEE THRASH, III                  Vice President (principal financial and
-----------------------------------------------------    accounting officer); Director
                 H. Lee Thrash, III

                  THOMAS V. BROWN*                     Director
-----------------------------------------------------
                   Thomas V. Brown

                   JOHN R. FOSTER*                     Director
-----------------------------------------------------
                   John R. Foster

            *By:   /s/ H. LEE TRASH, III
----------------------------------------------------
       H. Lee Trash, III, as Attorney-in-Fact